AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY 2, 1997
                                                       REGISTRATION NO. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

 SINCLAIR BROADCAST GROUP, INC.                KDSM, INC.                               SINCLAIR CAPITAL
(Exact name of registrant as              (Exact name of registrant as             (Exact name of registrant as
specified in its charter)                 specified in its charter)                specified in its charter)
   ----------------                           ---------------                          -----------------
        MARYLAND                                  MARYLAND                                 DELAWARE
(State or other jurisdiction              (State or other jurisdiction             (State or other jurisdiction
of incorporation or organization)         of incorporation or organization)        of incorporation or organization)
   ----------------                           ---------------                          -----------------
        52-1494660                                52-1975792                               52-2026076
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)
   ----------------                           ---------------                          -----------------
           4833                                      4833                                     6159
(Primary Standard Industrial              (Primary Standard Industrial             (Primary Standard Industrial
Classification Code Number)               Classification Code Number)              Classification Code Number)

                              --------------------
                              2000 WEST 41ST STREET
                            BALTIMORE, MARYLAND 21211
                                 (410) 467-5005
   (address, including ZIP Code, and telephone number, including area code, of registrants' principal executive offices)
                              --------------------
                                 DAVID D. SMITH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SINCLAIR BROADCAST GROUP, INC.
                              2000 WEST 41ST STREET
                            BALTIMORE, MARYLAND 21211
                                 (410) 467-5005
    (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                              --------------------
                                   Copies to:

          George P. Stamas, Esq.               Steven A. Thomas, Esq.
          Wilmer, Cutler & Pickering           Thomas & Libowitz, P.A.
          2445 M Street, N.W.                  100 Light Street -- Suite 1100
          Washington, D.C. 20037               Baltimore, MD 21202
          (202) 663-6000                       (410) 752-2468

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993 check the following box. [X]


                       CALCULATION OF REGISTRATION FEE
================================================================================

                                                                            PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
                                                             AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED            REGISTERED      PER SECURITY         PRICE(1)             FEE
---------------------------------------------------------   -------------   --------------    -------------------   ---------------
11 5/8 % High Yield Trust Offered Preferred Securities of
 Sinclair Capital                                            $200,000,000        100%        $200,000,000          $   60,606.06
11 5/8 % Senior Debentures due 2009 of KDSM, Inc.(2)                   --         --                   --                 n/a
12 5/8 % Series C Preferred Stock, par value $.01 per
 share of Sinclair Broadcast Group, Inc.(3)                            --         --                   --                 n/a
Sinclair Broadcast Group, Inc.'s guarantee with respect
 to High Yield Trust Offered Preferred Securities(4)                   --         --                   --                 n/a
Sinclair Broadcast Group, Inc.'s guarantee with respect
 to KDSM Senior Debentures(5)                                          --         --                   --                 n/a
Total                                                        $200,000,000        100%        $200,000,000          $   60,606.06

================================================================================

(1) Calculated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee. Such amount represents the aggregate offering price for 11 5/8 % High Yield Trust Offered Preferred Securities of Sinclair Capital (the "Old Preferred Securities") that Sinclair Capital is offering to accept in exchange for the 11 5/8 % High Yield Trust Offered Preferred Securities of Sinclair Capital registered pursuant to this Registration Statement (the "New Preferred Securities").

(2) A series of the 11 5/8 % Senior Debentures of KDSM, Inc. (the "Old KDSM Senior Debentures") were originally purchased by Sinclair Capital with the proceeds of the sale of the Old Preferred Securities. No separate consideration will be received for the 11 5/8 Senior Debentures due 2009 of KDSM, Inc. offered for exchange in the transaction contemplated herein (the "New KDSM Senior Debentures"), or upon the distribution of the New KDSM Senior Debentures in the event of a liquidation of Sinclair Capital or a Tax Event (as defined herein).

(3) The 12 5/8 % Series C Preferred Stock of Sinclair Broadcast Group, Inc. (the "Old Parent Preferred") was originally purchased by KDSM, Inc. with the proceeds of the sale of the Old KDSM Senior Debentures. No separate consideration will be received for the 12 5/8 % Series C Preferred Stock of Sinclair Broadcast Group, Inc. offered for exchange in the transaction contemplated herein (the "New Parent Preferred").

(4) No separate consideration will be received for the Sinclair Broadcast Group, Inc. guarantee relating to the New Preferred Securities (the "New Parent Guarantee").

(5) No separate consideration will be received for the Sinclair Broadcast Group, Inc. guarantee relating to the New KDSM Senior Debentures (the "New Parent Debenture Guarantee").

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                    SUBJECT TO COMPLETION, DATED MAY 2, 1997

PROSPECTUS

                           OFFER FOR ALL OUTSTANDING
             11 5/8 % HIGH YIELD TRUST OFFERED PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $100 PER PREFERRED SECURITY)
                                 IN EXCHANGE FOR
             11 5/8 % HIGH YIELD TRUST OFFERED PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $100 PER PREFERRED SECURITY)
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF
                                SINCLAIR CAPITAL
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                           [SINCLAIR BROADCAST GROUP]
                               [GRAPHICS OMITTED]


                  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL
                    EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON _______ __, 1997, UNLESS EXTENDED.

   Sinclair Capital (the "Trust"), a special purpose statutory business trust, which was created under the laws of the State of Delaware and which is governed by an amended and restated trust agreement (the "Trust Agreement"), Sinclair Broadcast Group, Inc., a Maryland corporation ("Sinclair" or the "Company") and KDSM, Inc., a Maryland corporation (together with its subsidiaries, "KDSM, Inc.") hereby offer, upon the terms and subject to the conditions set forth in this Prospectus (such Prospectus, as it may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $200,000,000 aggregate liquidation amount of the Trust's 11 5/8 % High Yield Trust Offered Preferred Securities (the "New Preferred Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein), of which this Prospectus constitutes a part, for a like aggregate liquidation amount of the Trust's outstanding 11 5/8% High Yield Trust Offered Preferred Securities (the "Old Preferred Securities") of which $200,000,000 is outstanding.

   Also pursuant to the Exchange Offer (i) KDSM, Inc. is offering to exchange all of its 11 5/8 % Senior Debentures due 2009 (the "Old KDSM Senior Debentures"), of which $206,200,000 aggregate principal amount is outstanding, for a like principal amount of its 11 5/8 % Senior Debentures due 2009 (the "New KDSM Senior Debentures"), which New KDSM Senior Debentures have been registered under the Securities Act; (ii) the Company is offering to exchange all of its 12 5/8 % Series C Preferred Stock, par
                                                         (Continued on Page iii)

                            ------------------------

   SEE "RISK FACTORS" BEGINNING ON PAGE 27 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD PREFERRED SECURITIES IN THE EXCHANGE OFFER.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The Date of this Prospectus is May 2, 1997.

[Map showing locations of television and radio stations owned and operated by the Company, programmed by the Company pursuant to LMAs, provided selling services pursuant to JSAs, subject to options to acquire, or under agreement to be acquired as set forth under "Business of Sinclair."]

(Continued From Cover Page)

value $.01 per share, (the "Old Parent Preferred"), of which 2,062,000 shares having an aggregate liquidation amount of $206,200,000 are outstanding, for a like number of shares having a like aggregate liquidation amount of its 12 5/8 % Series C Preferred Stock, par value $.01 per share (the "New Parent Preferred"), which New Parent Preferred has been registered under the Securities Act; and
(iii) the Company is offering to exchange its guarantees (described herein) with respect to the Old Preferred Securities and the Old KDSM Senior Debentures (the "Old Parent Guarantee" and the "Old Parent Debenture Guarantee," respectively) for like guarantees (described herein) with respect to the New Preferred Securities and the New KDSM Senior Debentures (the "New Parent Guarantee" and the "New Parent Debenture Guarantee," respectively). The New Parent Guarantee and the New Parent Debenture Guarantee have been registered under the Securities Act. Sinclair Capital and KDSM, Inc. will exchange Old KDSM Senior Debentures, Old Parent Preferred, the Old Parent Guarantee and the Old Parent Debenture Guarantee for New KDSM Senior Debentures, New Parent Preferred, the New Parent Guarantee and the New Parent Debenture Guarantee.

   This Prospectus also relates to the resale of Preferred Securities by certain holders who may have the right pursuant to the Registration Rights Agreement to require the Company and the Trust to register the resale of the Preferred Securities because such holders are not eligible to rely on the registration of the New Preferred Securities to resell the New Preferred Securities. Holders of Preferred Securities who seek to resell their Preferred Securities pursuant to this Prospectus, if any, will be identified in a Prospectus supplement.

   The Old Preferred Securities, the Old KDSM Senior Debentures, the Old Parent Preferred, the Old Parent Guarantee and the Old Parent Debenture Guarantee are collectively referred to herein as the "Old Securities." The New Preferred Securities, the New KDSM Senior Debentures, the New Parent Preferred, the New Parent Guarantee and the New Parent Debenture Guarantee are collectively referred to herein as the "New Securities." In addition, as the context may require, unless expressly stated otherwise, (i) "Preferred Securities" means the Old Preferred Securities and the New Preferred Securities, (ii) "KDSM Senior Debentures" means the Old KDSM Senior Debentures and the New KDSM Senior Debentures, (iii) "Parent Preferred" means the Old Parent Preferred and the New Parent Preferred, (iv) "Parent Guarantee" means the New Parent Guarantee and the Old Parent Guarantee, and (v) "Parent Debenture Guarantee" means the New Parent Debenture Guarantee and the Old Parent Debenture Guarantee.

   The terms of the New Securities will be identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities and
(ii) the New Preferred Securities, the New KDSM Senior Debentures and the New Parent Preferred will not be subject to an increase in interest payments or other distributions thereon as a consequence of a failure to take certain actions in connection with their registration under the Securities Act.

   The New Preferred Securities are being offered for exchange in order to satisfy certain obligations of the Company, the Trust and KDSM under the Registration Rights Agreement dated March 5, 1997 (the "Registration Rights Agreement") among the Company, the Trust, KDSM, Inc. and the Initial Purchasers (as defined herein). In the event the Exchange Offer is consummated, any Old Preferred Securities which remain outstanding after consummation of the Exchange Offer and the New Preferred Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

   In connection with the Exchange Offer, holders of Preferred Securities are being asked to approve a technical amendment to the Articles Supplementary to the Sinclair Amended and Restated Certificate of Incorporation (the "Amended Certificate") which specify the terms of the Parent Preferred (the "Parent Preferred Articles Supplementary") to clarify the ability of Sinclair to issue the New Parent Preferred in connection with the Exchange Offer. Submission of Preferred Securities for exchange pursuant to the Letter of Transmittal will, unless the holder indicates otherwise, constitute consent to this amendment.

   The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust. KDSM, Inc. is the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Issuer Securities") representing undivided beneficial interests in the assets of the Trust. First Union National Bank of Maryland is the Property Trustee (the "Property Trustee") and First Union Bank of Delaware is the Delaware Trustee (the "Delaware Trustee") of the Trust. KDSM, Inc. is an indirect wholly-owned subsidiary of Sinclair. The Trust exists for the sole purpose of issuing for cash the Issuer Securities and using the proceeds therefrom to purchase the KDSM Senior Debentures and engaging in only those activities necessary or incidental thereto. The ability of the Trust to make distributions and pay other amounts on the Preferred Securities is and will be solely dependent upon KDSM, Inc. making interest and other payments on the KDSM Senior Debentures as and when required. Such payments on the KDSM Senior Debentures, if made in accordance with the terms of the indenture under which the KDSM Senior Debentures were issued (the "KDSM Senior Debenture Indenture"), will provide funds sufficient to enable the Trust to make distributions and pay other amounts on the Preferred Securities.

   KDSM, Inc. owns the License Assets (as defined herein) and the Non-License Assets (as defined herein) used in the operations of television station KDSM in Des Moines, Iowa. KDSM, Inc. used the proceeds of the issuance of the Old KDSM Senior Debentures to purchase the Old Parent Preferred which has an aggregate stated Liquidation Amount (as defined herein) equal to the aggregate stated Liquidation Value (as defined herein) of the Old Preferred Securities and Common Securities, collectively. KDSM, Inc.'s obligations under the New KDSM Senior Debentures will be secured by a first priority pledge of KDSM Inc.'s interest in the New Parent Preferred pursuant to a pledge and security agreement by and between KDSM, Inc. and the Trust (the "Pledge Agreement"). The New Parent Preferred will have dividend payment and redemption provisions that correspond to the distribution payment and redemption provisions of the New Preferred Securities and the interest payment and redemption provisions of the New KDSM Senior Debentures, except that the dividend rate on the New Parent Preferred will be one percentage point higher than the distribution rate on the New Preferred Securities and the interest rate on the New KDSM Senior Debentures. Accordingly, the Trust's ability to make payments on the New Preferred Securities will be substantially dependent on the ability of Sinclair to make dividend and other payments on the New Parent Preferred as well as on the operating performance of KDSM-TV. In certain circumstances, KDSM, Inc. may transfer all or substantially all of its assets (without regard to the New Parent Preferred or the Common Securities owned by KDSM, Inc.) including KDSM-TV and the assets related thereto in exchange for other assets used in the business of operating one or more television or radio broadcasting stations or assets related thereto, and having a fair market value equal to the greater of (a) $50 million and (b) 90% of the fair market value of KDSM-TV on the date of transfer. See "Relationship Among the New Preferred Securities, the New KDSM Senior Debentures, the New Parent Preferred and the New Parent Guarantee" and "Risk Factors--Ability of KDSM, Inc. to Transfer KDSM-TV." Sinclair's ability to make dividend and other payments on capital stock (including the New Parent Preferred) is restricted in certain circumstances by the terms of the Bank Credit Agreement (as defined in Certain Definitions) and certain outstanding senior subordinated notes of Sinclair (the "Existing Notes"). Sinclair currently is limited in its ability to redeem capital stock (including the Parent Preferred) by the terms of the Bank Credit Agreement and the Existing Notes. The holders of the Preferred Securities will have a preference, with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the holders of the Common Securities issued by the Trust. The Preferred Securities and Common Securities will represent 97% and 3%, respectively, of the total capital of the Trust. See "Description of the New Preferred Securities--Subordination of Common Securities" and "--Liquidation Distribution Upon Dissolution."

   Holders of the Preferred Securities are entitled to receive cumulative cash distributions payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year at the rate of 11 5/8 % per annum of the Liquidation Value of $100 per Preferred Security. Distributions on the Old Preferred Securities accrue from March 12, 1997, the issue date. The first distribution payment date with respect to the Old Preferred Securities is June 15, 1997. Holders of the New Preferred Securities will be entitled to receive cumulative cash distributions from the most recent distribution date on the Old Preferred Securities surrendered in exchange for such New Preferred Securities or, if no distribution has been paid on such Old Preferred Securities, from March 12, 1997. The Trust's ability to make such payments will be dependent on its receiving interest payments from KDSM, Inc. on the New KDSM Senior Debentures, and KDSM, Inc.'s ability to make interest payments will be substantially dependent upon KDSM, Inc. receiving dividends from Sinclair on the New Parent Preferred. The failure to pay interest on the New KDSM Senior Debentures (beyond a 30-day grace period) will be an Event of Default thereunder. However, Sinclair will have the right, at any time and from time to time, to defer dividend payments on the New Parent Preferred for up to three consecutive quarters by extending the dividend payment period thereon (each an "Extension Period"); provided that Sinclair will be required to pay all dividends due and owing on the New Parent Preferred at least once every four quarters and must pay all dividends due and owing on the New Parent Preferred on March 15, 2009. Similarly, KDSM, Inc. will have the right, at any time and from time to time, to defer interest payments on the New KDSM Senior Debentures for
(i) up to three consecutive quarters by extending the interest payment period thereon for any period for which it does not receive dividends on the New Parent Preferred and (ii) one quarter even if KDSM, Inc. receives dividends on the New Parent Preferred; provided that KDSM, Inc. will be required to pay all interest due and owing on the New KDSM Senior Debentures at least once every four quarters and must pay all interest due and owing on the maturity date of the New KDSM Senior Debentures. If interest payments on the New KDSM Senior Debentures are so deferred, distributions on the New Preferred Securities will also be deferred for the same deferral period. In order to exercise such deferral rights, the Trust, KDSM, Inc. and Sinclair must issue a press release at least ten business days prior to the record date for such payments. During an Extension Period, (i) the dividends on the New Parent Preferred will continue to accumulate and will accrue additional dividends at a rate of 12 5/8 % compounded quarterly, (ii) the interest payments on the New KDSM Senior Debentures will continue to accrue and interest will accrue on any deferred interest at a rate of 11 5/8 % compounded quarterly, and (iii) the distributions on the New Preferred Securities will continue to accumulate and will accrue additional distributions at a rate of 11 5/8 % compounded quarterly. See "Description of the New KDSM Senior Debentures--Option to Extend Interest Payment Period."

   Pursuant to the New Parent Guarantee, Sinclair will irrevocably guarantee on a junior subordinated basis to the limited extent set forth in the New Parent Guarantee the payment of distributions out of funds legally available and held by the Trust and payments on dissolution, winding-up or termination of the Trust or the redemption of New Preferred Securities, as set forth below. See "Description of the New Parent Guarantee." If KDSM, Inc. fails to make interest payments on the New KDSM Senior Debentures held by the Trust, the Trust will not have sufficient funds to pay distributions on the New Preferred Securities. The New Parent Guarantee will not cover payment of distributions when the Trust does not have sufficient funds legally available to pay such distributions. If payment under the KDSM Senior Debentures is not made as required, the remedy of a holder of New Preferred Securities will be to seek to cause the Trustees (as defined herein) under the Trust to enforce the rights of the Trust under the New KDSM Senior Debentures held by the Trust and under the Pledge Agreement. Sinclair's obligations under the New Parent Guarantee will be subordinated and junior in right of payment to all other liabilities of Sinclair except any liabilities that may be made pari passu with or subordinate to the New Parent Guarantee expressly by their terms.

   The New Preferred Securities must be redeemed upon, and to the extent of, repayment of the New KDSM Senior Debentures held by the Trust at maturity or the earlier redemption of the New KDSM Senior Debentures for any reason, at the Liquidation Value of $100 per New Preferred Security plus accumulated and unpaid distributions to the Redemption Date (as defined herein), whether or not earned or declared, to the date of payment; provided that, if the New KDSM Senior Debentures are redeemed at a price in excess of their principal amount, the New Preferred Securities will be redeemed at the same higher percentage of their Liquidation Value. KDSM, Inc. will have the option (i) at any time on or after March 15, 2002, to redeem the New KDSM Senior Debentures, in whole or in part in cash at the redemption prices set forth herein, and (ii) at any time on or prior to March 15, 2000, to redeem up to 33 1/3 % of the aggregate principal amount of the New KDSM Senior Debentures, with the proceeds of one or more redemptions of the New Parent Preferred held by KDSM, Inc. (which New Parent Preferred would be simultaneously redeemed from the proceeds of one or more Public Equity Offerings (as defined herein) of Sinclair), at a cash redemp-tion price of 111.625% of the principal amount thereof, plus accrued interest to the date of redemption; provided that after any such redemption at least 66 2/3 % of the aggregate principal amount of the New KDSM Senior Debentures originally issued in respect of the New Preferred Securities remains outstanding. In either case (i) or (ii), KDSM, Inc. will obtain the funds to make such redemption as a result of Sinclair redeeming New Parent Preferred held by KDSM, Inc. Under the terms of the Parent Preferred Articles Supplementary, Sinclair will have the option to redeem the New Parent Preferred in the same circumstances and at the same redemption prices (expressed as a percentage of Liquidation Amount) as KDSM, Inc. will have the option to redeem the New KDSM Senior Debentures as described above.

   In addition, KDSM, Inc. will have the option (i) upon a Tax Event or an Investment Company Act Event (each as defined herein), to redeem in whole or in part the New KDSM Senior Debentures for cash at a redemption price of 105.813% in the case of a Tax Event, and 101% in the case of an Investment Company Act Event, in each case of the aggregate principal amount of the New KDSM Senior Debentures redeemed, plus all accrued and unpaid interest and to require Sinclair to redeem the New Parent Preferred for cash pursuant to the terms thereof at the same redemption prices; provided that at the time of redemption in the case of a Tax Event triggered by an amendment, clarification or change, such amendment, clarification or change remains in effect or (ii) upon a Tax Event, as the holder of all of the Common Securities of the Trust, to cause the dissolution of the Trust with each holder of New Preferred Securities receiving New KDSM Senior Debentures in a principal amount equal to the Liquidation Value of their New Preferred Securities. If KDSM, Inc. exercises the option in clause
(i) above, KDSM, Inc. will use the cash proceeds from the redemption of the New Parent Preferred to redeem the New KDSM Senior Debentures held by the Trust at a price that is a percentage above their principal amount equal to the same percentage above the Liquidation Amount, if any, for which Sinclair redeems the New Parent Preferred. The Trust will then promptly redeem New Preferred Securities with the proceeds it receives from KDSM, Inc. If KDSM, Inc. exercises the option in clause (ii) above, (a) pursuant to the KDSM Senior Debenture Indenture, Sinclair has agreed to the New Parent Debenture Guarantee, under which, effective at the time of such distribution, Sinclair will fully and unconditionally guarantee the payment of the New KDSM Senior Debentures on a junior subordinated basis; provided that Sinclair confirms the effectiveness of the New Parent Debenture Guarantee at the time of distribution, which it may not do if the New Parent Debenture Guarantee is not then permitted under the terms of the Bank Credit Agreement or the Existing Notes and (b) the Trust may not be dissolved unless the New Parent Debenture Guarantee is effective. In addition, KDSM, Inc. must deliver a tax opinion to the Trust to the effect that the dissolution of the Trust and the distribution of the New KDSM Senior Debentures will not be a taxable event for United States federal income tax purposes to the holders of the New Preferred Securities. Sinclair is currently prohibited from taking any of the prospective actions referred to above by the Bank Credit Agreement and the Existing Notes and therefore KDSM, Inc. would not currently be able to dissolve the Trust upon a Tax Event.

   Upon a Change of Control (as defined in the relevant governing document) of Sinclair, each holder of New Preferred Securities will have the right to require the Trust to redeem all or a portion of such holder's New Preferred Securities from the proceeds of a redemption by KDSM, Inc. of New KDSM Senior Debentures held by the Trust at a cash redemption price equal to 101% of such New Preferred Securities' Liquidation Value, plus accrued and unpaid distributions, if any, to the date of redemption. Under the terms of the New Parent Preferred, upon a Change of Control of Sinclair, Sinclair will be required to redeem sufficient shares of New Parent Preferred to enable KDSM, Inc. to redeem the appropriate aggregate principal amount of New KDSM Senior Debentures held by the Trust. Notwithstanding the foregoing, the holders of the New Preferred Securities, the New KDSM Senior Debentures and the New Parent Preferred will not have the right to require the issuers of such securities to redeem, repay or repurchase, as the case may be, such securities upon a Change of Control under any circumstances unless all of the Existing Notes and all indebtedness under the Bank Credit Agreement are repaid, redeemed or repurchased, all of the commitments and letters of credit issued under the Bank Credit Agreement are terminated and all interest rate protection agreements entered into between Sinclair and any lenders under the Bank Credit Agreement are terminated at the time of such Change of Control, or the holders of such instruments have consented to a Change of Control Offer (as defined in the relevant governing document), in which case the date on which all Existing Notes and all indebtedness under the Bank Credit Agreement are so repaid, redeemed or repurchased and such commitments, letters of credit and interest rate protec-tion agreements are terminated or the holders of such instruments have consented to a Change of Control Offer shall be deemed to be the date on which such Change of Control shall have occurred. If Sinclair does not make and consummate a Change of Control Offer upon a Change of Control, the holders of the Preferred Securities will have the right to elect two directors to the board of directors of Sinclair pursuant to the Pledge Agreement and the Trust Agreement.

   The holders of the Preferred Securities will not have any voting rights in ordinary circumstances. However, the affirmative vote of the holders of a majority in aggregate Liquidation Value of outstanding Preferred Securities (100% of the holders in certain circumstances) will be required to approve (i) an amendment to the Trust Agreement, (ii) any proposed action that would adversely affect the powers or preferences of the Preferred Securities or cause the dissolution of the Trust, (iii) any amendment to the KDSM Senior Debenture Indenture that would adversely affect the holders of the Preferred Securities,
(iv) any waiver of an Event of Default under the KDSM Senior Debenture Indenture or the Pledge Agreement, (v) any issuance by the Trust of any additional Equity Interests (as defined in Certain Definitions) or the incurrence by the Trust of any Indebtedness (as defined in Certain Definitions) and (vi) pursuant to the Pledge Agreement, any action that may be taken by KDSM, Inc. as the holder of the New Parent Preferred. In addition, upon an Event of Default under the Trust Agreement, the holders of a majority of the Liquidation Value of the Preferred Securities will have the right to elect new trustees of the Trust. Upon a Voting Rights Triggering Event (as defined herein) under the New Parent Preferred, KDSM, Inc. will have the right to elect two directors to the board of directors of Sinclair. Pursuant to the Pledge Agreement and the Trust Agreement, the nominees of the holders of a majority of the Liquidation Value of outstanding Preferred Securities will be elected to such directorships. See "Risk Factors--Limited Voting Rights; Remedies Upon Default Under New Parent Preferred and New KDSM Senior Debentures."

   In the event of the dissolution of the Trust, the holders of the New Preferred Securities will be entitled to receive for each New Preferred Security a liquidation preference of $100 (the "Liquidation Value"), plus accrued and unpaid distributions thereon, whether or not earned or declared, to the date of payment subject to certain limitations, unless in connection with such dissolution upon a Tax Event, New KDSM Senior Debentures are distributed to the holders of New Preferred Securities in which case each holder of the New Preferred Securities will receive New KDSM Senior Debentures having a principal amount equal to the Liquidation Value of such holder's New Preferred Securities. If the dissolution of the Trust occurs as a result of a redemption of New KDSM Senior Debentures for cash at a price equal to a percentage over their principal amount, the Trust will redeem the New Preferred Securities at a price that is the same percentage amount above the Liquidation Value of the New Preferred Securities. See "Description of the New Preferred Securities--Liquidation Distribution Upon Dissolution."

   The Old Parent Preferred was issued to KDSM, Inc. in exchange for the proceeds received by KDSM, Inc. from the issuance of the Old KDSM Senior Debentures. The Old Parent Preferred had, and the New Parent Preferred will have a maturity date of March 15, 2009. Dividends on the New Parent Preferred will be payable quarterly at a rate of 12 5/8 % per annum (one percentage point higher than the interest rate on the New KDSM Senior Debentures and the distribution rate on the New Preferred Securities). As described above, Sinclair will have the right to defer dividend payments on the New Parent Preferred for up to three consecutive quarters subject to the requirement that it pay all dividends due and owing thereon at least once every four quarters and must pay all dividends due and owing on the New Parent Preferred on March 15, 2009. For a description of the terms of the New Parent Preferred, see "Description of the New Parent Preferred."

   The New KDSM Senior Debentures will be senior indebtedness of KDSM, Inc. The KDSM Senior Debenture Indenture limits the amount of indebtedness that KDSM, Inc. may incur. See "Description of the New KDSM Senior Debentures--Certain Covenants--Limitation on Indebtedness." As of the date on which the Exchange Offer is consummated (the "Exchange Date") KDSM, Inc. will have no long-term Indebtedness for borrowed money other than the KDSM Senior Debentures. The New Parent Guarantee will be subordinated and junior in right of payment to all liabilities of Sinclair except any liabilities that may be made pari passu with or subordinate to the New Parent Guarantee expressly by their terms. The New Parent Debenture Guarantee, if made effective, will be subordinated and junior in right of payment to all Senior

Indebtedness (as defined herein) of Sinclair. The New Parent Preferred will rank, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of Sinclair (i) junior to all indebtedness of Sinclair and its subsidiaries, (ii) senior to all common stock of Sinclair and (iii) senior to Sinclair's Series B Convertible Preferred Stock ($111.5 million liquidation value as of the date hereof), except that the Series B Convertible Preferred Stock will in certain circumstances rank pari passu with the Parent Preferred in respect of dividends and rights upon liquidation, dissolution and winding-up. See "Description of Capital Stock--Preferred Stock--Series B Convertible Preferred Stock." As of March 31, 1997, Sinclair had approximately $1.1 billion of indebtedness outstanding, all of which is senior to or structurally senior to the New Parent Guarantee and the New Parent Debenture Guarantee, if effective. See "Description of the New Parent Guarantee--Status of the New Parent Guarantee" and "Description of the New Parent Debenture Guarantee--Subordination of New Parent Debenture Guarantee."

   The Company, KDSM, Inc. and the Trust are making the Exchange Offer with respect to the New Preferred Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Staff") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company, KDSM, Inc. nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company, KDSM, Inc. and the Trust believe that New Preferred Securities issued pursuant to this Exchange Offer in exchange for Old Preferred Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Preferred Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Preferred Securities. However, any holder of Old Preferred Securities who is an "affiliate" of the Company, KDSM, Inc. or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Preferred Securities, or any broker-dealer who purchased Old Preferred Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Preferred Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Preferred Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Preferred Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Preferred Securities for New Preferred Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Preferred Securities.

   Each holder of Old Preferred Securities who wishes to exchange Old Preferred Securities for New Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, KDSM, Inc. or the Trust, (ii) any New Preferred Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Preferred Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Preferred Securities. In addition, the Company, KDSM, Inc. and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company, KDSM, Inc. and the Trust (or an agent thereof), in writing, information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Preferred Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Preferred Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Preferred Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Preferred Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   Based  on the  positions  taken  by the  Staff  in the  interpretive  letters referred to above, the Company, KDSM, Inc. and the Trust believe that broker-dealers who acquired Old Preferred Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Preferred Securities received upon exchange of such Old Preferred Securities (other than Old Preferred Securities which represent an unsold allotment from the original sale of the Old Preferred Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Preferred Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Preferred Securities received in exchange for Old Preferred Securities where such Old Preferred Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company, KDSM, Inc. and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Preferred Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company, KDSM, Inc. or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Preferred Securities."

   In that regard, each Participating Broker-Dealer who surrenders Old Preferred Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company, KDSM, Inc. or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Preferred Securities pursuant to this Prospectus until the Company, KDSM, Inc. or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company, KDSM, Inc. or the Trust has given notice that the sale of the New Preferred Securities may be resumed, as the case may be.

   Prior to the Exchange Offer, there has been no public market for the Old Preferred Securities. The New Preferred Securities will be a new issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Preferred Securities. None of the Company, KDSM, Inc. or the Trust currently intends to apply for listing of the New Preferred Securities on any securities exchange or for quotation through the Nasdaq Stock Market.

   Any Old Preferred Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Amended and Restated Trust Agreement (except for those rights that terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Preferred Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor KDSM, Inc. nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Preferred Securities held by them. To the extent that Old Preferred Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Preferred Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Preferred Securities."

   THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD PREFERRED SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD PREFERRED SECURITIES PURSUANT TO THE EXCHANGE OFFER.

   Old Preferred Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on_____________, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company, KDSM, Inc. and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Preferred Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Preferred Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each New Preferred Security will pay cumulative distributions from the most recent distribution date on the Old Preferred Securities surrendered in exchange for such New Preferred Securities or, if no distributions have been paid on such Old Preferred Securities, from March 12, 1997. Holders of the Old Preferred Securities whose Old Preferred Securities are accepted for exchange will not receive accumulated distributions on such Old Preferred Securities for any period from and after the last distribution date on such Old Preferred Securities prior to the original issue date of the New Preferred Securities or, if no such distributions have been paid, will not receive any accumulated distributions on such Old Preferred Securities, and will be deemed to have waived the right to receive any distributions on such Old Preferred Securities. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Preferred Securities as of May___, 1997.

   Neither the Company, KDSM, Inc. nor the Trust will receive any cash proceeds from the issuance of the New Preferred Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                          ----------------------------
      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE,
      SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING
          BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR KDSM, INC. THIS
         PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER
           THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY
              PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE
              UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR
                    ANY SALE MADE HEREUNDER SHALL, UNDER ANY
                   CIRCUMSTANCES, CREATE ANY IMPLICATION THAT
                  THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS
                      OF THE COMPANY OR THE TRUST SINCE THE
                                  DATE HEREOF.

                          ---------------------------
                              AVAILABLE INFORMATION

   The Company is, and after consummation of the Exchange Offer, KDSM, Inc. and the Trust will be, subject to the information requirements of the Exchange Act, and in accordance therewith files (or will file) reports, proxy statements and other information with the Securities and Exchange Commission (the

"Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 5 Park Place, Room 1228, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. Such reports and other information can also be reviewed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") which is publicly available though the Commission's World Wide Web site (http://www.sec.gov). In addition, the Company's Class A Common Stock is listed on the Nasdaq Stock Market's National Market System, and material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

   No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not believe such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trust are owned directly or indirectly by the Company and KDSM, Inc. which are or will be reporting companies under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purposes of issuing securities representing undivided beneficial interests in its assets, investing the proceeds thereof in the KDSM Senior Debentures and engaging in only those activities necessary or incidental thereto, and (iii) the obligations of the Trust under the Preferred Securities are guaranteed by the Company to the extent described herein. See "Relationship Among the New Preferred Securities, the New KDSM Senior Debentures, the New Parent Preferred and the New Parent Guarantee."

   This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company, the Trust and KDSM, Inc. with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, KDSM, Inc., the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                     DOCUMENTS INCORPORATED BY REFERENCE

   The following documents filed with the Commission by the Company are incorporated by reference in this Prospectus:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended), together with the report of Arthur Andersen LLP, independent certified public accountants; and

     (b) The Company's Current Reports on Form 8-K and Form 8-K/A filed May 10, 1996, May 13, 1996, May 17, 1996, May 29, 1996, August 30, 1996,
          September 5, 1996 and February 25, 1997.

   All documents filed by the Company pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

   The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents described above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents).
Such request should be directed to:

                              Patrick J. Talamantes
                         Sinclair Broadcast Group, Inc.
                               2000 W. 41st Street
                               Baltimore, MD 21211

   The New Preferred Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. See "Description of the New Preferred Securities--Book-Entry Securities; The Depository Trust Company; Delivery and Form."

                                     SUMMARY

   The following summary should be read in conjunction with the more detailed information, financial statements and notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise indicates or unless specifically defined otherwise, as used herein, the "Company" or "Sinclair" means Sinclair Broadcast Group, Inc. and its direct and indirect wholly-owned subsidiaries (collectively, the "Subsidiaries"), "KDSM, Inc." means KDSM, Inc. and its direct and indirect wholly owned subsidiaries and the "Trust" means Sinclair Capital. As the context may require, unless expressly stated otherwise, (i) "Preferred Securities" means the Old Preferred Securities (as defined herein) together with the New Preferred Securities (as defined herein), (ii) "KDSM Senior Debentures" means the Old KDSM Senior Debentures (as defined herein) together with the New KDSM Senior Debentures (as defined herein), (iii) "Parent Preferred" means the Old Parent Preferred (as defined herein) together with the New Parent Preferred (as defined herein), (iv) "Parent Guarantee" means the New Parent Guarantee (as defined herein) together with the Old Parent Guarantee (as defined herein), and
(v) "Parent Debenture Guarantee" means the New Parent Debenture Guarantee (as defined herein) together with the Old Parent Debenture Guarantee (as defined herein). Capitalized terms used in this Prospectus have the meaning set forth in "Certain Definitions" and in the "Glossary of Defined Terms."


                                    SINCLAIR

   The Company is a diversified broadcasting company that owns or provides programming services to more television stations than any other commercial broadcasting group in the United States. The Company currently owns or provides programming services to 28 television stations and has agreed to acquire one additional television station. The Company believes it is also one of the top 20 radio groups in the United States, when measured by the total number of radio stations owned, programmed or with which the Company has joint sales agreements ("JSAs"). The Company owns or provides programming services to 25 radio stations, has a pending acquisition of one radio station, has a JSA with one additional radio station and has options to acquire an additional seven radio stations.

   The 28 television stations the Company owns or programs pursuant to local marketing agreements (each an "LMA" (as defined herein)) are located in 20 geographically diverse markets, with 23 of the stations in the top 51 television DMAs in the United States. The Company's television station group is diverse in network affiliation with ten stations affiliated with Fox, 11 with UPN, two with ABC, two with WB and one with CBS. Two stations operate as Independents.

   The Company's radio station group is also geographically diverse with a variety of programming formats including country, urban, news/talk/sports, progressive rock and adult contemporary. Of the 26 stations owned, programmed or with which the Company has a JSA, 12 broadcast on the AM band and 14 on the FM band. The Company owns or programs from two to seven stations in all but one of the radio markets it serves.

   The Company has undergone rapid and significant growth over the course of the last six years. Beginning with the acquisition of WPGH in Pittsburgh in 1991, the Company has increased the number of television stations it owns or programs from three to 28. From 1991 to 1996, net broadcast revenues increased from $39.7 million to $346.5 million, representing a compound annual growth rate of 54%, while operating cash flow increased from $15.5 million to $180.3 million, representing a compound annual growth rate of 63%. Pro forma for the 1996
Acquisitions (as defined below), 1996 net broadcasting revenue and operating cash flow would have been $445.0 million and $206.5 million, respectively.


                                   KDSM, INC.

   KDSM, Inc. is an indirect wholly owned subsidiary of Sinclair. KDSM, Inc. owns all of the License and Non-License Assets related to the operation of television station KDSM in Des Moines, Iowa. See "Risk Factors--Multiple Ownership Rules and Effect on LMAs," "LMAs--Rights of Preemption and Termination" and "Ability of KDSM, Inc. to Transfer KDSM-TV."

   KDSM, Inc. and its predecessor had combined net broadcast revenues of $8.2 million and combined broadcast cash flow of $3.7 million in 1996. The Company has received a third-party appraisal valuing KDSM, Inc.'s assets (other than the Parent Preferred and the Common Securities) at $50.2 million as of February 18, 1997.

                                1996 ACQUISITIONS

   On February 8, 1996, the Telecommunications Act of 1996 (the "1996 Act") was signed into law. The 1996 Act represents the most sweeping overhaul of the country's telecommunications laws since the Communications Act of 1934, as amended (the "Communications Act"). The Company believes that the enactment of the 1996 Act, which relaxes the broadcast ownership rules, presents a unique opportunity to build a larger and more diversified broadcasting company. Accordingly, the Company has acted to capitalize on the opportunities provided by the 1996 Act. During 1996, the Company acquired, obtained options to acquire, or obtained the right to program 16 television and 33 radio stations for an aggregate consideration of approximately $1.2 billion. These acquisitions (the "1996 Acquisitions") are described below, and are included in the pro forma consolidated financial data appearing elsewhere in this Prospectus.

     o River City Acquisition. On April 10, 1996, the Company agreed to acquire certain assets of River City Broadcasting, L.P. (together with its controlled entities, "River City"), a major television and radio broadcasting company headquartered in St. Louis, Missouri (the "River City Acquisition"). On May 31, 1996, the Company acquired the Non-License Assets of nine television stations (one of which was owned by another party and programmed by River City pursuant to an LMA), including KDSM-TV, and 21 radio stations. Concurrently, the Company acquired (i) an option to purchase the License Assets of eight of the television stations and all 21 radio stations owned by River City for an exercise price of $20 million, (ii) River City's rights under an LMA with respect to one television and one radio station (which radio station the Company has since acquired), (iii) River City's rights under JSAs with respect to three radio stations (two of which the Company has since acquired), and (iv) River City's rights to acquire eight additional radio stations (one of which the Company has subsequently exercised). The Company has since acquired the License Assets of 19 of these radio stations and two of the television stations, and has received approval from the FCC to transfer the licenses relating to the remaining two radio stations and one more of the television stations. The Company also entered into an LMA with River City to program the eight television stations and 21 radio stations that are the subject of the option pending acquisition of the License Assets. The Company paid an aggregate of $847.6 million in cash, issued 1,150,000 shares of Series B Convertible Preferred Stock (as defined herein) and 1,382,435 stock options to acquire the Non-License Assets, the options for the License Assets and the rights described above. The Company also obtained an option to purchase from River City the assets of WSYX-TV in Columbus, Ohio, for an exercise price of approximately $235 million. See "Business of Sinclair--Broadcasting Acquisition Strategy."

     o Superior Acquisition. On May 8, 1996, the Company acquired WDKY-TV (Lexington, Kentucky) and KOCB-TV (Oklahoma City, Oklahoma) by acquiring the stock of Superior Communications Group Inc. (the "Superior Acquisition") for approximately $63.5 million.

     o Flint Acquisition. On February 27, 1996, the Company acquired the assets of WSMH-TV (Flint, Michigan) (the "Flint Acquisition") for approximately $35.8 million by exercising options acquired in May 1995.

     o Cincinnati/Kansas City Acquisitions. On July 1, 1996, the Company acquired the assets of KSMO-TV (Kansas City, Missouri) ("KSMO") and on August 1, 1996, it acquired the assets of WSTR-TV (Cincinnati, Ohio) ("WSTR" and, together with KSMO, the "Cincinnati/Kansas City Acquisitions") for approximately $34.2 million.

     o Peoria/Bloomington Acquisition. On July 1, 1996, the Company acquired the assets of WYZZ-TV (Peoria/Bloomington, Illinois) (the "Peoria/Bloomington Acquisition" or "WYZZ") for approximately $21.2 million.


                                1997 ACQUISITIONS

   Since the end of 1996, the Company has entered into agreements to acquire one television station and four radio stations, and completed the acquisition of two television stations and four radio stations. On January 30, 1997, the Company entered into an agreement to acquire the assets of KUPN-TV, the UPN affiliate in Las Vegas, Nevada for approximately $87.0 million. The FCC has approved this acquisition. The Company also entered into an agreement on January 29, 1997 to acquire the assets of WGR-AM and WWWS-AM in Buffalo, New York for approximately $1.5 million. The Company's acquisition of WGR-AM and WWWS-AM was consummated on April 18, 1997. On January 31, 1997, the Company completed the acquisition of the assets of WWFH-FM and WILP-AM, each in Wilkes-Barre, Pennsylvania, for aggregate consideration of approximately $773,000. On April 22, 1997, the Company consummated its acquisition of the License Assets of KOVR-TV in Sacramento, California and KDSM-TV in Des Moines, Iowa. The Company acquired the options to do so in the River City Acquisition. On March 12, 1997, the Company entered into an agreement to acquire the assets of radio station WKRF-FM in the Wilkes-Barre/Scranton, Pennsylvania market. In April 1997, the Company entered into an agreement to acquire the assets of radio station WWSH-FM, also in the Wilkes-Barre/Scranton, Pennsylvania market.

   The Company continues to evaluate potential radio and television acquisitions focusing primarily on stations located in the 15th to the 75th largest DMAs or MSAs. In assessing potential acquisitions, the Company examines opportunities to improve revenue share, audience share and/or cost control.


                               OPERATING STRATEGY

   The Company's operating strategy is to (i) attract audience share through the acquisition and broadcasting of popular programming, children's television programming, counter-programming, local news programming in selected DMAs, and popular sporting events in selected DMAs; (ii) increase its share of market revenues through innovative sales and marketing efforts; (iii) aggressively control programming and other operating costs; (iv) attract and retain high quality management; (v) involve its stations extensively in their communities; and (vi) establish additional television LMAs and increase the size of its radio clusters.

   The Company's LMA arrangements in markets where it already owns a television station are a major factor in enabling the Company to increase its revenues and improve operating margins. These LMAs have also helped the Company to manage its programming inventory effectively and increase the Company's broadcast revenues in those markets. In addition, the Company believes that its LMA arrangements have assisted certain television and radio stations whose operations may have been marginally profitable to continue to air popular programming and contribute to programming diversity in their respective television DMAs and radio MSAs.


                                CORPORATE HISTORY

   The Company is the successor to businesses founded by the late Julian S. Smith, the father of the Company's current majority stockholders. These predecessor businesses began broadcasting on their first television station in 1971 when construction of WBFF in Baltimore was completed. Subsequently, the predecessor businesses were expanded through the construction of stations in additional markets and, in 1986, were acquired by the Company. The Company was formed by certain stockholders, including the Company's current majority stockholders, David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith (collectively, the "Controlling Stockholders"), and their parents.

   The Company is a Maryland corporation that was formed in 1986. The Company's principal offices are located at 2000 West 41st Street, Baltimore, Maryland 21211, and its telephone number is (410) 467-5005.

                       TELEVISION BROADCASTING PROPERTIES

   The Company owns and operates, provides programming services to, or has agreed to acquire the following television stations:

                                   MARKET
             MARKET                RANK(A)  STATIONS    STATUS(B)   CHANNEL   AFFILIATION
--------------------------------  -------- ---------- ------------ --------- -------------
Pittsburgh, Pennsylvania           19      WPGH       O&O          53        FOX
                                           WPTT       LMA          22        UPN
St. Louis, Missouri                20      KDNL       LMA (d)(h)   30        ABC
Sacramento, California             21      KOVR       O&O          13        CBS
Baltimore, Maryland                23      WBFF       O&O          45        FOX
                                           WNUV       LMA          54        UPN
Indianapolis, Indiana              25      WTTV       LMA (d)      4         UPN
                                           WTTK(c)    LMA (d)      29        UPN
Cincinnati, Ohio                   29      WSTR       O&O          64        UPN
Raleigh-Durham, North Carolina     30      WLFL       O&O          22        FOX
                                           WRDC       LMA          28        UPN
Milwaukee, Wisconsin               31      WCGV       O&O          24        UPN
                                           WVTV       LMA          18        WB
Kansas City, Missouri              32      KSMO       O&O          62        UPN
Columbus, Ohio                     34      WTTE       O&O          28        FOX
Asheville, North Carolina and
 Greenville/Spartanburg/Anderson,
 South Carolina                    35      WLOS       LMA (d)      13        ABC
                                           WFBC       LMA (e)      40        IND(g)
San Antonio, Texas                 37      KABB       LMA (d)      29        FOX
                                           KRRT       LMA (f)      35        UPN
Norfolk, Virginia                  40      WTVZ       O&O          33        FOX
Oklahoma City, Oklahoma            43      KOCB       O&O          34        UPN
Birmingham, Alabama                51      WTTO       O&O          21        WB
                                           WABM       LMA          68        UPN
Flint/Saginaw/Bay City,
Michigan                           60      WSMH       O&O          66        FOX
Las Vegas, Nevada                  64      KUPN       Pending      21        UPN
Lexington, Kentucky                68      WDKY       O&O          56        FOX
Des Moines, Iowa                   72      KDSM       O&O          17        FOX
Peoria/Bloomington, Illinois      109      WYZZ       O&O          43        FOX
Tuscaloosa, Alabama               187      WDBB       LMA          17        IND(g)

----------
(a) Rankings are based on the relative size of a station's DMA among the 211 generally recognized DMAs in the United States as estimated by Nielsen.

(b) "O&O" refers to stations owned and operated by the Company, "LMA" refers to stations to which the Company provides programming services pursuant to an LMA and "Pending" refers to stations the Company has agreed to acquire. See "Business of Sinclair--1997 Acquisitions."

(c)  WTTK currently simulcasts all of the programming aired on WTTV.

(d) Non-License Assets acquired from River City and option exercised to acquire License Assets. Will become owned and operated subject to FCC approval of transfer of License Assets and closing of acquisition of License Assets.

(e) Non-License Assets acquired from River City. License Assets to be acquired by Glencairn Ltd., subject to the Company's LMA, upon FCC approval of transfer of License Assets.

(f) River City provided programming to this station pursuant to an LMA. The Company acquired River City's rights under the LMA from River City and the Non-License Assets from the owner of this station. The License Assets are to be acquired by Glencairn Ltd., subject to the Company's LMA, upon FCC approval of transfer of License Assets.

(g) "IND" or "Independent" refers to a station that is not affiliated with any of ABC, CBS, NBC, Fox, UPN or WB.

(h) The FCC has approved the Company's acquisition of the License Assets of this station.

                              THE EXCHANGE OFFER
                STRUCTURAL OVERVIEW OF ISSUERS AND SECURITIES



                               [GRAPHICS OMITTED]



1. SINCLAIR CAPITAL. Sinclair Capital (the "Trust") is a special purpose statutory business trust created under the laws of the State of Delaware for the sole purposes of (i) issuing the Preferred Securities and the Common Securities; (ii) using the proceeds of the sale of the Preferred Securities and Common Securities to purchase the KDSM Senior Debentures; and (iii) generally engaging in only those activities necessary or incidental thereto. The Trust issued $200,000,000 aggregate liquidation value of the Preferred Securities for aggregate consideration of $200,000,000 on March 12, 1997 (the "Old Securities Offering"). The Trust has no subsidiaries and has no assets other than the KDSM Senior Debentures. In the opinion of counsel to the Company, the Trust will not be taxed as a corporation for federal income tax purposes. KDSM, Inc. has agreed to pay all expenses of the Trust.

2. KDSM, INC., a Maryland corporation and an indirect wholly-owned subsidiary of Sinclair, is the owner of the Common Securities of the Trust, which represent 3% of the total capital of the Trust. KDSM, Inc. issued the Old KDSM Senior Debentures to the Trust for cash and used the proceeds therefrom to purchase the Old Parent Preferred of Sinclair. The assets of KDSM, Inc. currently consist of the License Assets and Non-License Assets used in the operation of KDSM-TV Des

     Moines, Iowa. The License Assets used in the operation of KDSM-TV are owned by KDSM Licensee, Inc., a wholly owned subsidiary of KDSM, Inc. The Company has received a third-party appraisal valuing KDSM, Inc.'s assets (other than the Parent Preferred and the Common Securities) at $50.2 million as of February 18, 1997. See "Risk Factors--Ability of KDSM, Inc. to Transfer KDSM-TV."

3. Sinclair Broadcast Group, Inc. Sinclair issued the Old Parent Preferred to KDSM, Inc. in exchange for the proceeds of the sale by KDSM, Inc. to the Trust of the Old KDSM Senior Debentures. Sinclair also provided the Old Parent Guarantee of the Old Preferred Securities (and will provide the New Parent Guarantee of the New Preferred Securities) pursuant to which it guarantees on an unsecured and junior subordinated basis the payment of (i) any accrued and unpaid distributions on the Preferred Securities that have been theretofore properly declared out of legally available funds in accordance with the terms of the Trust Agreement as in effect on March 12, 1997, the date on which the Old Preferred Securities were issued ("the Issue Date"), (ii) the Redemption Price (as defined herein) payable with respect to any Preferred Securities called for redemption by the Trust out of funds legally available therefor in accordance with the terms of the Trust Agreement as in effect on the Issue Date and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with a redemption of all of the Preferred Securities), the lesser of (a) the aggregate Liquidation Value, plus accrued and unpaid distributions, and (b) the fair market value of assets of the Trust legally available for distribution to holders of the Preferred Securities in liquidation of the Trust. The Trust Agreement provides that distributions on the Preferred Securities are not properly declarable, and funds are not legally available for redemption of Preferred Securities, unless the Trust has cash sufficient to pay such distributions or make such redemption, as the case may be.

   The principal executive offices of the Trust, KDSM, Inc. and Sinclair are located at 2000 W. 41st Street, Baltimore, Maryland 21211 (Phone 410-467-5005).

I--THE EXCHANGE OFFER

The Exchange Offer       Up to $200,000,000  aggregate  liquidation value of New
                         Preferred  Securities are being offered in exchange for
                         a like  aggregate  liquidation  value of Old  Preferred
                         Securities  (the  "Exchange  Offer").  The  Trust  will
                         issue,  promptly  after  the  Expiration  Date,  $1,000
                         liquidation  value  of  New  Preferred   Securities  in
                         exchange   for  each   $1,000   liquidation   value  of
                         outstanding  Old  Preferred   Securities  tendered  and
                         accepted in  connection  with the Exchange  Offer.  The
                         Company and the Trust are making the Exchange  Offer in
                         order to  satisfy  obligations  under the  Registration
                         Rights   Agreement   relating  to  the  Old   Preferred
                         Securities.  For a description  of the  procedures  for
                         tendering Old Preferred  Securities,  see "The Exchange
                         Offer--Procedures    for    Tendering   Old   Preferred
                         Securities."

Expiration Date          5:00 p.m.,  New York City  time,  on  __________,  1997
                         (such  time on such date being  hereinafter  called the
                         "Expiration   Date")  unless  the  Exchange   Offer  is
                         extended by the Company, KDSM, Inc. and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Expiration Date;
                         Extensions; Amendments."

Conditions to the
  Exchange Offer         The  Exchange  Offer is subject to certain  conditions,
                         which may be waived by the Company,  KDSM, Inc. and the
                         Trust in their sole  discretion.  The Exchange Offer is
                         not conditioned upon any minimum  liquidation  value of
                         Old  Preferred  Securities  being  tendered.  See  "The
                         Exchange  Offer--Conditions to the Exchange Offer." The
                         Company, KDSM, Inc. and the Trust
                         reserve   the   right  in  their   sole  and   absolute
                         discretion,  subject to applicable law, at any time and
                         from time to time,  (i) to delay the  acceptance of the
                         Old  Preferred   Securities   for  exchange,   (ii)  to
                         terminate  the  Exchange  Offer  if  certain  specified
                         conditions have not been satisfied, (iii) to extend the
                         Expiration  Date of the  Exchange  Offer and retain all
                         Old  Preferred  Securities  tendered  pursuant  to  the
                         Exchange  Offer,  subject,  however,  to the  right  of
                         holders of Old Preferred  Securities to withdraw  their
                         tendered Old Preferred Securities, or (iv) to waive any
                         condition or otherwise  amend the terms of the Exchange
                         Offer   in   any    respect.    See    "The    Exchange
                         Offer--Expiration Date; Extensions; Amendments."

Withdrawal Rights        Tenders of Old Preferred Securities may be withdrawn at
                         any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to First
                         Union National Bank of Maryland (the "Exchange Agent") in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
 Old Preferred
 Securities              Tendering  holders  of Old  Preferred  Securities  must
                         complete and sign a Letter of Transmittal in accordance
                         with the instructions contained therein and forward the
                         same by mail, facsimile or hand delivery, together with
                         any other required  documents,  to the Exchange  Agent,
                         together  with  the  Old  Preferred  Securities  to  be
                         tendered or in compliance with the specified procedures
                         for  guaranteed  delivery of Old Preferred  Securities.
                         Certain  brokers,  dealers,   commercial  banks,  trust
                         companies and other nominees may also effect tenders by
                         book-entry   transfer.   Holders   of   Old   Preferred
                         Securities registered in the name of a broker,  dealer,
                         commercial  bank,  trust  company or other  nominee are
                         urged to contact  such person  promptly if they wish to
                         tender  Old  Preferred   Securities   pursuant  to  the
                         Exchange Offer. See "The Exchange Offer--Procedures for
                         Tendering   Old  Preferred   Securities."   Letters  of
                         Transmittal and certificates representing Old Preferred
                         Securities  should  not be sent to the  Company,  KDSM,
                         Inc. or the Trust.  Such documents  should only be sent
                         to  the  Exchange  Agent.  Questions  regarding  how to
                         tender and requests for information  should be directed
                         to   the   Exchange    Agent.    See   "The    Exchange
                         Offer--Exchange Agent."

Resales of New Preferred
 Securities              The  Company,  KDSM,  Inc. and the Trust are making the
                         Exchange Offer in reliance on the position of the staff
                         (the "Staff") of the Division of Corporation Finance of
                         the   Securities   and   Exchange    Commission    (the
                         "Commission")  as set  forth  in  certain  interpretive
                         letters   addressed   to   third   parties   in   other
                         transactions.  However, none of the Company, KDSM, Inc.
                         or the Trust has sought its own interpretive letter and
                         there can be no  assurance  that the Staff would make a
                         similar  determination  with  respect  to the  Exchange
                         Offer as it has in such  interpretive  letters to third
                         parties.  Based on these  interpretations by the Staff,
                         and subject to the two immediately following sentences,
                         the Company,  KDSM, Inc. and the Trust believe that New
                         Preferred  Securities  issued pursuant to this Exchange
                         Offer in exchange for Old Preferred  Securities  may be
                         offered for resale, resold and otherwise transferred by
                         a  holder  thereof  (other  than  a  holder  who  is  a
                         broker-dealer)  without  further  compliance  with  the
                         registration  and prospectus  delivery  requirements of
                         the Securities Act, provided
                         that such New Preferred  Securities are acquired in the
                         ordinary course of such holder's business and that such
                         holder is not participating,  and has no arrangement or
                         understanding  with any  person  to  participate,  in a
                         distribution (within the meaning of the Securities Act)
                         of such New Preferred  Securities.  However, any holder
                         of Old Preferred  Securities  who is an  "affiliate" of
                         the Company,  KDSM, Inc. or the Trust or who intends to
                         participate  in the  Exchange  Offer for the purpose of
                         distributing  the  New  Preferred  Securities,  or  any
                         broker-dealer   who   purchased   the   Old   Preferred
                         Securities  from the Trust to resell  pursuant  to Rule
                         144A  or  any  other  available   exemption  under  the
                         Securities  Act,  (a)  will  not be able to rely on the
                         interpretations   of  the   Staff   set  forth  in  the
                         above-mentioned  interpretive  letters, (b) will not be
                         permitted  or  entitled  to tender  such Old  Preferred
                         Securities  in the  Exchange  Offer and (c) must comply
                         with   the   registration   and   prospectus   delivery
                         requirements  of the Securities Act in connection  with
                         any  sale  or  other  transfer  of such  Old  Preferred
                         Securities  unless  such  sale is made  pursuant  to an
                         exemption  from  such  requirements.  In  addition,  as
                         described  below,  if  any   broker-dealer   holds  Old
                         Preferred  Securities acquired for its own account as a
                         result of market-making or other trading activities and
                         exchanges   such  Old  Preferred   Securities  for  New
                         Preferred Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Preferred Securities.

                         Each holder of Old Preferred Securities who wishes to exchange Old Preferred Securities for New Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, KDSM, Inc. or the Trust, (ii) any New Preferred Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Preferred Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Preferred Securities.

                         Each broker-dealer that receives New Preferred Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Preferred Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Preferred Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company, KDSM, Inc. and the Trust believe that broker-dealers who acquired Old Preferred Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Preferred Securities received upon exchange of such Old Preferred Securities (other than Old Preferred Securities which represent an unsold allotment from the original sale of the Old Preferred Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an ex change offer so long as it contains a description of the plan of distribution with respect to the resale of such New Preferred Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New
                         Preferred Securities received in exchange for Old Preferred Securities where such Old Preferred Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resale of New Preferred Securities," the Company, KDSM, Inc. and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Preferred Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company,
                         KDSM, Inc. or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Preferred Securities."

Exchange Agent           The exchange  agent with respect to the Exchange  Offer
                         is  First  Union   National   Bank  of  Maryland.   The
                         addresses,  and telephone and facsimile  numbers of the
                         Exchange   Agent  are  set   forth  in  "The   Exchange
                         Offer--Exchange   Agent"   and   in   the   Letter   of
                         Transmittal.

Use of Proceeds          None of the  Company,  the  Trust  or KDSM,  Inc.  will
                         receive any cash  proceeds from the issuance of the New
                         Preferred   Securities  offered  hereby.  See  "Use  of
                         Proceeds."

Certain United States
 Federal Income Tax
 Consequences            Holders of Old Preferred  Securities  should review the
                         information  set forth  under  "Certain  United  States
                         Federal Income Tax Consequences" prior to tendering Old
                         Preferred Securities in the Exchange Offer.

Amendment of the Parent
 Preferred Articles
 Supplementary           In connection with the Exchange  Offer,  the Company is
                         proposing  to make a technical  amendment to the Parent
                         Preferred Articles Supplementary to clarify the ability of Sinclair to issue the New Parent Preferred in connection with the Exchange Offer. The consent of the holders of a majority in aggregate liquidation value of the Preferred Securities will be required to effect the amendment. See "The Exchange Offer--Amendment of Parent
                         Preferred Articles Supplementary."


II--NEW PARENT PREFERRED

Security Sinclair issued 2,062,000 shares of its 12 5/8 % Series C Preferred Stock, par value $.01 per share (the "Old Parent Preferred"), to KDSM, Inc. in exchange for the proceeds received by KDSM, Inc. from the issuance of the Old KDSM Senior Debentures. The Old Parent Preferred is governed by Articles Supplementary (the "Parent Preferred Articles Supplementary") to the Amended and restated Articles of Incorporation of Sinclair (the "Amended

                         Certificate"). In connection with the Exchange Offer, Sinclair will offer to exchange the 2,062,000 shares of Old Parent Preferred for a like amount of newly issued shares of Series C Preferred Stock that have been registered under the Securities Act (the "New Parent Preferred"). The New Parent Preferred will have terms that are identical in all material respects to those of the Old Parent Preferred, except that the New Parent Preferred will not contain terms with respect to transfer restrictions or provide for Penalty Amounts (as defined herein) for future periods.

Maturity The New Parent Preferred will have a maturity date of March 15, 2009 and will be mandatorily redeemable on its maturity date. Sinclair currently is limited in its ability to redeem capital stock (including the New Parent Preferred) by the terms of the Bank Credit Agreement (as defined in Certain Definitions) and the Existing Notes (as defined herein).

Ranking The New Parent Preferred will rank junior in right of payment to all indebtedness of Sinclair and its subsidiaries. The New Parent Preferred will, with respect to dividend rights and rights upon liquidation, winding-up and dissolution of Sinclair, rank senior to Sinclair's common stock and Sinclair's Series B Convertible Preferred Stock ($111.5 million liquidation value outstanding as of the date hereof) (the "Series B Convertible Preferred Stock") which was issued in connection with the River City Acquisition, except that upon the termination of Barry Baker's employment (i) by Sinclair prior to May 31, 2001, for any reason other than "for cause," or (ii) by Mr. Baker under certain circumstances described under "Description of Capital Stock--Preferred Stock--Series B Convertible Preferred Stock," then the New Parent Preferred will rank pari passu with the Series B Convertible Preferred Stock in respect of dividend rights and rights upon liquidation, dissolution and winding-up of Sinclair. In connection with the River City Acquisition, Sinclair agreed to appoint Mr. Baker Executive Vice President of Sinclair at such time as Mr. Baker is able to hold that position under applicable rules and policies of the FCC. He currently serves as a consultant to Sinclair. See "Management" in Sinclair's Annual Report on Form 10-K incorporated herein by reference.

Dividends                Dividends on the Parent Preferred are payable quarterly
                         at  a  rate  per  annum  of  12  5/8%  of  the   stated
                         Liquidation   Amount   of  $100  per  share  of  Parent
                         Preferred.  Such dividend rate is one percentage  point
                         higher  than  the  interest  rate  on the  KDSM  Senior
                         Debentures and the  distribution  rate on the Preferred
                         Securities.  Dividends  on  the  Parent  Preferred  are
                         payable in arrears on March 15, June 15,  September  15
                         and December 15 of each year (each a "Dividend  Payment
                         Date") to the holders of record on the March 1, June 1, September 1 and December 1 next preceding each Dividend
                         Payment Date. The first Dividend Payment Date with respect to the Old Parent Preferred is June 15, 1997.
                         Dividends on the Old Parent Preferred cumulate from March 12, 1997 (the "Issue Date"). Dividends on the New
                         Parent  Preferred  will  cumulate  from the most recent
                         Dividend Payment Date on the Old Parent Preferred surrendered in exchange for such New Parent Preferred or, if no dividend has been paid on such Old Parent
                         Preferred, from March 12, 1997.

Deferral Provisions      Sinclair will have the right, at any time and from time
                         to time,  to defer  dividend  payments  for up to three
                         consecutive   quarters  (each  a  "Dividend   Extension
                         Period");  provided  that  Sinclair will be required to
                         pay all  dividends  due  and  owing  on the New  Parent
                         Preferred  at least once every four  quarters  and must
                         pay all  dividends  due  and  owing  on the New  Parent
                         Preferred on March 15, 2009. Quarterly distributions on
                         the New  Preferred  Securities  will be deferred by the
                         Trust during any such  Dividend  Extension  Period (but
                         will continue to accumulate and compound quarterly, and
                         Additional  Amounts (as defined under  "Description  of
                         the New Preferred Securities--Distributions") generally
                         intended   to   provide   quarterly    compounding   on
                         distribution arrearages will also accumulate during any
                         such  Dividend  Extension  Period).  The remedy for the
                         holders of the New Parent  Preferred  upon a failure by
                         Sinclair to pay all  dividends due and owing thereon at
                         least  once  every  four  quarters  (or for  any  other
                         breaches  under the New Parent  Preferred)  will be the
                         right to elect two  directors  to  Sinclair's  board of
                         directors.    See    "--Voting    Rights"   and   "Risk
                         Factors--Restrictions     Imposed     by    Terms    of
                         Indebtedness."

Liquidation Preference   $100  per   share   of  New   Parent   Preferred   (the
                         "Liquidation Amount") (subject to increase in the case of certain redemptions), plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared) to the date of payment.

Voting Rights            Holders of the New Parent  Preferred  will not have any
                         voting rights in ordinary  circumstances.  However, the
                         vote  of  the  holders  of  a  majority  in   aggregate
                         Liquidation  Amount  of  outstanding  Parent  Preferred
                         (100% in certain  circumstances)  will be  required  to
                         approve any amendment to the Amended  Certificate  that
                         would  adversely  affect  the  powers,  preferences  or
                         special  rights of the holders of the Parent  Preferred
                         or cause the liquidation,  dissolution or winding-up of
                         Sinclair.  The vote of the  holders  of a  majority  in
                         aggregate  Liquidation  Amount  of  outstanding  Parent
                         Preferred  will be required to approve any amendment to
                         the Parent  Preferred  Articles  Supplementary  if such
                         amendment   would   adversely    affect   the   powers,
                         preferences  or  special  rights  of such  holders.  In
                         addition,  the approval of the holders of a majority in
                         aggregate  Liquidation  Amount  of  outstanding  Parent
                         Preferred  will be required to approve the  issuance of
                         any preferred  stock by Sinclair which is senior to the
                         Parent Preferred in right of payment. In addition, upon
                         a Voting Rights  Triggering  Event (as defined herein),
                         the  holders of a  majority  in  aggregate  Liquidation
                         Amount of the  outstanding  Parent  Preferred will have
                         the  right  to  elect  two  directors  to the  board of
                         directors of Sinclair.  KDSM, Inc. agreed in the Pledge
                         Agreement (as defined herein) not to take or consent to
                         any  actions  or waive  any  rights  under  the  Parent
                         Preferred  or elect  any  such  directors  without  the
                         approval  of the holders of the  majority in  principal
                         amount of the KDSM Senior Debentures,  which, while the
                         Trust  holds  the KDSM  Senior  Debentures,  will  not,
                         pursuant to the Pledge  Agreement,  be provided without
                         the  approval of the holders of a majority in aggregate
                         Liquidation   Value   of  the   outstanding   Preferred
                         Securities   (100%  in  certain   circumstances).   See
                         "Description  of the New  Preferred  Securities--Voting
                         Rights"  and   "Description  of  the  New  KDSM  Senior
                         Debentures--Events of Default."

Covenants                The Parent  Preferred  Articles  Supplementary  contain
                         certain  covenants,  including,  but  not  limited  to,
                         covenants with respect
                         to   the   following   matters:   (i)   limitation   on
                         indebtedness;  (ii) limitation on restricted  payments;
                         (iii) limitation on transactions with affiliates;  (iv)
                         limitation  on  sale  of  assets;   (v)  limitation  on
                         unrestricted   subsidiaries;   (vi)   restrictions   on
                         mergers,  consolidations  and  the  transfer  of all or
                         substantially  all of the  assets  of  the  Company  to
                         another   person;    (vii)   provision   of   financial
                         statements;  and (viii)  limitation  on the issuance of
                         senior  preferred  stock.  Violation  of any  of  these
                         covenants    (after   a   grace   period   in   certain
                         circumstances)  will  be  a  Voting  Rights  Triggering
                         Event.   See   "Description   of  the   New   Preferred
                         Securities--Voting Rights."

Change of Control        Upon a Change of Control of Sinclair,  Sinclair will be
                         required to make an offer (a "Change of Control Offer")
                         to redeem  all or a portion of the shares of New Parent
                         Preferred at 101% of such shares' aggregate Liquidation
                         Amount,  plus accrued and unpaid dividends,  if any, to
                         the  date of  redemption.  As  described  under  "--New
                         Preferred Securities--Change of Control," upon a Change
                         of Control of  Sinclair,  the holders of the  Preferred
                         Securities  will have the right to require the Trust to
                         redeem  all or a portion  of the  Preferred  Securities
                         from the proceeds of a redemption by KDSM,  Inc. of New
                         KDSM  Senior  Debentures  held by the  Trust  at a cash
                         purchase price of 101% of their  Liquidation Value plus
                         accrued  and unpaid  interest,  if any,  to the date of
                         redemption.  KDSM, Inc. will obtain the funds necessary
                         to make such redemption by requiring Sinclair to redeem
                         a sufficient  number of shares of New Parent  Preferred
                         held by KDSM, Inc. pursuant to the provision  described
                         in   the   first    sentence    of   this    paragraph.
                         Notwithstanding  the foregoing,  the holders of the New
                         Preferred  Securities,  the New KDSM Senior  Debentures
                         and the New Parent Preferred will not have the right to
                         require the issuers of such securities to redeem, repay
                         or repurchase, as the case may be, such securities upon
                         a Change of Control under any circumstances  unless all
                         of the Existing  Notes and all  indebtedness  under the
                         Bank  Credit   Agreement   are   repaid,   redeemed  or
                         repurchased,  all of the  commitments  and  letters  of
                         credit  issued  under  the Bank  Credit  Agreement  are
                         terminated and all interest rate protection  agreements
                         entered into between Sinclair and any lenders under the
                         Bank Credit  Agreement  are  terminated  at the time of
                         such   Change  of  Control  or  the   holders  of  such
                         instruments  have  consented  to a  Change  of  Control
                         Offer,  in which  case the date on which  all  Existing
                         Notes  and  all  indebtedness  under  the  Bank  Credit
                         Agreement are so repaid, redeemed or repurchased and said commitments, letters of credit and interest rate protection agreements are terminated or the holders of such instruments have consented to such Change of Control Offer shall be deemed to be the date on which such Change of Control shall have occurred. If Sinclair does not make and consummate a Change of Control Offer upon a Change of Control, the holders of the Preferred
                         Securities will have the right to elect two directors to the board of directors of Sinclair pursuant to the Pledge Agreement and the Trust Agreement.

Redemption Rights        As    described    below   under    "--New    Preferred
                         Securities--Redemption,"  Sinclair shall have the right
                         to  redeem   the  New  Parent   Preferred   in  certain
                         circumstances.

III--NEW KDSM SENIOR DEBENTURES

Security KDSM, Inc. issued approximately $206.2 million principal amount of 11 5/8 % KDSM Senior Debentures due 2009 (the "Old KDSM Senior Debentures") to the Trust. $200 million of such Old KDSM Senior Debentures were issued in respect of the proceeds of the Old Preferred Securities and $6.2 million were issued in respect of the proceeds of the Common Securities. In connection with the Exchange Offer, KDSM, Inc. will offer to exchange the $206.2 million principal amount of Old KDSM Senior Debentures for a like principal amount of 11 5/8 % Senior Debentures due 2009 that have been registered under the Securities Act (the "New KDSM Senior Debentures"). The New KDSM Senior Debentures will have terms that are identical in all material respects to those of the Old KDSM Senior Debentures, except that the New KDSM Senior Debentures will not contain terms with respect to transfer restrictions or provide for Penalty Amounts for future periods.

Maturity                 The New KDSM Senior Debentures will mature on March 15,
                         2009.

Interest The KDSM Senior Debentures bear interest at the rate of 11 5/8 % per annum payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an "Interest Payment Date") to the Person in whose name each KDSM Senior Debenture is registered as of the March 1, June 1, September 1 and December 1 next preceding each such Interest Payment Date. Interest on the Old KDSM Senior Debentures accrues from March 12, 1997, the date of original issuance. The first Interest Payment Date with respect to the Old KDSM Senior Debentures is June 15, 1997. Interest on the New KDSM Senior Debentures will accrue from the most recent Interest Payment Date of the Old KDSM Senior Debentures surrendered in exchange for such New KDSM Senior Debentures, or, if no interest has been paid on such Old KDSM Senior Debentures, from March 12, 1997. It is anticipated that the New KDSM Senior Debentures will be held in the name of the Trust and will be held by the Property Trustee for the benefit of the holders of the New Preferred Securities.

Deferral KDSM, Inc. has the right, at any time and from time to time, to defer any interest payments on the New KDSM Senior Debentures for (i) up to three consecutive quarters for any period for which it does not receive dividends on the New Parent Preferred and (ii) one quarter even if KDSM, Inc. receives dividends on the New Parent Preferred (each an "Interest Extension Period"); provided that KDSM, Inc. will be required to pay all interest due and payable on the New KDSM Senior Debentures at least once every four quarters and must pay all interest due and owing on the maturity date of the New KDSM Senior Debentures. Sinclair may elect to defer dividend payments from time to time on the New Parent Preferred for up to three consecutive quarters; provided that Sinclair shall be required to pay all dividends due and owing on the New Parent Preferred at least once every four quarters and must pay all dividends due and owing on the New Parent Preferred on March 15, 2009. Upon the termination of any Interest Extension Period and the payment of all amounts then due, KDSM, Inc. may select a new Interest Extension
                         Period, subject to the terms of the preceding sentences. No interest shall be due and payable during an Interest Extension Period until the end of such period. If KDSM, Inc. defers an interest payment or otherwise fails to make an interest payment, KDSM, Inc. will be prohibited from paying dividends or distributions on its capital stock or other securities and making any other restricted payments until quarterly interest payments are resumed and all accumulated and unpaid interest (including any interest payable to effect quarterly compounding) on the New KDSM Senior Debentures is paid in full.

Security Interest        The New KDSM  Senior  Debentures  will be  secured by a
                         first  priority  security  interest  in the New  Parent
                         Preferred  pursuant to a pledge and security  agreement
                         between   KDSM,   Inc.   and  the  Trust  (the  "Pledge
                         Agreement").

Ranking The payment of the principal of and interest on the New KDSM Senior Debentures will rank pari passu in right of payment with the Old KDSM Senior Debentures and all senior indebtedness of KDSM, Inc. and senior to all junior indebtedness of KDSM, Inc. As of December 31, 1996 on a pro forma basis, KDSM, Inc. would have had no long-term indebtedness outstanding other than the KDSM Senior Debentures.

Covenants                The   indenture   under   which  the  New  KDSM  Senior
                         Debentures  will be issued (the "KDSM Senior  Debenture
                         Indenture") contains covenants: (a) limiting restricted
                         payments;  (b)  limiting  indebtedness;  (c)  requiring
                         KDSM,  Inc.  to own 100% of the Common  Securities  and
                         Sinclair to own,  directly or  indirectly,  100% of the
                         equity   interests   in  KDSM,   Inc.;   (d)   limiting
                         dissolution of the Trust;  (e) requiring  KDSM, Inc. to
                         use  reasonable  efforts to cause the Trust to remain a
                         business  trust and not be  classified as a corporation
                         for tax purposes;  (f) requiring KDSM, Inc. to promptly
                         redeem the New KDSM Senior Debentures from the proceeds
                         of any  redemption  of the New Parent  Preferred and to
                         promptly make interest  payments on the New KDSM Senior
                         Debentures if Sinclair makes  dividend  payments on the
                         New  Parent   Preferred   except  that  KDSM,  Inc.  is
                         permitted  to defer  interest  payments for one quarter
                         even if KDSM, Inc. receives dividends on the New Parent
                         Preferred;  (g) limiting liens;  (h) limiting  mergers,
                         consolidation   and  sales  of  assets;   (i)  limiting
                         transactions  with  affiliates;  (j) limiting  sales of
                         assets other than for fair market value;  (k) providing
                         for financial  statements;  (l) requiring that upon the
                         acceptance by the holders of the  Preferred  Securities
                         of  a  Change  of  Control   Offer  for  the  Preferred
                         Securities,  KDSM, Inc. will request  redemption of the
                         same  percentage  of shares of the Parent  Preferred as
                         the  percentage  of KDSM  Senior  Debentures  which the
                         Trust  requires  to be redeemed  upon such  event;  (m)
                         prohibiting KDSM, Inc. from selling,  offering to sell,
                         granting  any  option  with  respect  to,  pledging  or
                         incurring any lien or  encumbrance  with respect to the
                         New Parent  Preferred;  and (n) limiting  guarantees by
                         subsidiaries.  See  "Description  of  New  KDSM  Senior
                         Debentures--Certain  Covenants." Pursuant to the Pledge
                         Agreement, KDSM, Inc. will be prohibited from providing
                         any consents or taking any actions under the New Parent
                         Preferred  without  the consent of the Trust which will
                         require  the  approval  of the holders of a majority in
                         aggregate   Liquidation   Value   of  the   outstanding
                         Preferred Securities (100% in certain circumstances) and will be required to elect the nominees of the holders of a majority in Liquidation Value of the Preferred Securities to Sinclair's board of directors if it has that right because of a Voting Rights Triggering Event under the New Parent Preferred.

Rights Upon a Tax Event
 or Investment Company
 Act Event               KDSM, Inc. will have the option (a) upon a Tax Event or
                         an  Investment  Company  Act  Event  (each  as  defined
                         below),  to  redeem  in whole or in part,  the New KDSM
                         Senior  Debentures  for cash at a  redemption  price of
                         105.813%  in the  case of a Tax  Event  and 101% in the
                         case of an Investment  Company Act Event,  in each case
                         of the  aggregate  principal  amount  of the  New  KDSM
                         Senior Debentures redeemed, plus all accrued and unpaid
                         interest,  and to  require  Sinclair  to redeem the New
                         Parent Preferred for cash pursuant to the terms thereof
                         at the same  redemption  prices;  provided  that at the
                         time of redemption in the case of a Tax Event triggered
                         by  an  amendment,   clarification   or  change,   such
                         amendment, clarification or change remains in effect or
                         (b)  upon  a Tax  Event,  as the  holder  of all of the
                         Common  Securities of the Trust,  to cause the Trust to
                         be  dissolved   with  each  holder  of  New   Preferred
                         Securities  receiving  New KDSM Senior  Debentures in a
                         principal  amount  equal  to the  Liquidation  Value of
                         their New Preferred Securities. If KDSM, Inc. exercises
                         the option in clause (a) above, KDSM, Inc. will use the
                         cash  proceeds  from the  redemption  of the New Parent
                         Preferred to redeem New KDSM Senior  Debentures held by
                         the Trust at a price that is a  percentage  above their
                         principal amount equal to the same percentage above the
                         Liquidation  Amount, if any, for which Sinclair redeems
                         the New Parent Preferred. The Trust would then promptly
                         redeem New  Preferred  Securities  with the proceeds it
                         received from KDSM,  Inc. If KDSM,  Inc.  exercises the
                         option in clause (b) above,  (i)  pursuant  to the KDSM
                         Senior  Debenture   Indenture,   Sinclair  has  agreed,
                         effective  at the time of such  distribution,  to fully
                         and unconditionally  guarantee (with respect to the New
                         KDSM  Senior  Debentures,  the  "New  Parent  Debenture
                         Guarantee")   the   payment  of  the  New  KDSM  Senior
                         Debentures on a junior subordinated basis provided that
                         Sinclair  confirms the  effectiveness of the New Parent
                         Debenture Guarantee at the time of distribution,  which
                         it may not do if the New Parent Debenture  Guarantee is
                         not then  permitted  under the terms of the Bank Credit
                         Agreement or the Existing Notes, (ii) the Trust may not
                         be dissolved unless the New Parent Debenture  Guarantee
                         is effective  and (iii) KDSM,  Inc.  must deliver a tax
                         opinion to the Trust to the effect that the dissolution
                         of the  Trust  and the  distribution  of the  New  KDSM
                         Senior  Debentures  will  not be a  taxable  event  for
                         United  States  federal  income  tax  purposes  to  the
                         holders  of  the  Preferred  Securities.   Sinclair  is
                         currently prohibited from taking any of the prospective actions referred to above by the Bank Credit Agreement and the Existing Notes.

                         A "Tax Event" means the receipt by the Trust of an opinion of counsel to the Trust experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Ac tion") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the first date of the issuance of the Old Preferred Securities, there is more than an insubstantial risk that (a) the Trust is, or will be, subject to United States federal income tax with respect to the interest received on the KDSM Senior Debentures, (b) interest payable by KDSM, Inc. on the KDSM Senior Debentures is not, or will not be, fully deductible for United States federal income tax purposes, or (c) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties, or other governmental charges. See "Description of New Preferred Securities--Redemption Upon a Tax Event or an Investment Company Act Event." "Investment Company Act Event" means the receipt by the Trust or KDSM, Inc. of an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that as a result of the occurrence of a change in law or regulation or a change in official interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust or KDSM, Inc. is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the Issue Date.

Ability of KDSM, Inc.
 to Transfer KDSM-TV     Under certain circumstances, KDSM, Inc. is permitted to
                         transfer  all  or  substantially   all  of  its  assets
                         (without  regard to the Parent  Preferred or the Common
                         Securities owned by KDSM,  Inc.) including  KDSM-TV and
                         the assets related thereto, in exchange for assets used
                         in the business of operating one or more  television or
                         radio broadcasting  stations or assets related thereto,
                         without the  transferee of such assets from KDSM,  Inc.
                         becoming   obligated   under   the  New   KDSM   Senior
                         Debentures, so long as the fair market value of the assets received by KDSM, Inc. is equal to the greater of (i) $50 million or (ii) 90% of the fair market value of the assets transferred by KDSM, Inc. See "Risk
                         Factors--Ability of KDSM, Inc. to Transfer KDSM-TV."

Redemption Rights        As    described    below   under    "--New    Preferred
                         Securities--Redemption"   and  "--Change  of  Control,"
                         KDSM, Inc. will have additional rights to redeem the New KDSM Senior Debentures and may be required to redeem the New KDSM Senior Debentures in certain circumstances.

IV--SECURITIES ISSUED BY THE TRUST

Securities Offered       On March  12,  1997,  the  Trust  issued  $200  million
                         aggregate principal amount of 11 5/8 % High Yield Trust
                         Offered   Preferred   Securities  (the  "Old  Preferred
                         Securities"). Pursuant to the Exchange Offer, the Trust
                         is offering to  exchange up to $200  million  aggregate
                         principal  amount  of its 11  5/8 %  High  Yield  Trust
                         Offered Preferred  Securities that have been registered
                         under   the   Securities   Act  (the   "New   Preferred
                         Securities"). The terms of the New Preferred Securities
                         will be identical in all material  respects to those of
                         the  Old  Preferred  Securities,  except  that  the New
                         Preferred   Securities  will  not  contain  terms  with
                         respect to transfer restrictions and will not provide for penalty amounts for future periods.

Maturity                 March 15, 2009.

Distributions            Distributions on the Preferred  Securities are entitled
                         to a  preference  fixed at a rate per annum of 11 5/8 %
                         of the stated  Liquidation  Value of $100 per Preferred
                         Security. Distributions on the Old Preferred Securities
                         cumulate  from  the  Issue  Date.  Holders  of the  New
                         Preferred   Securities  will  be  entitled  to  receive
                         cumulative  cash  distributions  from the  most  recent
                         distribution  date  on  the  Old  Preferred  Securities
                         surrendered   in  exchange   for  such  New   Preferred
                         Securities,  or,  if no  distribution  has been paid on
                         such Old  Preferred  Securities  from the  Issue  Date.
                         Subject  to  the   distribution   deferral   provisions
                         described    in    "--Deferral    Provisions"    below,
                         distributions on the Preferred Securities are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each a "Distribution
                         Payment Date") to the holders of record on the March 1, June 1, September 1 and December 1 next preceding such
                         Distribution Payment Date. Distributions that are in arrears (whether or not properly deferred) accrue additional distributions at a rate per annum of 11 5/8
                         %, compounded quarterly. The First Distribution Payment
                         Date with respect to the Old Preferred Securities is June 15, 1997.

                         Interest payments from KDSM, Inc. on the New KDSM Senior Debentures, if made in accordance with the terms of the KDSM Senior Debenture Indenture, will provide sufficient funds to enable the Trust to make distributions and pay other amounts on the New Preferred Securities. The ability of KDSM, Inc. to make interest payments on the New KDSM Senior Debentures will be substantially dependent on its receipt of dividend payments on the New Parent Preferred and its ability to generate cash flow and earnings from its operations (which at closing will consist of the operations of KDSM-TV in Des Moines, Iowa, but KDSM, Inc. may transfer KDSM-TV for other assets used in the business of television or radio broadcasting or in businesses reasonably related thereto in certain circumstances). See "Description of the New Preferred Securities--Distributions," "Description of the New
                         Parent Preferred," "Relationship Among the New Preferred Securities, the New KDSM Senior Debentures, the New Parent Preferred and the New Parent Debenture Guarantee" and "Risk Factors--Ability of KDSM, Inc. to Transfer KDSM-TV." The holders of the Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the holders of the Common Securities. See "Risk Factors--Restrictions Imposed by Terms of Indebtedness," "Description of the New Preferred Securities--

                         Subordination of Common Securities" and "--Liquidation Distribution Upon Dissolution."

Deferral Provisions      Distributions  on the New Preferred  Securities  may be
                         deferred  to the extent  payment of interest on the New
                         KDSM Senior Debentures is properly  deferred.  Sinclair
                         will have the right, at any time and from time to time,
                         to defer dividend  payments on the New Parent Preferred
                         for  up  to   three   consecutive   quarters   (each  a
                         "Distribution   Extension   Period");   provided   that
                         Sinclair  will be required to pay all dividends due and
                         owing on the New Parent  Preferred  at least once every
                         four  quarters and must pay all dividends due and owing
                         on  the  New  Parent   Preferred  on  March  15,  2009.
                         Similarly,  KDSM, Inc. will have the right, at any time
                         and from time to time,  to defer  interest  payments on
                         the New  KDSM  Senior  Debentures  for up to (i)  three
                         consecutive  quarters by extending the interest payment
                         period  thereon  for any  period  for which it does not
                         receive  dividends on the New Parent Preferred and (ii)
                         one quarter even if KDSM,  Inc.  receives  dividends on
                         the New Parent Preferred; provided that KDSM, Inc. will
                         be  required to pay all  interest  due and owing on the
                         New KDSM  Senior  Debentures  at least  once every four
                         quarters and must pay all interest due and owing on the
                         maturity  date  of  the  New  KDSM  Senior  Debentures.
                         Quarterly distributions on the New Preferred Securities
                         will be deferred by the Trust during any such  Interest
                         Extension  Period (but will continue to accumulate  and
                         compound quarterly,  and Additional Amounts intended to
                         provide    quarterly    compounding   on   distribution
                         arrearages  will  also   accumulate   during  any  such
                         period).

Liquidation Preference   $100  per  New  Preferred  Security  (the  "Liquidation
                         Value"),  plus an amount equal to any  accumulated  and
                         unpaid   distributions   (whether   or  not  earned  or
                         declared)  to the date of payment.  See  "--Redemption"
                         and     "Description     of    the    New     Preferred
                         Securities--Subordination  of  Common  Securities"  and
                         "--Liquidation Distribution Upon Dissolution."

Redemption               The  New  Preferred   Securities  will  be  subject  to
                         mandatory  redemption  at maturity.  The New  Preferred
                         Securities  also  must  be  redeemed  upon,  and to the
                         extent of, repayment of the New KDSM Senior  Debentures
                         held  by  the  Trust  at  maturity  or  their   earlier
                         redemption for any reason,  at the Liquidation Value of
                         $100 per New Preferred  Security plus  accumulated  and
                         unpaid distributions to the Redemption Date, whether or
                         not earned or declared,  provided that, if the New KDSM
                         Senior  Debentures are redeemed at a price in excess of
                         their principal  amount,  the New Preferred  Securities
                         will be  redeemed  at a price  that is the same  higher
                         percentage of their Liquidation Value. See "Description
                         of the New Preferred Securities--Optional  Redemption."
                         The proceeds  from any repayment of the New KDSM Senior
                         Debentures  will be applied first to the  redemption of
                         the Preferred Securities and any remaining amounts will
                         be applied to the redemption of the Common  Securities.
                         KDSM,  Inc.  will have the option (a) at any time on or
                         after  March  15,  2002 to redeem  the New KDSM  Senior
                         Debentures,  in  whole  or in  part,  in  cash  at  the
                         redemption  prices set forth herein and (b) at any time
                         on or prior to March 15, 2000 to redeem, in whole or in
                         part, up to 33 1/3 % of the aggregate  principal amount
                         of the New KDSM Senior Debentures, with the proceeds of
                         one or more  redemptions of the New Parent Preferred by
                         Sinclair (which New Parent Preferred would be simul
                         taneously  redeemed  from the  proceeds  of one or more
                         Public  Equity  Offerings  of  Sinclair),   at  a  cash
                         redemption  price of 111.625% of the  principal  amount
                         thereof,   plus   accrued   interest  to  the  date  of
                         redemption;  provided that after any such redemption at
                         least 66 2/3 % of the aggregate principal amount of the
                         New KDSM Senior Debentures originally issued in respect
                         of the Preferred Securities remain outstanding and that
                         such  redemption  be made  within 180 days of each such
                         Public Equity Offering of Sinclair.  Under the terms of
                         the  New  Parent  Preferred   Articles   Supplementary,
                         Sinclair  will have the option to redeem the New Parent
                         Preferred  in the  same  circumstances  and at the same
                         redemption   prices   (expressed  as  a  percentage  of
                         Liquidation Amount) as KDSM, Inc. will have the option to redeem the New KDSM Senior Debentures as described above.

Rights Upon a Tax Event
 or Investment Company
 Act Event               KDSM, Inc. will have the option (a) upon a Tax Event or
                         an Investment Company Act Event, to redeem the New KDSM
                         Senior  Debentures for cash at the redemption  price of
                         105.813%  in the case of a Tax  Event,  and 101% in the
                         case of an Investment  Company Act Event,  in each case
                         of the  aggregate  principal  amount  of the  New  KDSM
                         Debentures  redeemed,   plus  all  accrued  and  unpaid
                         interest,  and to  require  Sinclair  to redeem the New
                         Parent Preferred for cash pursuant to the terms thereof
                         at the same redemption price; provided that at the time
                         of redemption  in the case of a Tax Event  triggered by
                         an amendment,  clarification or change, such amendment,
                         clarification or change remains in effect or (b) upon a
                         Tax Event,  as the holder of all the Common  Securities
                         of the Trust,  to cause the Trust to be dissolved  with
                         each holder of New Preferred  Securities  receiving New
                         KDSM Senior  Debentures in a principal  amount equal to
                         the   Liquidation   Value   of  their   New   Preferred
                         Securities.  If KDSM,  Inc.  exercises  the  option  in
                         clause (a) above, KDSM, Inc. will use the cash proceeds
                         from the  redemption  of the New  Parent  Preferred  to
                         redeem New KDSM Senior  Debentures held by the Trust at
                         a price  that is a  percentage  above  their  principal
                         amount  equal to the same  percentage  amount above the
                         Liquidation  Amount, if any, for which Sinclair redeems
                         the New Parent Preferred. The Trust would then promptly
                         redeem  New  Preferred   Securities  with  proceeds  it
                         received from KDSM,  Inc. If KDSM,  Inc.  exercises the
                         option in clause (b) above,  (i)  pursuant  to the KDSM
                         Senior  Debenture   Indenture,   Sinclair  has  agreed,
                         effective  at the time of such  distribution,  to fully
                         and  unconditionally  guarantee  the payment of the New
                         KDSM Senior Debentures on a junior  subordinated  basis
                         pursuant  to  the  New  Parent   Debenture   Guarantee;
                         provided that Sinclair  confirms the  effectiveness  of
                         the  New  Parent  Debenture  Guarantee  at the  time of
                         distribution  which it may not do if such  guarantee is
                         not then  permitted  under the terms of the Bank Credit
                         Agreement or the Existing  Notes and (ii) the Trust may
                         not  be  dissolved  unless  the  New  Parent  Debenture
                         Guarantee   is   effective.   Sinclair   is   currently
                         prohibited from taking any of the prospective actions referred to above by the Bank Credit Agreement and the Existing Notes. KDSM, Inc. will also be required to deliver a tax opinion to the Trust to the effect that the dissolution of the Trust and the distribution of the New KDSM Senior Debentures will not be a taxable event for United States federal in-come tax purposes to the holders of the Preferred
                         Securities. See "Risk Factors--Restrictions  Imposed by
                         Terms of Indebtedness."

Change of Control        Upon a Change of Control of  Sinclair,  each  holder of
                         New Preferred Securities will have the right to require
                         the Trust to redeem all or a portion  of such  holder's
                         New  Preferred   Securities  from  the  proceeds  of  a
                         redemption by KDSM, Inc. of New KDSM Senior  Debentures
                         held by the  Trust at a cash  purchase  price  equal to
                         101%  of such  New  Preferred  Securities'  Liquidation
                         Value, plus accrued and unpaid  distributions,  if any,
                         to the date of  redemption.  Under the terms of the New
                         Parent Preferred, upon a Change of Control of Sinclair,
                         Sinclair will be required to redeem  sufficient  shares
                         of New Parent  Preferred to enable KDSM, Inc. to redeem
                         the appropriate  aggregate principal amount of New KDSM
                         Senior  Debentures  held by the Trust.  Notwithstanding
                         the  foregoing,   the  holders  of  the  New  Preferred
                         Securities,  the New KDSM Senior Debentures and the New
                         Parent Preferred will not have the right to require the
                         issuers  of  such   securities  to  redeem,   repay  or
                         repurchase,  as the case may be, such securities upon a
                         Change of Control under any circumstances unless all of
                         the Existing Notes and all indebtedness  under the Bank
                         Credit  Agreement are repaid,  redeemed or repurchased,
                         all of the  commitments  and  letters of credit  issued
                         under the Bank Credit  Agreement are terminated and all
                         interest  rate  protection   agreements   entered  into
                         between  Sinclair and any lenders under the Bank Credit
                         Agreement are  terminated as a result of such Change of
                         Control,  or  the  holders  of  such  instruments  have
                         consented  to a Change of  Control  Offer in which case
                         the  date  on  which   all   Existing   Notes  and  all
                         indebtedness  under the Bank  Credit  Agreement  are so
                         repaid,  redeemed or repurchased and said  commitments,
                         letters  of  credit  and   interest   rate   protection
                         agreements  are  terminated  or  the  holders  of  such
                         instruments have consented to a Change of Control Offer
                         shall be deemed to be the date on which such  Change of
                         Control shall have occurred.  If Sinclair does not make
                         and  consummate a Change of Control Offer upon a Change
                         of  Control,  the holders of the  Preferred  Securities
                         will have the right to elect two directors to the board
                         of  directors  of  Sinclair   pursuant  to  the  Pledge
                         Agreement.

Voting Rights            Holders of the New Preferred  Securities  will not have
                         any voting rights in ordinary  circumstances.  However,
                         the  affirmative  vote of the  holders of a majority in
                         aggregate  Liquidation  Value of outstanding  Preferred
                         Securities    (100%   of   the   holders   in   certain
                         circumstances)   will  be   required   to  approve  any
                         amendment to the Trust Agreement or any proposed action
                         by the Trustees  thereunder that would adversely affect
                         the  powers,  preferences  or  special  rights  of  the
                         holders  of  the  Preferred  Securities  or  cause  the
                         dissolution,  winding-up  or  termination  of the Trust
                         (other  than  pursuant  to  the  Trust  Agreement).  In
                         addition, pursuant to the Trust Agreement, the approval
                         of the holders of a majority in  aggregate  Liquidation
                         Value of outstanding  Preferred Securities (100% of the
                         holders in certain  circumstances)  will be required to
                         approve (i) any amendment to the KDSM Senior  Debenture
                         Indenture  that would  adversely  affect the holders of
                         the Preferred  Securities,  (ii) any waiver of an Event
                         of  Default  (as  defined  in  the  relevant  governing
                         document) under the KDSM Senior Debenture  Indenture or
                         the Pledge  Agreement  or KDSM,  Inc.'s  obligation  to
                         comply with any covenant thereunder, (iii) any issuance
                         by the Trust of any additional  equity interests or the
                         incurrence by the Trust of any  indebtedness,  and (iv)
                         pursuant to the Pledge Agreement,  any action requiring
                         approval  of the  holders of the Parent  Preferred.  In
                         addition,  the  holders  of  a  majority  in  aggregate
                         Liquidation Value of the Preferred  Securities may have
                         the right to cause the  liquidation of the Trust in the
                         event of the  bankruptcy,  liquidation,  insolvency  or
                         dissolution  of  Sinclair  or of  one  or  more  of its
                         subsidiaries   that   collectively   own   directly  or
                         indirectly  50%  or  more  of  Sinclair's  consolidated
                         assets as described under  "--Dissolution of Trust Upon
                         Certain Events." In addition,  upon an Event of Default
                         under  the  Preferred  Securities,  the  holders  of  a
                         majority  in   aggregate   Liquidation   Value  of  the
                         Preferred  Securities  will have the right to elect new
                         trustees  of the  Trust.  Furthermore,  upon  a  Voting
                         Rights  Triggering  Event  under the Parent  Preferred,
                         KDSM,  Inc.,  as holder of the Parent  Preferred,  will
                         have the right to elect  two  directors  to  Sinclair's
                         board of directors.  Pursuant to the Pledge  Agreement,
                         KDSM,  Inc.  will agree that it will elect the nominees
                         of the  Trust;  the  Trust  will  agree  to  elect  the
                         nominees  of the  holders  of a majority  in  aggregate
                         Liquidation Value of outstanding  Preferred  Securities
                         to such directorships. If an Event of Default under the
                         KDSM Senior Debenture  Indenture has occurred and shall
                         be continuing, the holders of at least 25% in aggregate
                         Liquidation Value of outstanding  Preferred  Securities
                         shall have the right to direct the  Trustees  under the
                         Trust to declare the  principal  of and interest on the
                         KDSM Senior Debentures immediately due and payable. See
                         "Description  of the New  Preferred  Securities--Voting
                         Rights"  and   "Description  of  the  New  KDSM  Senior
                         Debentures--Events of Default."

Dissolution of Trust
 Upon Certain Events     In the  event  that  Sinclair  (or  one or  more of its
                         subsidiaries   that   collectively   own   directly  or
                         indirectly  50%  or  more  of  Sinclair's  consolidated
                         assets)  becomes  bankrupt or insolvent or is dissolved
                         or liquidated,  the Trust, at the option of the holders
                         of a majority  in  Liquidation  Value of the  Preferred
                         Securities,  may be dissolved  and  liquidated  and the
                         holders of the New Preferred  Securities and the Common
                         Securities may receive  portions of the New KDSM Senior
                         Debentures  in  exchange  therefor  to the extent  such
                         assets  are  legally   available  for  distribution  to
                         holders of New Preferred  Securities (together with any
                         Additional Amounts, if applicable),  after satisfaction
                         of liabilities to creditors of the Trust, if any. Under
                         current   bankruptcy  laws,  the  holders  of  the  New
                         Preferred Securities may not be able to exercise this right to dissolve the Trust. See "Description of the New Preferred Securities--Liquidation Distribution Upon
                         Dissolution."

Common Securities        On March 12, 1997, the Trust issued  approximately $6.2
                         million of Common Securities to KDSM, Inc. in exchange for cash. The Common Securities represent approximately
                         3% of the equity of the Trust.

V--NEW PARENT GUARANTEE

Terms of New Parent
 Guarantee               Sinclair has agreed to  unconditionally  guarantee (the
                         "Old  Parent  Guarantee"),  on  a  junior  subordinated
                         basis,   the  payment  in  full  under  the   Preferred
                         Securities of (i) any accrued and unpaid dis-
                         tributions on the Preferred  Securities  that have been
                         theretofore   properly   declared   on  the   Preferred
                         Securities  from funds of the Trust  legally  available
                         therefor in accordance with the Trust  Agreement,  (ii)
                         the  Redemption  Price  payable  with  respect  to  any
                         Preferred  Securities  called  for  redemption  by  the
                         Trust,  from  funds  legally   available   therefor  in
                         accordance  with the terms of the Trust  Agreement  and
                         (iii)  upon a  voluntary  or  involuntary  dissolution,
                         winding-up or  termination  of the Trust (other than in
                         connection  with a redemption  of all of the  Preferred
                         Securities),  the payment of an amount if, when, and to
                         the extent  holders  of the  Preferred  Securities  are
                         lawfully  entitled  to payment  thereof  from the Trust
                         equal  to  the  lesser  of  (a)  the  full  liquidation
                         preference  plus  accumulated  and unpaid  dividends to
                         which  the  holders  of the  Preferred  Securities  are
                         lawfully  entitled,  and (b) the amount of the  Trust's
                         legally  available assets remaining after  satisfaction
                         of all claims of other  parties  which,  as a matter of
                         law, are prior to those of the holders of the Preferred
                         Securities.  In  connection  with the  Exchange  Offer,
                         Sinclair   will  offer  to  exchange   the  Old  Parent
                         Guarantee for a guarantee that has been registered under the Securities Act (the "New Parent Guarantee").
                         The terms of the New Parent Guarantee will be identical to those of the Old Parent Guarantee.

                         The Trust Agreement provides that distributions on the New Preferred Securities are not properly declarable, and funds are not legally available for redemption of the Preferred Securities, unless the Trust has cash sufficient to pay such distributions or make such redemption, as the case may be. The New Parent Guarantee will not run to the benefit of any creditors of the Trust. The New Parent Guarantee will be unsecured and will rank subordinate and junior in right of payment to all liabilities of Sinclair (excluding liabilities that are made pari passu with or subordinate to the New Parent Guarantee expressly by their terms). The New Parent Guarantee is a guarantee of payment with respect to the New Preferred Securities in certain limited circumstances and not of collection. See "Risk Factors--Limited Rights Under the New Parent Guarantee" and "Description of the New Parent Guarantee--General" and "--Status of the New Parent Guarantee."

VI--OTHER INFORMATION

Expense Agreement        KDSM,  Inc. has entered into an agreement (the "Expense
                         Agreement") pursuant to which it agreed to pay all of the expenses of the Trust. Failure to pay such expenses would be an Event of Default under the KDSM Senior
                         Debenture Indenture.

Use of Proceeds          Neither  the  Company,  KDSM,  Inc.  nor the Trust will
                         receive any cash  proceeds from the issuance of the New
                         Preferred   Securities  offered  hereby.  See  "Use  of
                         Proceeds."

Form of New Preferred
 Securities              The New  Preferred  Securities  received  by  qualified
                         institutional buyers (as defined pursuant to Rule 144A under the Securities Act of 1933, as amended, "QIBs") will be represented by a single permanent global certificate in definitive registered form (a "Global
                         Security"), registered in the name of DTC or its nominee. The New Preferred Securities purchased by institutional "accredited investors" (as defined in Rule 501(a)(1), (2),

                         (3) or (7) under the Securities Act) who are not QIBs ("Accredited Investors") will be issued in registered certificated form ("Certificated Securities"). Beneficial interests in the Global Securities will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC. As described herein, certain circumstances may arise where Certificated Securities will be required to be issued to all holders (such Certificated Securities with those Certificated Securities held by Accredited
                         Investors collectively referred to as "Non-Global Securities"). See "Description of the New Preferred Securities--Book-Entry Securities; The Depository Trust Company; Delivery and Form." If the New Parent Preferred, New KDSM Senior Debentures or any New Parent Debenture Guarantee are issued to the public for any reason, the issuing entity will also seek to have such securities represented by a certificate or certificates registered in the name of DTC or its nominee, if permissible under the rules of the DTC.

Absence of Public Trading
 Market There is no public market for the New Preferred Securities. The Trust has been advised by Smith Barney Inc. and Chase Securities Inc. (together the "Initial Purchasers") that the Initial Purchasers intend to make a market in the New Preferred Securities; however, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the New Preferred Securities or that an active public market will develop. If an active trading market does not develop or is not maintained, the market price and liquidity of the New Preferred Securities may be adversely affected. In addition, there is no public market for the New KDSM Senior Debentures, the New Parent Preferred or the Parent Debenture Guarantee which may be issued directly to the holders of the New Preferred Securities in certain circumstances. No assurance can be given as to the liquidity of the trading market for any such securities if they are issued to the holders of New Preferred Securities for any reason. If an active public market does not develop for such securities, the market price and liquidity of such securities may be adversely affected. The Company does not intend to apply to list the New Preferred Securities on any national exchange.

         SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
                        SINCLAIR BROADCAST GROUP, INC.
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

   The summary historical consolidated financial data for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 have been derived from the Company's audited Consolidated Financial Statements (the "Consolidated Financial Statements"). The Consolidated Financial Statements for the years ended December 31, 1994, 1995 and 1996 are incorporated herein by reference. The summary pro forma consolidated financial data of the Company reflect the 1996 Acquisitions and the application of the proceeds of the Old Securities Offering as set forth in "Use of Proceeds" as though they occurred at the beginning of the periods presented and are derived from the pro forma consolidated financial statements of the Company included elsewhere in this Prospectus. See "Pro Forma Consolidated Financial Information of Sinclair." The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Sinclair" and Sinclair's Consolidated Financial Statements, both incorporated herein by reference to Sinclair's Annual Report on Form 10-K (as amended) for the period ended December 31, 1996.


                                                                       YEARS ENDED DECEMBER 31,
                                                 --------------------------------------------------------------------
                                                                                                           PRO FORMA
                                                    1992       1993      1994(A)     1995(A)    1996(A)     1996(B)
                                                 ---------- ---------- ----------- ---------- ---------- ------------
                                                                                                          (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
 Net broadcast revenues(c)                       $61,081    $69,532    $118,611    $187,934   $346,459   $445,008
 Barter revenues                                   8,805      6,892      10,743      18,200     32,029     36,065
                                                 ---------- ---------- ----------- ---------- ---------- ------------
  Total revenues                                  69,886     76,424     129,354     206,134    378,488    481,073
                                                 ---------- ---------- ----------- ---------- ---------- ------------
 Operating expenses, excluding depreciation and
  amortization, deferred compensation and
  special bonuses paid to executive officers      32,993     32,295      50,545      80,446    167,765    224,061
 Depreciation and amortization(d)                 30,943     22,486      55,587      80,410    121,081    153,705
 Amortization of deferred compensation                --         --          --          --        739        933
 Special bonuses paid to executive officers           --     10,000       3,638          --         --         --
                                                 ---------- ---------- ----------- ---------- ---------- ------------
 Broadcast operating income                        5,950     11,643      19,584      45,278     88,903    102,374
                                                 ---------- ---------- ----------- ---------- ---------- ------------
 Interest and amortization of debt discount
  expense                                         12,997     12,852      25,418      39,253     84,314    104,662
 Interest and other income                         1,207      2,131       2,447       4,163      3,478      1,925
 Distributions made to outside investors of the
  Trust(e)                                            --         --          --          --          --    23,250
                                                 ---------- ---------- ----------- ---------- ---------- ------------
 Income (loss) before (provision) benefit for
  income taxes and extraordinary item            $(5,840)   $   922    $ (3,387)   $ 10,188   $  8,067   $(23,613)
                                                 ========== ========== =========== ========== ========== ============
 Net income (loss) available to common
  shareholders                                   $(4,651)   $(7,945)   $ (2,740)   $     76   $  1,131   $(17,877)
                                                 ========== ========== =========== ========== ========== ============
 Earnings (loss) per common share:
  Net income (loss) before extraordinary item    $ (0.16)   $    --    $  (0.09)   $   0.15   $   0.03   $  (0.46)
  Extraordinary item                                  --      (0.27)         --       (0.15)        --         --
                                                 ---------- ---------- ----------- ---------- ---------- ------------
  Net income (loss) per common share             $ (0.16)   $ (0.27)   $  (0.09)   $     --   $   0.03   $  (0.46)
                                                 ========== ========== =========== ========== ========== ============
  Weighted average shares out-
   standing (in thousands)                        29,000     29,000      29,000      32,205     37,381     39,058
                                                 ========== ========== =========== ========== ========== ============
OTHER DATA:
 Broadcast cash flow(f)                          $28,019    $37,498    $ 67,519    $111,124   $189,216   $217,719
 Broadcast cash flow margin(g)                     45.9%      53.9%       56.9%       59.1%      54.6%      48.9%
 Operating cash flow(h)                          $26,466    $35,406    $ 64,547    $105,750   $180,272   $206,469
 Operating cash flow margin(g)                     43.3%      50.9%       54.4%       56.3%      52.0%      46.4%
 After tax cash flow(i)                          $15,865    $23,725    $ 42,223    $ 65,460   $ 92,500   $ 86,218
 After tax cash flow per share(j)                   0.55       0.82        1.46        2.03       2.47       2.21
 After tax cash flow margin(g)                     26.0%      34.1%       35.6%       34.8%      26.7%      19.4%
 Program contract payments                       $10,427    $ 8,723    $ 14,262    $ 19,938   $ 30,451   $ 50,543
 Capital expenditures                                426        528       2,352       1,702     12,609     14,072
 Corporate overhead expense                        1,553      2,092       2,972       5,374      8,944     11,250
                                                                                       (continued on following page)

                                                                                AS OF DECEMBER 31,
                                                         ----------------------------------------------------------------
                                                                                                              PRO FORMA
                                                            1992      1993    1994(A)   1995(A)   1996(A)      1996(B)
                                                         --------- --------- --------- --------- --------- --------------
                                                                                                             (UNAUDITED)
Operating cash flow to interest expense                  2.0 x     2.8 x     2.5 x     2.7 x     2.1 x      2.0 x
Operating cash flow to interest expense plus
 distributions made to outside investors of the Trust    2.0 x     2.8 x     2.5 x     2.7 x     2.1 x      1.6 x
Operating cash flow less capital expenditures to
 interest expense plus distributions made to outside
 investors of the Trust                                  2.0 x     2.7 x     2.4 x     2.7 x     2.0 x      1.5 x
Net debt to operating cash flow(k)                       4.1 x     5.8 x     5.3 x     2.9 x     7.1 x      5.3 x
Net debt plus Company Obligated Mandatorily
 Redeemable Security of Trust Holding Solely
 KDSM Senior Debentures to operating cash flow           4.1 x     5.8 x     5.3 x     2.9 x     7.1 x      6.3 x

BALANCE SHEET DATA:
 Cash and cash equivalents                               $  1,823  $ 18,036  $  2,446  $112,450  $   2,341  $   41,341
 Total assets                                             140,366   242,917   399,328   605,272  1,707,297   1,752,297
 Total debt(l)                                            110,659   224,646   346,270   418,171  1,288,147   1,133,147
 Company Obligated Mandatorily Redeemable
  Security of Trust Holding Solely KDSM
  Senior Debentures(m)                                         --        --        --        --         --     200,000
 Total stockholders' equity (deficit)                      (3,127)  (11,024)   (13,723)  96,374    237,253     237,253

    NOTES TO SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

(a) The Company made acquisitions in 1994, 1995 and 1996 as described in the footnotes to the Consolidated Financial Statements incorporated herein by reference. The Statement of Operations and other data presented for periods preceding the dates of acquisitions do not include amounts for these acquisitions and therefore are not comparable to subsequent periods. Additionally, the years in which the specific acquisitions occurred may not be comparable to subsequent periods depending on when during the year the acquisition occurred.

(b) The pro forma information in this table reflects the pro forma effect of the completion of the Old Securities Offering (and the application of the net proceeds thereof as set forth in "Use of Proceeds") and the 1996 Acquisitions as if such transactions had occurred on January 1, 1996.

(c) Net broadcast revenues are defined as broadcast revenues net of agency commissions.

(d) Depreciation and amortization includes amortization of program contract costs and net realizable value adjustments, depreciation and amortization of property and equipment, and amortization of acquired intangible broadcasting assets and other assets including amortization of deferred financing costs and costs related to excess syndicated programming.

(e) Distributions made to outside investors of the Trust represents the distributions on $200 million aggregate Liquidation Value of Preferred Securities at a distribution rate of 11.625%.

(f) "Broadcast cash flow" is defined as broadcast operating income plus corporate overhead expense, special bonuses paid to executive officers, depreciation and amortization, (including film amortization and amortization of deferred compensation and excess syndicated programming) less cash payments for program contract rights. Cash program payments represent cash payments made for current program payables and do not necessarily correspond to program usage. Special bonuses paid to executive officers are considered non-recurring expenses. The Company has presented broadcast cash flow data, which the Company believes are comparable to the data provided by other companies in the industry, because such data are commonly used as a measure of performance for broadcast companies. However, broadcast cash flow does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(g) "Broadcast cash flow margin" is defined as broadcast cash flow divided by net broadcast revenues. "Operating cash flow margin" is defined as operating cash flow divided by net broadcast revenues. "After tax cash flow margin" is defined as after tax cash flow divided by net broadcast revenues.

(h) "Operating cash flow" is defined as broadcast cash flow less corporate overhead expense and is a commonly used measure of performance for broadcast companies. Operating cash flow does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

                                           (notes continued on following page)

(i) "After tax cash flow" is defined as net income (loss) before extraordinary items plus depreciation and amortization (including film amortization and amortization of deferred compensation and excess syndicated programming) plus special bonuses paid to executive officers, less program contract payments. After tax cash flow is presented here not as a measure of operating results and does not purport to represent cash provided by operating activities. After tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(j) "After tax cash flow per share" is defined as after tax cash flow divided by weighted average common and common equivalent shares outstanding.

(k)  Net debt is defined as total debt less cash and cash equivalents.

(l) "Total debt" is defined as long-term debt, net of unamortized discount, and capital lease obligations, including current portion thereof. In 1992 total debt included warrants outstanding which were redeemable outside the control of the Company. The warrants were purchased by the Company for $10.4 million in 1993. Total debt as of December 31, 1993 included $100.0 million in principal amount of the 1993 Notes (as defined herein), the proceeds of which were held in escrow to provide a source of financing for acquisitions that were subsequently consummated in 1994 utilizing borrowings under the Bank Credit Agreement. $100 million of the 1993 Notes was redeemed from the escrow in the first quarter of 1994. Pro forma total debt does not include the Preferred Securities.

(m) Company Obligated Mandatorily Redeemable Security of Trust Holding Solely KDSM Senior Debentures represents $200 million aggregate Liquidation Value of Preferred Securities which carry a mandatory redemption feature after twelve years.

                                  RISK FACTORS

   In addition to the other information contained in this Prospectus, holders of Old Preferred Securities should review carefully the following risks concerning the New Preferred Securities, the Company and the broadcast industry before purchasing the securities offered hereby.


SUBSTANTIAL LEVERAGE AND PREFERRED STOCK OUTSTANDING

   The Company has consolidated indebtedness that is substantial in relation to its total stockholders' equity. As of March 31, 1997, the Company had outstanding long-term indebtedness (including current installments) of approximately $1.1 billion. In addition, the New Parent Preferred, and any Old Parent Preferred issued in connection with the Old Securities Offering that remains outstanding after the Exchange Offer, which together will have an aggregate Liquidation Amount of $200 million, must be redeemed by the Company in 2009. Furthermore, the portion of the Company's revolving credit facility under the Bank Credit Agreement that was repaid from the proceeds of the Old Securities Offering can be reborrowed, subject to certain conditions and limitations included in the Bank Credit Agreement. The Company also has outstanding 1,115,370 shares of Series B Convertible Preferred Stock with an aggregate liquidation preference of $111.5 million as the date hereof, which will be junior to the New Parent Preferred when issued but may become pari passu in some circumstances. See "Description of Capital Stock--Preferred Stock--Series B Convertible Preferred Stock." The Company also has significant program contracts payable and commitments for future programming. Moreover, subject to the restrictions contained in its debt instruments and preferred stock, the Company may incur additional debt and issue additional preferred stock in the future.

   The Company has and will continue to have significant payments relating to the Bank Credit Agreement, its 10% Senior Subordinated Notes due 2003 (the "1993 Notes"), the 10% Senior Subordinated Notes due 2005 (the "1995 Notes" and, with the 1993 Notes, the "Existing Notes"), and the Parent Preferred, and a significant amount of the Company's cash flow will be required to service these obligations. The Company, on a consolidated basis, reported interest expense of $84.3 million for the year ended December 31, 1996. After giving pro forma effect to the 1996 Acquisitions and the Old Securities Offering as though they occurred on January 1, 1996, and the use of the net proceeds therefrom, the interest expense and payments related to the Preferred Securities would have been $104.7 million and $23.3 million respectively, for the same period. The weighted average interest rates accrued on the Company's indebtedness under the Bank Credit Agreement during the year ended December 31, 1996 was 8.08%.

   The $250 million revolving credit facility available to the Company under the Bank Credit Agreement will be subject to reductions beginning March 31, 1999, and will mature on November 30, 2003. Required repayment of portions of the $750 million in term loans under the Bank Credit Agreement began on December 31, 1996 and the term loans must be fully repaid by November 30, 2003. The 1993 Notes mature in 2003 and the 1995 Notes mature in 2005. The Parent Preferred must be redeemed in 2009. Required repayment of other indebtedness of the Company totaling approximately $1.3 billion will occur at various dates through May 31, 2005.

   The Company's current and future debt service obligations and obligations to make distributions on and to redeem preferred stock could have adverse consequences to holders of the New Preferred Securities, including the following: (i) the Company's ability to obtain financing for future working capital needs or additional acquisitions or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness and payments related to the Preferred Securities, thereby reducing funds available for operations; (iii) the Company may be vulnerable to changes in interest rates under its credit facilities; and (iv) the Company may be more vulnerable to adverse economic conditions than less leveraged competitors and, thus, may be limited in its ability to withstand competitive pressures. If the Company is unable to service or refinance its indebtedness or preferred stock, it may be required to sell one or more of its stations to reduce debt service obligations.


   The Company expects to be able to satisfy its future debt service and dividend and other payment obligations and other commitments with cash flow from operations. However, there can be no assurance that the future cash flow of the Company will be sufficient to meet such obligations and commitments. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, it may be required to refinance all or a portion of its existing indebtedness or to obtain additional financing. There can be no assurance that any such refinancing or additional financing could be obtained on acceptable terms. If the Company is unable to service or refinance its indebtedness, it may be required to sell one or more of its stations to reduce debt service obligations.


SUBORDINATION OF NEW PARENT GUARANTEE, NEW PARENT DEBENTURE GUARANTEE AND NEW PARENT PREFERRED

   Sinclair's obligations under the New Parent Guarantee are, and its obligations under the New Parent Debenture Guarantee, if effective, will be, subordinated and junior in right of payment to all other liabilities of Sinclair except any liabilities that may be made pari passu with or subordinate to the New Parent Guarantee or New Parent Debenture Guarantee, as the case may be, expressly by their terms. The New Parent Preferred, with respect to dividend rights and rights on liquidation, winding-up and dissolution of Sinclair, ranks
(i) junior in right of payment to all indebtedness of Sinclair and its Subsidiaries, (ii) senior in right of payment to all common stock of Sinclair and (iii) senior to Sinclair's Series B Convertible Preferred Stock, except that upon a "Series B Trigger Event" (as defined below), the New Parent Preferred will rank pari passu with the Series B Convertible Preferred Stock in respect of dividend rights and rights on distributions upon liquidation, dissolution and winding-up of Sinclair. A "Series B Trigger Event" means the termination of Barry Baker's employment with the Company prior to the expiration of the initial five-year term of his employment agreement (i) by the Company for any reason other than "for cause" (as defined in the Baker Employment Agreement) or (ii) by Barry Baker under certain circumstances, including (a) on 60 days' prior written notice given at any time within 180 days following a Change of Control; (b) if Mr. Baker is not elected (and continued) as a director of Sinclair or SCI, as President and Chief Executive Officer of SCI or as Executive Vice President of Sinclair, or Mr. Baker shall be removed from any such board or office; (c) upon a material breach by Sinclair or SCI of the Baker Employment Agreement which is not cured; (d) if there shall be a material diminution in Mr. Baker's authority or responsibility, or certain of his economic benefits are materially reduced, or Mr. Baker shall be required to work outside Baltimore; or (e) the effective date of his employment as contemplated by clause (b) shall not have occurred by August 31, 1997. Mr. Baker cannot be appointed to the positions described in clause (b) above until the occurrence of certain events with respect to WIIB, WTTV and WTTK in Indianapolis and WTTE and WSYX in Columbus as described under "--Dependence on Key Personnel; Employment Agreements with Key Personnel." There can be no assurance as to when or whether these events will occur, although the Company believes Mr. Baker does not presently intend to terminate his employment agreement if he is not appointed to the positions with Sinclair or SCI by August 31, 1997. In addition, upon a Series B Trigger Event, dividends on the Series B Convertible Preferred Stock are required to be paid in cash or additional shares of Series B Convertible Preferred Stock at a rate of $3.75 per share per quarter for the first year and $5.00 per share per quarter thereafter.

   As of December 31, 1996, Sinclair had approximately $1.3 billion of indebtedness which would have been senior to the New Parent Preferred, the New Parent Guarantee and the New Parent Debenture Guarantee, if effective. As a holding company, substantially all of Sinclair's assets consist of the capital stock of its subsidiaries. Except to the extent that Sinclair may itself be a creditor with recognized claims against its subsidiaries, the claims of the holders of the New Parent Preferred, the New Parent Guarantee or any New Parent Debenture Guarantee are effectively subordinated to the claims of the direct creditors of the subsidiaries of Sinclair. Subject to compliance with certain limitations in Sinclair's debt instruments, Sinclair and its subsidiaries may incur additional indebtedness. See "Description of the New Parent Guarantee--Status of the Parent Guarantee."


COVENANT RESTRICTIONS ON DIVIDENDS AND REDEMPTION

   Certain covenants under the Existing Indentures (as defined in "Certain Definitions") and the Bank Credit Agreement restrict the amount of dividends and redemptions that may be declared and paid by Sinclair on its capital stock, including the New Parent Preferred. Although Sinclair presently believes it will be able to pay dividends on the New Parent Preferred as required, there can be no assurance that

Sinclair will be permitted under such restrictions to declare dividends throughout the term of the New Parent Preferred. Sinclair may make other restricted payments or Sinclair's consolidated operating performance may decline, either of which could limit Sinclair's ability to declare dividends. In addition, under the terms of the Bank Credit Agreement, the Company would not be able to pay full cash dividends on the New Parent Preferred beginning December 31, 1998 unless Sinclair's Total Indebtedness Ratio (as defined in the Bank Credit Agreement) improves from Sinclair's pro forma 1996 Total Indebtedness Ratio. As of December 31, 1996, on a pro forma basis assuming completion on January 1, 1996 of the 1996 Acquisitions and the Old Securities Offering (and application of the proceeds of the Old Securities Offering as set forth in "Use of Proceeds"), this limitation would have allowed the Company to pay up to $44.5 million in dividends on capital stock for fiscal 1996. The Company must also satisfy other financial covenants to pay cash dividends under the Bank Credit Agreement. See "Description of Indebtedness of Sinclair" and "Description of Capital Stock of Sinclair--Preferred Stock--Series B Convertible Preferred Stock."


RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

   The Existing Indentures restrict, among other things, the Company's and its Subsidiaries' (as defined in the Existing Indentures) ability to (i) incur additional indebtedness, (ii) pay dividends, make certain other restricted
payments  or  consummate   certain   asset  sales,   (iii)  enter  into  certain
transactions with affiliates, (iv) incur indebtedness that is subordinate in priority and in right of payment to any senior debt and senior in right of payment to the Existing Notes, (v) merge or consolidate with any other person, or (vi) sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Bank Credit Agreement contains certain other and more restrictive covenants, including restrictions on redemption of capital stock, a limitation on the aggregate size of future acquisitions undertaken without lender consent, a requirement that certain conditions be satisfied prior to consummation of future acquisitions, and a limitation on the amount of capital expenditures permitted by the Company in future years without lender consent. The Bank Credit Agreement also requires the Company to maintain specific financial ratios and to satisfy certain financial condition tests. The Company's ability to meet these financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. The breach of any of these covenants could result in a default under the Bank Credit Agreement and/or the Existing Indentures. In the event of a default under the Bank Credit Agreement or the Existing Indentures, the lenders and the noteholders could seek to declare all amounts outstanding under the Bank Credit Agreement and the Existing Notes, together with accrued and unpaid interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders under the Bank Credit Agreement could proceed against the collateral granted to them to secure that indebtedness. If the indebtedness under the Bank Credit Agreement or the Existing Notes were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, all of which rank senior in right of payment to the Parent Preferred, the Parent Guarantee and the Parent Debenture Guarantee, if effective. Substantially all of the assets of the Company and its Subsidiaries (other than the assets of KDSM, Inc.) are pledged as security under the Bank Credit Agreement. The Subsidiaries (with the exception of Cresap Enterprises, Inc., KDSM, Inc. and KDSM Licensee, Inc.) also guarantee the indebtedness under the Bank Credit Agreement and the Existing Indentures.

   In addition to a pledge of substantially all of the assets of the Company and its Subsidiaries, the Company's obligations under the Bank Credit Agreement are secured by a pledge of the assets of certain non-Company entities (the "Stockholder Affiliates") owned and controlled by the Controlling Stockholders, including Cunningham Communications, Inc. ("CCI"), Gerstell Development Corporation ("Gerstell"), Gerstell Development Limited Partnership ("Gerstell LP") and Keyser Investment Group, Inc. ("KIG"). If the Company were to seek to replace the Bank Credit Agreement, there can be no assurance that the assets of these Stockholder Affiliates would be available to provide additional security under a new credit agreement, or that a new credit agreement could be arranged on terms as favorable as the terms of the Bank Credit Agreement without a pledge of such Stockholder Affiliates' assets.

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

CONFLICTS OF INTEREST

   In addition to their respective interests in the Company, the Controlling Stockholders have interests in various non-Company entities which are involved in businesses related to the business of the Company, including, among others, the operation of a television station in St. Petersburg, Florida since 1991 and a television station in Bloomington, Indiana since 1990. In addition, the Company leases certain real property and tower space from and engages in other transactions with the Stockholder Affiliates, which are controlled by the Controlling Stockholders. Although the Controlling Stockholders have agreed to divest interests in the Bloomington station that are attributable to them under applicable FCC regulations, the Controlling Stockholders and the Stockholder Affiliates may continue to engage in the operation of the St. Petersburg, Florida Station and other already existing businesses. However, under Maryland law, generally a corporate insider is precluded from acting on a business opportunity in his or her individual capacity if that opportunity is one which the corporation is financially able to undertake, is in the line of the corporation's business and of practical advantage to the corporation, and is one in which the corporation has an interest or reasonable expectancy. Accordingly, the Controlling Stockholders generally are required to engage in new business opportunities of the Company only through the Company unless a majority of the Company's disinterested directors decide under the standards discussed above, that it is not in the best interests of the Company to pursue such opportunities. Non-Company activities of the Controlling Stockholders such as those described above could, however, present conflicts of interest with the Company in the allocation of management time and resources of the Controlling Stockholders, a substantial majority of which is currently devoted to the business of the Company.

   In addition, there have been and will be transactions between the Company and Glencairn Ltd. (with its subsidiaries, "Glencairn"), a corporation in which relatives of the Controlling Stockholders beneficially own a majority of the equity interests. Glencairn is the owner-operator and licensee of WRDC in Raleigh/Durham, WVTV in Milwaukee, WNUV in Baltimore and WABM in Birmingham. The Company currently provides programming services to each of these stations pursuant to an LMA. Glencairn also has exercised an option to acquire the License Assets of WFBC in Greenville/Spartanburg, South Carolina and has exercised an option to acquire the License Assets of KRRT in San Antonio, Texas from a third party. The Non-License Assets of WFBC and KRRT were acquired by the Company in the River City Acquisition, and the Company currently provides programming services to each station pursuant to an LMA. The Company has also agreed (subject to FCC approval) to sell the License Assets relating to WTTE in Columbus, Ohio to Glencairn and to enter into an LMA with Glencairn pursuant to which the Company will provide programming services for this station after the acquisition of the License Assets by Glencairn. See "Business of Sinclair--Broadcasting Acquisitions Strategy." The Company does not expect this transfer to occur unless the Company acquires the assets of WSYX in Columbus, Ohio.

   Two persons who are expected to become directors of the Company, Barry Baker (who is also expected to become an executive officer of the Company) and Roy F. Coppedge, III, have direct and indirect interests in River City, from which the Company purchased certain assets in the River City Acquisition. In addition, in connection with the River City Acquisition, the Company has entered into various ongoing agreements with River City, including options to acquire assets that were not acquired at the time of the initial closing of the River City Acquisition, and LMAs relating to stations for which River City continues to own License Assets. See "Business--Broadcasting Acquisition Strategy." Messrs. Baker and Coppedge were not officers or directors of the Company at the time these agreements were entered into, but, upon their expected election to the board of directors of the Company and upon Mr. Baker's expected appointment as an executive officer of the Company, they may have conflicts of interest with respect to issues that arise under any continuing agreements and any other agreements with River City.

   The Bank Credit Agreement, the Existing Indentures and the Parent Preferred provide that transactions between the Company and its affiliates must be no less favorable to the Company than would be available in comparable transactions in arm's-length dealings with an unrelated third party. Moreover, the Existing Indentures provide that any such transactions involving aggregate payments in excess of $1.0 million must be approved by a majority of the members of the board of directors of the Company and the Company's independent directors (or, in the event there is only one independent director, by such director), and, in the case of any such transactions involving aggregate payments in excess of $5.0 million, the Company is required to obtain an opinion as to the fairness of the transaction to the Company from a financial point of view issued by an investment banking or appraisal firm of national standing.


VOTING RIGHTS; CONTROL BY CONTROLLING STOCKHOLDERS;
POTENTIAL ANTI-TAKEOVER EFFECT OF DISPROPORTIONATE VOTING RIGHTS

   The Company's Common Stock has been divided into two classes, each with different voting rights. The Class A Common Stock entitles a holder to one vote per share on all matters submitted to a vote of the stockholders, whereas the Class B Common Stock, 100% of which is beneficially owned by the Controlling Stockholders, entitles a holder to ten votes per share, except for "going private" and certain other transactions for which the holder is entitled to one vote per share. The Class A Common Stock, the Class B Common Stock and the Series B Convertible Preferred Stock vote together as a single class (except as otherwise may be required by Maryland law) on all matters submitted to a vote of stockholders, with each share of Series B Convertible Preferred Stock entitled to 3.64 votes on all such matters. Holders of Class B Common Stock may at any time convert their shares into the same number of shares of Class A Common Stock and holders of Series B Convertible Preferred Stock may at any time convert each share of Series B Convertible Preferred Stock into 3.64 Shares of Class A Common Stock. The holders of the New Parent Preferred generally do not have the right to vote on matters presented to stockholders of Sinclair. See "Description of the Parent Preferred--Voting Rights."

   The Controlling Stockholders own in the aggregate 71.6% of the outstanding capital stock (including the Series B Convertible Preferred Stock) of the Company and control approximately 96.2% of all voting rights associated with the Company's capital stock. As a result, any three of the Controlling Stockholders will be able to elect a majority of the members of the board of directors of Sinclair and, thus, will have the ability to maintain control over the operations and business of the Company.

   The Controlling Stockholders have entered into a stockholders' agreement (the "Stockholders' Agreement") pursuant to which they have agreed, for a period ending in 2005, to vote for each other as candidates for election to the board of directors. In addition, in connection with the River City Acquisition, the Controlling Stockholders and Barry Baker and Boston Ventures IV Limited Partnership and Boston Ventures IVA Limited Partnership (collectively, "Boston Ventures") have entered into a voting agreement (the "Voting Agreement") pursuant to which the Controlling Stockholders have agreed to vote in favor of certain specified matters including, but not limited to, the appointment of Mr. Baker and Mr. Coppedge (or another designee of Boston Ventures) to the Company's Board of Directors at such time as they are allowed to become directors pursuant to FCC rules. Mr. Baker and Boston Ventures, in turn, have agreed to vote in favor of the reappointment of each of the Controlling Stockholders to the Company's board of directors. The Voting Agreement will remain in effect with respect to Mr. Baker for as long as he is a director of the Company and will remain in effect with respect to Mr. Coppedge (or another designee of Boston Ventures) until the first to occur of (a) the later of (i) May 31, 2001 and (ii) the expiration of the initial five-year term of Mr. Baker's employment agreement and (b) such time as Boston Ventures no longer owns directly or indirectly through its interest in River City at least 721,115 shares of Class A Common Stock (including shares that may be obtained on conversion of Series B Convertible Preferred Stock). See "Management--Employment Agreements" in Sinclair's Annual Report on Form 10-K (as amended) incorporated herein by reference.

   The disproportionate voting rights of the Class B Common Stock relative to the Class A Common Stock and the Stockholders' Agreement and Voting Agreement may make the Company a less attractive target for a takeover than it otherwise might be or render more difficult or discourage a merger proposal, tender offer or other transaction involving an actual or potential change of control of the Company.

DEPENDENCE UPON KEY PERSONNEL; EMPLOYMENT AGREEMENTS WITH KEY PERSONNEL


   The Company believes that its success will continue to be dependent upon its ability to attract and retain skilled managers and other personnel, including its present officers, regional directors and general managers. The loss of the services of any of the present officers, especially its President and Chief

Executive Officer, David D. Smith, or Barry Baker, who is currently a consultant to the Company and is expected to become President and Chief Executive Officer of Sinclair Communications, Inc. (a wholly owned subsidiary of the Company that holds all of the broadcast operations of the Company, "SCI") and Executive Vice President and a director of the Company as soon as permissible under FCC rules, may have a material adverse effect on the operations of the Company. Each of the Controlling Stockholders has entered into an employment agreement with the Company, each of which terminates June 12, 1998, unless renewed for an additional one year period according to its terms, and Barry Baker has entered into an employment agreement that terminates in 2001. See "Management--Employment Agreements" in Sinclair's Annual Report on Form 10-K (as amended) incorporated herein by reference. The Company has key-man life insurance for Mr. Baker, but does not currently maintain key personnel life insurance on any of its executive officers.

   Mr. Baker cannot be appointed as an executive officer or director of the Company until such time as (i) either the Controlling Stockholders dispose of their attributable interests (as defined by applicable FCC rules) in a television station in the Indianapolis DMA or Mr. Baker no longer has an attributable interest in WTTV or WTTK in Indianapolis; and (ii) either the Company disposes of its attributable interest in WTTE in Columbus or Mr. Baker no longer has an attributable interest in WSYX in Columbus. There can be no assurance as to when or whether these events will occur. The failure of Mr. Baker to become a director and officer of the Company on or before August 31, 1997, may allow Mr. Baker to terminate his employment agreement. See "Subordination of New Parent Guarantee, New Parent Debenture Guarantee and New Parent Preferred," above. The Company has no reason to believe Mr. Baker will terminate his employment agreement in such event. However, if Mr. Baker did terminate his employment agreement as a result of a Series B Trigger Event, the Company could be required to pay cash or stock dividends to Mr. Baker and the other holders of Series B Convertible Preferred Stock and the Series B Convertible Preferred Stock would rank pari passu with the Parent Preferred. See "Description of Capital Stock--Preferred Stock." In addition, if Mr. Baker's employment agreement is terminated under certain specified circumstances (including any event constituting a Series B Trigger Event), Mr. Baker will have the right to purchase from the Company at fair market value either (i) the Company's broadcast operations in either the St. Louis market or the Asheville/Greenville/Spartanburg market or (ii) all of the Company's radio operations, which may also have a material adverse effect on the operations of the Company.


RECENT RAPID GROWTH; ABILITY TO MANAGE GROWTH; FUTURE ACCESS TO CAPITAL

   Since the beginning of 1992, the Company has experienced rapid and substantial growth primarily through acquisitions and the development of LMA arrangements. In 1996, the Company completed the River City Acquisition and other acquisitions, which increased the number of television stations owned or provided programming services by the Company from 13 to 28 and increased the number of radio stations owned or provided programming or sales services from none to 26 radio stations. There can be no assurance that the Company will be able to continue to locate and complete acquisitions on the scale of the River City Acquisition or in general. In addition, acquisitions in the television and radio industry have come under increased scrutiny from the Department of Justice and the Federal Trade Commission. See "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting." Accordingly, there is no assurance that the Company will be able to maintain its rate of growth or that the Company will continue to be able to integrate and successfully manage such expanded operations. Inherent in any future acquisitions are certain risks such as increasing leverage and debt service requirements and combining company cultures and facilities which could have a material adverse effect on the Company's operating results, particularly during the period immediately following such acquisitions. Additional debt or capital may be required in order to complete future acquisitions, and there can be no assurance the Company will be able to obtain such financing or raise the required capital.


DEPENDENCE ON ADVERTISING REVENUES; EFFECT OF LOCAL, REGIONAL AND NATIONAL ECONOMIC CONDITIONS

   The Company's operating results are primarily dependent on advertising revenues which, in turn, depend on national and local economic conditions, the relative popularity of the Company's programming, the demographic characteristics of the Company's markets, the activities of competitors and other factors which are outside the Company's control. Both the television and radio industries are cyclical in nature, and the Company's revenues could be adversely affected by a future local, regional or national recessionary environment.


RELIANCE ON TELEVISION PROGRAMMING

   One of the Company's most significant operating cost components is television programming. There can be no assurance that the Company will not be exposed in the future to increased programming costs which may adversely affect the Company's operating results. Acquisitions of program rights are usually made two or three years in advance and may require multi-year commitments, making it difficult to accurately predict how a program will perform. In some instances, programs must be replaced before their costs have been fully amortized, resulting in write-offs that increase station operating costs.


CERTAIN NETWORK AFFILIATION AGREEMENTS

   All but two of the television stations owned or provided programming services by the Company are affiliated with a network. Under the affiliation agreements, the networks possess, under certain circumstances, the right to terminate the agreement on prior written notice generally ranging between 15 and 45 days, depending on the agreement. Ten of the stations currently owned or programmed by the Company are affiliated with Fox and 39.0% of the Company's revenue in 1996 on a pro forma basis was from Fox affiliated stations. WVTV, a station to which the Company provided programming services in Milwaukee, Wisconsin pursuant to an LMA, WTTO, a station owned by the Company in Birmingham, Alabama, and WDBB, a station to which the Company provides programming services in Tuscaloosa, Alabama pursuant to an LMA, each of which was previously affiliated with Fox, had their affiliation agreements with Fox terminated by Fox in December 1994, September 1996 and September 1996, respectively. WVTV and WTTO are now operated as WB affiliates. The affiliation agreements with WB have not been finalized with respect to these stations and there can be no assurance that the agreements will be finalized. In addition, the Company has been notified by Fox of Fox's intention to terminate WLFL's affiliation with Fox in the Raleigh-Durham market and WTVZ's affiliation with Fox in the Norfolk market, effective August 31, 1998. On August 20, 1996, the Company entered into an agreement with Fox limiting Fox's rights to terminate the Company's affiliation agreements with Fox in other markets, but there can be no assurance that the Fox affiliation agreements will remain in place or that Fox will continue to provide programming to affiliates on the same basis that currently exists. See "Business of Sinclair--Television Broadcasting." The Company's UPN affiliation agreements expire in January 1998. The non-renewal or termination of affiliations with Fox or any other network could have a material adverse effect on the Company's operations.

   Each of the affiliation agreements relating to television stations involved in the River City Acquisition (other than River City's ABC and Fox affiliates) is terminable by the network upon transfer of the License Assets of the stations. These stations are continuing to operate as network affiliates, but there can be no assurance that the affiliation agreements will be continued, or that they will be continued on terms favorable to the Company. If any affiliation agreements are terminated, the affected station could lose market share, may have difficulty obtaining alternative programming at an acceptable cost, and may otherwise be adversely affected.

   Eleven stations owned or programmed by the Company are affiliated with UPN, a network that began broadcasting in January 1995. Two stations owned or programmed by the Company are operated as affiliates with WB, a network that began broadcasting in January 1995. There can be no assurance as to the future success of UPN or WB programming or as to the continued operation of the UPN or WB networks.

COMPETITION

   The television and radio industries are highly competitive. Some of the stations and other businesses with which the Company's stations compete are subsidiaries of large, national or regional companies that may have greater resources than the Company. Technological innovation and the resulting proliferation of programming alternatives, such as cable television, wireless cable, in home satellite-to-home distribution services, pay-per-view and home video and entertainment systems have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition. The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and by digital audio broadcasting ("DAB"). In April 1997, the FCC awarded two licenses for DAB. DAB may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences.

   The Company's stations face strong competition for market share and advertising revenues in their respective markets from other local free over-the-air radio and television broadcast stations, cable television and over-the-air wireless cable television as well as newspapers, periodicals and other entertainment media. Some competitors are part of larger companies with greater resources than the Company. In addition, the FCC has adopted rules which permit telephone companies to provide video services to homes on a common-carrier basis without owning or controlling the product being distributed, and proposed legislation could relax or repeal the telephone-cable cross-ownership prohibition for all systems. See "Business of Sinclair--Competition."

   In February 1996, the Telecommunications Act of 1996 (the "1996 Act") was adopted by the Congress of the United States and signed into law by President Clinton. The 1996 Act contains a number of sweeping reforms that are having an impact on broadcasters, including the Company. While creating substantial opportunities for the Company, the increased regulatory flexibility imposed by the 1996 Act and the removal of previous station ownership limitations have sharply increased the competition for and prices of stations. The 1996 Act also frees telephone companies, cable companies and others from some of the restrictions which have previously precluded them from involvement in the provision of video services. The 1996 Act may also have other effects on the competition the Company faces, either in individual markets or in making acquisitions.


IMPACT OF NEW TECHNOLOGIES

   The FCC has taken a number of steps to implement digital television ("DTV") broadcasting service in the United States. In December 1996, the FCC adopted a DTV broadcast standard and, in April 1997, made decisions in several pending rulemaking proceedings that establish service rules and a plan for implementing DTV. The FCC adopted a DTV Table of Allotments that provides all authorized television stations with a second channel on which to broadcast a DTV signal. The FCC has attempted to provide DTV coverage areas that are comparable to stations' existing service areas. The FCC has ruled that television broadcast licensees may use their digital channels for a wide variety of services such as high-definition television, multiple standard definition television programming, audio, data, and other types of communications, subject to the requirement that each broadcaster provide at least one free video channel equal in quality to the current technical standard.

   Initially, DTV channels will be located in the range of channels from channel 2 through channel 51. The FCC is requiring that affiliates of ABC, CBS, Fox and NBC in the top 10 television markets begin digital broadcasting by May 1, 1999 (the stations affiliated with these networks in the top 10 markets have voluntarily committed to begin digital broadcasting within 18 months), and that affiliates of these networks in markets 11 through 30 begin digital broadcasting by November 1999. The FCC's plan calls for the DTV transition period to end in the year 2006, at which time the FCC expects that (i) DTV channels will be clustered either in the range of channels 2 through 46 or channels 7 through 51; and (ii) television broadcasters will have ceased broadcasting on their non-digital channels, allowing that spectrum to be recovered by the government for other uses. The FCC has stated that it will open a separate proceeding to consider the recovery of television channels 60 through 69 and how those frequencies will be used after they are eventually recovered from television broadcasters. Additionally, the FCC will open a separate proceeding to consider to what extent the cable must-carry requirements will apply to DTV signals.

   Implementation of digital television will improve the technical quality of television signals received by viewers. Under certain circumstances, however, conversion to digital operation may reduce a station's geographic coverage area or result in some increased interference. The FCC's DTV allotment plan may also result in UHF stations having considerably less signal power within their service areas than present VHF stations that move to DTV channels. Implementation of digital television will also impose substantial additional costs on television stations because of the need to replace equipment and because some stations will need to operate at higher utility costs. The FCC is also considering imposing new public interest requirements on television licensees in exchange for their receipt of DTV channels. The Company cannot predict what future actions the FCC might take with respect to DTV, nor can it predict the effect of the FCC's present DTV implementation plan or such future actions on the Company's business.

   Further advances in technology may also increase competition for household audiences and advertisers. The video compression techniques now under development for use with current cable television channels or direct broadcast satellites which do not carry local television signals (some of which commenced operation in 1994) are expected to reduce the bandwidth which is required for television signal transmission. These compression techniques, as well as other technological developments, are applicable to all video delivery systems, including over-the-air broadcasting, and have the potential to provide vastly expanded programming to highly targeted audiences. Reduction in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of increasingly specialized "niche" programming. This ability to reach a very defined audience may alter the competitive dynamics for advertising expenditures. The Company is unable to predict the effect that technological changes will have on the broadcast television industry or the future results of the Company's operations. See "Business of Sinclair--Competition."


GOVERNMENTAL REGULATIONS; NECESSITY OF MAINTAINING FCC LICENSES

   The broadcasting industry is subject to regulation by the FCC pursuant to the Communications Act. Approval by the FCC is required for the issuance, renewal and assignment of station operating licenses and the transfer of control of station licensees. In particular, the Company's business will be dependent upon its continuing to hold broadcast licenses from the FCC. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that the Company's licenses or the licenses owned by the owner-operators of the stations with which the Company has LMAs will be renewed at their expiration dates. A number of federal rules governing broadcasting have changed significantly in recent years and additional changes may occur, particularly with respect to the rules governing digital television multiple ownership and attribution. The Company cannot predict the effect that these regulatory changes may ultimately have on the Company's operations. Additional information regarding governmental regulation is set forth under "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting."


MULTIPLE OWNERSHIP RULES AND EFFECT ON LMAS

   On a national level, FCC rules and regulations generally prevent an entity or individual from having an attributable interest in television stations that reach in excess of 35% of all U.S. television households (for purposes of this calculation, UHF stations are credited with only 50% of the television households in their markets). The Company currently reaches approximately 9% of U.S. television households using the FCC's method of calculation. On a local level, the "duopoly" rules prohibit attributable interests in two or more television stations with overlapping service areas. There are no national limits on ownership of radio stations, but on a local level no entity or individual can have an attributable interest in more than five to eight stations (depending on the total number of stations in the market), with no more than three to five stations (depending on the total allowed) broadcasting in the same band (AM or FM). There are limitations on the extent to which programming can be simulcast through LMA arrangements, and LMA arrangements may be counted in determining the number of stations that a single entity may control. FCC rules also impose limitations on the ownership of a television and radio station in the same market, though such cross-ownership is permitted on a limited basis in larger markets.

   The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other entity. In the case of corporations holding broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's voting stock (or 10% or more of such stock in the case of insurance companies, certain regulated investment companies and bank trust departments that are passive investors) are generally deemed to be attributable, as are positions as an officer or director of a corporate parent of a broadcast licensee. The FCC has proposed changes to these attribution rules. See "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting."

   The FCC has initiated rulemaking proceedings to consider proposals to modify its television ownership restrictions, including ones that may permit the ownership, in some circumstances, of two television stations with overlapping service areas. The FCC is also considering in these proceedings whether to adopt restrictions on television LMAs. The "duopoly" rules currently prevent the Company from acquiring the FCC licenses of television stations with which it has LMAs in those markets where the Company owns a television station. In addition, if the FCC were to decide that the provider of programming services under an LMA should be treated as the owner of the television station and if it did not relax the duopoly rules, or if the FCC were to adopt restrictions on LMAs without grandfathering existing arrangements, the Company could be required to modify or terminate certain of its LMAs. In such an event, the Company could be required to pay termination penalties under certain of its LMAs. The 1996 Act provides that nothing therein "shall be construed to prohibit the origination, continuation, or renewal of any television local marketing agreement that is in compliance with the regulations of the [FCC]." The legislative history of the 1996 Act reflects that this provision was intended to grandfather television LMAs that were in existence upon enactment of the 1996 Act, and to allow television LMAs consistent with the FCC's rules subsequent to enactment of the 1996 Act. In its pending rulemaking proceeding regarding the television duopoly rule, the FCC has proposed to adopt a grandfathering policy providing that, in the event that television LMAs become attributable interests, LMAs that are in compliance with existing FCC rules and policies and were entered into before November 5, 1996, would be permitted to continue in force until the original term of the LMA expires. Under the FCC's proposal, television LMAs that are entered into or renewed after November 5, 1996 would have to be terminated if LMAs are made attributable interests and the LMA in question resulted in a violation of the television multiple ownership rules. All of the Company's LMAs were entered into prior to November 5, 1996, but six were entered into after enactment of the 1996 Act. See "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting." The LMAs entered into after enactment of the 1996 Act have terms expiring May 31, 2006. Further, if the FCC were to find that the owners/licensees of the stations with which the Company has LMAs failed to maintain control over their operations as required by FCC rules and policies, the licensee of the LMA station and/or the Company could be fined or could be set for hearing, the outcome of which could be a fine or, under certain circumstances, loss of the applicable FCC license.

   Petitions have been filed with the FCC to deny the application for assignment of the license for WFBC in Anderson, South Carolina from River City to Glencairn and the application for assignment of the license of WLOS in Asheville, North Carolina from River City to the Company. The Company currently provides programming to WFBC pursuant to its LMA with River City and intends to provide programming to WFBC pursuant to an LMA with Glencairn after acquisition of the License Assets of WFBC by Glencairn. The petitions claim that the acquisition of the license of WFBC by Glencairn would violate the FCC's cross-interest policy in light of the Company's LMA with and option to acquire the License Assets of WLOS in Asheville, North Carolina and in light of the equity interest in Glencairn held by relatives of the Controlling Stockholders. In addition, an informal objection has been made to the application to assign the license of KRRT in Kerrville, Texas to Glencairn and a petition has been filed to deny the application to assign the license of KABB in San Antonio to the Company. Although the specific nature of the objection to the application to assign the license to Glencairn is unclear, the objection generally raises questions concerning the cross-interest policy as it relates to LMAs between Glencairn and Sinclair. See "Business of Sinclair--Federal Regulation of Broadcasting--Ownership Matters." The petition to deny the KABB application claims that the acquisition of the license of KABB by the Company and the acquisition of the license of KRRT by Glencairn would violate the FCC's cross-interest policy in light of the Company's LMA with KRRT and in light of the equity interest in Glencairn held by relatives of the Controlling Stockholders. Additionally, a petition has been filed to deny the application to assign WTTV and WTTK in the Indianapolis DMA from River City to the Company. Although the petition to deny does not challenge the assignments of WTTV and WTTK to the Company, it alleges that station WIIB in the Indianapolis DMA should be deemed an attributable interest of the Controlling Stockholders (resulting in a violation of the FCC's local television ownership restrictions when coupled with the Company's acquisition of WTTV and WTTK) even though the Controlling Stockholders have agreed to transfer their voting stock in WIIB to a third party.

   The Company is unable to predict (i) the ultimate outcome of possible changes to the FCC's LMA and multiple ownership rules or the resolution of the above-described petitions to deny or (ii) the impact such factors may have upon the Company's broadcast operations. Grant of the petitions to deny could draw into question the regulatory treatment of the Company's LMAs in markets other than those directly affected. As a result of either regulatory changes or grant of the petitions, the Company could be required to modify or terminate some or all of its LMAs, resulting in termination penalties and/or divestitures of broadcast properties. In addition, the Company's competitive position in certain markets could be materially adversely affected. Thus, no assurance can be given that the changes to the FCC rules or the resolution of these petitions to deny will not have a material adverse effect upon the Company.


LMAS--RIGHTS OF PREEMPTION AND TERMINATION

   All of the Company's LMAs allow, in accordance with FCC rules, regulations and policies, preemptions of the Company's programming by the owner-operator and FCC licensee of each station with which the Company has an LMA. In addition, each LMA provides that under certain limited circumstances the arrangement may be terminated by the FCC licensee. Accordingly, the Company cannot be assured that it will be able to air all of the programming expected to be aired on those stations with which it has an LMA or that the Company will receive the anticipated advertising revenue from the sale of advertising spots in such programming. Although the Company believes that the terms and conditions of each of its LMAs should enable the Company to air its programming and utilize the programming and other non-broadcast license assets acquired for use on the LMA stations, there can be no assurance that early terminations of the arrangements or unanticipated preemptions of all or a significant portion of the programming by the owner-operator and FCC licensee of such stations will not occur. An early termination of one of the Company's LMAs, or repeated and material preemptions of programming thereunder, could adversely affect the Company's operations. In addition, the Company's LMAs expire on various dates from March 27, 2000 to May 31, 2006, unless extended or earlier terminated. There can be no assurance that the Company will be able to negotiate extensions of its arrangements on terms satisfactory to the Company.

   In certain of its LMAs, the Company has agreed to indemnify the FCC licensee against certain claims (including trademark and copyright infringement, libel or slander and claims relating to certain FCC proceedings or investigations) that may arise against the FCC licensee as a result of the arrangement.

NET LOSSES

   The Company experienced net losses of $7.9 million and $2.7 million during 1993 and 1994, respectively, net income of $76,000 in 1995 and net income of $1.1 million in 1996 (a net loss of $17.9 million in 1996 on a pro forma basis reflecting the 1996 Acquisitions and the Offering). The losses include significant interest expense as well as substantial non-cash expenses such as depreciation, amortization and deferred compensation. Notwithstanding the slight net income in 1995 and 1996, the Company expects to experience net losses in the future, principally as a result of interest expense, amortization of programming and intangibles and depreciation.


THE TRUST HAS NO INDEPENDENT BUSINESS OPERATIONS

   The Trust has no independent business operations. Accordingly, the ability of the Trust to pay amounts due on the New Preferred Securities is solely dependent upon KDSM, Inc.'s making payments on the KDSM Senior Debentures as and when required. The ability of KDSM, Inc. to make such payments is dependent on cash flow and earnings from its operations (which consist of the operation of KDSM-TV in Des Moines, Iowa) and Sinclair's payment of dividends on the Parent Preferred. If KDSM, Inc.'s business operations result in net losses or negative cash flow, KDSM, Inc. may not be able to pay interest on the KDSM Senior Debentures even if Sinclair makes payments on the Parent Preferred because the dividend rate on the Parent Preferred is only one percentage point higher than the interest rate on the KDSM Senior Debentures.


HIGH LEVERAGE OF KDSM, INC.

   KDSM, Inc. has indebtedness (consisting of the KDSM Senior Debentures) that is very substantial in relation to its total stockholder's equity. As of
December 31, 1996, and after giving pro forma effect to the Old Securities Offering, KDSM, Inc. would have had outstanding long-term indebtedness of approximately $200 million (consisting of KDSM Senior Debentures' and stockholder's equity of $49.7 million. Under the KDSM Senior Debenture Indenture, KDSM, Inc. will be able to incur additional indebtedness subject to limitations contained therein. See "Description of the New KDSM Senior Debentures--Certain Covenants--Limitation on Indebtedness." In addition, the Company has received a third-party appraisal valuing KDSM, Inc.'s assets (other than the Parent Preferred and the Common Securities) at $50.2 million. Accordingly, it is unlikely that the value of the operating assets of KDSM, Inc. will be sufficient to redeem the New KDSM Senior Debentures at maturity or to make interest payments if Sinclair does not make the required payments on the New Parent Preferred. Accordingly, if Sinclair does not redeem the New Parent Preferred upon maturity in 2009, it is unlikely that KDSM, Inc. will be able to redeem the New KDSM Senior Debentures at maturity. In addition, KDSM, Inc. will rely in significant part on dividend payments on the Parent Preferred to fund its interest payments under the KDSM Senior Debentures. If Sinclair elects not to make such dividend payments, KDSM, Inc. may not be able to make such interest payments and also properly fund its operations. Furthermore, the dividend rate on the Parent Preferred is only one percentage point higher than the interest rate on the KDSM Senior Debentures, and if KDSM, Inc.'s cash flow (other than dividend payments on the Parent Preferred) is negative, then the dividend payments may not be sufficient to cover the interest payments on the KDSM Senior Debentures. As described under "--Tax Event, Investment Company Act Event," upon the occurrence of a Tax Event, Sinclair will have the option to cause the distribution of New KDSM Senior Debentures in exchange for New Preferred Securities, which would be fully and unconditionally guaranteed by Sinclair on a junior subordinated basis pursuant to the New Parent Debenture Guarantee. The Bank Credit Agreement and the Existing Notes currently restrict Sinclair from causing such a distribution.


RELIANCE ON TELEVISION OPERATIONS IN ONE MARKET

   KDSM, Inc.'s only assets other than the Parent Preferred are the License Assets and Non-License Assets used in the operation of television station KDSM-TV in Des Moines, Iowa. KDSM, Inc.'s 1996 broadcast cash flow of $3.7 million was derived solely from its LMA with KDSM-TV. Accordingly, KDSM, Inc.'s financial condition is highly dependent on the television industry, which can be affected by the same risks referred to in this "Risk Factors" section, and on the local economic conditions in Des Moines, Iowa. A recession in the Des Moines, Iowa area could have a material adverse effect on the financial condition of KDSM, Inc. and its ability to make payments on the KDSM Senior Debentures.


ABILITY OF KDSM, INC. TO TRANSFER KDSM-TV

   Pursuant to the KDSM Senior Debenture Indenture, KDSM, Inc. is permitted to transfer the assets of KDSM-TV (the "KDSM Transferred Assets") whether or not they constitute all or substantially all of its assets (without regard to the Parent Preferred and the Common Securities), in exchange for properties or assets that will be used in the business of operating one or more television or radio broadcasting stations or assets related thereto (the "Received Assets") without the transferee of such assets from KDSM, Inc. (the "Transferee") becoming obligated under the New KDSM Senior Debentures, the KDSM Senior Debenture Indenture or the Collateral Documents (as defined in "Certain Definitions") provided that (i) KDSM, Inc. shall deliver to the Debenture Trustee a written opinion from an investment banking firm of national standing or other financial services firm experienced in such matters to the effect that the Fair Market Value of the Received Assets is equal to at least the greater of
(a) 90% of the Fair Market Value of the KDSM Transferred Assets or (b) $50 million, (ii) both the


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

Received Assets (if considered as a separate entity) and KDSM, Inc. after such transaction on a pro forma basis would have had positive Operating Cash Flow for at least its two prior fiscal years and any three, six or nine month interim period on an actual and pro forma basis, and (iii) there shall have been no material adverse change in the Received Assets since the latter of the end of its last fiscal year or any subsequent three, six or nine month interim period.

   Although the Received Assets will have a Fair Market Value at least equal to 90% of the Fair Market Value of the KDSM Transferred Assets based on a third party market appraisal, there is no requirement that the cash flow or earnings of KDSM, Inc. after such transaction be equal to or greater than the cash flow or earnings of KDSM, Inc. prior to such transaction. In addition, although the Received Assets are required to have a positive cash flow for the two prior fiscal years, there can be no assurance that the Received Assets will have positive cash flow after the transaction is completed. In addition, the businesses underlying the Received Assets will likely be subject to the same risks described in this "Risk Factors" section related to KDSM, Inc. and the Company, and such risks may be significantly greater with respect to the Received Assets. The Received Assets may also consist of radio broadcast properties which may be subject to additional risks related to that business including competitive risks of the radio industry and governmental regulations. The Received Assets also may be subject to other significant business, legal and other risks as to which KDSM, Inc. is not subject. See "Description of New KDSM Senior Debentures--Certain Covenants of KDSM, Inc.--Merger, Consolidation and Sale of Assets."


CLASSIFICATION AS DEBT; DEDUCTIBILITY OF INTEREST

   Sinclair believes, based on the advice of its counsel, that the New KDSM Senior Debentures will be treated as indebtedness for United States federal income tax purposes, and that KDSM, Inc. will be able to deduct interest paid on the New KDSM Senior Debentures. The IRS may, however, attempt to treat the New KDSM Senior Debentures as equity rather than indebtedness for tax purposes. If the IRS were successful in such an attempt, interest paid on the New KDSM Senior Debentures would not be deductible, which would in turn give rise to a Tax Event. Upon the occurrence of a Tax Event, KDSM, Inc. has the option to redeem the New KDSM Senior Debentures for cash at a price of 105.813% of the aggregate principal amount of the KDSM New Senior Debentures redeemed plus accrued but unpaid interest or, in the circumstances described elsewhere in this Prospectus, to cause the Trust to be dissolved with each holder of the New Preferred Securities receiving its pro rata share of the New KDSM Senior Debentures held by the Trust. See "--Tax Event; Investment Company Act Event."


WITHHOLDING TAX RISK FOR NON-U.S. HOLDERS

   Classification of the New KDSM Senior Debentures as equity would result in the imposition of a withholding tax on interest payments made by KDSM, Inc. to the extent that such payments are allocable to Non-U.S. Holders (as defined in "Certain Federal Income Tax Consequences--Consequences for Non-U.S. Holders") of the New Preferred Securities. See "Certain Federal Income Tax Consequences--Consequences for Non-U.S. Holders." In addition, IRS regulations permit the IRS to recharacterize certain conduit financing transactions for purposes of the United States federal withholding tax rules that apply to Non-U.S. Holders of stock or securities. The Company believes, based on advice of counsel, that these regulations should not apply to the New KDSM Senior Debentures. If the IRS were successful in an attempt to apply such regulations to the New KDSM Senior Debentures, interest on the New KDSM Senior Debentures that would otherwise be exempt from United States federal withholding tax could be treated as dividends subject to withholding tax at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty. See "Certain Federal Income Tax Consequences--Consequences for Non-U.S. Holders."


OPTION TO EXTEND DISTRIBUTION PAYMENT PERIODS

   Sinclair has the right to defer the dividend payments on the New Parent Preferred from time to time for up to three consecutive quarters. KDSM, Inc. has a similar right to defer interest payments on the New KDSM Senior Debentures for up to three consecutive quarters if Sinclair defers dividend payments on the New Parent Preferred and, in addition, also has the right to defer such payments on the New KDSM Senior Debentures for one quarter even if KDSM, Inc. receives dividends on the New Parent Preferred. During any such Interest Extension Period, quarterly distributions on the New Preferred Securities would be deferred by the Trust; provided, however, that additional distributions would continue to accrue on such deferred distributions and would compound quarterly. If the Trust, KDSM, Inc. and Sinclair exercise their deferral rights or if the market for the New Preferred Securities perceives that the Trust, KDSM, Inc. and Sinclair are likely to exercise such rights, then, the market price of the New Preferred Securities may be materially adversely affected. See "Description of the New Preferred Securities--Distributions" and "Description of the New KDSM Senior Debentures--Option to Extend Interest Payment Period."


LIMITED RIGHTS UNDER THE NEW PARENT GUARANTEE

   The New Parent Guarantee does not guarantee payments under the New Preferred Securities except to the extent the Trust has funds legally available to make such payments. If KDSM, Inc. were to default on its obligations under the KDSM Senior Debenture Indenture, the Trust would not be able to make distributions or redeem the New Preferred Securities, and in such event holders of the New Preferred Securities would not be able to rely upon the New Parent Guarantee for payment of such amounts because Sinclair is not guaranteeing the payment of amounts owing under the New Preferred Securities except to the extent the Trust has legally available funds to make such payment. Instead, holders of the New Preferred Securities would be required to rely on the enforcement by the Property Trustee of its rights (i) as the registered holder of the New KDSM Senior Debentures, against KDSM, Inc. pursuant to the terms of the KDSM Senior Debenture Indenture and on their rights thereunder and (ii) under the Pledge Agreement. Furthermore, if Sinclair is unable to make timely payments on the New Parent Preferred there is a substantial likelihood that Sinclair would also be unable to make timely payments under the New Parent Guarantee. See "Description of the New Parent Guarantee--Status of the New Parent Guarantee."


TAX EVENT; INVESTMENT COMPANY ACT EVENT

   The Trust may redeem the New Preferred Securities prior to their stated maturity if a Tax Event or an Investment Company Act Event occurs. Alternatively, the Trust may be dissolved and the New KDSM Senior Debentures distributed in exchange for New Preferred Securities if a Tax Event occurs. The Bank Credit Agreement and the Existing Notes currently prohibit Sinclair or its subsidiaries from exercising any of the options described above. See "--Classification of Debt; Deductibility of Interest" and "Certain United States Federal Income Tax Consequences--Distribution of the New KDSM Senior Debentures" for a description of the consequences related to the distribution of the New KDSM Senior Debentures.


LIMITED VOTING RIGHTS; REMEDIES UPON DEFAULT UNDER NEW PARENT PREFERRED AND NEW KDSM SENIOR DEBENTURES

   Holders of New Preferred Securities will have limited voting rights and, except upon the occurrence of an Event of Default under the Trust Agreement, will not be entitled to vote to appoint, remove or replace the Property Trustee or the Administrative Trustees (both defined as described under "Description of the New Preferred Securities") or to increase or decrease the number of Administrative Trustees. If an Event of Default under the Trust Agreement has occurred and is continuing, the Property Trustee or the Administrative Trustees may be removed by the holders of a majority in aggregate Liquidation Value of the outstanding Preferred Securities. If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the holders of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the Trust Agreement, then the holders of outstanding Preferred Securities will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in aggregate Liquidation Value of such outstanding Preferred Securities (100% of the holders in certain circumstances).

See "Description of the New Preferred Securities--Voting Rights." In addition, pursuant to the Trust Agreement the holders of a majority in aggregate Liquidation Value of the Preferred Securities (100% of the holders in certain circumstances) are required to consent to (i) any amendment to the KDSM Senior Debenture Indenture, (ii) any waiver of an Event of Default under the KDSM Senior Debenture Indenture, (iii) the issuance by the Trust of any additional Equity Interest (as defined in "Certain Definitions") or the incurrence by the Trust of any Indebtedness (as defined in "Certain Definitions"), (iv) any liquidation of the Trust in the event of the bankruptcy of Sinclair or its subsidiaries which collectively own 50% or more of Sinclair's consolidated assets, provided that under current bankruptcy law the holders of the Preferred Securities may not be able to exercise this right and (v) (pursuant to the Pledge Agreement) any action or waiver of any rights taken by KDSM, Inc. under the Parent Preferred. In addition, the holders of a majority in aggregate Liquidation Value of the Preferred Securities will have the right to cause the Trust to be dissolved at the maturity of the Preferred Securities. However, certain modifications may be made to the KDSM Senior Debenture Indenture without the consent of the holders of the Preferred Securities. See "Description of the New KDSM Senior Debentures--Modification of the KDSM Senior Debenture Indenture."

   Upon the occurrence of a Voting Rights Triggering Event under the Parent Preferred, KDSM, Inc., as the holder of the Parent Preferred, will be entitled to elect two directors to Sinclair's board of directors. KDSM, Inc. will agree (pursuant to the Pledge Agreement) that it will elect the nominees of the Trust which pursuant to the Trust Agreement will nominate the holders of a majority of the aggregate Liquidation Value of outstanding Preferred Securities to such directorships. The holders of the Parent Preferred will have no other remedies upon a Voting Rights Triggering Event under the Parent Preferred. Accordingly, since the Trust's ability to make payments on the Preferred Securities is highly dependent on Sinclair's making payments under the Parent Preferred, the ultimate remedy for the holders of the Preferred Securities upon an Event of Default under the Preferred Securities will be to elect two directors to the board of directors of Sinclair and the exercise of the Trust's rights as a creditor of KDSM, Inc.

   Upon the occurrence of an Event of Default under the KDSM Senior Debenture Indenture, the Trust will have remedies as a creditor of KDSM, Inc. As described under "--High Leverage of KDSM, Inc.," it is unlikely that the assets of KDSM, Inc. (other than the Parent Preferred) will be sufficient to satisfy the obligations of KDSM, Inc. under the KDSM Senior Debenture Indenture. Moreover, as described above, the ultimate remedy of the holders of the Preferred Securities upon a Voting Rights Triggering Event under the Parent Preferred will be to elect two directors to Sinclair's board of directors.


NEW PARENT DEBENTURE GUARANTEE

   The terms of Sinclair's indebtedness currently restrict the incurrence of additional indebtedness and it is likely that on the date that the Company would seek to cause the New Parent Debenture Guarantee to be declared effective upon a Tax Event, Sinclair would be subject to restrictions on additional indebtedness. The New Parent Debenture Guarantee may not be declared effective if such effectiveness would result in a violation of the terms of the Existing Notes or the Bank Credit Agreement.


FRAUDULENT CONVEYANCE CONSIDERATIONS

   Under applicable provisions of the federal bankruptcy law or comparable provisions of state fraudulent transfer law, if a court were to find that at the time of the effectiveness of the New Parent Debenture Guarantee (i) Sinclair was insolvent or rendered insolvent by reason thereof, (ii) Sinclair was engaged, or about to engage, in a business or transaction for which Sinclair's remaining assets constitute unreasonably small capital, (iii) Sinclair intended to incur or believed that it would incur debts beyond its ability to pay such debts as they mature or (iv) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if in either case, after final judgment, the judgment is unsatisfied), then the court could avoid the effectiveness of the New Parent Debenture Guarantee in whole or in part as a fraudulent conveyance or take other action detrimental to the holders of any New Parent Debenture Guarantee. In such case, the holders could be required to return the New Parent Debenture Guarantee to or for the benefit of existing or future creditors of Sinclair. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction which is being applied. Generally, an entity would be considered insolvent if, at the time it incurs any obligation (i) the sum of its debts, including contingent liabilities, was greater than the fair salable value of its assets at a fair valuation, (ii) the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature, or (iii) it is incurring debt beyond its ability to pay as such debt matures.


ABSENCE OF PUBLIC TRADING MARKET

   There is no public market for the New Preferred Securities. The Trust has been advised by the Initial Purchasers that the Initial Purchasers intend to make a market in the New Preferred Securities; however, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the New Preferred Securities or that an active public market will develop. If any active trading market does not develop or is not maintained, the market price and liquidity of the New Preferred Securities may be adversely affected. In addition, there is no public market for the New KDSM Senior Debentures, the New Parent Preferred or the New Parent Debenture Guarantee that may be issued to the holders of New Preferred Securities in certain circumstances. No assurance can be given as to the liquidity of the trading market for any such securities if they are issued to the holders of New Preferred Securities for any reason. If an active public market does not develop for such securities, the market price and liquidity of such securities may be adversely affected. The Company does not intend to apply to list the New Preferred Securities on any national securities exchange.


TRADING CHARACTERISTICS OF THE NEW PREFERRED SECURITIES

   If the New Preferred Securities trade, they are expected to trade at a price that takes into account the value, if any, of accrued and unpaid distributions; thus, purchasers will not pay for, and sellers will not receive, any accrued and unpaid distributions with respect to their undivided interests in the New KDSM Senior Debentures owned through the New Preferred Securities that are not included in the trading price of the New Preferred Securities.

   The New Preferred Securities are fixed-income securities. Neither the stated value nor the Liquidation Value of the New Preferred Securities is necessarily indicative of the price at which the New Preferred Securities will actually trade at or after the time of the issuance, and the New Preferred Securities may trade at prices below their stated value or Liquidation Value. The market price can be expected to fluctuate with changes in the fixed income markets and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market prices of debt and other fixed-income securities.


CONSEQUENCES OF A FAILURE TO EXCHANGE OLD PREFERRED SECURITIES

   The Old Preferred Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Preferred
Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Preferred Securities that remain outstanding will not be entitled to any rights to have such Old Preferred Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions as provided in the Registration Rights Agreement). See "Description of the Old Securities." Neither the Company, KDSM nor the Trust intends to register under the Securities Act any Old Preferred Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

   To the extent that Old Preferred Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Preferred Securities could be adversely affected. In addition, although the Old Preferred Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Preferred Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Preferred Securities that remain outstanding after the Exchange Offer could be adversely affected.

   The New Preferred Securities and any Old Preferred Securities that remain outstanding after consummation of the Exchange Offer will constitute a single series of Preferred Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Amended and Restated Trust Agreement. See "Description of the New Preferred Securities."

   The Company, KDSM, Inc. and the Trust have agreed that cash penalty amounts may be payable to the holders of the Old Preferred Securities if, among other things, (i) the Registration Statement of which this Prospectus forms a part is not filed with the Commission by May 11, 1997, (ii) the Commission does not declare such Registration Statement effective by July 10, 1997 or (iii) the Exchange Offer is not consummated by August 8, 1997. See "Description of The Old Securities" and "The Exchange Offer."


EXCHANGE OFFER PROCEDURES

   Issuance of the New Preferred Securities in exchange for Old Preferred Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Preferred Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Preferred Securities desiring to tender such Old Preferred Securities in exchange for New Preferred Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Preferred Securities for exchange.


RATINGS

   The Old Preferred Securities are rated b2 by Moody's and B by Standard & Poor's. It is expected that the New Preferred Securities will be rated b2 by Moody's and B by Standard & Poor's. There can be no assurance that any rating will remain in effect for the New Preferred Securities for any given period of time or that a rating will not be lowered or withdrawn by the assigning rating agency if, in its judgment, circumstances so warrant. There can be no assurance whether any other rating agency will rate the New Preferred Securities, or if one does, what rating would be assigned by such rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.


FORWARD-LOOKING STATEMENTS

   This Prospectus contains forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operation of KDSM-TV and KDSM, Inc." and "Business of Sinclair," as well as within this Prospectus generally and in the materials incorporated herein by reference. In addition, when used in this Prospectus, the words "intends to," "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the impact of changes in national and regional economies, successful integration of acquired television and radio stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs, the availability of suitable acquisitions on acceptable terms and the other risk factors set forth above and the matters set forth in this Prospectus generally. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                                 USE OF PROCEEDS

   Neither the Company, KDSM, Inc. nor the Trust will receive any cash proceeds from the issuance of the New Preferred Securities offered hereby. The New Preferred Securities will be exchanged for Old Preferred Securities in like Liquidation Values. Old Preferred Securities that are exchanged will be retired and cancelled. The proceeds from the sale of the Old Preferred Securities were used by the Trust to purchase $200 million of Old KDSM Senior Debentures issued pursuant to the KDSM Senior Debenture Indenture. The proceeds from the sale of the Old KDSM Senior Debentures were used by KDSM, Inc. to purchase the Old Parent Preferred. The Company received approximately $194 million in net proceeds from the sale of the Old Preferred Securities.

         As required by the Bank Credit Agreement, a portion of the net proceeds of the Old Securities Offering was used to reduce outstanding borrowings thereunder, a portion of which may be reborrowed. As of March 31, 1997 (after application of proceeds of the Old Securities Offering), the credit facilities under the Bank Credit Agreement had an aggregate outstanding principal balance of $703.1 million. Such amounts were borrowed to fund acquisitions and for general corporate purposes. The Company used approximately $135 million of the net proceeds of the Old Securities Offering to repay outstanding debt and will use the remaining proceeds, approximately $59 million, for general corporate purposes including acquisitions, which may include a portion of the financing for the acquisition of KUPN-TV, or the repurchase of shares of Class A Common Stock. The revolving credit facility under the Bank Credit Agreement was repaid in full on March 12, 1997 and had no outstanding balance on March 31, 1997. The interest rate on the revolving credit facility was variable and averaged 8.00% per year for the month ended January 31, 1997. See "Description of Indebtedness."


                                 DIVIDEND POLICY

   The Company generally has not paid a cash dividend on its Common Stock and does not expect to pay cash dividends on its Common Stock in the foreseeable future. The Bank Credit Agreement, the Existing Indentures and agreements governing other indebtedness of the Company generally prohibit the Company from paying cash dividends on common stock and limit payment of dividends relating to its capital stock. See "Risk Factors--Covenant Restrictions on Dividends and Redemptions."

                       RATIO OF EARNINGS TO FIXED CHARGES

   The Company's consolidated ratios of earnings to fixed charges for each of the periods indicated are set forth below:

               SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
       FOR THE YEARS ENDED DECEMBER 31, 1992, 1993, 1994, 1995 AND 1996
                            (DOLLARS IN THOUSANDS)


                                         1992      1993      1994       1995     1996
                                      ---------- -------- ---------- --------- --------
Income (loss) before provision
(benefit) for income taxes and
extraordinary items                   $(5,840)   $   922  $(3,387)   $10,188   $ 8,067
Fixed charges(a)                       12,997     12,852   25,418     39,253    84,314
                                      --------   ------ - --------   -------   -------
Earnings available for fixed
charges                                 7,157     13,774   22,031     49,441    92,381
Fixed charges                          12,997     12,852   25,418     39,253    84,314
                                      --------   -------  --------   -------   -------
Ratio of earnings to fixed charges(b)       --       1.1 x      --       1.3 x    1.1 x

----------
(a) Fixed charges consist of interest expense, which includes interest on all debt and amortization of debt discount, and deferred financing costs.

(b) Earnings were inadequate to cover fixed charges in 1992 and 1994. Additional earnings of $5,840,000 and $3,387,000 would have been required to cover fixed charges in 1992 and 1994, respectively.

                              ACCOUNTING TREATMENT

   For financial reporting purposes, the Trust will be treated as a subsidiary of Sinclair and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of Sinclair. The New Preferred Securities will be presented as a separate line item in the consolidated balance sheet of Sinclair under mandatorily redeemable preferred stock and appropriate disclosures about the New Preferred Securities, the New Parent Preferred, the New Parent Guarantee and the New KDSM Senior Debentures will be included in the notes to the consolidated financial statements. See "Capitalization of Sinclair." For financial reporting purposes, Sinclair will record dividends on the New Preferred Securities as distributions made or to be made to outside investors of the Trust.

   In February 1997, the Financial Accounting Standard Board released SFAS 128 "Earnings per Share." The new statement is effective December 15, 1997 and early adoption is not permitted. When adopted, SFAS 128 will require the restatement of prior periods and disclosure of basic and diluted earnings per share and related computations. At the present time, management believes that the adoption of SFAS 128 will not materially affect the Company's consolidated financial statements.

                           CAPITALIZATION OF SINCLAIR

   The following table sets forth, as of December 31, 1996, (a) the actual capitalization of the Company, and (b) the pro forma capitalization of the Company as adjusted to reflect the Old Securities Offering and application of the estimated net proceeds therefrom as set forth in "Use of Proceeds" as if the Old Securities Offering had occurred on December 31, 1996. The information set forth below should be read in conjunction with the Pro Forma Consolidated Financial Data of the Company located elsewhere in this Prospectus and the historical Consolidated Financial Statements of the Company incorporated herein by reference.


                                                          DECEMBER 31, 1996
                                                      -------------------------
                                                        (DOLLARS IN THOUSANDS)
                                                                        AS
                                                         ACTUAL      ADJUSTED
                                                      ------------ ------------
Cash and cash equivalents                             $    2,341   $   41,341
                                                      ============ ============
Current portion of long-term debt                     $   63,962   $   63,962
                                                      ============ ============
Long-term debt:
 Term loans                                           $  657,000   $  657,000
 Revolving credit facility                               155,000           --
 Notes and capital leases payable to affiliates           12,185       12,185
 Senior subordinated notes                               400,000      400,000
                                                      ------------ ------------
                                                       1,224,185    1,069,185
                                                      ------------ ------------
Company Obligated Mandatorily Redeemable Security
 of Trust Holding Solely KDSM Senior Debentures               --      200,000
                                                      ------------ ------------
Equity Put Options                                         8,938        8,938
                                                      ------------ ------------
Stockholders' equity (deficit):
 Preferred Stock, par value $.01 per share;
  1,138,138 shares issued and outstanding                     11           11
 Class A Common Stock, par value $.01 per share;
  6,911,880 shares issued and outstanding                     70           70
 Class B Common Stock, par value $.01 per share;
  27,850,581 shares issued and outstanding                   279          279
 Additional paid-in capital                              231,170      231,170
 Accumulated deficit                                     (18,932)     (18,932)
 Additional paid-in capital stock options                 25,784       25,784
 Deferred compensation                                    (1,129)      (1,129)
                                                      ------------ ------------
  Total stockholders' equity                             237,253      237,253
                                                      ------------ ------------
   Total capitalization                               $1,470,376   $1,515,376
                                                      ============ ============
Net debt to operating cash flow(a)                          7.1x         5.3x
Net debt plus Company Obligated Mandatorily
 Redeemable Security of Trust Holding Solely KDSM
 Senior Debentures to operating cash flow(a)                7.1x         6.3x
----------
   (a) Net debt is defined as total debt less cash and cash equivalents.

                        SELECTED CONSOLIDATED HISTORICAL
                 AND PRO FORMA FINANCIAL INFORMATION OF SINCLAIR

   The selected historical consolidated financial data for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 have been derived from the Company's audited Consolidated Financial Statements (the "Consolidated Financial Statements"). The Consolidated Financial Statements for the years ended December 31, 1994, 1995 and 1996 are incorporated herein by reference. The summary pro forma statement of operations data of the Company reflect the 1996 Acquisitions and the application of the proceeds of the Old Securities Offering set forth in "Use of Proceeds" as though they occurred at the beginning of the period presented and are derived from the pro forma consolidated financial statements of the Company included elsewhere in this Prospectus. See "Pro Forma Consolidated Financial Data." Separate financial information for the Trust is not provided since the Company believes it would not be material to investors. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Sinclair" and Sinclair's Consolidated Financial Statements in Sinclair's Annual Report on Form 10-K (as amended) incorporated herein by reference.

                                                                     YEARS ENDED DECEMBER 31,
                                               -----------------------------------------------------------------------
                                                                                                            PRO FORMA
                                                 1992        1993      1994(A)    1995(A)     1996(A)        1996(B)
                                               ---------- ----------- ---------- ---------- ------------   -----------
                                                    (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)           (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
 Net broadcast revenues(c)                     $61,081    $69,532    $118,611    $187,934   $346,459   $445,008
 Barter revenues                                 8,805      6,892      10,743      18,200     32,029     36,065
                                               ---------- ---------- ----------- ---------- ---------- ------------
  Total revenues                                69,886     76,424     129,354     206,134    378,488    481,073
                                               ---------- ---------- ----------- ---------- ---------- ------------
 Operating expenses, excluding depreciation
  and amortization, deferred compensation and
  special bonuses paid to executive officers.   32,993     32,295      50,545      80,446    167,765    224,061
 Depreciation and amortization(d)               30,943     22,486      55,587      80,410    121,081    153,705
 Amortization of deferred compensation              --         --          --          --        739        933
 Special bonuses paid to executive officers         --     10,000       3,638          --         --         --
                                               ---------- ---------- ----------- ---------- ---------- ------------
 Broadcast operating income                      5,950     11,643      19,584      45,278     88,903    102,374
                                               ---------- ---------- ----------- ---------- ---------- ------------
 Interest and amortization of debt discount
  expense                                       12,997     12,852      25,418      39,253     84,314    104,662
 Interest and other income                       1,207      2,131       2,447       4,163      3,478      1,925
 Distributions made to outside investors of
  the Trust(e)                                      --         --          --          --          --    23,250
                                               ---------- ---------- ----------- ---------- ---------- ------------
 Income (loss) before (provision) benefit for
  income taxes and extraordinary item          $(5,840)   $   922    $ (3,387)   $ 10,188   $  8,067   $(23,613)
                                               ========== ========== =========== ========== ========== ============
 Net income (loss) available to common
  shareholders                                 $(4,651)   $(7,945)   $ (2,740)   $     76   $  1,131   $(17,877)
                                               ========== ========== =========== ========== ========== ============
 Earnings (loss) per common share:
  Net income (loss) before extraordinary
   item                                        $ (0.16)   $    --    $  (0.09)   $   0.15   $   0.03   $  (0.46)
  Extraordinary item                                --      (0.27)         --       (0.15)        --         --
                                               ---------- ---------- ----------- ---------- ---------- ------------
  Net income (loss) per common share           $ (0.16)   $ (0.27)   $  (0.09)   $     --   $   0.03   $  (0.46)
                                               ========== ========== =========== ========== ========== ============
  Weighted average shares out-
   standing (in thousands)                      29,000     29,000      29,000      32,205     37,381     39,058
                                               ========== ========== =========== ========== ========== ============
OTHER DATA:
 Broadcast cash flow(f)                        $28,019    $37,498    $ 67,519    $111,124   $189,216   $217,719
 Broadcast cash flow margin(g)                   45.9%      53.9%       56.9%       59.1%      54.6%      48.9%
 Operating cash flow(h)                        $26,446    $35,406    $ 64,547    $105,750   $180,272   $206,469
 Operating cash flow margin(g)                   43.3%      50.9%       54.4%       56.3%      52.0%      46.4%
 After tax cash flow(i)                        $15,865    $23,725    $ 42,223    $ 65,460   $ 92,500   $ 86,218
 After tax cash flow per share(j)              $  0.55    $  0.82    $   1.46    $   2.03   $   2.47   $   2.21
 After tax cash flow margin(g)                   26.0%      34.1%       35.6%       34.8%      26.7%      19.4%
 Program contract payments                     $10,427    $ 8,723    $ 14,262    $ 19,938   $ 30,451   $ 50,543
 Capital expenditures                              426        528       2,352       1,702     12,609     14,072
 Corporate overhead expense                      1,553      2,092       2,972       5,374      8,944     11,250
                                                   (Continued on following page)


                                                                        AS OF DECEMBER 31,
                                                ------------------------------------------------------------------
                                                                                                        PRO FORMA
                                                   1992      1993      1994(A)    1995(A)    1996(A)     1996(B)
                                                --------- ---------- ---------- ---------- ----------- -----------
                                                                                                       (UNAUDITED)
Operating cash flow to interest expense             2.0x      2.8x       2.5x       2.7x         2.1x        2.0x
Operating cash flow to interest expense plus
 distributions made to outside investors of
 the Trust                                          2.0x      2.8x       2.5x       2.7x         2.1x        1.6x
Operating cash flow less capital expenditures
 to interest expense plus distributions made
 to outside investors of the Trust                  2.0x      2.7x       2.4x       2.7x         2.0x        1.5x
Net debt to operating cash flow(k)                  4.1x      5.8x       5.3x       2.9x         7.1x        5.3x
Net debt plus Company Obligated Mandatorily
 Redeemable Security of Trust Holding Solely
 KDSM Senior Debentures to operating cash
 flow                                               4.1x      5.8x       5.3x       2.9x         7.1x        6.3x
BALANCE SHEET DATA:
 Cash and cash equivalents                      $  1,823  $ 18,036   $  2,446   $112,450   $    2,341  $   41,341
 Total assets                                    140,366   242,917    399,328    605,272    1,707,297   1,752,297
 Total debt(l)                                   110,659   224,646    346,270    418,171    1,288,147   1,133,147
 Company Obligated Mandatorily Redeemable
  Security of Trust Holding Solely KDSM Senior
  Debentures(m)                                       --        --         --         --           --     200,000
 Total stockholders' equity (deficit)             (3,127)  (11,024)   (13,723)    96,374      237,253     237,253


 NOTES TO SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

(a) The Company made acquisitions in 1994, 1995 and 1996 as described in the footnotes to the consolidated financial statements incorporated herein by reference. the statement of operations and other data presented for periods preceding the dates of acquisitions do not include amounts for these acquisitions and therefore are not comparable to subsequent periods. additionally, the years in which the specific acquisitions occurred may not be comparable to subsequent periods depending on when during the year the acquisition occurred.

(b) The pro forma information in this table reflects the pro forma effect of the completion of the Old Securities Offering (and the application of the net proceeds thereof as set forth in "Use of Proceeds") and the 1996 Acquisitions as if such transactions had occurred on January 1, 1996.

(c) Net broadcast revenues are defined as broadcast revenues net of agency commissions.

(d) Depreciation and amortization includes amortization of program contract costs and net realizable value adjustments, depreciation and amortization of property and equipment, and amortization of acquired intangible broadcasting assets and other assets including amortization of deferred financing costs and costs related to excess syndicated programming.

(e) Distributions made to outside investors of the Trust represents the distributions on $200 million aggregate Liquidation Value of Preferred Securities at a distribution rate of 11.625%.

(f) "Broadcast cash flow" is defined as broadcast operating income plus corporate overhead expense, special bonuses paid to executive officers, depreciation and amortization, (including film amortization and amortization of deferred compensation and excess syndicated programming), less cash payments for program contract rights. Cash program payments represent cash payments made for current program payables and do not necessarily correspond to program usage. Special bonuses paid to executive officers are considered non-recurring expenses. The Company has presented broadcast cash flow data, which the Company believes are comparable to the data provided by other companies in the industry, because such data are commonly used as a measure of performance for broadcast companies. However, broadcast cash flow does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(g) "Broadcast cash flow margin" is defined as broadcast cash flow divided by net broadcast revenues. "Operating cash flow margin" is defined as operating cash flow divided by net broadcast revenues. "After tax cash flow margin" is defined as after tax cash flow divided by net broadcast revenues.

(h) "Operating cash flow" is defined as broadcast cash flow less corporate overhead expense and is a commonly used measure of performance for broadcast companies. Operating cash flow does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(i) "After tax cash flow" is defined as net income (loss) before extraordinary items plus depreciation and amortization (including film amortization and amortization of deferred compensation and excess syndicated programming) plus special bonuses paid to executive officers, less program contract payments. After tax cash flow is presented here not as a measure of operating results and does not purport to represent cash provided by operating activities. After tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(j) "After tax cash flow per share" is defined as after tax cash flow divided by weighted average shares outstanding.

(k)  Net debt is defined as total debt less cash and cash equivalents.

(l) "Total debt" is defined as long-term debt, net of unamortized discount, and capital lease obligations, including current portion thereof. In 1992 total debt included warrants outstanding which were redeemable outside the control of the Company. The warrants were purchased by the Company for $10.4 million in 1993. Total debt as of December 31, 1993 included $100.0 million in principal amount of the 1993 Notes (as defined herein), the proceeds of which were held in escrow to provide a source of financing for acquisitions that were subsequently consummated in 1994 utilizing borrowings under the Bank Credit Agreement. $100 million of the 1993 Notes was redeemed from the escrow in the first quarter of 1994. Pro forma total debt does not include the Preferred Securities.

(m) Company Obligated Mandatorily Redeemable Security of Trust Holding Solely KDSM Senior Debentures represents $200 million aggregate Liquidation Value of Preferred Securities which carry a mandatory redemption feature after twelve years.

            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF SINCLAIR

   The following Pro Forma Consolidated Financial Data include the unaudited pro forma consolidated balance sheet as of December 31, 1996 (the "Pro Forma Consolidated Balance Sheet") and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1996 (the "Pro Forma Consolidated Statements of Operations"). The unaudited Pro Forma Consolidated Balance Sheet is adjusted to give effect to the Old Securities Offering as if it occurred on December 31, 1996 and assuming application of the proceeds of the Old Securities Offering as set forth in "Use of Proceeds." The unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 are adjusted to give effect to the 1996 Acquisitions and the Old Securities Offering as if each occurred at the beginning of such period and assuming application of the proceeds of the Old Securities Offering as set forth in "Use of Proceeds." The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Consolidated Financial Data should be read in conjunction with the Company's Consolidated Financial Statements and related notes thereto, the Company's unaudited consolidated financial statements for the year ended December 31, 1996 and notes thereto, the financial statements and related notes of KDSM, Inc., the financial statements and related notes of Superior, the financial statements and related notes of KSMO and WSTR, and the financial statements and related notes of River City, all of which are included elsewhere in this Prospectus or incorporated herein by reference. The unaudited Pro Forma Consolidated Financial Data do not purport to represent what the Company's results of operations or financial position would have been had any of the above events occurred on the dates specified or to project the Company's results of operations or financial position for or at any future period or date.

                         SINCLAIR BROADCAST GROUP, INC.
          PRO FORMA CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1996

                                                                                        OLD SECURITIES
                                                                         CONSOLIDATED      OFFERING          AS
                                                                          HISTORICAL    ADJUSTMENTS(A)    ADJUSTED
                                                                       --------------- ---------------- ------------
                                                                                   (DOLLARS IN THOUSANDS)
                                                                                        (UNAUDITED)
ASSETS
CURRENT ASSETS:
 Cash, including cash equivalents                                      $    2,341      $      39,000 (b)$   41,341
 Accounts receivable, net of allowance for doubtful accounts              112,313                          112,313
 Current portion of program contract costs                                 44,526                           44,526
 Prepaid expenses and other current assets                                  3,704                            3,704
 Deferred barter costs                                                      3,641                            3,641
 Deferred tax asset                                                         1,245                            1,245
                                                                       --------------- ---------------- ------------
   Total current assets                                                   167,770             39,000       206,770
PROGRAM CONTRACT COSTS, less current portion                               43,037                           43,037
LOANS TO OFFICERS AND AFFILIATES                                           11,426                           11,426
PROPERTY AND EQUIPMENT, net                                               154,333                          154,333
NON-COMPETE AND CONSULTING AGREEMENTS, net                                 10,193                           10,193
OTHER ASSETS                                                               64,235              6,000 (c)    70,235
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net                            1,256,303                        1,256,303
                                                                       --------------- ---------------- ------------
   Total Assets                                                        $1,707,297      $      45,000    $1,752,297
                                                                       =============== ================ ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable                                                      $   11,886                       $   11,886
 Income taxes payable                                                         730                              730
 Accrued liabilities                                                       35,030                           35,030
 Current portion of long-term liabilities-
  Notes payable and commercial bank financing                              62,144                           62,144
  Capital leases payable                                                       44                               44
  Notes and capital leases payable to affiliates                            1,774                            1,774
  Program contracts payable                                                58,461                           58,461
 Deferred barter revenues                                                   3,576                            3,576
                                                                       --------------- ---------------- ------------
   Total current liabilities                                              173,645                          173,645
LONG-TERM LIABILITIES:
  Notes payable and commercial bank financing                           1,212,000      $    (155,000)(d) 1,057,000
  Notes and capital leases payable to affiliates                           12,185                           12,185
  Program contracts payable                                                56,194                           56,194
  Deferred tax liability                                                      463                              463
  Other long-term liabilities                                               2,739                            2,739
                                                                       --------------- ---------------- ------------
   Total liabilities                                                    1,457,226           (155,000)    1,302,226
                                                                       --------------- ---------------- ------------
MINORITY INTEREST IN CONSOLIDATED
 SUBSIDIARIES                                                               3,880                            3,880
                                                                       --------------- ---------------- ------------
COMMITMENTS AND CONTINGENCIES
EQUITY PUT OPTIONS                                                          8,938                            8,938
                                                                       --------------- ---------------- ------------
COMPANY OBLIGATED MANDATORILY REDEEMABLE SECURITY OF TRUST HOLDING
 SOLELY KDSM SENIOR DEBENTURES                                                 --            200,000 (e)   200,000
                                                                       --------------- ---------------- ------------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 5,000,000 and 10,000,000 shares
   authorized and -0- and 1,138,138 shares issued and outstanding....          11                               11
  Class A Common stock, $.01 par value, 35,000,000 and 100,000,000 shares authorized and 5,750,000 and 6,911,880 shares issued and
   outstanding                                                                 70                               70
  Class B Common stock, $.01 par value, 35,000,000 shares authorized
   and 29,000,000 and 27,850,581 shares issued and outstanding                279                              279
  Additional paid-in capital                                              231,170                          231,170
  Accumulated deficit                                                     (18,932)                         (18,932)
  Additional paid-in capital - stock options                               25,784                           25,784
  Deferred compensation                                                    (1,129)                          (1,129)
                                                                       --------------- ---------------- ------------
   Total stockholders' equity                                             237,253                          237,253
                                                                       --------------- ---------------- ------------
   Total Liabilities and Stockholders' Equity                          $1,707,297      $      45,000    $1,752,297
                                                                       =============== ================ ============

                          (Continued on following page)

                NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(a) To reflect the proceeds of the Old Securities Offering of $200 million aggregate Liquidation Value of Old Preferred Securities net of $6 million of underwriting discounts and commission and estimated expenses of the Old Securities Offering and the application of the proceeds therefrom as set forth in "Use of Proceeds."

(b) To record proceeds of the Old Securities Offering after giving effect to the repayment of the revolving credit facility under the Bank Credit Agreement.

(c) To record underwriting discounts, commissions and estimated expenses of $6 million.

(d) To reflect the repayment of the revolving credit facility under the Bank Credit Agreement as set forth in "Use of Proceeds."

(e) To reflect the issuance of $200 million aggregate Liquidation Value of Old Preferred Securities at a distribution rate of 11.625%.

                         SINCLAIR BROADCAST GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                              Superior                          RIVER CITY(e)
                                                 Consolidated   Flint TV,  Communications                    -----------------
                                                  Historical     Inc.(a)   Group, Inc.(b)  KSMO(c)  WSTR(D)  RIVER CITY   WSYX
                                                 ------------    -------  ---------------- -------  -------  ----------   ----
REVENUES:
 Station broadcast revenues, net of agency
  commissions                                    $   346,459    $ 1,012   $ 4,431         $ 7,694   $7,488  $86,869       $(10,783)
 Revenues realized from station barter
  arrangements                                        32,029         --        --           2,321    1,715       --             --
                                                 ------------   --------- ---------------  ------   ------  ----------    ---------
    Total revenues                                   378,488      1,012     4,431          10,015    9,203    86,869       (10,783)
                                                 ------------   --------- ---------------  ------   ------  ----------    ---------
OPERATING EXPENSES:
 Program and production                               66,652        101       539           1,550      961    10,001          (736)
 Selling, general and administrative                  75,924        345     2,002           2,194    2,173    39,786        (3,950)
 Expenses realized from barter arrangements           25,189                                2,276    1,715
 Amortization of program contract costs and net
  realizable value adjustments                        47,797        125       736             601    1,011     9,721          (458)
 Amortization of deferred compensation                   739
 Depreciation and amortization of property and
  equipment                                           11,711          4       373             374      284     6,294        (1,174)
 Amortization of acquired intangible
  broadcasting assets, non-compete and
  consulting agreements and other assets              58,530         --       529              --       39    14,041        (3,599)
 Amortization of excess syndicated programming         3,043         --        --              --       --        --            --
                                                 ------------   --------- --------------- -------  -------  ----------    ---------
    Total operating expenses                         289,585        575     4,179           6,995    6,183    79,843        (9,917)
                                                 ------------   --------- --------------- -------  -------  ----------    ---------
   Broadcast operating income (loss)                  88,903        437       252           3,020    3,020     7,026          (866)
                                                 ------------   --------- --------------  -------  -------  ----------   ---------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount
  expense                                            (84,314)        --      (457)          (823)   (1,127   (12,352)           --
 Interest income                                       3,136         --        --             --        15       195            --
 Distributions made to outside investors of the
  Trust                                                   --         --        --             --        --        --            --
 Other income (expense)                                  342         19         4              7        --      (149)           (8)
                                                 ------------   --------- --------------- -------  -------  ----------    ---------
   Income (loss) before provision (benefit) for
    income taxes                                       8,067        456      (201)         2,204     1,908    (5,280)         (874)
PROVISION (BENEFIT) FOR INCOME
 TAXES                                                 6,936       --          --             --        --        --            --
                                                 ------------ ---------   -------------   -------  -------  ----------    ---------
NET INCOME (LOSS)                                $     1,131  $   456     $  (201)       $ 2,204   $ 1,908  $ (5,280)     $   (874)
                                                 ============ =========   =============  =======   =======  ==========    =========
NET INCOME (LOSS) AVAILABLE TO COMMON
 STOCKHOLDERS                                    $     1,131
                                                 ============
NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE                                $      0.03
                                                 ============
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
 SHARES OUTSTANDING                                   37,381
                                                 ============


                                                                                                                 POST
                                                                                                            OLD SECURITIES
                                                                                                               OFFERING
                                                                 1996           POST                              AND
                                                             ACQUISITIONS       1996          OFFERING           1996
                                                  WYZZ(f)     ADJUSTMENTS    ACQUISITIONS   ADJUSTMENTS       ACQUISITIONS
                                                  -------    ------------   ------------   ------------    --------------
REVENUES:
 Station broadcast revenues, net of agency
  commissions                                     $1,838          --        $445,008             --         $  445,008
 Revenues realized from station barter
  arrangements                                        --          --          36,065             --             36,065
    Total revenues                                 1,838          --         481,073             --            481,073
                                                  ------   ------------   ------------      -----------    -------------
OPERATING EXPENSES:
 Program and production                              214          --          79,282             --             79,282
 Selling, general and administrative                 702     $(3,577)(g)     115,599             --            115,599
 Expenses realized from barter arrangements                                   29,180             --             29,180
 Amortization of program contract costs and net
  realizable value adjustments                       123          --          59,656             --             59,656
 Amortization of deferred compensation                           194 (h)         933             --                933
 Depreciation and amortization of property and
  equipment                                            6        (943)(i)      16,929             --             16,929
 Amortization of acquired intangible
  broadcasting assets, non-compete and
  consulting agreements and other assets               3       4,034 (j)      73,577        $   500 (o)         74,077
 Amortization of excess syndicated programming        --          --           3,043             --              3,043
                                                  ------   ------------     ------------    -----------  --------------
    Total operating expenses                       1,048        (292)        378,199            500            378,699
                                                  ------   ------------     ------------    -----------  --------------
   Broadcast operating income (loss)                 790         292         102,874           (500)           102,374
                                                  ------   ------------     ------------    -----------  --------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount
  expense                                             --     (17,409)(k)    (116,482)        11,820 (p)       (104,662)
 Interest income                                      --      (1,636)(l)       1,710                             1,710
 Distributions made to outside investors of the
  Trust                                               --          --              --        (23,250)(q)        (23,250)
 Other income (expense)                               --          --             215             --                215
                                                  ------   ------------     ------------    -----------   --------------
   Income (loss) before provision (benefit) for
    income taxes                                     790     (18,753)        (11,683)       (11,930)           (23,613)
PROVISION (BENEFIT) FOR INCOME
 TAXES                                                --      (7,900)(m)        (964)        (4,772)(m)         (5,736)
                                                  ------   ------------     ------------    -----------  --------------
NET INCOME (LOSS)                                 $  790    $(10,853)       $(10,719)       $(7,158)       $  (17,877)
                                                  ======   ============     ============    ===========  ==============
NET INCOME (LOSS) AVAILABLE TO COMMON
 STOCKHOLDERS                                                               $(10,719)                      $  (17,877)
                                                                            ============                 ==============
NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE                                                           $  (0.27)                      $    (0.46)
                                                                            ============                 ==============
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
 SHARES OUTSTANDING                                                           39,058 (n)                       39,058 (n)
                                                                            ============                 ==============

                        SINCLAIR BROADCAST GROUP, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

(a) The Flint T.V., Inc. ("Flint-TV") column reflects the results of operations for WSMH for the period from January 1, 1996 to February 28, 1996, the date the Flint Acquisition was consummated.

(b) The Superior Communications Group, Inc. column reflects the results of operations for Superior for the period from January 1, 1996 to May 7, 1996, the date the Superior Acquisition was consummated.

(c) The KSMO column reflects the results of operations for the period from January 1, 1996 to June 30, 1996 as the transaction was consummated in July 1996.

(d) The WSTR column reflects the results of operations for the period from January 1, 1996 to July 31, 1996 as the transaction was consummated in August 1996.

(e) The River City column reflects the results of operations for River City (including KRRT, Inc.) for the period from January 1, 1996 to May 31, 1996, the date the River City Acquisition was consummated. The WSYX column removes the results of WSYX from the results of River City for the period.

(f) The WYZZ column reflects the results of operations for the period from January 1, 1996 to June 30, 1996 as the purchase transaction was consummated in July 1996.

(g) To adjust River City operating expenses for non-recurring LMA payments made to KRRT, Inc. for KRRT, Inc. debt service and to adjust River City and Superior Communications operating expenses for employment contracts and other corporate overhead expenses not assumed at the time of the 1996 Acquisitions.

(h) To record compensation expense related to options granted under the Long-Term Incentive Plan:

                                                          YEAR ENDED
                                                          DECEMBER 31,
                                                              1996
                                                         --------------
Compensation expense related to the Long-Term
Incentive Plan on a pro forma basis                      $ 933
Less: Compensation expense recorded by the Company
related to the Long-Term Incentive Plan                   (739)
                                                         --------------
                                                         $ 194
                                                         ==============

(i) To record depreciation expense related to acquired tangible assets and eliminate depreciation expense recorded by Flint-TV, Superior, KSMO, WSTR, River City(e) and WYZZ from the period of January 1, 1996 through date of acquisition. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years, calculated as follows:

                                                                                    YEAR ENDED
                                                                                DECEMBER 31, 1996
                                                   ---------------------------------------------------------------------------
                                                     FLINT-TV    SUPERIOR     KSMO     WSTR     RIVER CITY    WYZZ     TOTAL
                                                   ----------- ----------- --------- -------- ------------- ------- ----------
Depreciation expense on acquired tangible assets   $32         $ 315       $ 240     $ 507    $ 3,965       $159    $ 5,218
Less: Depreciation expense recorded by Flint-TV,
Superior, KSMO, WSTR, River City(e) and WYZZ        (4)         (373)       (374)     (284)    (5,120)        (6)    (6,161)
                                                   ----------- ----------- --------- -------- ------------- ------- ----------
Pro forma adjustment                               $28         $ (58)      $(134)    $ 223    $(1,155)      $153    $  (943)
                                                   =========== =========== ========= ======== ============= ======= ==========


(j) To record amortization expense related to acquired intangible assets and deferred financing costs and eliminate amortization expense recorded by Flint-TV, Superior, KSMO, WSTR, River City(e) and WYZZ from the period of January 1, 1996 through date of acquisition. Intangible assets are to be amortized over lives ranging from 1 to 40 years, calculated as follows:

                                                                                    YEAR ENDED
                                                                                DECEMBER 31, 1996
                                                     -----------------------------------------------------------------------
                                                       FLINT-TV   SUPERIOR    KSMO    WSTR   RIVER CITY    WYZZ     TOTAL
                                                     ----------- ---------- ------- ------- ------------ ------- -----------
Amortization expense on acquired intangible assets   $167        $ 827      $180    $285    $ 12,060     $99     $ 13,618
Deferred financing costs                                                                       1,429                1,429
Less: Amortization expense recorded by Flint-TV,
Superior, KSMO, WSTR, River City(e) and WYZZ              --      (529)          --  (39)    (10,442)     (3)     (11,013)
                                                     ----------- ---------- ------- ------- ------------ ------- -----------
Pro forma adjustment                                 $167        $ 298      $180    $246    $  3,047     $96     $  4,034
                                                     =========== ========== ======= ======= ============ ======= ===========

(k) To record interest expense for the year ended December 31, 1996 on acquisition financing relating to Superior of $59,850 (under the Bank Credit Agreement at 8.0% for four months), KSMO and WSTR of $10,425 and $7,881, respectively (both under the Bank Credit Agreement at 8.0% for six months), River City (including KRRT) of $868,300 (under the Bank Credit Agreement at 8.0% for five months) and of $851 for hedging agreements related to the River City financing and WYZZ of $20,194 (under the Bank Credit Agreement at 8.0% for six months) and eliminate interest expense recorded. No interest expense has been recorded for Flint-TV as it has been assumed that the proceeds from the 1995 Notes were used to purchase Flint-TV.

                                                                                   YEAR ENDED
                                                                               DECEMBER 31, 1996
                                                      -------------------------------------------------------------------
                                                        SUPERIOR     KSMO      WSTR    RIVER CITY     WYZZ       TOTAL
                                                      ----------- --------- --------- ------------ --------- ------------
Interest expense adjustment as noted above            $(1,596)    $(417)    $ (315)   $(29,032)    $(808)    $(32,168)
Less: Interest expense recorded by, Superior, KSMO,
WSTR, River City (e) and WYZZ                             457       823      1,127      12,352           --    14,759
                                                      ----------- --------- --------- ------------ --------- ------------
Pro forma adjustment                                  $(1,139)    $ 406     $  812    $(16,680)    $(808)    $(17,409)
                                                      =========== ========= ========= ============ ========= ============

(l) To eliminate interest income for the year ended December 31, 1996 on public debt proceeds relating to Flint-TV, KSMO and WSTR and WYZZ of $34,400 (with a commercial bank at 5.7% for two months), $10,425 and $7,881 (both with a commercial bank at 5.7% for six months) and $20,194 (with a commercial bank at 5.7% for six months), respectively due to assumed utilization of excess cash for those acquisitions.

                                                                                YEAR ENDED
                                                                            DECEMBER 31, 1996
                                                    -----------------------------------------------------------------
                                                      FLINT-TV     KSMO     WSTR    RIVER CITY     WYZZ      TOTAL
                                                    ----------- --------- -------- ------------ --------- -----------
Interest income adjustment as noted above           $(327)      $(297)    $(226)   $     --     $(576)    $(1,426)
Less: Interest income recorded by Flint-TV, KSMO,
WSTR, River City(e) and WYZZ                              --          --    (15)    (195)             --     (210)
                                                    ----------- --------- -------- ------------ --------- -----------
Pro forma adjustment                                $(327)      $(297)    $(241)   $(195)       $(576)    $(1,636)
                                                    =========== ========= ======== ============ ========= ===========


(m) To record tax provision (benefit) for the 1996 Acquisitions and the Old Securities Offering adjustments at the applicable statutory tax rates.

(n) Weighted average shares outstanding on a pro forma basis assumes that the 1,150,000 shares of Series B Convertible Preferred Stock were converted to 4,181,818 shares of $.01 par value Class A Common Stock and the Incentive Stock Options and Long-Term Incentive Plan Options were outstanding as of the beginning of the period.

(o) Torecord amortization expense on other assets for one year ($6 million over 12 years).

(p) To record the net interest expense reduction for 1996 related to application of the Old Securities Offering proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees for the available but unused portion of the revolving credit facility for the year ended December 31, 1996.

   Interest on adjusted borrowing on term loans                        $12,600
   Commitment fee on available but unused borrowings
    of $250,000 of revolving credit facility at 1/2
    of 1% for 12 months                                                 (1,250)
   Commitment fee on available borrowings recorded
    by the Company                                                         470
                                                                    ----------
   Pro forma adjustment                                                $11,820
                                                                    ==========

(q) To record distributions made to outside investors of the Trust for the year ended December 31, 1996 ($200 million aggregate Liquidation Value of Preferred Securities at a distribution rate of 11.625%).

                          CAPITALIZATION OF KDSM, INC.

   The following table sets forth, as of December 31, 1996, (a) the actual capitalization of KDSM, Inc., and (b) the pro forma capitalization of KDSM, Inc. as adjusted to reflect the Old Securities Offering as if it had occurred on December 31, 1996. The information set forth below should be read in conjunction with the Pro Forma Financial Data of KDSM, Inc. located elsewhere in this Prospectus and the Historical Financial Statements of KDSM, Inc. and notes thereto included elsewhere in this Prospectus.


                                                            DECEMBER 31, 1996
                                                          --------------------
                                                               (DOLLARS IN
                                                               THOUSANDS)
                                                                        AS
                                                            ACTUAL   ADJUSTED
                                                          --------- ----------
Cash and cash equivalents                                 $     3   $      3
                                                          ========= ==========
Indebtedness                                              $    --   $     --
                                                          --------- ----------

Company Obligated Mandatorily Redeemable
 Security of Trust Holding Solely KDSM
 Senior Debentures                                             --    200,000
                                                          --------- ----------
Stockholders' equity:
 Common stock, par value $.01 per share,
  100 shares issued and outstanding                            --         --
 Additional paid-in capital                                36,811     49,011
 Retained earnings                                            705        705
                                                          --------- ----------
    Total stockholders' equity                             37,516     49,716
                                                          --------- ----------
     Total capitalization                                 $37,516   $249,716
                                                          ========= ==========

                        SELECTED FINANCIAL INFORMATION OF
                             KDSM-TV AND KDSM, INC.

   The selected historical financial information for the years ended December 31, 1992 and 1993 has been derived from the Predecessor's unaudited financial statements of KDSM-TV (the "Predecessor"). The selected financial information for the years ended December 31, 1994 and 1995, and for the five months ended May 31, 1996, has been derived from the Predecessor's audited financial statements and the selected financial statements for the seven months ended
December 31, 1996 have been derived from KDSM, Inc.'s audited financial statements. The combined historical financial statements for, and as of, the year ended December 31, 1996 are unaudited, but in the opinion of management, such financial statements have been prepared on the same basis as the financial statements included elsewhere herein and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for that period. The statement of operations for the five months ended May 31, 1996 and seven months ended December 31, 1996 are required as a result of the acquisition of the station's Non-License Assets of the Predecessor by KDSM, Inc.; thereby establishing a new accounting basis beginning June 1, 1996. Accordingly, results of operations for the periods prior to June 1, 1996 are not comparable to results for subsequent periods. The selected pro forma financial information of KDSM, Inc. reflects the application of the proceeds of the Old Securities Offering as set forth in "Use of Proceeds" as though it occurred at the beginning of the period presented for statement of operations data and as of the date of the balance sheet for balance sheet data and are derived from the pro forma financial statements of KDSM, Inc. included elsewhere in this Prospectus.

   The information on the following page should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of KDSM-TV and KDSM, Inc." and KDSM-TV's and KDSM, Inc.'s Consolidated Financial Statements included elsewhere in this Prospectus.

                  SELECTED HISTORICAL FINANCIAL INFORMATION OF
                   KDSM-TV (THE "PREDECESSOR") AND KDSM, INC.
                             (DOLLARS IN THOUSANDS)


                                                                                                      PREDECESSOR    KDSM, INC.
                                                                            PREDECESSOR              ------------- --------------
                                                                      YEARS ENDED DECEMBER 31,        FIVE MONTHS   SEVEN MONTHS
                                                                                                         ENDED          ENDED
                                                               -------------------------------------    MAY 31,     DECEMBER 31,
                                                                  1992      1993     1994     1995        1996          1996
                                                               ---------- -------- -------- --------  ------------- --------------
STATEMENT OF OPERATIONS DATA:
Net broadcast revenues(b)                                      $ 5,273    $ 6,172  $6,848   $7,478   $3,478        $ 4,740
Barter revenues                                                     --         --      --       --       85            119
                                                               ---------- -------- -------- -------- ------------- --------------
 Total revenues                                                  5,273      6,172   6,848    7,478    3,563          4,859
                                                               ---------- -------- -------- -------- ------------- --------------
Operating expenses, excluding depreciation and amortization      3,021      3,161   3,347    3,489    1,928          2,071
Depreciation and amortization(c)                                 3,261      2,963   2,979    3,338    1,017          1,599
                                                               ---------- -------- -------- -------- ------------- --------------
Broadcast operating income                                      (1,009)        48     522      651      618          1,189
                                                               ---------- -------- -------- -------- ------------- --------------
Distributions made to outside investors of the Trust(d)             --         --      --       --       --             --
Dividend income                                                     --         --      --       --       --             --
Interest and other income                                           (7)       (45)     --      12        --             --
                                                               ---------- -------- -------- -------- ------------- --------------
Income before allocation of consolidated federal income
 taxes and state taxes                                         $(1,016)   $     3  $  522   $  663   $  618        $ 1,189
                                                               ========== ======== ======== ======== ============= ==============
 Net income                                                    $(1,016)   $     3  $  522   $  663   $  618        $   705
                                                               ========== ======== ======== ======== ============= ==============
OTHER DATA:
 Broadcast cash flow(e)                                        $ 1,778    $ 2,233  $2,908   $2,922   $1,034        $ 2,692
 Broadcast cash flow margin(f)                                   33.7%      36.2%   42.5%    39.1%    29.7%          56.8%
 Operating cash flow(g)                                        $ 1,623    $ 2,056  $2,551   $2,772   $  744        $ 2,546
 Operating cash flow margin(f)                                   30.8%      33.3%   37.3%    37.1%    21.4%          53.7%
 After tax cash flow(h)                                        $ 1,616    $ 2,011  $2,551   $2,784   $  744        $ 2,062
 After tax cash flow margin(f)                                   30.7%      32.6%   37.3%    37.2%    21.4%          43.5%
 Program contract payments                                     $   629    $   955  $  950   $1,217   $  891        $   242
 Capital expenditures                                              276        113     140      139       29            161
 Corporate overhead expense                                        155        177     357      150      290            146
BALANCE SHEET DATA:
 Cash and cash equivalents                                     $     6    $    28  $   56   $   62   $   31        $     3
 Total assets                                                   13,010     11,466   9,688    8,344    7,260         40,674
 Company Obligated Mandatorily Redeemable Security of Trust
  Holding Solely KDSM Senior Debentures(i)                          --         --      --       --       --             --
 Total equity of partnership 1992 to 1995, total stockholders
  equity 1996                                                   10,642      9,058   7,069    5,046    5,664         37,516


                                                              COMBINED
                                                              HISTORICAL  PRO FORMA
                                                                1996      1996(A)
                                                             -----------  ----------
                                                             (UNAUDITED) (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net broadcast revenues(b)                                     $ 8,218      $  8,218
Barter revenues                                                   204           204
                                                              ------------ -----------
 Total revenues                                                 8,422         8,422
                                                              ------------ -----------
Operating expenses, excluding depreciation and amortization     3,999         3,999
Depreciation and amortization(c)                                2,616         3,116
                                                              ------------ -----------
Broadcast operating income                                      1,807         1,307
                                                              ------------ -----------
Distributions made to outside investors of the Trust(d)            --        23,250
Dividend income                                                    --        26,033
Interest and other income                                          --            --
                                                              ------------ -----------
Income before allocation of consolidated federal income
 taxes and state taxes                                        $ 1,807      $  4,090
                                                              ============ ===========
 Net income                                                   $ 1,323      $  2,693
                                                              ============ ===========
OTHER DATA:
 Broadcast cash flow(e)                                       $ 3,726      $  3,726
 Broadcast cash flow margin(f)                                   45.3%         45.3%
 Operating cash flow(g)                                       $ 3,290      $  3,290
 Operating cash flow margin(f)                                   40.0%         40.0%
 After tax cash flow(h)                                       $ 2,806      $  4,676
 After tax cash flow margin(f)                                   34.1%         56.9%
 Program contract payments                                    $ 1,133      $  1,133
 Capital expenditures                                             190           190
 Corporate overhead expense                                       436           436
BALANCE SHEET DATA:
 Cash and cash equivalents                                    $     3      $      3
 Total assets                                                  40,674       252,874
 Company Obligated Mandatorily Redeemable Security of Trust
  Holding Solely KDSM Senior Debentures(i)                         --       200,000
 Total equity of partnership 1992 to 1995, total stockholders
  equity 1996                                                  37,516        49,716


                                                   (Footnotes on following page)

  NOTES TO SELECTED HISTORICAL FINANCIAL INFORMATION OF KDSM-TV AND KDSM, INC.

(a) The pro forma information in this table reflects the pro forma effect of the completion of the Old Securities Offering (and the application of the net proceeds thereof as set forth in "Use of Proceeds") as if it had occurred on January 1, 1996.

(b) Net broadcast revenues are defined as broadcast revenues net of agency commissions.

(c) Depreciation and amortization includes amortization of program contract costs and net realizable value adjustments, depreciation and amortization of property and equipment and amortization of acquired intangible broadcasting assets and other assets.

(d) Distributions made to outside investors of the Trust represents the distributions on $200 million aggregate Liquidation Value of Preferred Securities at a distribution rate of 11.625%.

(e) "Broadcast cash flow" is defined as broadcast operating income plus corporate overhead expense, depreciation and amortization, including both tangible and intangible assets and program rights, less cash payments for program contract rights. Cash program payments represent cash payments made for current program payables and do not necessarily correspond to program usage. KDSM, Inc. has presented broadcast cash flow data, which KDSM, Inc. believes are comparable to the data provided by other companies in the industry, because such data are commonly used as a measure of performance for broadcast companies. However, broadcast cash flow does not purport to represent cash provided by operating activities as reflected in KDSM, Inc.'s statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(f) "Broadcast cash flow margin" is defined as broadcast cash flow divided by net broadcast revenues. "Operating cash flow margin" is defined as operating cash flow divided by net broadcast revenues. "After tax cash flow margin" is defined as after tax cash flow divided by net broadcast revenues.

(g) "Operating cash flow" is defined as broadcast cash flow less corporate overhead expense and is a commonly used measure of performance for broadcast companies. Operating cash flows does not purport to represent cash provided by operating activities as reflected in KDSM, Inc.'s statements of cash flow, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(h) "After tax cash flow" is defined as net income (loss) before extraordinary items plus depreciation and amortization (including film amortization), less program contract payments. After tax cash flow is presented here not as a measure of operating results and does not purport to represent cash provided by operating activities. After tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(i) Company Obligated Mandatorily Redeemable Security of Trust Holding Solely KDSM Senior Debentures represents $200 million aggregate Liquidation Value of Preferred Securities, which carry a mandatory redemption feature after twelve years.

            PRO FORMA FINANCIAL INFORMATION OF KDSM-TV AND KDSM, INC.

   The following pro forma consolidated financial data of the Predecessor and KDSM, Inc. include the unaudited pro forma consolidated balance sheet of the Predecessor and KDSM, Inc. as of December 31, 1996 (the "KDSM, Inc. Pro Forma Consolidated Balance Sheet") and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1996 (the "KDSM, Inc. Pro Forma Consolidated Statements of Operations"). The unaudited KDSM, Inc. Pro Forma Consolidated Balance Sheet is adjusted to give effect to the Old Securities Offering as if it occurred on December 31, 1996. The unaudited KDSM, Inc. Pro Forma Statements of Operations are adjusted to give effect to the Old Securities Offering as if it occurred on January 1, 1996. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The KDSM, Inc. Pro Forma Consolidated Financial Data should be read in conjunction with the financial statements of KDSM-TV, a Division of River City Broadcasting, a limited partnership (the Predecessor) and KDSM, Inc. and Subsidiary (the Company) for the five months ended May 31, 1996 and the seven months ended December 31, 1996 and the financial statements of KDSM-TV for the years ended December 31, 1994 and 1995, each appearing elsewhere in this Prospectus. The unaudited KDSM, Inc. Pro Forma Consolidated Financial Data do not purport to represent what KDSM, Inc.'s results of operations or financial position would have been had the Old Securities Offering occurred on the dates specified or to project KDSM Inc.'s results of operations or financial position for or at any future period or date.

                                  KDSM, INC.
         PRO FORMA CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1996

                                                                       OLD SECURITIES
                                                        CONSOLIDATED      OFFERING         AS
                                                         HISTORICAL    ADJUSTMENTS(A)   ADJUSTED
                                                       -------------- ---------------- ----------
                                                                 (DOLLARS IN THOUSANDS)
                                                                       (UNAUDITED)
ASSETS
CURRENT ASSETS:
 Cash                                                  $     3                         $      3
 Accounts receivable, net of allowance for doubtful
  accounts                                               2,052                            2,052
 Current portion of program contract costs                 860                              860
 Deferred barter costs                                      50                               50
 Prepaid expenses and other current assets                  86                               86
                                                       -------------- ---------------- ----------
   Total current assets                                  3,051                            3,051
PROPERTY AND EQUIPMENT, net                              2,803                            2,803
PROGRAM CONTRACT COSTS, less current portion               794                              794
DUE FROM PARENT                                            496                              496
INVESTMENT IN PARENT                                                  $206,200(b)       206,200
ACQUIRED INTANGIBLE AND OTHER BROADCASTING ASSETS,
 NET                                                    33,530           6,000(c)        39,530
                                                       -------------- ---------------- ----------
   Total Assets                                        $40,674        $212,200         $252,874
                                                       ============== ================ ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable                                      $   292                         $    292
 Accrued liabilities                                       410                              410
 Current portion of program contracts payable            1,384                            1,384
 Deferred barter revenues                                  120                              120
                                                       -------------- ---------------- ----------
   Total current liabilities                             2,206                            2,206
LONG-TERM LIABILITIES:
 Program contracts payable                                 879                              879
 Deferred state taxes                                       73                               73
                                                       -------------- ---------------- ----------
   Total liabilities                                     3,158                            3,158
                                                       -------------- ---------------- ----------
COMMITMENTS AND CONTINGENCIES
COMPANY OBLIGATED MANDATORILY REDEEMABLE SECURITY OF
 TRUST HOLDING SOLELY KDSM SENIOR DEBENTURES                --        $200,000(d)       200,000
                                                       -------------- ---------------- ----------
STOCKHOLDER'S EQUITY:
 Common stock, par value $.01 per share, 100 shares
  issued and outstanding                                    --                               --
 Additional paid-in capital                             36,811          12,200(e)        49,011
 Retained earnings                                         705                              705
                                                       -------------- ---------------- ----------
   Total stockholder's equity                           37,516          12,200           49,716
                                                       -------------- ---------------- ----------
   Total Liabilities and Stockholder's Equity          $40,674        $212,200         $252,874
                                                       ============== ================ ==========


                                                   (Continued on following page)

                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(a)  To  reflect  the  proceeds  and  other  adjustments  relating  to  the  Old
     Securities  Offering  of  $200  million  aggregate   Liquidation  Value  of
     Preferred Securities.

(b) To reflect the purchase of 2,062,000 shares of Old Parent Preferred for $100 per share.

(c) To record Old Securities Offering costs including underwriter discounts, commissions and other estimated expenses of approximately $6 million.

(d) To record the issuance of $200 million aggregate Liquidation Value of Preferred Securities.

(e)  To record capital contributions by Sinclair.

                             KDSM-TV AND KDSM, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                  PREDECESSOR    KDSM, INC.
                                                  FIVE MONTHS   SEVEN MONTHS
                                                     ENDED          ENDED            COMBINED        OLD SECURITIES
                                                    MAY 31,     DECEMBER 31,        COMPANIES           OFFERING          AS
                                                      1996          1996               1996            ADJUSTMENTS     ADJUSTED
                                                 ------------- -------------- --------------------- ---------------- -----------
                                                                             (DOLLARS IN THOUSANDS)
                                                                                   (UNAUDITED)
REVENUES:
 Station broadcast revenues, net of agency
  commissions                                    $3,478        $4,740         $8,218                                 $  8,218
 Revenues realized from barter arrangements          85           119            204                                      204
                                                 ------------- -------------- --------------------- ---------------- -----------
   Total revenues                                 3,563         4,859          8,422                                    8,422
                                                 ------------- -------------- --------------------- ---------------- -----------
OPERATING EXPENSES:
 Programming and production                         509           627          1,136                                    1,136
 Selling, general and administrative              1,321         1,316          2,637                                    2,637
 Expenses realized from barter arrangements          98           128            226                                      226
 Amortization of program contract costs and net
  realizable value adjustments                      507           864          1,371                                    1,371
 Depreciation and amortization of property and
  equipment                                         233           191            424                                      424
 Amortization of acquired intangible broadcast
  assets and other assets                           277           544            821                $        500 (a)    1,321
                                                 ------------- -------------- --------------------- ---------------- -----------
   Total operating expenses                       2,945         3,670          6,615                         500        7,115
                                                 ------------- -------------- --------------------- ---------------- -----------
  Broadcast operating income (loss)                 618         1,189          1,807                       (500)        1,307
                                                 ------------- -------------- --------------------- ---------------- -----------
OTHER INCOME (EXPENSE):
 Dividend income                                     --            --             --                     26,033 (b)    26,033
 Distributions made to outside investors of the
  Trust                                              --            --             --                    (23,250)(c)   (23,250)
                                                 ------------- -------------- --------------------- ---------------- -----------
  Income before provision (benefit) for income
   taxes                                            618         1,189          1,807                      2,283         4,090
ALLOCATION OF CONSOLIDATED
 FEDERAL INCOME TAXES                                --          (412)          (412)                      (913)(d)    (1,325)
STATE INCOME TAXES                                   --           (72)           (72)                        --           (72)
                                                 ------------- -------------- --------------------- ---------------- -----------
NET INCOME                                       $  618        $  705         $1,323                $      1,370     $  2,693
                                                 ============= ============== ===================== ================ ===========

----------
(a) To record amortization expense relating to offering costs for one year ($6 million over 12 years).

(b)  To  record   dividend  income  relating  to  $206.2  million  of  aggregate
     Liquidation Amount of Parent Preferred, at a dividend rate of 12.625%.

(c) To record distributions made to outside investors of the Trust relating to $200 million of aggregate Liquidation Value of Preferred Securities, at a distribution rate of 11.625%.

(d) To record tax provision for offering adjustments at the applicable statutory tax rates.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
             OF OPERATIONS OF KDSM-TV AND KDSM, INC.

INTRODUCTION

   The following discussion and analysis should be read in conjunction with "Selected Historical Financial Information of KDSM-TV and KDSM, Inc." and the
Financial Statements of KDSM-TV and KDSM, Inc. and related notes included elsewhere herein.

   The following discussion and analysis includes the combined unaudited 1996 financial information as a result of the acquisition of KDSM-TV's Non-License Assets by KDSM, Inc. on May 31, 1996. As a result, a new accounting basis was established beginning June 1, 1996. For purposes of the following discussion and analysis with respect to 1996, the results of operations for the five months ended May 31, 1996 and the seven months ended December 31, 1996 have been combined.

RESULTS OF OPERATIONS

   COMBINED PERIODS ENDED DECEMBER 31, 1996 AND YEAR ENDED DECEMBER 31, 1995

   Station broadcast revenue increased to $8.2 million for the combined periods ended December 31, 1996 from $7.5 million for the year ended December 31, 1995, or 9.3%. The increase in broadcast revenues was primarily the result of an increase in market revenue and improvements in programming.

   Operating expenses excluding depreciation and amortization increased to $4.0 million for the combined periods ended December 31, 1996 from $3.5 million for the year ended December 31, 1995, or 14.3%. The increase in expenses for the combined periods ended December 31, 1996 as compared to the year ended December 31, 1995 was largely attributable to proportional expense increases for increased sales.

   Broadcast operating income increased to $1.8 million for the combined periods ended December 31, 1996, from $0.7 million for the year ended December 31, 1995, or 157.1%. The increase in broadcast operating income for the combined periods ended December 31, 1996 as compared to the year ended December 31, 1995 was primarily the result of an increase in market revenue, improvements in programming and decreases in depreciation and amortization expenses as a result of the acquisition of the Non-License Assets of KDSM-TV by Sinclair on May 31, 1996.

   Net income increased to $1.3 million for the combined periods ended December 31, 1996 from $0.7 million for the year ended December 31, 1995, or 85.7%. The increase in net income for the combined periods ended December 31, 1996 as compared to the year ended December 31, 1995 was primarily the result of an increase in market revenue, improvements in programming and decreases in depreciation and amortization expenses as a result of the acquisition of the Non-License Assets of KDSM-TV by Sinclair on May 31, 1996.

   Broadcast cash flow increased to $3.7 million for the combined periods ended December 31, 1996 from $2.9 million for the year ended December 31, 1995, or 27.6%. The increase in broadcast cash flow for the combined periods ended December 31, 1996 as compared to the year ended December 31, 1995 was primarily the result of an increase in market revenue and improvements in programming.

   Operating cash flow increased to $3.3 million for the combined periods ended December 31, 1996 from $2.8 million for the year ended December 31, 1995, or 17.9%. The increase in operating cash flow for the combined periods ended December 31, 1996 as compared to the year ended December 31, 1995 was primarily the result of an increase in market revenue and improvements in programming.

   YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994

   Total revenues increased to $7.5 million for the year ended December 31, 1995 from $6.8 million for the year ended December 31, 1994, or 10.3%. The increase in broadcast revenues was primarily the result of growth in market revenue and improvements in programming.

   Operating expenses excluding depreciation and amortization increased to $3.5 million for the year ended December 31, 1995 from $3.3 million for the year ended December 31, 1994, or 6.1%. The increase in expenses for the year ended December 31, 1995 as compared to the year ended December 31, 1994 was primarily related to an increase in sales expenses associated with the increase in revenues.

   Broadcast operating income increased to $0.7 million for the year ended December 31, 1995 from $0.5 million for the year ended December 31, 1994 or 24.7%. The increase in broadcast operating income for the year ended December 31, 1995, as compared to the year ended December 31, 1994 was primarily related to growth in market revenue and improvements in programming.

   Net income increased to $0.7 million for the year ended December 31, 1995 from $0.5 million for the year ended December 31, 1994, or 27.0%. The increase in net income for the year ended December 31, 1995 as compared to the year ended December 31, 1994 was primarily related to growth in market revenue and improvements in programming.

   Broadcast cash flow was unchanged when comparing the years ended December 31, 1995 and 1994 at $2.9 million. Operating cash flow increased to $2.8 million for the year ended December 31, 1995 from $2.6 million for the year ended December 31, 1994, or 7.7%. The increase in operating cash flow for the year ended December 31, 1995 as compared to the year ended December 31, 1994 was primarily related to lower corporate expenses in 1995.

LIQUIDITY AND CAPITAL RESOURCES

   As of December 31, 1996, KDSM, Inc. had cash and working capital of approximately $3,000. KDSM, Inc.'s primary source of liquidity is cash from operations which management believes to be sufficient to meet operating cash requirements. KDSM, Inc. will also receive dividend payments from Sinclair under the Parent Preferred that will be sufficient to meet the interest payments required under the KDSM Senior Debenture Indenture. KDSM, Inc. is currently negotiating to acquire its station premises and building from the owner at a purchase price of approximately $0.5 million. KDSM, Inc. intends to finance this acquisition through a capital contribution from Sinclair.

   Except for purchase of the station building, KDSM, Inc. does not anticipate capital expenditures in the coming year to exceed historical capital expenditures, which were $0.2 million in 1996. If KDSM, Inc. is required to make capital expenditures to keep up with emerging technologies, management believes it will be able to fund such expenditures from its cash flow and from the proceeds of indebtedness or financing that is allowed to be incurred or obtained under the KDSM Senior Debenture Indenture (as long as KDSM, Inc.'s debt to operating cash flow ratio is 4 to 1 or less) or from capital contributions from Sinclair to the extent permitted under Sinclair's debt instruments.

INCOME TAXES


   Income tax expense for 1996 was $0.5 million. However, no income tax provision was recorded prior to May 31, 1996 since profit and loss and the related tax effects were deemed to be distributed to the partners of River City (the owners) on their respective tax returns. The income tax provision for 1996 was recorded using a statutory rate of 40% in accordance with provisions of FASB 109 as described in the footnotes to the KDSM, Inc. Financial Statements included elsewhere in this Prospectus.

                                   KDSM, INC.


   KDSM, Inc. is an indirect wholly owned subsidiary of Sinclair, which owns all of the License and Non-License Assets related to the operation of television station KDSM-TV. KDSM, Inc. acquired the Non-License Assets of KDSM-TV as part of the River City Acquisition in April 1996. KDSM was, at the time of the acquisition, a Fox affiliate and currently maintains its Fox affiliation. KDSM Licensee, Inc., a wholly-owned subsidiary of KDSM, Inc. acquired the License Assets relating to the operation of KDSM-TV (including the affiliation agreement with Fox) on April 22, 1997. See "Risk Factors--Certain Network Affiliation Agreements," "--Multiple Ownership Rules and Effect on LMAs" and "--LMAs--Rights of Preemption and Termination."

   KDSM-TV is located in Des Moines, the state capital of Iowa. The Des Moines DMA is the 72nd largest television market consisting of three counties (Dallas, Polk and Warren Counties) within the state of Iowa. The area has a diversified economy with major sectors in the financial services, food processing, agricultural services, health care, retail and wholesale trades. The insurance and financial sectors are important to the Des Moines economy. There are more than 60 life, health and casualty insurance firms that are headquartered in Des Moines, making the city the second largest insurance center behind Hartford, Connecticut. In addition, the state of Iowa is the largest single employer in the Des Moines area and government workers (federal, state and local) as a group represent a significant percentage of total employment.

   The Des Moines market is currently served by four commercial television stations, all of which are network affiliated. KDSM-TV, the Fox affiliate, is pursuing a counter-programming strategy against the other network affiliates designed to attract additional audience share in demographic groups not served by programming on competing stations. KDSM-TV also has a program license agreement with UPN. KDSM-TV has exclusive rights in the Des Moines DMA to broadcast Iowa Hawkeye basketball games through the 1997-1998 season and Big Ten and Iowa football games through the 1997 season. KDSM-TV carries programming from UPN including "Star Trek: Voyager" and such successful syndicated products as "Home Improvement," "Mad About You," "The Simpsons," "Married with Children" and "Baywatch." The Station has acquired syndicated rights to "Frasier" beginning Fall 1997.

   The following table sets forth certain market revenue, size and audience share information for the Des Moines DMA:

                                 YEAR ENDED DECEMBER 31,
                              -----------------------------
                                 1994      1995      1996
                              --------- --------- ---------
                                  (DOLLARS IN THOUSANDS)
Market revenue                $ 35,314  $ 38,089  $ 41,988
Annual market revenue
growth                           19.5%      7.9%     10.2%
Station rank within market           4         3         3
Television homes               364,980   369,410   373,630
KDSM audience share               8.0%      8.0%      8.3%

   KDSM, Inc. and its predecessor had combined station broadcast revenues of $8.2 million and combined broadcast cash flow of $3.7 million in 1996. The Company has received a third-party appraisal valuing KDSM, Inc.'s assets (other than the Parent Preferred and the Common Securities) at $50.2 million as of February 18, 1997.

   The principal office of KDSM, Inc. is located at 2000 W. 41st Street, Baltimore, MD 21211 and its telephone number is 410-467-5005.

                                SINCLAIR CAPITAL


   Sinclair Capital is a special purpose statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by KDSM, Inc. as depositor for the Trust, and First Union National Bank of Maryland, as Property Trustee (the "Property Trustee"), and First Union Bank of Delaware as Delaware Trustee (the "Delaware Trustee"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on February 24, 1997. Such trust agreement was amended and restated in its entirety prior to the closing of the Old Securities Offering (as so amended and restated, the "Trust Agreement"). The Property Trustee acts as sole trustee under the Trust Agreement for the purposes of compliance with the Trust Indenture Act. The Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and the Common Securities, representing undivided beneficial interests in the assets of the Trust, (ii) purchasing the KDSM Senior Debentures with the proceeds from sale of the Preferred Securities and the Common Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities are owned by KDSM, Inc., and KDSM, Inc. has agreed in the KDSM Senior Debenture Indenture to maintain such ownership. KDSM, Inc. has acquired Common Securities having an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Trust has a term expiring in 2015, but may terminate earlier as provided in the Trust Agreement. The Trust's business affairs will be conducted by the Property Trustee, the Delaware Trustee and the Administrative Trustees. The holder of the Common Securities, or the holders of at least a majority in the aggregate Liquidation Value of then outstanding Preferred Securities if an Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Trustees of the Trust.

   The duties and obligations of the Trustees are governed by the Trust Agreement. David D. Smith and David B. Amy, each an officer of Sinclair, have been appointed as administrative trustees of the Trust (in such capacity, the "Administrative Trustees") pursuant to the terms of the Trust Agreement. Under the Trust Agreement, the Administrative Trustees have certain duties and powers including, but not limited to, the delivery of certain notices to the holders of the Preferred Securities, the appointment of the Preferred Securities Paying Agent (as defined under "Description of the New Preferred Securities--Redemption Procedures") and the Preferred Securities Registrar (as defined under "Description of the New Preferred Securities--Registrar and Transfer Agent"), the registering of transfers of the Preferred Securities and the Common Securities and preparing and filing on behalf of the Trust all United States federal, state and local tax information and returns and reports required to be filed by or in respect of the Trust. Under the Trust Agreement, the Property Trustee will have certain duties and powers, including, but not limited to, holding legal title to the KDSM Senior Debentures on behalf of the Trust, the collection of payments in respect of the KDSM Senior Debentures, maintenance of the Payment Account (as defined in the Trust Agreement), the sending of default notices with respect to the Preferred Securities and the distribution of the assets of the Trust in the event of a winding-up of the Trust. See "Description of the New Preferred Securities."

                              BUSINESS OF SINCLAIR


   The Company is a diversified broadcasting company that owns or provides programming services to more television stations than any other commercial broadcasting group in the United States. The Company currently owns or provides programming services to 28 television stations and has agreed to acquire one additional television station. The Company believes it is also one of the top 20 radio groups in the United States, when measured by the total number of radio stations owned, programmed or with which the Company has Joint Sales Agreements
(JSAs). The Company owns or provides programming services to 25 radio stations, has a pending acquisition of one radio station, has a JSA with one additional radio station and has options to acquire an additional seven radio stations.

   The 28 television stations the Company owns or programs pursuant to LMAs are located in 20 geographically diverse markets, with 23 of the stations in the top 51 television DMAs in the United States. The Company's television station group is diverse in network affiliation with ten stations affiliated with Fox, 11 with UPN, two with ABC, two with Warner Brothers and one with CBS. Two stations operate as Independents.

   The Company's radio station group is also geographically diverse with a variety of programming formats including country, urban, news/talk/sports, album/progressive rock and adult contemporary. Of the 26 stations owned, programmed or with which the Company has a JSA, 12 broadcast on the AM band and 14 on the FM band. The Company owns or programs from two to seven stations in all but one of the radio markets it serves.

   The Company has undergone rapid and significant growth over the course of the last six years. Beginning with the acquisition of WPGH in Pittsburgh in 1991, the Company has increased the number of television stations it owns or programs from three to 28. From 1991 to 1996, net broadcast revenues and operating cash flow increased from $39.7 million to $346.5 million, and from $15.5 million to $180.3 million. Pro forma for the acquisitions described below, 1996 net broadcasting revenue and operating cash flow would have been $445.0 million and $206.5 million, respectively.

TELEVISION BROADCASTING

   The Company owns and operates, provides programming services to, or has agreed to acquire the following television stations:

                                                                                    NUMBER OF
                                                                                   COMMERCIAL               EXPIRATION
                          MARKET                                                   STATIONS IN   STATION      DATE OF
         MARKET           RANK(A)  STATIONS   STATUS(B)   CHANNEL   AFFILIATION   THE MARKET(C)  RANK(D)    FCC LICENSE
-----------------------  -------- ---------- ----------- --------- ------------- -------------- --------- --------------
Pittsburgh, Pennsylvania  19      WPGH       O&O         53        FOX                6              4          8/1/99
                                  WPTT       LMA         22        UPN                               5          8/1/99
St. Louis, Missouri       20      KDNL       LMA(e)(j)   30        ABC                7              5          2/1/98
Sacramento, California    21      KOVR       O&O         13        CBS                8              3          2/1/99
Baltimore, Maryland       23      WBFF       O&O         45        FOX                5              4         10/1/04
                                  WNUV       LMA         54        UPN                               5         10/1/04
Indianapolis, Indiana     25      WTTV       LMA(e)       4        UPN                8              4          8/1/97
                                  WTTK       LMA(e)(f)   29        UPN                               4 (f)      8/1/97
Cincinnati, Ohio          29      WSTR       O&O         64        UPN                5              5         10/1/97
Raleigh-Durham,
 North Carolina           30      WLFL       O&O         22        FOX                7              3         12/1/04
                                  WRDC       LMA         28        UPN                               5         12/1/04
Milwaukee, Wisconsin      31      WCGV       O&O         24        UPN                6              4         12/1/97
                                  WVTV       LMA         18        WB                                5         12/1/97
Kansas City, Missouri     32      KSMO       O&O         62        UPN                7              5          2/1/98
Columbus, Ohio            34      WTTE       O&O         28        FOX                5              4         10/1/97
Asheville, North
 Carolina and Greenville/
 Spartanburg/Anderson,
 South Carolina.          35      WFBC       LMA(g)      40        IND(i)             6              5         12/1/04
                                  WLOS       LMA(e)      13        ABC                6              3         12/0/04
San Antonio, Texas        37      KABB       LMA(e)      29        FOX                7              4          8/1/98
                                  KRRT       LMA(h)      35        UPN                               6          8/1/98
Norfolk, Virginia         40      WTVZ       O&O         33        FOX                6              4         10/1/04
Oklahoma City, Oklahoma   43      KOCB       O&O         34        UPN                7              5          6/1/98
Birmingham, Alabama       51      WTTO       O&O         21        WB                 5              4          4/1/05
                                  WABM       LMA         68        UPN                               5          4/1/05
Flint/Saginaw/Bay City,
 Michigan                 60      WSMH       O&O         66        FOX                5              4         10/1/97
Las Vegas, Nevada         64      KUPN       Pending     21        UPN                8              5         10/1/98
Lexington, Kentucky       68      WDKY       O&O         56        FOX                5              4          8/1/97
Des Moines, Iowa          72      KDSM       O&O         17        FOX                4              4          2/1/98
Peoria/Bloomington,
 Illinois                109      WYZZ       O&O         43        FOX                4              4         12/1/97
Tuscaloosa, Alabama      187      WDBB       LMA         17        IND(i)             2              2          4/1/05

----------
(a) Rankings are based on the relative size of a station's DMA among the 211 generally recognized DMAs in the United States as estimated by Nielsen.

(b) "O&O" refers to stations owned and operated by the Company, "LMA" refers to stations to which the Company provides programming services pursuant to an LMA and "Pending" refers to stations the Company has agreed to acquire. See "--1997 Acquisitions."

(c) Represents the number of television stations designated by Nielsen as "local" to the DMA, excluding public television stations and stations which do not meet the minimum Nielsen reporting standards (weekly cumulative audience of at least 2.5%) for the Sunday- Saturday, 6:00 a.m. to 2:00 a.m. time period.


                                         (Footnotes continued on following page)

(d) The rank of each station in its market is based upon the November 1996 Nielsen estimates of the percentage of persons tuned to each station in the market from 6:00 a.m. to 2:00 a.m., Sunday-Saturday.

(e) Non-License Assets acquired from River City and option exercised to acquire License Assets. Will become owned and operated upon FCC approval of transfer of License Assets and closing of acquisition of License Assets.

(f) WTTK currently simulcasts all of the programming aired on WTTV and the station rank applies to the combined viewership of these stations.

(g) Non-License Assets acquired from River City. License Assets to be acquired by Glencairn, Ltd., subject to the Company's LMA, upon FCC approval of transfer of License Assets.

(h) River City provided programming to this station pursuant to an LMA. The Company acquired River City's rights under the LMA from River City and the Non-License Assets from the owners of this station. The License Assets are to be transferred to Glencairn upon FCC approval of transfer of assets.

(i) "IND" or "Independent" refers to a station that is not affiliated with any of ABC, CBS, NBC, Fox, UPN or Warner Brothers.

(j) The FCC has approved the Company's acquisition of the License Assets of this station.


Operating Strategy

   The Company's television operating strategy includes the following key elements.

Attracting Viewership

   Popular Programming. The Company believes that an important factor in attracting viewership to its stations is their network affiliations with Fox, UPN, ABC, CBS and WB. These affiliations enable the Company to attract viewers by virtue of the quality first-run original programming provided by these networks and the networks' promotion of such programming. The Company also seeks to obtain, at attractive prices, popular syndicated programming that is complementary to the station's network affiliation. Examples of popular syndicated programming obtained by the Company for broadcast on its Fox, WB and UPN affiliates and independent stations are "Mad About You," "Frasier," "The Simpsons," "Home Improvement" and "Seinfeld." In addition to network programming, the Company's ABC and CBS affiliates broadcast news magazine, talk show, and game show programming such as "Hard Copy," "Entertainment Tonight," "Regis and Kathie Lee," "Wheel of Fortune" and "Jeopardy."

   Children's Programming. The Company seeks to be a leader in children's programming in each of its respective DMAs. The Company's nationally recognized "Kids Club" was the forerunner and model for the Fox network-wide marketing efforts promoting children's programming. Sinclair carries the Fox Children's Network ("FCN") and UPN's childrens' programming, both of which include significant amounts of animated programming throughout the week. In those markets where the Company owns or programs ABC or CBS affiliates, the Company broadcasts those networks' animated programming during weekends. In addition to this animated programming, the Company broadcasts other forms of children's programming, which may be produced by the Company or by an affiliated network.

   Counter-Programming. The Company's programming strategy on its Fox, UPN and Independent stations also includes "counter-programming," which consists of broadcasting programs that are alternatives to the types of programs being shown concurrently on competing stations. This strategy is designed to attract additional audience share in demographic groups not served by concurrent programming on competing stations. The Company believes that implementation of this strategy enables its stations to achieve competitive rankings in households in the 18-49 and 25-54 demographics and to offer greater diversity of programming in each of its DMAs.

   Local News. The Company believes that the production and broadcasting of local news can be an important link to the community and an aid to the station's efforts to expand its viewership. In addition, local news programming can provide access to advertising sources targeted specifically to local news. The Company carefully assesses the anticipated benefits and costs of producing local news prior to introduction at a Company station because a significant investment in capital equipment is required and substantial operating expenses are incurred in introducing, developing and producing local news programming. The Company currently provides local news programming at WBFF in Baltimore, WLFL in Raleigh/Durham, KDNL in St. Louis, KABB in San Antonio, KOVR in Sacramento, WPGH in Pittsburgh and WLOS in Asheville. The Company also broadcasts news programs on WDKY in Lexington, which are produced in part by the Company and in part through the purchase of production services from an independent third party and on

WTTV in Indianapolis, which are produced by a third party in exchange for a limited number of advertising spots. River City provides the Company news production services with respect to the production of news programming and on air talent on WTTE. Pursuant to an agreement, River City provides certain services to the Company in return for a fee equal to approximately $416,000 per year. The possible introduction of local news at the other Company stations is reviewed periodically. The Company's policy is to institute local news programming at a specific station only if the expected benefits of local news programming at the station are believed to exceed the associated costs after an appropriate start-up period.

   Popular Sporting Events. The Company attempts to capture a portion of advertising dollars designated to sports programming in selected DMAs. The Company's independent and UPN affiliated stations generally face fewer restrictions on broadcasting live local sporting events than do their competitors that are affiliates of the major networks and Fox since affiliates of the major networks and Fox are subject to prohibitions against preemptions of network programming. The Company has been able to acquire the local television broadcast rights for certain sporting events, such as NBA basketball, Major League Baseball, NFL football, NHL hockey, ACC basketball, Big Ten football and basketball, and SEC football. The Company seeks to expand its sports broadcasting in DMAs as profitable opportunities arise. In addition, the Company's stations that are affiliated with Fox broadcast certain Major League Baseball games, NFL football games and NHL hockey games.


Innovative Local Sales And Marketing

   The Company believes that it is able to attract new advertisers to its stations and increase its share of existing customers' advertising budgets by creating a sense of partnership with those advertisers. The Company develops such relationships by training its sales forces to offer new marketing ideas and campaigns to advertisers. These campaigns often involve the sponsorship by advertisers of local promotional events that capitalize on the station's local identity and programming franchises. For example, several of the Company's stations stage local Kids Fairs which allow station advertisers to reinforce their on-air advertising with their target audience. Through its strong local sales and marketing focus, the Company seeks to capture an increasing share of its revenues from local sources, which are generally more stable than national advertising.

Control Of Operating And Programming Costs

   By employing a disciplined approach to managing programming acquisition and other costs, the Company has been able to achieve operating margins that the Company believes are among the highest in the television broadcast industry. The Company has sought in the past and will continue to seek to acquire quality programming for prices at or below prices paid in the past. As an owner or provider of programming services to 28 stations in 20 DMAs reaching approximately 14% of U.S. television households, the Company believes that it is able to negotiate favorable terms for the acquisition of programming. Moreover, the Company emphasizes control of each of its stations' programming and operating costs through program-specific profit analysis, detailed budgeting, tight control over staffing levels and detailed long-term planning models.

Attract And Retain High Quality Management

   The Company believes that much of its success is due to its ability to attract and retain highly skilled and motivated managers, both at the corporate and local station levels. A portion of the compensation provided to general managers, sales managers and other station managers is based on their achieving certain operating results. The Company also provides its corporate and station managers with deferred compensation plans offering options to acquire Class A Common Stock.

Community Involvement

   Each of the Company's stations actively participates in various community activities and offers many community services. The Company's activities include broadcasting programming of local interest and sponsorship of community and charitable events. The Company also encourages its station employees to become active members of their communities and to promote involvement in community and charitable affairs. The Company believes that active community involvement by its stations provides its stations with increased exposure in their respective DMAs and ultimately increases viewership and advertising support.

Establish LMAs

   The Company believes that it can attain significant growth in operating cash flow through the utilization of LMAs. By expanding its presence in a market in which it owns a station, the Company can improve its competitive position with respect to a demographic sector. In addition, by providing programming services to an additional station in a market, the Company is able to realize significant economies of scale in marketing, programming, overhead and capital expenditures. The Company provides programming services pursuant to an LMA to an additional station in seven of the 20 television markets in which the Company owns or programs a station.


Programming And Affiliations

   The Company continually reviews its existing programming inventory and seeks to purchase the most profitable and cost-effective syndicated programs available for each time period. In developing its selection of syndicated programming, the Company balances the cost of available syndicated programs with their potential to increase advertising revenue and the risk of their reduced popularity during the term of the program contract. The Company seeks to purchase only those programs with contractual periods that permit programming flexibility and which complement a station's overall programming strategy and counter-programming strategy. Programs that can perform successfully in more than one time period are more attractive due to the long lead time and multi-year commitments inherent in program purchasing.

   Twenty-six of the 28 television stations owned or provided programming services by the Company operate as affiliates of Fox (ten stations), UPN (eleven stations), ABC (two stations), WB (two stations) and CBS (one station). The networks produce and distribute programming in exchange for each station's commitment to air the programming at specified times and for commercial announcement time during the programming. In addition, networks other than Fox and UPN pay each affiliated station a fee for each network-sponsored program broadcast by the stations.

   On August 21, 1996, the Company entered into an agreement with Fox (the "Fox Agreement") which, among other things, provides that the affiliation agreements between Fox and eight stations owned or provided programming services by the Company (except as noted below) would be amended to have new five-year terms commencing on the date of the Fox Agreement. Fox has the option to extend the affiliation agreements for an additional five-year term and must extend all of the affiliation agreements if it extends any (except that Fox may selectively renew affiliation agreements if any station has breached its affiliation agreement). The Fox Agreement also provides that the Company will have the right to purchase, for fair market value, any station Fox acquires in a market currently served by a Company owned Fox affiliate (other than the Norfolk and Raleigh-Durham markets) if Fox determines to terminate the affiliation agreement with the Company's station in that market and operate the station acquired by Fox as a Fox affiliate. The agreement confirmed that the affiliation agreement for WTTO (Birmingham, Alabama) would terminate on September 1, 1996, and that affiliation agreements for WTVZ (Norfolk, Virginia) and WLFL (Raleigh, North Carolina) will terminate August 31, 1998. The Fox Agreement also includes provisions limiting the ability of the Company to preempt Fox programming except where it has existing programming conflicts or where the Company preempts to serve a public purpose.

   The Company's affiliation agreements with ABC for KOVR, KDNL and WLOS in Sacramento, St. Louis and Asheville, respectively, have 10-year terms expiring in 2005, 2005 and 2004, respectively. Each of the Company's UPN affiliation agreements is for three years, and expires in January 1998.

   Each of the affiliation agreements relating to stations involved in the River City Acquisition (other than River City's Fox and ABC affiliates) is terminable by the network upon transfer of the License Assets of the station.


RADIO BROADCASTING

   The following table sets forth certain information regarding the radio stations (i) programmed by the Company, (ii) with which the Company has JSAs, or
(iii) which the Company has an option to acquire.

                                       RANKING OF                                            STATION RANK    EXPIRATION
   GEOGRAPHIC                           STATION'S           STATION              PRIMARY      IN PRIMARY      DATE OF
     MARKET                             MARKET BY         PROGRAMMING          DEMOGRAPHIC    DEMOGRAPHIC       FCC
    SERVED(A)                          REVENUE(B)            FORMAT             TARGET(C)      TARGET(D)      LICENSE
----------------                      ------------ ------------------------- -------------- -------------- -------------
Los Angeles                            2
 KBLA-AM(e)                                        Korean                    NA             N/A            12/1/97
St. Louis                             17
 KPNT-FM(m)                                        Alternative Rock          Adults 18-34     4             2/1/05
                                                   Modern Adult
 WVRV-FM(m)                                        Contemporary              Adults 18-34     7            12/1/04
New Orleans                           38
 WLMG-FM                                           Adult Contemporary        Women 25-54      2             6/1/04
 KMEZ-FM                                           Urban Oldies              Women 25-54      6             6/1/04
 WWL-AM                                            News/Talk/Sports          Adults 35-64     1             6/1/04
 WSMB-AM                                           Talk/Sports               Adults 35-64    19             6/1/04
Buffalo                               40
 WMJQ-FM                                           Adult Contemporary        Women 25-54      2             6/1/98
 WKSE-FM                                           Contemporary Hit Radio    Women 18-49      1             6/1/98
 WBEN-AM                                           News/Talk/Sports          Adults 35-64     1             6/1/98
 WWKB-AM.                                          Country                   Adults 35-64    16             6/1/98
 WGR-AM                                            Sports                    Adults 25-54    10             6/1/98
 WWWS-AM                                           Urban Oldies              Women 25-54     12             6/1/98
Memphis                               43
 WRVR-FM                                           Soft Adult Contemporary   Women 25-54      3             8/1/04
 WJCE-AM                                           Urban Oldies              Women 25-54     11             8/1/04
 WOGY-FM                                           Country                   Adults 25-54    10             8/1/04
Nashville                             44
 WLAC-FM                                           Adult Contemporary        Women 25-54      6             8/1/04
 WJZC-FM                                           Smooth Jazz               Women 25-54      9             8/1/04
 WLAC-AM                                           News/Talk/Sports          Adults 35-64    11             8/1/04

Greenville/Spartanburg                59
 WFBC-FM (g)                                       Contemporary Hit Radio    Women 18-49      6            12/1/03
 WORD-AM (g)                                       News/Talk                 Adults 35-64     9            12/1/03
 WFBC-AM (g)                                       News/Talk                 Adults 35-64     9            12/1/03
 WSPA-AM(g)                                        Full Service/Talk         Adults 35-64    15            12/1/03
 WSPA-FM(g)                                        Soft Adult Contemporary   Women 25-54      2            12/1/03
 WOLI-FM(g)(h)                                     Oldies                    Adults 25-54     9            12/1/03
 WOLT-FM(g)(i)                                     Oldies                    Adults 25-54    10            12/1/03

Wilkes-Barre/Scranton                 61
 WKRZ-FM(n)                                        Contemporary Hit Radio    Adults 18-49     1             8/1/98
 WGGY-FM                                           Country                   Adults 25-54     3             8/1/98
 WILK-AM (j)                                       News/Talk/Sports          Adults 35-64     6             8/1/98
 WGBI-AM(j)                                        News/Talk/Sports          Adults 35-64    31             8/1/98
 WWSH-FM                                           Soft Hits                 Women 25-54      7             8/1/98
 WILP-AM(k)                                        News/Talk/Sports          Adults 35-64    31             8/1/98
 WWFH-FM(l)                                        Soft Hits                 Women 25-54     17             8/1/98
 WKRF-FM(f)(n)                                     Contemporary Hit Radio    Adults 18-49    26             8/1/98

                                                   (Footnotes on following page)

----------

(a)  Actual city of license may differ from the geographic market served.

(b) Ranking of the principal radio market served by the station among all U.S. radio markets by 1995 aggregate gross radio broadcast revenue according to 1996 Broadcasting & Cable Yearbook.

(c) Due to variations that may exist within programming formats, the primary demographic target of stations with the same programming format may be different.

(d) All information concerning ratings and audience listening information is derived from the Fall 1996 Arbitron Metro Area Ratings Survey (the "Fall 1996 Arbitron"). Arbitron is the generally accepted industry source for statistical information concerning audience ratings. Due to the nature of listener surveys, other radio ratings services may report different rankings; however, the Company does not believe that any radio ratings service other than Arbitron is accorded significant weight in the radio broadcast industry. "Station Rank in Primary Demographic Target" is the ranking of the station among all radio stations in its market that are ranked in its target demographic group and is based on the station's average persons share in the primary demographic target in the applicable Metro Survey Area. Source: Average Quarter Hour Estimates, Monday through Sunday, 6:00 a.m. to midnight, Fall 1996 Arbitron.

(e) Programming is provided to this station by a third party pursuant to an LMA.

(f) The Company has agreed to acquire this station, subject to FCC approval of the transfer of the related licenses.

(g) The Company has an option to acquire Keymarket of South Carolina, Inc., ("Keymarket"). Keymarket owns and operates WFBC-AM, WORD-AM and WFBC-FM, has an option to acquire and provides programming services pursuant to an LMA to WSPA-AM and WSPA-FM, and provides sales services pursuant to a JSA and has an option to acquire WOLI-FM and WOLT-FM.

(h)  WOLI-FM was formerly WXWX-FM.

(i)  WOLT-FM was formerly WXWZ-FM.

(j)  WILK-AM and WGBI-AM simulcast their programming.

(k)  WILP-AM was formerly WXPX-AM.

(l)  WWFH-FM was formerly WQEQ-FM.

(m) The Company owns the Non-License Assets of these stations and provides programming to these stations pursuant to an LMA. The FCC has approved the Company's acquisition of the License Assets of these stations.

(n)  WKRZ-FM and WKRF-FM simulcast their programming.

Radio Operating Strategy

   The Company's radio strategy is to operate a cluster of radio stations in each of a variety of geographic markets throughout the country. In each geographic market, the Company employs broadly diversified programming formats to appeal to a variety of demographic groups within the market. The Company seeks to strengthen the identity of each of its stations through its programming and promotional efforts, and emphasizes that identity to a far greater degree than the identity of any local radio personality.

   The Company believes that its strategy of appealing to diverse demographic groups in a variety of geographic markets allows it to reach a larger share of the overall advertising market while realizing economies of scale and avoiding dependence on one demographic or geographic market. The Company realizes economies of scale by combining sales and marketing forces, back office operations and general management in each geographic market. At the same time, the geographic diversity of its portfolio of radio stations helps lessen the potential impact of economic downturns in specific markets and the diversity of target audiences served helps lessen the impact of changes in listening preferences. In addition, the geographic and demographic diversity allows the Company to avoid dependence on any one or any small group of advertisers.

   The Company's group of radio stations includes the top billing station group in two markets and one of the top three billing station groups in each of its markets other than Los Angeles, St. Louis and Nashville. Through ownership or LMAs, the group also includes duopolies in six of its seven markets and, upon exercise of options to acquire stations in the Greenville/Spartanburg market, the Company will have duopolies in seven of its eight markets.

   Depending on the programming format of a particular station, there are a predetermined number of advertisements broadcast each hour. The Company determines the optimum number of advertisements available for sale during each hour without jeopardizing listening levels (and the resulting ratings). Although there may be shifts from time to time in the number of advertisements available for sale during a particular time of day, the total number of advertisements available for sale on a particular station normally does not vary significantly. Any change in net radio broadcasting revenue, with the exception of those instances where stations are acquired or sold, is generally the result of pricing adjustments made to ensure that the station effectively uses advertising time available for sale, an increase in the number of commercials sold or a combination of these two factors.

   Large, well-trained local sales forces are maintained by the Company in each of its radio markets. The Company's principal goal in its sales efforts is to develop long-standing customer relationships through frequent direct contacts, which the Company believes provides it with a competitive advantage. Additionally, in some radio markets, duopolies permit the Company to offer creative advertising packages to local, regional and national advertisers. Each radio station programmed by the Company also engages a national independent sales representative to assist it in obtaining national advertising revenues. These representatives obtain advertising through national advertising agencies and receive a commission from the radio station based on its gross revenue from the advertising obtained.

BROADCASTING ACQUISITION STRATEGY

   On February 8, 1996, the 1996 Act was signed into law. The 1996 Act represents the most sweeping overhaul of the country's telecommunications laws since the Communications Act. The 1996 Act relaxes the broadcast ownership rules and simplifies the process for renewal of broadcast station licenses.

   The Company believes that the enactment of the 1996 Act presents a unique opportunity to build a larger and more diversified broadcasting company. Additionally, the Company expects that the opportunity to act as one of the consolidators of the industry will enable the Company to gain additional influence with program suppliers, television networks, other vendors, and alternative delivery media. The Company also believes that the additions to its management team as a result of the River City Acquisition will give it additional resources to take advantage of these developments.

   In implementing its acquisition strategy, the Company seeks to identify and pursue favorable station or group acquisition opportunities primarily in the 15th to 75th largest DMAs and MSAs. In assessing potential acquisitions, the Company examines opportunities to improve revenue share, audience share and/or cost control. Additional factors considered by the Company in a potential acquisition include geographic location, demographic characteristics and competitive dynamics of the market.

   In furtherance of its acquisition strategy, the Company routinely reviews, and conducts investigations of, potential television and radio station acquisitions. When the Company believes a favorable opportunity exists, the Company seeks to enter into discussions with the owners of such stations regarding the possibility of an acquisition by the Company. At any given time, the Company may be in discussions with one or more such station owners.

   Since the 1996 Act became effective, the Company has acquired, obtained options to acquire or has acquired the right to program or provide sales services to 16 television and 33 radio stations for an aggregate consideration of approximately $1.3 billion. Certain terms of these acquisitions are described below.

   River City Acquisition. On May 31, 1996, pursuant to the Amended and Restated Asset Purchase Agreement, the Company acquired all of the Non-License Assets of River City other than the assets relating to WSYX-TV in Columbus, Ohio. Simultaneously, the Company entered into a 10-year LMA with River City with respect to all of River City's License Assets (with the exception of the License Assets relating to WSYX) and was granted: (i) a 10-year option (the "License Assets Option") to acquire River City's License Assets (with the exception of the License Assets relating to WSYX); and (ii) a three-year option to acquire the assets relating to WSYX-TV (both the License and Non-License Assets, collectively the "Columbus Option"). The exercise price for the License Assets Option is $20 million and the Company is required to pay an extension fee with respect to the License Assets Option as follows: (1) 8% of $20 million for the first year following the closing of the River City Acquisition; (2) 15% of $20 million for the second year following such closing; and (3) 25% of $20 million for each following year. The Non-License Assets acquired from River City relate to eight television stations and 21 radio stations owned and operated by River City. In addition, the Company acquired from another party the Non-License Assets relating to one additional television station (KRRT) to which River City provided programming pursuant to an LMA. The Company assigned its option to acquire the License Assets of one television station (WFBC) to Glencairn, and Glencairn also acquired the option to acquire the License Assets of KRRT. The Company also acquired River City's rights under LMAs with respect to KRRT and four radio stations to which River City provided programming or sales services. The Company has exercised the License Assets Option and has acquired the License Assets of two of the television stations and all of the radio stations but the two in the St. Louis market, and has received FCC approval to acquire one more of the television stations and the two radio stations in the St. Louis market. Acquisition of the remaining License Assets is now subject to FCC approval of transfer of such License Assets. There can be no assurance that this approval will be obtained. Applications for transfer of the License Assets were filed in July and August 1996, except application for transfer of the License Assets relating to WTTV and WTTK which was filed in November 1996. See "Risk Factors--Multiple Ownership Rules and Effect on LMAs."

   The Company paid an aggregate of approximately $1.0 billion for the Non-License Assets and the License Assets Option consisting of $847.6 million in cash and 1,150,000 shares of Series A Convertible Preferred Stock of the Company and 1,382,435 stock options. The Series A Convertible Preferred Stock has been exchanged for 1,150,000 shares of Series B Convertible Preferred Stock of the Company, which at issuance had an aggregate liquidation value of $115 million, and are convertible at any time, at the option of the holders, into an aggregate of 4,181,818 shares of Class A Common Stock of the Company (which had a market value on May 31, 1996 of approximately $125.1 million). The exercise price for the Columbus Option is approximately $130 million plus the amount of indebtedness secured by the WSYX assets on the date of exercise (not to exceed the amount outstanding on the date of closing of $105 million) and the Company is required to pay an extension fee with respect to the Columbus Option as follows: (1) 8% of $130 million for the first year following the closing of the River City Acquisition; (2) 15% of $130 million for the second year following the closing; and (3) 25% of $130 million for each following year. The extension fee accrues beginning on the date of closing, and is payable (beginning December 31, 1996) at the end of each calendar quarter until such time as the option is exercised or River City sells WSYX to a third party. The Company paid the extension fee due December 31, 1996. Pursuant to the LMAs with River City and the owner of KRRT, the Company is required to provide at least 166 hours per week of programming to each television and radio station and, subject to certain exceptions, River City and the owner of KRRT are required to broadcast all programming provided by the Company. The Company is required to pay River City and the owner of KRRT monthly fees under the LMAs in an amount sufficient to cover specified expenses of operating the stations, which are currently approximately $150,000 per month for all River City television and radio stations the Company programs (including KRRT). The Company has the right to sell advertising time on the stations during the hours programmed by the Company.

   The Company and River City filed notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Company's acquisition of all River City assets prior to closing the acquisition. After the United States Justice Department ("DOJ") indicated that it would request additional information regarding the antitrust implications of the acquisition of WSYX by the Company in light of the Company's ownership of WTTE, the Company and River City agreed to submit separate notifications with respect to the WSYX assets and the other River City assets. The DOJ then granted early termination of the waiting period with respect to the transfer of the River City assets other than WSYX, permitting the acquisition of those assets to proceed. The Company and River City agreed to notify the DOJ 30 days before entering into an LMA or similar agreement with respect to WSYX and agreed not to enter into such an agreement until 20 days after substantially complying with any request for information from DOJ regarding the transaction. The Company is in the process of preparing a submission to the DOJ regarding the competitive effects of entering into an LMA arrangement in Columbus. The Company has agreed to sell the License Assets of WTTE to Glencairn and to enter into an LMA with Glencairn to provide programming services to WTTE, but the Company does not believe that this transaction will be completed unless the Company acquires WSYX. See "Risk Factors--Conflicts of Interest."

   In the River City Acquisition, the Company also acquired an option held by River City to purchase either (i) all of the assets of Keymarket of South Carolina, Inc. ("KSC") for the forgiveness of debt held by the Company in an aggregate principal amount of approximately $7.4 million as of August 22, 1996, plus payment of approximately $1,000,000 less certain adjustments or (ii) all of the stock of KSC for $1,000,000 less certain adjustments. KSC owns and operates three radio stations in the Greenville/Spartanburg, South Carolina MSA (WFBC-FM, WFBC-AM and WORD-AM). The options to acquire the assets and stock of KSC expire on December 31, 1997. KSC also holds an option to acquire from Spartan Radiocasting, Inc. certain assets relating to two additional stations (WSPA-AM and WSPA-FM) in the Greenville/Spartanburg MSA and which KSC currently programs pursuant to an LMA. KSC's option to acquire these assets is exercisable for $5.15 million and expires in January 2000, subject to extension to the extent the applicable LMA is extended beyond that date. KSC also has an option to acquire assets of Palm Broadcasting Company, L.P., which owns two additional stations in the Greenville/Spartanburg MSA (WOLI-FM and WOLT-FM) in an amount equal to the outstanding debt of Palm Broadcasting Company, L.P. to the Company, which was approximately $3.03 million as of March 31, 1997. This option expires in April 2001. KSC has a JSA with Palm Broadcasting Company, L.P., but does not provide programming for WOLI or WOLT.

   Superior   Acquisition.   On  May  8,  1996,  the  Company  acquired  WDKY-TV
(Lexington, Kentucky) and KOCB-TV (Oklahoma City, Oklahoma) by acquiring the stock of Superior Communications Group, Inc. for approximately $63.5 million.

   Flint Acquisition. On February 27, 1996 the Company acquired the assets of WSMH-TV (Flint, Michigan) for approximately $35.8 million by exercising options granted in 1995.

   Cincinnati/Kansas City Acquisitions. On July 1, 1996, the Company acquired the assets of KSMO-TV (Kansas City, Missouri) and on August 1, 1996, it acquired the assets of WSTR-TV (Cincinnati, Ohio) for approximately $34.2 million.

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   Peoria/Bloomington  Acquisition.  On July 1, 1996,  the Company  acquired the
assets  of  WYZZ-TV  (Peoria/Bloomington,   Illinois)  for  approximately  $21.2
million.


1997 ACQUISITIONS

   Since the end of 1996, the Company has entered into agreements to acquire one television station and four radio stations, and has completed the acquisition of two television stations and four radio stations. On January 30, 1997, the Company entered into an agreement to acquire the assets of KUPN-TV, the UPN affiliate in Las Vegas, Nevada, for $87.0 million. The FCC has approved this acquisition. The Company also entered into an agreement on January 29, 1997 to acquire the assets of WGR-AM and WWWS-AM in Buffalo, New York for $1.5 million. The Company's acquisition of WGR-AM and WWWS-AM was consummated on April 18, 1997. On January 31, 1997, the Company completed the acquisition of the assets of WWFH-FM and WILP-AM, each in Wilkes-Barre, Pennsylvania, for aggregate consideration of approximately $773,000. On April 22, 1997, the Company consummated its acquisition of the License Assets of KOVR-TV in Sacramento, California and KDSM-TV in Des Moines, Iowa. The Company obtained the options pursuant to which it acquired these assets in the River City Acquisition. On March 12, 1997, the Company entered into an agreement to acquire the assets of radio station WKRF-FM in the Wilkes-Barre/Scranton, Pennsylvania market. In April 1997, the Company entered into an agreement to acquire the assets of radio station WWSH-FM in the Wilkes-Barre/Scranton market.


LOCAL MARKETING AGREEMENTS

   The Company generally enters into LMAs and similar arrangements with stations located in markets in which the Company already owns and operates a station, and in connection with acquisitions, pending regulatory approval of transfer of License Assets. Under the terms of the LMAs the Company makes specified periodic payments to the owner-operator in exchange for the grant to the Company of the right to program and sell advertising on a specified portion of the station's inventory of broadcast time. Nevertheless, as the holder of the FCC license, the owner-operator retains full control and responsibility for the operation of the station, including control over all programming broadcast on the station.

   The Company currently has LMA arrangements with stations in five markets in which it owns a television station: Pittsburgh, Pennsylvania (WPTT), Baltimore, Maryland (WNUV), Raleigh/Durham, North Carolina (WRDC), Milwaukee, Wisconsin
(WVTV) and Birmingham, Alabama (WABM). The Company also has LMA arrangements in two markets (San Antonio and Asheville/Greenville/Spartanburg) in which the Company will own a station upon completion of the acquisition of License Assets from River City. In addition, the Company has an LMA arrangement with a station in the Tuscaloosa, Alabama market (WDBB), which is adjacent to Birmingham. In each of these markets, other than Pittsburgh and Tuscaloosa, the LMA arrangement is (or will be after transfer of License Assets from River City) with Glencairn and the Company owns the Non-License Assets (as defined below) of the stations. The Company owns the assets of one radio station (KBLA-AM in Los Angeles) which an independent third party programs pursuant to an LMA.

   The Company believes that it is able to increase its revenues and improve its margins by providing programming services to stations in selected DMAs and MSAs where the Company already owns a station. In certain instances, single station operators and stations operated by smaller ownership groups do not have the management expertise or the operating efficiencies available to the Company as a multi-station broadcaster. The Company seeks to identify such stations in selected markets and to provide such stations with programming services pursuant to LMAs. In addition to providing the Company with additional revenue opportunities, the Company believes that these LMA arrangements have assisted certain stations whose operations may have been marginally profitable to continue to air popular programming and contribute to diversity of programming in their respective DMAs and MSAs.

   In cases where the Company enters into LMA arrangements in connection with a station whose acquisition by the Company is pending FCC approval, the Company
(i) obtains an option to acquire the station assets essential for broadcasting a television or radio signal in compliance with regulatory guidelines, generally consisting of the FCC license, transmitter, transmission lines, technical equipment, call letters and trademarks, and certain furniture, fixtures and equipment (the "License Assets") and (ii) acquires the remaining assets (the "Non-License Assets") at the time it enters into the option. Follow-

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ing  acquisition of the  Non-License  Assets,  the License Assets continue to be owned by the owner-operator and holder of the FCC license, which enters into an LMA with the Company. After FCC approval for transfer of the License Assets is obtained, the Company exercises its option to acquire the License Assets and become the owner-operator of the station, and the LMA arrangement is terminated.

   In connection with the River City Acquisition, the Company entered into an LMA in the form of time brokerage agreements ("TBAs") with River City and the owner of KRRT with respect to each of the nine television (including KDSM-TV) and 21 radio stations with respect to which the Company acquired Non-License Assets. The LMAs are for a ten-year term, which corresponds with the term of the option the Company holds to acquire the related River City License Assets. Pursuant to the LMAs, the Company pays River City and the owner of KRRT fees in return for which the Company acquires all of the inventory of broadcast time of the stations and the right to sell 100% of each station's inventory of advertising time. The Company has filed applications with respect to the transfer of the License Assets of seven of the nine television stations and the 21 radio stations with respect to which the Company acquired Non-License Assets in the River City Acquisition. Such applications have been granted with respect to three of the seven television stations and all 21 radio stations, and the Company has acquired the license assets of two of the television stations and 19 of the radio stations. Upon grant of FCC approval of the transfer of License Assets with respect to the remaining stations, the Company intends to acquire the License Assets, and thereafter the LMAs will terminate and the Company will operate the stations. With respect to the remaining two television stations, Glencairn has applied for transfer of the License Assets of these stations, and the Company intends to program these stations under LMAs with Glencairn upon FCC approval of the transfer of the License Assets to Glencairn. Petitions to deny or informal objections have been filed against these applications by third parties. See "Risk Factors--Multiple Ownership Rules and Effect on LMAs."

   In addition to its LMAs, the Company sells commercial air time for (but does not provide programming to) one radio station pursuant to a JSA in an MSA in which it has interests in other radio stations. Under the Company's JSA, the Company has obtained the right, for a fee paid to the owner and operator of the station, to sell substantially all of the commercial advertising on the station.


FEDERAL REGULATION OF TELEVISION AND RADIO BROADCASTING

   The ownership, operation and sale of television and radio stations are subject to the jurisdiction of the FCC, which acts under authority granted by the Communications Act. Among other things, the FCC assigns frequency bands for broadcasting; determines the particular frequencies, locations and operating power of stations; issues, renews, revokes and modifies station licenses; regulates equipment used by stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and has the power to impose penalties for violations of its rules or the Communications Act.

   The following is a brief summary of certain provisions of the Communications Act, the 1996 Act and specific FCC regulations and policies. Reference should be made to the Communications Act, FCC rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

   License Grant and Renewal. Television and radio stations operate pursuant to broadcasting licenses that are granted by the FCC for maximum terms of eight years.

   Television and radio station licenses are subject to renewal upon application to the FCC. During certain periods when renewal applications are pending, competing applicants may file for the radio or television frequency being used by the renewal applicant. During the same periods, petitions to deny license renewal applications may be filed by interested parties, including members of the public. Prior to the 1996 Act, the FCC was generally required to hold hearings on renewal applications if a competing application against a renewal application was filed, if the FCC was unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raised a "substantial and material question of fact" as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity.


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   The 1996 Act does not prohibit either the filing of petitions to deny license renewals or the filing of competing applications. Under the 1996 Act, the FCC is still required to hold hearings on renewal applications if it is unable to determine that renewal of a license would serve the public interest, convenience or necessity, or if a petition to deny raises a "substantial and material question of fact" as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity. Pursuant to the 1996 Act, however, the FCC is prohibited from considering competing applications for a renewal applicant's frequency, and is required to grant the renewal application, if the FCC finds (i) that the station has served the public interest, convenience and necessity; (ii) that there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC; and (iii) there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.

   All of the stations that the Company (i) owns and operates; (ii) intends to acquire pursuant to the River City Acquisition and other acquisitions; (iii) currently provides programming services to pursuant to an LMA or (iv) currently sells commercial air time on pursuant to a JSA, are presently operating under regular licenses, which expire as to each station on the dates set forth under "Television Broadcasting" and "Radio Broadcasting," above. Although renewal of license is granted in the vast majority of cases even when petitions to deny are filed, there can be no assurance that the licenses of such stations will be renewed.


Ownership Matters

General

   The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a broadcast licensee without the prior approval of the FCC. In determining whether to permit the assignment or transfer of control of, or the grant or renewal of, a broadcast license, the FCC considers a number of factors pertaining to the licensee, including compliance with various rules limiting common ownership of media properties, the "character" of the licensee and those persons holding "attributable" interests therein, and compliance with the Communications Act's limitations on alien ownership.

   To obtain the FCC's prior consent to assign a broadcast license or transfer control of a broadcast licensee, appropriate applications must be filed with the FCC. If the application involves a "substantial change" in ownership or control, the application must be placed on public notice for a period of approximately 30 days during which petitions to deny the application may be filed by interested parties, including members of the public. If the application does not involve a "substantial change" in ownership or control, it is a "pro forma" application. The "pro forma" application is nevertheless subject to having informal objections filed against it. If the FCC grants an assignment or transfer application, interested parties have approximately 30 days from public notice of the grant to seek reconsideration of that grant. Generally, parties that do not file initial petitions to deny or informal objections against the application face difficulty in seeking reconsideration of the grant. The FCC normally has approximately an additional 10 days to set aside such grant on its own motion. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer to any party other than the assignee or transferee specified in the application.

   The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. In the case of corporations holding, or through subsidiaries controlling, broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's stock (or 10% or more of such stock in the case of insurance companies, investment companies and bank trust departments that are passive investors) are generally attributable, except that, in general, no minority voting stock interest will be attributable if there is a single holder of more than 50% of the outstanding voting power of the corporation. The FCC has a pending rulemaking proceeding that, among other things, seeks comment on whether the FCC should modify its attribution rules by (i) raising the attribution stock benchmark from 5% to 10%;
(ii) raising the attribution stock benchmark for passive investors from 10% to 20%; (iii) restricting the availability of the single majority shareholder exemption; and (iv) attributing certain interests such as


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non-voting stock, debt and certain holdings by limited liability corporations in certain circumstances. More recently, the FCC has solicited comment on proposed rules that would (i) treat an otherwise nonattributable equity or debt interest in a licensee as an attributable interest where the interest holder is a program supplier or the owner of a broadcast station in the same market and the equity and/or debt holding is greater than a specified benchmark; (ii) treat a licensee of a television station which, under an LMA, brokers more than 15% of the time on another television station serving the same market, as having an attributable interest in the brokered station; and (iii) in certain circumstances, treat the licensee of a broadcast station that sells advertising time on another station in the same market pursuant to a JSA as having an attributable interest in the station whose advertising is being sold.

   The Controlling Stockholders hold attributable interests in two entities owning media properties, namely: Channel 63, Inc., licensee of WIIB-TV, a UHF television station in Bloomington, Indiana, and Bay Television, Inc., licensee of WTTA-TV, a UHF television station in St. Petersburg, Florida. All of the issued and outstanding shares of Channel 63, Inc. are owned by the Controlling Stockholders. All the issued and outstanding shares of Bay Television, Inc. are owned by the Controlling Stockholders (75%) and Robert L. Simmons (25%), a former stockholder of the Company. The Controlling Stockholders have agreed to divest their attributable interests in Channel 63, Inc. and the Company believes that, after doing so, such holdings will not materially restrict its ability to acquire or program additional broadcast stations.

   Under its "cross-interest" policy, the FCC considers certain "meaningful" relationships among competing media outlets in the same market, even if the ownership rules do not specifically prohibit the relationship. Under this policy, the FCC may consider significant equity interests combined with an attributable interest in a media outlet in the same market, joint ventures, and common key employees among competitors. The cross-interest policy does not necessarily prohibit all of these interests, but requires that the FCC consider whether, in a particular market, the "meaningful" relationships between competitors could have a significant adverse effect upon economic competition and program diversity. Heretofore, the FCC has not applied its cross-interest policy to LMAs and JSAs between broadcast stations. In its ongoing rulemaking proceeding concerning the attribution rules, the FCC has sought comment on, among other things, (i) whether the cross-interest policy should be applied only in smaller markets, and (ii) whether non-equity financial relationships such as debt, when combined with multiple business interrelationships such as LMAs and JSAs, raise concerns under the cross-interest policy. Moreover, in its most recent proposals in its ongoing attribution rulemaking proceeding, the FCC has proposed treating television LMAs, JSAs, and debt or equity interests as attributable interests in certain circumstances without regard to the cross-interest policy.

   The Communications Act prohibits the issuance of broadcast licenses to, or the holding of a broadcast license by, any corporation of which more than 20% of the capital stock is owned of record or voted by non-U.S. citizens or their representatives or by a foreign government or a representative thereof, or by any corporation organized under the laws of a foreign country (collectively, "Aliens"). The Communications Act also authorizes the FCC, if the FCC determines that it would be in the public interest, to prohibit the issuance of a broadcast license to, or the holding of a broadcast license by, any corporation directly or indirectly controlled by any other corporation of which more than 25% of the capital stock is owned of record or voted by Aliens. The Company has been advised that the FCC staff has interpreted this provision to require a finding that such grant or holding would be in the public interest before a broadcast license may be granted to or held by any such corporation and that the FCC staff has made such a finding only in limited circumstances. The FCC has issued interpretations of existing law under which these restrictions in modified form apply to other forms of business organizations, including partnerships. As a result of these provisions, the licenses granted to subsidiaries of the Company by the FCC could be revoked if, among other restrictions imposed by the FCC, more than 25% of the Company's stock were directly or indirectly owned or voted by Aliens. The Company and the Subsidiaries are domestic corporations, and the Controlling Stockholders are all United States citizens. The Amended and Restated Articles of Incorporation of the Company (the "Amended Certificate") contain limitations on Alien ownership and control that are substantially similar to those contained in the Communications Act. Pursuant to the Amended Certificate, the Company has the right to repurchase Alien-owned shares


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at their fair market value to the extent necessary, in the judgment of the Board of Directors, to comply with the Alien ownership restrictions. See "Description of Capital Stock--Foreign Ownership."


Television

   National Ownership Rule. Prior to the 1996 Act, FCC rules generally prohibited an individual or entity from having an attributable interest in more than 12 television stations nationwide, or in television stations reaching more than 25% of the national television viewing audience. Pursuant to the 1996 Act, the FCC has modified its rules to eliminate any limitation on the number of television stations an individual or entity may own nationwide, subject to the restriction that no individual or entity may have an attributable interest in television stations reaching more than 35% of the national television viewing audience. Historically, VHF stations have shared a larger portion of the market than UHF stations. Therefore, only half of the households in the market area of any UHF station are included when calculating whether an entity or individual owns television stations reaching more than 35% of the national television viewing audience. All but three of the stations owned and operated by the Company, or to which the Company provides programming services, are UHF.

   Duopoly Rule. On a local level, the television "duopoly" rule generally prohibits a single individual or entity from having an attributable interest in two or more television stations with overlapping Grade B service areas. While the 1996 Act has not eliminated the TV duopoly rule, it does direct the FCC to initiate a rulemaking proceeding to determine whether to retain, modify, or eliminate the rule. The FCC has pending a rulemaking proceeding in which it has proposed to modify the television duopoly rule to permit the common ownership of television stations in different DMAs, so long as the Grade A signal contours of the stations do not overlap. Pending resolution of its rulemaking proceeding, the FCC has adopted an interim waiver policy that permits the common ownership of television stations in different DMAs with no overlapping Grade A signal contours, conditioned on the final outcome of the rulemaking proceeding. The FCC has also sought comment on whether common ownership of two television stations in a market should be permitted (i) where one or more of the commonly owned stations is UHF, (ii) where one of the stations is in bankruptcy or has been off the air for a substantial period of time and (iii) where the commonly owned stations have very small audience or advertising shares, are located in a very large market, and/or a specified number of independently owned media voices would remain after the acquisition.

   Local Marketing Agreements. Over the past few years, a number of television stations, including certain of the Company's stations, have entered into what have commonly been referred to as LMAs. While these agreements may take varying forms, pursuant to a typical LMA, separately owned and licensed television stations agree to enter into cooperative arrangements of varying sorts, subject to compliance with the requirements of antitrust laws and with the FCC's rules and policies. Under these types of arrangements, separately-owned stations could agree to function cooperatively in terms of programming, advertising sales, etc., subject to the requirement that the licensee of each station shall maintain independent control over the programming and operations of its own station. One typical type of LMA is a programming agreement between two separately-owned television stations serving a common service area, whereby the licensee of one station programs substantial portions of the broadcast day on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during such program segments. Such arrangements are an extension of the concept of "time brokerage" agreements, under which a licensee of a station sells blocks of time on its station to an entity or entities which program the blocks of time and which sell their own commercial advertising announcements during the time periods in question. Over the past few years, the staff of the FCC's Mass Media Bureau has held that LMAs are not contrary to the Communications Act, provided that the licensee of the station which is being substantially programmed by another entity maintains complete responsibility for and control over programming and operations of its broadcast station and assures compliance with applicable FCC rules and policies.

   At present, FCC rules permit television station LMAs, and the licensee of a television station brokering time on another television station is not considered to have an attributable interest in the brokered station. However, in connection with its ongoing rulemaking proceeding regarding the television duopoly rule, the FCC has proposed to adopt rules providing that the licensee of a television station

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which brokers more than 15% of the time on another  television  station  serving the same market would be deemed to have an attributable interest in the brokered station for purposes of the national and local multiple ownership rules.

   The 1996 Act provides that nothing therein "shall be construed to prohibit the origination, continuation, or renewal of any television local marketing agreement that is in compliance with the regulations of the [FCC]." The legislative history of the 1996 Act reflects that this provision was intended to grandfather television LMAs that were in existence upon enactment of the 1996 Act, and to allow television LMAs consistent with the FCC's rules subsequent to enactment of the 1996 Act. In its pending rulemaking proceeding regarding the television duopoly rule, the FCC has proposed to adopt a grandfathering policy providing that, in the event that television LMAs become attributable interests, LMAs that are in compliance with existing FCC rules and policies and were entered into before November 5, 1996, would be permitted to continue in force until the original term of the LMA expires. Under the FCC's proposal, television LMAs that are entered into or renewed after November 5, 1996 would have to be terminated if LMAs are made attributable interests and the LMA in question resulted in a violation of the television multiple ownership rules. The Company's LMAs with television stations WPTT in Pittsburgh, Pennsylvania, WNUV in Baltimore, Maryland, WVTV in Milwaukee, Wisconsin, WRDC in Raleigh/Durham, North Carolina, WABM in Birmingham, Alabama, and WDBB in Tuscaloosa, Alabama, were in existence on both the date of enactment of the 1996 Act and November 5, 1996. The Company's LMAs with television stations KDNL in St. Louis, Missouri, WTTV and WTTK in Indianapolis, Indiana, WLOS in Asheville, North Carolina, WFBC in Greenville-Spartanburg, South Carolina, and KABB in San Antonio, Texas, were entered into subsequent to the date of enactment of the 1996 Act but prior to November 5, 1996. The Company's LMA with television station KRRT in Kerrville, Texas was in existence on the date of enactment of the 1996 Act, but was assumed by the Company subsequent to that date but prior to November 5, 1996.

   The TV duopoly rule currently prevents the Company from acquiring the licenses of television stations with which it has LMAs in those markets where the Company owns a television station. As a result, if the FCC were to decide that the provider of programming services under a television LMA should be treated as having an attributable interest in the brokered station, and if it did not relax its television duopoly rule, the Company could be required to modify or terminate those of its LMAs that were not in existence on the date of enactment of the 1996 Act or on November 5, 1996. Furthermore, if the FCC adopts its present proposal with respect to the grandfathering of television LMAs, the Company could be required to terminate even those LMAs that were in effect prior to the date of enactment of the 1996 Act or prior to November 5, 1996, after the initial term of the LMA or upon assignment of the LMA. In such an event, the Company could be required to pay termination penalties under certain of such LMAs. Further, if the FCC were to find, in connection with any of the Company's LMAs, that the owners/licensees of the stations with which the Company has LMAs failed to maintain control over their operations as required by FCC rules and policies, the licensee of the LMA station and/or the Company could be fined or set for hearing, the outcome of which could be a monetary forfeiture or, under certain circumstances, loss of the applicable FCC license. The Company is unable to predict the ultimate outcome of possible changes to these FCC rules and the impact such FCC rules may have on its broadcasting operations.

   On June 1, 1995, the Chief of the FCC's Mass Media Bureau released a Public Notice concerning the processing of television assignment and transfer of control applications proposing LMAs. Due to the pendency of the ongoing rulemaking proceeding concerning attribution of ownership, the Mass Media Bureau has placed certain restrictions on the types of television assignment and transfer of control applications involving LMAs that it will approve during the pendency of the rulemaking. Specifically, the Mass Media Bureau has stated that it will not approve arrangements where a time broker seeks to finance a station acquisition and hold an option to purchase the station in the future. The Company believes that none of the Company's LMAs or TBAs fall within the ambit of this Public Notice.


Radio

   National Ownership Rule. Prior to the 1996 Act, the FCC's rules limited an individual or entity from holding attributable interests in more than 20 AM and 20 FM radio stations nationwide. Pursuant to the

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1996 Act,  the FCC has modified its rules to  eliminate  any  limitation  on the number of radio stations a single individual or entity may own nationwide.

   Local Ownership Rule. Prior to the 1996 Act, the FCC's rules generally permitted an individual or entity to hold attributable interests in no more than four radio stations in a local market (no more than two of which could be in the same service (AM or FM)), and then only if the aggregate audience share of the commonly owned stations did not exceed 25%. In markets with fewer than 15 commercial radio stations, an individual or entity could hold an attributable interest in no more than three radio stations in the market (no more than two of which could be in the same service), and then only if the number of the commonly owned stations did not exceed 50% of the total number of commercial radio stations in the market.

   Pursuant to the 1996 Act, the limits on the number of radio stations one entity may own locally have been increased as follows: (i) in a market with 45 or more commercial radio stations, an entity may own up to eight commercial radio stations, not more than five of which are in the same service (AM or FM);
(ii) in a market with between 30 and 44 (inclusive) commercial radio stations, an entity may own up to seven commercial radio stations, not more than four of which are in the same service; (iii) in a market with between 15 and 29
(inclusive) commercial radio stations, an entity may own up to six commercial radio stations, not more than four of which are in the same service; and (iv) in a market with 14 or fewer commercial radio stations, an entity may own up to five commercial radio stations, not more than three of which are in the same service, except that an entity may not own more than 50% of the stations in such market. These numerical limits apply regardless of the aggregate audience share of the stations sought to be commonly owned. FCC ownership rules continue to permit an entity to own one FM and one AM station in a local market regardless of market size. Irrespective of FCC rules governing radio ownership, however, the Department of Justice and the Federal Trade Commission have the authority to determine, and in certain recent radio transactions not involving the Company have determined, that a particular transaction presents antitrust concerns.

   Local Marketing Agreements. As in television, a number of radio stations have entered into LMAs. The Company has entered into LMAs with certain radio stations in connection with the River City Acquisition.

   The FCC's multiple ownership rules specifically permit radio station LMAs to be entered into and implemented, so long as the licensee of the station which is being programmed under the LMA maintains complete responsibility for and control over programming and operations of its broadcast station and assures compliance with applicable FCC rules and policies. For the purposes of the multiple ownership rules, in general, a radio station being programmed pursuant to an LMA by an entity is not considered an attributable ownership interest of that entity unless that entity already owns a radio station in the same market. However, a licensee that owns a radio station in a market, and brokers more than 15% of the time on another station serving the same market, is considered to have an attributable ownership interest in the brokered station for purposes of the FCC's multiple ownership rules. As a result, in a market in which the Company owns a radio station, the Company would not be permitted to enter into an LMA with another local radio station which it could not own under the local ownership rules, unless the Company's programming constituted 15% or less of the other local station's programming time on a weekly basis. The FCC's rules also prohibit a broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) through a time brokerage or LMA arrangement where the brokered and brokering stations serve substantially the same area.

   Joint Sales Agreements. Over the past few years, a number of radio (and television) stations have entered into cooperative arrangements commonly known as joint sales agreements, or JSAs. While these agreements may take varying forms, under the typical JSA, a station licensee obtains, for a fee, the right to sell substantially all of the commercial advertising on a separately-owned and licensed station in the same market. The typical JSA also customarily involves the provision by the selling licensee of certain sales, accounting, and "back office" services to the station whose advertising is being sold. The typical JSA is distinct from an LMA in that a JSA (unlike an LMA) normally does not involve programming.


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   The FCC has determined that issues of joint  advertising sales should be left to enforcement by antitrust authorities, and therefore does not generally regulate joint sales practices between stations. Currently, stations for which a licensee sells time under a JSA are not deemed by the FCC to be attributable interests of that licensee. However, in connection with its ongoing rulemaking proceeding concerning the attribution rules, the FCC is considering whether JSAs should be considered attributable interests or within the scope of the FCC's cross-interest policy, particularly when JSAs contain provisions for the supply of programming services and/or other elements typically associated with LMAs. If JSAs become attributable interests as a result of changes in the FCC rules, the Company may be required to terminate any JSA it might have with a radio station which the Company could not own under the FCC's multiple ownership rules.


Other Ownership Matters

   There remain in place after the 1996 Act a number of additional cross-ownership rules and prohibitions pertaining to licensees of television and radio stations. FCC rules, the Communications Act, or both generally prohibit an individual or entity from having an attributable interest in both a television station and a radio station, a daily newspaper, or a cable television system that is located in or serves the same market area.

   Antitrust Regulation. The Department of Justice and the Federal Trade Commission have recently increased their scrutiny of the television and radio industry, and have indicated their intention to review matters related to the concentration of ownership within markets (including LMAs and JSAs) even when the ownership or LMA or JSA in question is permitted under the laws administered by the FCC or by FCC rules and regulations.

   Radio/Television Cross-Ownership Rule. The FCC's radio/television cross-ownership rule (the "one to a market" rule) generally prohibits a single individual or entity from having an attributable interest in a television station and a radio station serving the same market. However, in each of the 25 largest local markets in the United States, provided that there are at least 30 separately owned stations in the particular market, the FCC has traditionally employed a policy that presumptively allows waivers of the one to a market rule to permit the common ownership of one AM, one FM and one TV station in the market. The 1996 Act directs the FCC to extend this policy to each of the top 50 markets. Moreover, the FCC has pending a rulemaking proceeding in which it has solicited comment on whether the one to a market rule should be eliminated altogether.

   However, the FCC does not apply its presumptive waiver policy in cases involving the common ownership of one television station, and two or more radio stations in the same service (AM or FM), in the same market. Pending its ongoing rulemaking proceeding to reexamine the one to a market rule, the FCC has stated that it will consider waivers of the rule in such instances on a case-by-case basis, considering (i) the public service benefits that will arise from the joint operation of the facilities such as economies of scale, cost savings and programming and service benefits; (ii) the types of facilities involved; (iii) the number of media outlets owned by the applicant in the relevant market; (iv) the financial difficulties of the stations involved; and (v) the nature of the relevant market in light of the level of competition and diversity after joint operation is implemented. The FCC has stated that it expects that any such waivers that are granted will be conditioned on the outcome of the rulemaking proceeding. See "Risk Factors--Multiple Ownership Rules and Effect on LMAs."

   In its ongoing rulemaking proceeding to reexamine the one to a market rule, the FCC has proposed the following options for modifying the rule in the event it is not eliminated: (i) extending the presumptive waiver policy to any television market in which a specified number of independently owned voices would remain after common ownership of a television station and one or more radio stations is effectuated; (ii) extending the presumptive waiver policy to entities that seek to own more than one FM and/or one AM radio station; (iii) reducing the minimum number of independently owned voices that must remain after a transaction is effectuated; and (iv) modifying the five-factor case-by-case test for waivers.

   Local Television/Cable Cross-Ownership Rule. While the 1996 Act eliminates a previous statutory prohibition against the common ownership of a television broadcast station and a cable system that

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serve the same local market,  the 1996 Act leaves the current FCC rule in place.
The legislative history of the Act indicates that the repeal of the statutory ban should not prejudge the outcome of any FCC review of the rule.

   Broadcast Network/Cable Cross-Ownership Rule. The 1996 Act directs the FCC to eliminate its rules which formerly prohibited the common ownership of a broadcast network and a cable system, subject to the provision that the FCC revise its rules as necessary to ensure carriage, channel positioning, and non-discriminatory treatment of non-affiliated broadcast stations by cable systems affiliated with a broadcast network. In March 1996, the FCC issued an order implementing this legislative change.

   Broadcast/Daily Newspaper Cross-Ownership Rule. The FCC's rules prohibit the common ownership of a radio or television broadcast station and a daily newspaper in the same market. The 1996 Act does not eliminate or modify this prohibition. In October 1996, however, the FCC initiated a rulemaking proceeding to determine whether it should liberalize its waiver policy with respect to cross-ownership of a daily newspaper and one or more radio stations in the same market.

   Dual Network Rule. The 1996 Act directs the FCC to repeal its rule which formerly prohibited an entity from operating more than one television network. In March 1996, the FCC issued an order implementing this legislative change. Under the modified rule, a network entity is permitted to operate more than one television network, provided, however, that ABC, CBS, NBC, and/or Fox are prohibited from merging with each other or with another network television entity such as UPN or Warner Brothers.

   Expansion of the Company's broadcast operations on both a local and national level will continue to be subject to the FCC's ownership rules and any changes the FCC or Congress may adopt. Concomitantly, any further relaxation of the FCC's ownership rules may increase the level of competition in one or more of the markets in which the Company's stations are located, more specifically to the extent that any of the Company's competitors may have greater resources and thereby be in a superior position to take advantage of such changes.


Must-carry/retransmission Consent

   Pursuant to the Cable Act of 1992, television broadcasters are required to make triennial elections to exercise either certain "must-carry" or "retransmission consent" rights in connection with their carriage by cable systems in each broadcaster's local market. By electing the must-carry rights, a broadcaster demands carriage on a specified channel on cable systems within its Area of Dominant Influence, in general as defined by the Arbitron 1991-92 Television Market Guide. These must-carry rights are not absolute, and their exercise is dependent on variables such as (i) the number of activated channels on a cable system; (ii) the location and size of a cable system; and (iii) the amount of programming on a broadcast station that duplicates the programming of another broadcast station carried by the cable system. Therefore, under certain circumstances, a cable system may decline to carry a given station. Alternatively, if a broadcaster chooses to exercise retransmission consent rights, it can prohibit cable systems from carrying its signal or grant the appropriate cable system the authority to retransmit the broadcast signal for a fee or other consideration. In October 1996, the Company elected must-carry or retransmission consent with respect to each of its markets based on its evaluation of the respective markets and the position of the Company's station within the market. The Company's stations continue to be carried on all pertinent cable systems, and the Company does not believe that its election has resulted in the shifting of its stations to less desirable cable channel locations. Certain of the Company's stations affiliated with Fox are required to elect retransmission consent, because Fox's retransmission consent negotiations on behalf of the Company resulted in agreements which extend into 1998. Therefore, the Company will need to negotiate retransmission consent agreements for these Fox-affiliated stations to attain carriage on those relevant cable systems for the balance of this triennial period (i.e., through December 31, 1999). For subsequent elections beginning with the election to be made by October 1, 1999, the must-carry market will be the station's DMA, in general as defined by the Nielsen DMA Market and Demographic Rank Report of the prior year.

   The must-carry rules have been subject to judicial scrutiny. In April 1993, the United States District Court for the District of Columbia summarily upheld the constitutionality of the legislative must-carry provisions under a First Amendment challenge. However, in June 1994, the Supreme Court remanded the case to the lower court with instructions to test the constitutionality of the must-carry rules under an

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"intermediate  scrutiny"  standard.  In a decision  issued in December  1995,  a closely divided three-judge District Court panel ruled that the record showed that there was substantial evidence before Congress from which it could draw the reasonable inferences that (1) the must-carry rules were necessary to protect the local broadcast industry; and (2) the burdens on cable systems with rapidly increasing channel capacity would be quite small. Accordingly, the District Court panel ruled that Congress had not violated the First Amendment in enacting the "must-carry" provisions. In March 1997, the Supreme Court, by a 5-4 majority, affirmed the District Court's decision and thereby let stand the must-carry rules.


Syndicated Exclusivity/Territorial Exclusivity

   The FCC has  imposed  syndicated  exclusivity  rules  and  expanded  existing network nonduplication rules. The syndicated exclusivity rules allow local broadcast television stations to demand that cable operators black out syndicated non-network programming carried on "distant signals" (i.e., signals of broadcast stations, including so-called "superstations," which serve areas substantially removed from the cable system's local community). The network non-duplication rules allow local broadcast network television affiliates to require that cable operators black out duplicating network programming carried on distant signals. However, in a number of markets in which the Company owns or programs stations affiliated with a network, a station that is affiliated with the same network in a nearby market is carried on cable systems in the Company's market. This is not in violation of the FCC's network nonduplication rules. However, the carriage of two network stations on the same cable system could result in a decline of viewership adversely affecting the revenues of the Company owned or programmed station.


Restrictions On Broadcast Advertising

   Advertising of cigarettes and certain other tobacco products on broadcast stations has been banned for many years. Various states restrict the advertising of alcoholic beverages. Congressional committees have recently examined legislation proposals which may eliminate or severely restrict the advertising of beer and wine. Although no prediction can be made as to whether any or all of the present proposals will be enacted into law, the elimination of all beer and wine advertising would have an adverse effect upon the revenues of the Company's stations, as well as the revenues of other stations which carry beer and wine advertising.

   The FCC has imposed commercial time limitations in children's television programming pursuant to legislation. In television programs designed for viewing by children of 12 years of age and under, commercial matter is limited to 12 minutes per hour on weekdays and 10.5 minutes per hour on weekends. In granting renewal of the license for WBFF-TV, the FCC imposed a fine of $10,000 on the Company alleging that the station had exceeded these limitations.

   The Communications Act and FCC rules also place restrictions on the broadcasting of advertisements by legally qualified candidates for elective office. Among other things, (i) stations must provide "reasonable access" for the purchase of time by legally qualified candidates for federal office; (ii) stations must provide "equal opportunities" for the purchase of equivalent amounts of comparable broadcast time by opposing candidates for the same elective office; and (iii) during the 45 days preceding a primary or primary run-off election and during the 60 days preceding a general or special election, legally qualified candidates for elective office may be charged no more than the station's "lowest unit charge" for the same class of advertisement, length of advertisement, and daypart.


Programming And Operation

   General. The Communications Act requires broadcasters to serve the "public interest." The FCC gradually has relaxed or eliminated many of the more formalized procedures it had developed in the past to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. FCC licensees continue to be required, however, to present programming that is responsive to their communities' issues, and to maintain certain records demonstrating such responsiveness. Complaints from viewers concerning a station's programming may be considered by the FCC when it evaluates renewal applications of a licensee, although such complaints may be filed at any time and


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generally  may be  considered  by the FCC at any  time.  Stations  also must pay regulatory and application fees, and follow various rules promulgated under the Communications Act that regulate, among other things, political advertising, sponsorship identifications, the advertisement of contests and lotteries, obscene and indecent broadcasts, and technical operations, including limits on radiofrequency radiation. In addition, licensees must develop and implement affirmative action programs designed to promote equal employment opportunities, and must submit reports to the FCC with respect to these matters on an annual basis and in connection with a renewal application. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, or the grant of a "short" (i.e., less than the full) license renewal term or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

   Children's Television Programming. Pursuant to legislation enacted in 1991, all television stations have been required to broadcast some television programming designed to meet the educational and informational needs of children 16 years of age and under. In August 1996, the FCC adopted new rules setting forth more stringent children's programming requirements. Specifically, as of September 1, 1997, television stations will be required to broadcast a minimum of three hours per week of "core" children's educational programming, which the FCC defines as programming that (i) has serving the educational and informational needs of children 16 years of age and under as a significant purpose; (ii) is regularly scheduled, weekly and at least 30 minutes in duration; and (iii) is aired between the hours of 7:00 a.m. and 10:00 p.m. Furthermore, as of January 2, 1997, "core" children's educational programs, in order to qualify as such, are required to be identified as educational and informational programs over the air at the time they are broadcast, and are required to be identified in the children's programming reports required to be placed in stations' public inspection files. Additionally, as of January 2, 1997, television stations are required to identify and provide information concerning "core" children's programming to publishers of program guides and listings.

   Television Violence. The 1996 Act contains a number of provisions relating to television violence. First, pursuant to the 1996 Act, the television industry has developed a ratings system, and the FCC has recently solicited public comment on that system. Furthermore, the 1996 Act provides that all television sets larger than 13 inches that are manufactured one year after enactment of the 1996 Act must include the so-called "V-chip," a computer chip that allows blocking of rated programming. In addition, the 1996 Act requires that all television license renewal applications filed after May 1, 1995 contain summaries of written comments and suggestions received by the station from the public regarding violent programming.

   Closed Captioning. The 1996 Act directs the FCC to adopt rules requiring closed captioning of all broadcast television programming, except where captioning would be "economically burdensome." The FCC has recently instituted a rulemaking proceeding to implement such rules.


Digital Television

   The FCC has taken a number of steps to implement digital television ("DTV") broadcasting service in the United States. In December 1996, the FCC adopted a DTV broadcast standard and, in April 1997, adopted decisions in several pending rulemaking proceedings that establish service rules and a plan for implementing DTV. The FCC adopted a DTV Table of Allotments that provides all authorized television stations with a second channel on which to broadcast a DTV signal. The FCC has attempted to provide DTV coverage areas that are comparable to stations' existing service areas. The FCC has ruled that television broadcast licensees may use their digital channels for a wide variety of services such as high-definition television, multiple standard definition television programming, audio, data, and other types of communications, subject to the requirement that each broadcaster provide at least one free video channel equal in quality to the current technical standard.

   Initially, DTV channels will be located in the range of channels from channel 2 through channel 51. The FCC is requiring that affiliates of ABC, CBS, Fox and NBC in the top 10 television markets begin digital broadcasting by May 1, 1999 (the stations affiliated with these networks in the top 10 markets have voluntarily committed to begin digital broadcasting within 18 months), and that affiliates of these networks in markets 11 through 30 begin digital broadcasting by November 1999. The FCC's plan calls

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for the DTV  transition  period to end in the year  2006,  at which time the FCC expects that (i) DTV channels will be clustered either in the range of channels 2 through 46 or channels 7 through 51; and (ii) television broadcasters will have ceased broadcasting on their non-digital channels, allowing that spectrum to be recovered by the government for other uses. The FCC has stated that it will open a separate proceeding to consider the recovery of television channels 60 through 69 and how those frequencies will be used after they are eventually recovered from television broadcasters. Additionally, the FCC will open a separate proceeding to consider to what extent the cable must-carry requirements will apply to DTV signals.

   Implementation of digital television will improve the technical quality of television signals received by viewers. Under certain circumstances, however, conversion to digital operation may reduce a station's geographic coverage area or result in some increased interference. The FCC's DTV allotment plan may also result in UHF stations having considerably less signal power within their service areas than present VHF stations that move to DTV channels. Implementation of digital television will also impose substantial additional costs on television stations because of the need to replace equipment and because some stations will need to operate at higher utility costs. The FCC is also considering imposing new public interest requirements on television licensees in exchange for their receipt of DTV channels. The Company cannot predict what future actions the FCC might take with respect to DTV, nor can it predict the effect of the FCC's present DTV implementation plan or such future actions on the Company's business.


Proposed Changes

   The Congress and the FCC have under consideration, and in the future may consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation, ownership and profitability of the Company's broadcast stations, result in the loss of audience share and advertising revenues for the Company's broadcast stations, and affect the ability of the Company to acquire additional broadcast stations or finance such acquisitions. In addition to the changes and proposed changes noted above, such matters may include, for example, the license renewal process, spectrum use fees, political advertising rates, potential restrictions on the advertising of certain products (beer, wine and hard liquor, for example), and the rules and policies to be applied in enforcing the FCC's equal employment opportunity regulations. Other matters that could affect the Company's broadcast properties include technological innovations and developments generally affecting competition in the mass communications industry, such as direct radio and television broadcast satellite service, the continued establishment of wireless cable systems and low power television stations, digital television and radio technologies, and the advent of telephone company participation in the provision of video programming service.


Other Considerations

   The foregoing summary does not purport to be a complete discussion of all provisions of the Communications Act or other congressional acts or of the regulations and policies of the FCC. For further information, reference should be made to the Communications Act, other congressional acts, and regulations and public notices promulgated from time to time by the FCC. There are additional regulations and policies of the FCC and other federal agencies that govern political broadcasts, public affairs programming, equal employment opportunity, and other matters affecting the Company's business and operations.


ENVIRONMENTAL REGULATION

   Prior to the Company's ownership or operation of its facilities (including KDSM-TV), substances or waste that are or might be considered hazardous under applicable environmental laws may have been generated, used, stored or disposed of at certain of those facilities. In addition, environmental conditions relating to the soil and groundwater at or under the Company's (including KDSM, Inc.'s) facilities may be affected by the proximity of nearby properties that have generated, used, stored or disposed of hazardous substances. As a result, it is possible that the Company or KDSM, Inc. could become subject to environmental liabilities in the future in connection with these facilities under applicable environmental laws and regulations. Although the Company and KDSM, Inc. believe that they are in substantial

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compliance with such environmental  requirements,  and have not in the past been required to incur significant costs in connection therewith, there can be no assurance that the Company's or KDSM, Inc.'s costs to comply with such requirements will not increase in the future. The Company presently believes that none of its properties have any condition that is likely to have a material adverse effect on the Company's financial condition or results of operations.


COMPETITION

   The Company's television and radio stations (including KDSM-TV) compete for audience share and advertising revenue with other television and radio stations in their respective DMAs, as well as with other advertising media, such as newspapers, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable and wireless cable systems. Some competitors are part of larger organizations with substantially greater financial, technical and other resources than the Company.

   Television Competition. Competition in the television broadcasting industry occurs primarily in individual DMAs. Generally, a television broadcasting station in one DMA does not compete with stations in other DMAs. The Company's television stations are located in highly competitive DMAs. In addition, certain of the Company's DMAs are overlapped by both over-the-air and cable carriage of stations in adjacent DMAs, which tends to spread viewership and advertising expenditures over a larger number of television stations.

   Broadcast television stations compete for advertising revenues primarily with other broadcast television stations, radio stations and cable system operators serving the same market. Major Network programming generally achieves higher household audience levels than Fox, UPN and WB programming and syndicated programming aired by independent stations. This can be attributed to a combination of factors, including the Major Networks' efforts to reach a broader audience, generally better signal carriage available when broadcasting over VHF channels 2 through 13 versus broadcasting over UHF channels 14 through 69 and the higher number of hours of Major Network programming being broadcast weekly. However, greater amounts of advertising time are available for sale during Fox, UPN and WB programming and non-network syndicated programming, and as a result the Company believes that the Company's programming typically achieves a share of television market advertising revenues greater than its share of the market's audience.

   Television stations compete for audience share primarily on the basis of program popularity, which has a direct effect on advertising rates. A large amount of the Company's prime time programming (including KDSM-TV's) is supplied by Fox and to a lesser extent UPN, WB, ABC and CBS. In those periods, the Company's affiliated stations are totally dependent upon the performance of the networks' programs in attracting viewers. Non-network time periods are programmed by the station primarily with syndicated programs purchased for cash, cash and barter, or barter-only, and also through self-produced news, public affairs and other entertainment programming.

   Television advertising rates are based upon factors which include the size of the DMA in which the station operates, a program's popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, the demographic makeup of the DMA served by the station, the availability of alternative advertising media in the DMA (including radio and cable), the aggressiveness and knowledge of sales forces in the DMA and development of projects, features and programs that tie advertiser messages to programming. The Company believes that its sales and programming strategies allow it to compete effectively for advertising within its DMAs.

   Other factors that are material to a television station's competitive position include signal coverage, local program acceptance, network affiliation, audience characteristics and assigned broadcast frequency. Historically, the Company's UHF broadcast stations have suffered a competitive disadvantage in comparison to stations with VHF broadcast frequencies. This historic disadvantage has gradually declined through (i) carriage on cable systems, (ii) improvement in television receivers, (iii) improvement in television transmitters, (iv) wider use of all channel antennae, (v) increased availability of programming, and (vi) the development of new networks such as Fox, UPN and WB.

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   The broadcasting  industry is continuously  faced with technical  changes and innovations, the popularity of competing entertainment and communications media, changes in labor conditions, and governmental restrictions or actions of Federal regulatory bodies, including the FCC, any of which could possibly have a material effect on a television station's operations and profits. There are sources of video service other than conventional television stations, the most common being cable television, which can increase competition for a broadcast television station by bringing into its market distant broadcasting signals not otherwise available to the station's audience, serving as a distribution system for national satellite-delivered programming and other non-broadcast programming originated on a cable system and selling advertising time to local advertisers.
Other  principal   sources  of  competition   include  home  video   exhibition,
direct-to-home broadcast satellite television ("DBS") entertainment services and multichannel multipoint distribution services ("MMDS"). Moreover, technology advances and regulatory changes affecting programming delivery through fiber optic telephone lines and video compression could lower entry barriers for new video channels and encourage the development of increasingly specialized "niche"
programming.   The  1996  Act  permits  telephone  companies  to  provide  video distribution services via radio communication, on a common carrier basis, as "cable systems" or as "open video systems," each pursuant to different
regulatory   schemes.   The  Company  is  unable  to  predict  the  effect  that
technological and regulatory changes will have on the broadcast television industry and on the future profitability and value of a particular broadcast television station.

   The FCC authorizes DBS services throughout the United States. Currently, two FCC permitees, DirecTV and United States Satellite Broadcasting, provide subscription DBS services via high-power communications satellites and small dish receivers, and other companies provide direct-to-home video service using lower powered satellites and larger receivers. Additional companies are expected to commence direct-to-home operations in the near future. DBS and MMDS, as well as other new technologies, will further increase competition in the delivery of video programming.

   The Company cannot predict what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

   The Company is exploring ways in which it might take advantage of new technology, including the delivery of additional content and services via the broadcast spectrum. There can be no assurance that any such efforts will result in the development of technology or services that are commercially successful.

   The Company also competes for programming, which involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. The Company's stations compete for exclusive access to those programs against in-market broadcast station competitors for syndicated products. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. Public broadcasting stations generally compete with commercial broadcasters for viewers but not for advertising dollars.

   Historically, the cost of programming had increased because of an increase in the number of new Independent stations and a shortage of quality programming. However, the Company believes that over the past five years program prices have stabilized and, in some instances, have declined as a result of recent increases in the supply of programming and the failure of some Independent stations.

   The Company believes it competes favorably against other television stations because of its management skill and experience, the ability of the Company historically to generate revenue share greater than its audience share, the network affiliations and its local program acceptance. In addition, the Company believes that it benefits from the operation of multiple broadcast properties, affording it certain nonquantifiable economies of scale and competitive advantages in the purchase of programming.

   Radio Competition. Radio broadcasting is a highly competitive business, and each of the radio stations operated by the Company competes for audience share and advertising revenue directly with other radio stations in its geographic market, as well as with other media, including television, cable television, newspapers, magazines, direct mail and billboard advertising. The audience ratings and advertising revenue of each of such stations are subject to change, and any adverse change in a particular

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

market could have a material adverse effect on the revenue of such radio stations located in that market. There can be no assurance that any one of the Company's radio stations will be able to maintain or increase its current audience ratings and radio advertising revenue market share.

   The Company will attempt to improve each radio station's competitive position with promotional campaigns designed to enhance and reinforce its identities with the listening public. Extensive market research is conducted in order to identify specific demographic groups and design a programming format for those groups. The Company seeks to build a strong listener base composed of specific demographic groups in each market, and thereby attract advertisers seeking to reach these listeners. Aside from building its stations' identities and targeting its programming at specific demographic groups, management believes that the Company also obtains a competitive advantage by operating duopolies or multiple stations in the nation's larger mid-size markets.

   The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and by digital audio broadcasting ("DAB"). DAB may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences. Historically, the radio broadcasting industry has grown in terms of total revenues despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio tapes and compact disks. There can be no assurance, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcast industry.


EMPLOYEES

   As of December 31, 1996, the Company had approximately 2,359 employees. With the exception of certain of the employees of KOVR-TV, KDNL-TV, WBEN-AM and WWL-AM, none of the employees are represented by labor unions under any collective bargaining agreement. No significant labor problems have been experienced by the Company, and the Company considers its overall labor relations to be good.


LEGAL PROCEEDINGS

   The Company (including KDSM, Inc.) currently and from time to time is involved in litigation incidental to the conduct of its business. The Company is not party to any lawsuit or proceeding that, in the opinion of the Company, will have a material adverse effect on the Company or KDSM, Inc.

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                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

   In connection with the Old Securities Offering, the Company, KDSM, Inc. and the Trust entered into the Registration Rights Agreement with the Initial
Purchasers, pursuant to which the Company, KDSM, Inc. and the Trust agreed, among other things, (i) to use their best efforts to file under the Securities Act a registration statement with respect to the exchange of the Old Preferred Securities, the Old KDSM Senior Debentures, the Old Parent Preferred, the Old Parent Guarantee and the Old Parent Debenture Guarantee (collectively, the "Old Securities") for new securities with terms identical in all material respects (except as described below) to the terms of the Old Securities and (ii) to use their best efforts to cause such registration statement to become effective. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made to satisfy the contractual obligations of the Company, KDSM, Inc. and the Trust under the Registration Rights Agreement.

   The Old  Preferred  Securities  provide,  among other  things,  that,  if the
Exchange Offer is not consummated by August 8, 1997, additional interest (the "Registration Default Interest") will become payable in respect of the Old KDSM Senior Debentures, and corresponding additional distributions (the "Registration Default Distributions", and, together with the Registration Default Interest, the "Penalty Amounts") will become payable on the Old Parent Preferred and the Old Preferred Securities, at the rate of .50% per annum for 60 days starting on the 31st day after August 8, and increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; provided that such Penalty Amounts will cease to accrue upon consummation of the Exchange Offer; and provided further that the Penalty Amounts rate may not exceed 1.5% per annum. See "Risk Factors--Consequences of a Failure to Exchange Old Preferred Securities" and "Description of the Old Securities." The form and terms of the New Preferred Securities are identical in all material respects to the form and terms of the Old Preferred Securities except that the New Preferred Securities have been registered under the Securities Act and therefore will not contain terms with respect to transfer restrictions and will not provide for Penalty Amounts for future periods.

   The Exchange Offer is not being made to, nor will the Company, KDSM, Inc. or the Trust accept tenders for exchange from, holders of Old Preferred Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

   Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Preferred Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Preferred Securities are held of record by The Depository Trust Company who desires to deliver such Old Preferred Securities by book-entry transfer at The Depository Trust Company.

   Pursuant to the Exchange Offer, the Company, KDSM, Inc. and the Trust, as applicable, will exchange as soon as practicable after the date hereof, the Old Parent Guarantee for the New Parent Guarantee, the Old KDSM Senior Debentures, for the New KDSM Senior Debentures, the Old Parent Preferred for the New Parent Preferred, and the Old Parent Debenture Guarantee for the New Parent Debenture Guarantee . The New Parent Preferred, the New KDSM Senior Debentures, the New Parent Guarantee, and the New Parent Debenture Guarantee have been registered under the Securities Act.


TERMS OF THE EXCHANGE

   The Company, KDSM, Inc. and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate liquidation amount of New Preferred Securities for a like aggregate Liquidation Value of Old Preferred Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Value of up to $200,000,000 of New

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Preferred  Securities in exchange for a like principal amount of outstanding Old
Preferred Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Preferred Securities in any integral multiple of $1,000. The Exchange Offer is not conditioned upon any minimum Liquidation Value of Old Preferred Securities being tendered. As of the date of this Prospectus $200,000,000 aggregate Liquidation Value of the Old Preferred Securities is outstanding.

   Holders of Old Preferred Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Preferred Securities that are not tendered for, or are tendered but not accepted in connection with the Exchange Offer, will remain outstanding and be entitled to the benefits of the Amended and Restated Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Preferred Securities" and "Description of the Old Securities." If any tendered Old Preferred Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Preferred Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date, or, if such unaccepted securities are uncertificated, such securities will be returned, without expense to the tendering holder thereof promptly after the Expiration Date via book entry transfer.

   Holders who tender Old Preferred Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Preferred Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

   NONE OF THE BOARD OF DIRECTORS OF THE COMPANY, THE BOARD OF DIRECTORS OF KDSM, INC. OR THE TRUSTEES OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD PREFERRED SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD PREFERRED SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD PREFERRED SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD PREFERRED SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.


AMENDMENT OF PARENT PREFERRED ARTICLES SUPPLEMENTARY

         In connection with the Exchange Offer, the Company is proposing to make a technical amendment to the Parent Preferred Articles Supplementary in order to clarify the ability of Sinclair to issue the New Parent Preferred in connection with the Exchange Offer and to ensure that shares of New Parent Preferred issued in the Exchange Offer are validly issued. The "Redemption" section of the Parent Preferred Articles Supplementary provides that "Shares of Series C Preferred Stock issued and reacquired . . . may not be reissued or sold as shares of Series C Preferred Stock." In order to rule out the possibility that this provision could be interpreted to prohibit the Company from issuing shares of New Parent Preferred in exchange for shares of Old Parent Preferred, the Company is proposing to append the following clause to the provision set out above:

   ; provided however, that nothing in these Articles Supplementary shall be deemed to prevent the Company from exchanging shares of Series C Preferred Stock for like shares that have been registered under the Securities Act of 1933 pursuant to the Company's obligations under the Registration Rights Agreement.

   The consent of holders of a majority in aggregate Liquidation Value of the Preferred Securities will be required to effect this amendment. The vote of Preferred Securities holders is required because KDSM, which holds the Parent Preferred, agreed in the Pledge Agreement that it would not consent to

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

any actions under the Parent Preferred without the approval of the holders of a majority in principal amount of the KDSM Senior Debentures. The KDSM Senior Debentures are held by the Trust, which agreed in the Pledge Agreement that while it held the KDSM Senior Debentures it would not provide such approval without the consent of the holders of a majority in aggregate Liquidation Value of the outstanding Preferred Securities. Submission of a Letter of Transmittal in connection with the Exchange Offer will constitute consent to the proposed amendment unless the holder indicates otherwise on the Letter of Transmittal.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

   The term "Expiration Date" means 5:00 p.m., New York City time, on _______ __, 1997 unless the Exchange Offer is extended by the Company, KDSM, Inc. and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). The Company, KDSM, Inc. and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Preferred Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Preferred Securities have theretofore been accepted for exchange) if the Company, KDSM, Inc. and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Preferred Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Preferred Securities to withdraw their tendered Old Preferred Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company, KDSM, Inc. and the Trust to constitute a material change, or if the Company, KDSM, Inc. and the Trust waive a material condition of the Exchange Offer, the Company, KDSM, Inc. or the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Preferred Securities, and the Company, KDSM, Inc. and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

   Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company, KDSM, Inc. or the Trust may choose to make any public announcement and subject to applicable law, none of the Company, KDSM, Inc. or the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.


ACCEPTANCE OR EXCHANGE AND ISSUANCE OF NEW PREFERRED SECURITIES

   Upon the terms and subject to the conditions of the Exchange Offer, the Company, KDSM, Inc. and the Trust will exchange, and will issue to the Exchange Agent, New Preferred Securities for Old Preferred Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date. In all cases, delivery of New Preferred Securities in exchange for Old Preferred Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Preferred Securities or a book-entry confirmation of a book-entry transfer of Old Preferred Securities into the Exchange Agent's account at The Depositary Trust Company ("DTC"), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

   The  term  "book-entry   confirmation"  means  a  timely  confirmation  of  a
book-entry transfer of Old Preferred Securities into the Exchange Agent's account at DTC.

   Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Preferred Securities validly tendered and not withdrawn as, if and when the Company or the Trust gives oral or written notice to the

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

Exchange Agent of the Company's and the Trust's acceptance of such Old Preferred Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company, KDSM, Inc. and the Trust for the purpose of receiving tenders of Old Preferred Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Preferred Securities, Letters of Transmittal and related documents and transmitting New Preferred Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Preferred Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's, KDSM, Inc.'s and the Trust's acceptance for exchange of Old Preferred Securities) or the Company, KDSM, Inc. or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Preferred Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's, KDSM, Inc.'s or the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company, KDSM, Inc. and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Preferred Securities and such Old Preferred Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

   Pursuant to the Letter of Transmittal, a holder of Old Preferred Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Preferred Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Preferred Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Preferred Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, KDSM, Inc., the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Preferred Securities tendered pursuant to the Exchange Offer.


PROCEDURES FOR TENDERING OLD PREFERRED SECURITIES

   Valid Tender. Except as set forth below, in order for Old Preferred Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and either (i) tendered Old Preferred Securities must be received by the Exchange Agent, or (ii) such Old Preferred Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

   If less than all of the Old Preferred Securities are tendered, a tendering holder should fill in the amount of Old Preferred Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Preferred Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

   THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

   Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Preferred Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Preferred Securities by causing DTC to transfer such Old Preferred Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Preferred Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

   DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

   Signature Guarantees. Certificates for the Old Preferred Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Preferred Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Preferred Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

   Guaranteed Delivery. If a holder desires to tender Old Preferred Securities pursuant to the Exchange Offer and the certificates for such Old Preferred Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Preferred Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (i)  such tenders are made by or through an Eligible Institution;

     (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

     (iii)the certificates (or a book-entry confirmation) representing all tendered Old Preferred Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three Nasdaq Stock Market trading days after the date of execution of such Notice of Guaranteed Delivery.

   The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

   Notwithstanding any other provision hereof, the delivery of New Preferred Securities in exchange for Old Preferred Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Preferred Securities, or of a book-entry confirmation with respect to such Old Preferred Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof),  together  with  any  required  signature  guarantees  and  any  other documents required by the Letter of Transmittal. Accordingly, the delivery of New Preferred Securities might not be made to all tendering holders at the same time, and will depend upon when Old Preferred Securities, book-entry confirmations with respect to Old Preferred Securities and other required documents are received by the Exchange Agent.

   The acceptance by the Company, KDSM, Inc. and the Trust for exchange of Old Preferred Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, the Company, KDSM, Inc. and the Trust upon the terms and subject to the conditions of the Exchange Offer.

   Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Preferred Securities will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. The Company, KDSM, Inc. and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company, KDSM, Inc. and the Trust, be unlawful. The Company, KDSM, Inc. and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Preferred Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

   The Company's, KDSM, Inc.'s and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Preferred Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, KDSM, Inc., the Trust, any affiliates or assigns of the Company, KDSM, Inc. or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

   If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, KDSM, Inc. or the Trust, proper evidence satisfactory to the Company, KDSM, Inc. or the Trust, in its sole discretion, of such person's authority to so act must be submitted.

   A beneficial owner of Old Preferred Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.


RESALES OF NEW PREFERRED SECURITIES

   The Company, KDSM, Inc. and the Trust are making the Exchange Offer for the Old Preferred Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission (the "Staff") as set forth in certain interpretive letters addressed to third parties in other transactions. However, none of the Company, KDSM, Inc. or the Trust sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company, KDSM, Inc. and the Trust believe that New Preferred Securities issued pursuant to this Exchange Offer in exchange for Old Preferred Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Preferred Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Preferred Securities. However, any holder of Old Preferred Securities who is an "affiliate" of the Company, KDSM, Inc. or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Preferred Securities, or any broker-dealer who purchased Old Preferred Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set out in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Preferred Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Preferred Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Preferred Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Preferred Securities for New Preferred Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Preferred Securities.

   Each holder of Old Preferred Securities who wishes to exchange Old Preferred Securities for New Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, KDSM, Inc. or the Trust, (ii) any New Preferred Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Preferred Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Preferred Securities. In addition, the Company, KDSM, Inc. and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company, KDSM, Inc. and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Preferred Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Preferred Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Preferred Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Preferred Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Preferred Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Preferred Securities received upon exchange of such Old Preferred Securities (other than Old Preferred Securities which represent an unsold allotment from the original sale of the Old Preferred Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Preferred Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Preferred Securities received in exchange for Old Preferred Securities where such Old Preferred Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Preferred Securities Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Preferred Securities for a period ending 180 days after the Expiration Date or, if earlier, when all such New Preferred Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company, KDSM, Inc. or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   In that regard, each Participating Broker-Dealer who surrenders Old Preferred Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company, KDSM, Inc. or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreements, such Participating Broker-Dealer will suspend the sale of New Preferred Securities (or the New KDSM Senior Debentures or the New Parent Guarantee or the New Parent Debenture Guarantee, as applicable) pursuant to this Prospectus until the Company, KDSM, Inc. or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or KDSM, Inc. or the Trust has given notice that the sale of the New Preferred Securities (or the New KDSM Senior Debentures or the New Parent Guarantee or the New Parent Debenture Guarantee, as applicable) may be resumed, as the case may be.

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

WITHDRAWAL RIGHTS

   Except as otherwise provided herein, tenders of Old Preferred Securities may be withdrawn at any time on or prior to the Expiration Date.

   In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Preferred Securities to be withdrawn, the aggregate principal amount of Old Preferred Securities to be withdrawn, and (if certificates for such Old Preferred Securities have been tendered) the name of the registered holder of the Old Preferred Securities as set forth on the Old Preferred Securities, if different from that of the person who tendered such Old Preferred Securities. If Old Preferred Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Preferred Securities, the tendering holder must submit the serial numbers shown on the particular Old Preferred Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Preferred Securities tendered for the account of an Eligible Institution. If Old Preferred Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Preferred Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Preferred Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Preferred Securities may not be rescinded. Old Preferred Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Preferred Securities."

   All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, KDSM, Inc. and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. None of the Company, KDSM, Inc., the Trust, any affiliates or assigns of the Company, KDSM, Inc. or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Preferred Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.


DISTRIBUTIONS ON THE NEW PREFERRED SECURITIES

   Holders of Old Preferred Securities whose Old Preferred Securities are accepted for exchange will not receive accumulated distributions on such Old Preferred Securities for any period from and after the last distribution date with respect to such Old Preferred Securities prior to the original issue date of the New Preferred Securities or, if no such distributions have been made, will not receive any accumulated distributions on such Old Preferred Securities, and will be deemed to have waived the right to receive any distributions on such Old Preferred Securities accumulated from and after such distribution date or, if no such distributions have been made, from and after March 12, 1997. However, because distributions on the New Preferred Securities will accumulate from March 12, 1997, the amount of the distributions received by holders whose Old Preferred Securities are accepted for exchange will not be affected by the exchange.


CONDITIONS TO THE EXCHANGE OFFER

   Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Old Preferred Securities for any New Preferred Securities, and may terminate the Exchange Offer (whether or not any Old Preferred Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if, in the opinion of legal counsel to the Company, KDSM, Inc. or the Trust, the consummation of the Exchange Offer or any portion thereof would violate any applicable law or any applicable interpretation of the Commission or its staff. In such event, if the Company, KDSM, Inc. and the Trust determine to amend the Exchange Offer and such amendment constitutes a material change to the Exchange Offer, the Company, KDSM, Inc. and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Preferred Securities, and the Company, KDSM, Inc. and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act. Holders of Old Securities are entitled to certain rights under the Registration Rights Agreement in the event the Company, KDSM, Inc. and the Trust are unable to consummate the Exchange Offer. See "Description of the Old Securities."


EXCHANGE AGENT

   First Union National Bank of Maryland has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                    First Union National Bank of Maryland
                    901 E. Cary Street, 2nd Floor
                    Richmond, VA 23219
                    Phone: (804) 788-9663
                    Facsimile: (804) 788-9661
                    Attention: Ms. Patricia A. Welling

   Delivery to other than the above address or facsimile number will not constitute a valid delivery.


FEES AND EXPENSES

   The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Preferred Securities, and in handling or tendering for their customers.

   Holders who tender their Old Preferred Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Preferred Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Preferred Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Preferred Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

   None of the Company, KDSM, Inc. or the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                          DESCRIPTION OF CAPITAL STOCK


GENERAL

   The Company currently has two classes of Common Stock, each having a par value of $.01 per share, and, including the Old Parent Preferred, two classes of issued and outstanding Preferred Stock, also with a par value of $.01 per share. The Controlling Stockholders, by virtue of their beneficial ownership of 100% of the shares of the Class B Common Stock, with its super voting rights as described below, maintain control over the Company's business and operations.

   The following summary of the Company's capital stock does not purport to be complete and is subject to detailed provisions of, and is qualified in its entirety by reference to, the Company's Amended and Restated Articles of Incorporation (the "Amended Certificate"). The Amended Certificate is an exhibit to the registration statement of which this Prospectus is a part and is available as set forth under "Available Information."

   The Amended Certificate authorizes the Company to issue up to 100,000,000 shares of Class A Common Stock, par value $.01 per share, 35,000,000 shares of Class B Common Stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. Following the Old Securities
Offering, there are 2,000,000 shares of Series C Preferred Stock issued and outstanding.


COMMON STOCK

   The rights of the holders of the Class A Common Stock and Class B Common Stock are substantially identical in all respects, except for voting rights and the right of Class B Common Stock to convert into Class A Common Stock. The holders of the Class A Common Stock are entitled to one vote per share. The holders of the Class B Common Stock are entitled to ten votes per share except as described below. The holders of all classes of Common Stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval except as otherwise required by the general corporation laws of the State of Maryland ("Maryland General Corporation Law"). Except for transfers to a "Permitted Transferee" (generally, related parties of a Controlling Stockholder), any transfer of shares of Class B Common Stock held by any of the Controlling Stockholders will cause such shares to be automatically converted to Class A Common Stock. In addition, if the total number of shares of Common Stock held by the Controlling Stockholders falls to below 10% of the total number of shares of Common Stock outstanding, all of the outstanding shares of Class B Common Stock automatically will be classified as Class A Common Stock. In any merger, consolidation or business combination, the consideration to be received per share by the holders of the Class A Common Stock must be identical to that received by the holders of the Class B Common Stock, except that in any such transaction in which shares of a third party's common stock are distributed in exchange for the Company's Common Stock, such shares may differ as to voting rights to the extent that such voting rights now differ among the classes of Common Stock.

   The holders of Class A Common Stock and Class B Common Stock will vote as a single class, with each share of each class entitled to one vote per share, with respect to any proposed (a) "Going Private" transaction; (b) sale or other disposition of all or substantially all of the Company's assets; (c) sale or transfer which would cause a fundamental change in the nature of the Company's business; or (d) merger or consolidation of the Company in which the holders of the Company's Common Stock will own less than 50% of the Common Stock following such transaction. A "Going Private" transaction is any "Rule 13e-3 transaction," as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") between the Company and (i) the Controlling Stockholders, (ii) any affiliate of the Controlling Stockholders, or
(iii) any group of which the Controlling Stockholders are an affiliate or of which the Controlling Stockholders are a member. An "affiliate" is defined as
(i) any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under the common control of the Controlling Stockholders;
(ii) any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which any of the Controlling Stockholders is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities or in which any of the Controlling Stockholders has a substantial beneficial

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interest;  (iii) a voting  trust or similar  arrangement  pursuant  to which the
Controlling Stockholders generally control the vote of the shares of Common Stock held by or subject to any such trust or arrangement; (iv) any other trust or estate in which any of the Controlling Stockholders has a substantial beneficial interest or as to which any of the Controlling Stockholders serves as a trustee or in a similar fiduciary capacity; or (v) any relative or spouse of the Controlling Stockholders or any relative of such spouse who has the same residence as any of the Controlling Stockholders.

   Under the Maryland General Corporation Law, the holders of Common Stock are entitled to vote as a separate class with respect to any amendment of the Amended Certificate that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or modify or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely.

   For a discussion of the effects of disproportionate voting rights upon the holders of the Class A Common Stock, see "Risk Factors--Voting Rights; Control by Controlling Stockholders; Potential Anti-Takeover Effect of Disproportionate Voting Rights."

   Stockholders of the Company have no preemptive rights or other rights to subscribe for additional shares, except that the Class B Common Stock is convertible into Class A Common Stock by the holders thereof. Except as described in the prior sentence, no shares of any class of Common Stock have conversion rights or are subject to redemption. Subject to the rights of any outstanding preferred stock which may be hereafter classified and issued, holders of Common Stock are entitled to receive dividends, if any, as may be declared by the Company's Board of Directors out of funds legally available therefore and to share, regardless of class, equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding-up of the Company. Under the Bank Credit Agreement, the Existing Indentures and certain other debt of the Company, the Company's ability to declare Common Stock dividends is restricted. See "Dividend Policy."


PREFERRED STOCK

   Series B Convertible Preferred Stock. As partial consideration for the acquisition of assets from River City in 1996, the Company issued 1,150,000 shares of Series A Preferred Stock to River City which has since been converted into 1,150,000 shares of Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock has a liquidation preference of $100 and, after payment of this preference (plus all accrued and unpaid dividends through the determination date), is entitled to share in distributions made to holders of shares of Common Stock. Each holder of a share of Series B Convertible Preferred Stock is entitled to receive the amount of liquidating distributions received with respect to approximately 3.64 shares of Common Stock (subject to adjustment) less the amount of the liquidation preference. The liquidation preference of Series B Convertible Preferred Stock is payable in preference to Common Stock of the Company, but may rank equal to or below other classes of capital stock of the Company and will rank junior to Parent Preferred except upon a Series B Trigger Event as described in the next sentence. After a Series B Trigger Event (as defined below), the Series B Convertible Preferred Stock ranks senior to all classes of capital stock of the Company as to liquidation preference, except that the Company may issue up to $400 million of capital stock ("Series B Convertible Preferred Stock Senior Securities"), as to which the Series B Convertible Preferred Stock will have the same rank. The Company has designated the Parent Preferred to be Series B Convertible Preferred Stock Senior Securities for this purpose. A "Series B Trigger Event" means the termination of the Baker Employment Agreement with the Company prior to the expiration of its initial five-year term (i) by the Company for any reason other than "for cause" (as defined in the Baker Employment Agreement) or (ii) by Barry Baker under certain circumstances, including (a) on 60 days' prior written notice given at any time within 180 days following a Change of Control; (b) if Mr. Baker is not elected (and continued) as a director of Sinclair or SCI, as President and Chief Executive Officer of SCI or as Executive Vice President of Sinclair, or if Mr. Baker shall be removed from any such board or office; (c) upon a material breach by Sinclair or SCI of the Baker Employment Agreement which is not cured; (d) if there shall be a material diminution in Mr. Baker's authority or responsibility, or certain of his economic benefits are materially reduced, or Mr. Baker shall be required to work outside Baltimore or (e) the effective date of his employment as contemplated by clause (b) shall not have occurred by August 31, 1997. Mr. Baker

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

cannot be appointed to such positions with the Company or SCI until the occurrence of certain events with respect to WIIB, WTTV and WTTK in Indianapolis and WTTE and WSYX in Columbus as described under "Risk Factors--Dependence on Key Personnel; Employment Agreements with Key Personnel." There can be no assurance as to when or whether these events will occur, although the Company believes Mr. Baker does not presently intend to terminate the Baker Employment Agreement if he is not appointed to the positions with Sinclair or SCI by August 31, 1997. See "Risk Factors--Subordination of New Parent Guarantee, New Parent Debenture Guarantee and New Parent Preferred."

   The holders of Series B Convertible Preferred Stock do not initially receive dividends, except to the extent that dividends are paid to the holders of Common Stock. A holder of shares of Series B Convertible Preferred Stock is entitled to share in any dividends paid to holders of Common Stock, with each share of Series B Convertible Preferred Stock allocated the amount of dividends allocated to approximately 3.64 shares of Common Stock (subject to adjustment). In addition, after the occurrence of a Trigger Event, holders of shares of Series B Convertible Preferred Stock are entitled to quarterly dividends in the amount of $3.75 per share per quarter for the first year, and in the amount of $5.00 per share per quarter after the first year. Dividends are payable either in cash or in additional shares of Series B Convertible Preferred Stock at the rate of $100 per share. Dividends on Series B Convertible Preferred Stock are payable in preference to the holders of any other class of capital stock of the Company, except for Series B Convertible Preferred Stock Senior Securities, which will rank senior to the Series B Convertible Preferred Stock as to dividends until a Series B Trigger Event, after which Series B Convertible Preferred Stock Senior Securities will have the same rank as Series B Convertible Preferred Stock as to dividends.

   The Company may redeem shares of Series B Convertible Preferred Stock for an amount equal to $100 per share plus any accrued and unpaid dividends at any time beginning 180 days after a Trigger Event, but holders have the right to retain their shares in which case the shares will automatically be converted into shares of Class A Common Stock on the proposed redemption date.

   Each share of Series B Convertible Preferred Stock is entitled to approximately 3.64 votes (subject to adjustment) on all matters with respect to which Class A Common Stock has a vote, and the Series B Convertible Preferred Stock votes together with the Class A Common Stock as a single class, except that the Series B Convertible Preferred Stock is entitled to vote as a separate class (and approval of a majority of such votes is required) on certain matters, including changes in the authorized amount of Series B Convertible Preferred Stock and actions affecting the rights of holders of Series B Convertible Preferred Stock.

   Shares of Series B Convertible Preferred Stock are convertible at any time into shares of Class A Common Stock, with each share of Series B Convertible Preferred Stock convertible into approximately 3.64 shares of Class A Common Stock. The conversion rate is subject to adjustment if the Company undertakes a stock split, combination or stock dividend or distribution or if the Company issues Common Stock or securities convertible into Common Stock at a price less than $27.50 per share. Shares of Series B Convertible Preferred Stock issued as payment of dividends are not convertible into Class A Common Stock and become void at the time of conversion of a shareholder's other shares of Series B Convertible Preferred Stock. All shares of Series B Convertible Preferred Stock remaining outstanding on May 31, 2001 (other than shares issued as a dividend) automatically convert into Class A Common Stock on that date.

   Series C Preferred Stock. The terms of the Series C Preferred Stock of the Company are set forth under "Description of the New Parent Preferred," below.

   Additional Preferred Stock. The Amended Certificate authorizes the Board of Directors to issue, without any further action by the stockholders, additional preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof. Although the ability of the Board of Directors to designate and issue preferred stock provides desirable flexibility, including the ability to engage in future public offerings to raise additional capital, issuance of preferred stock may have adverse effects on the holders of Common Stock

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

including restrictions on dividends on the Common Stock if dividends on the preferred stock have not been paid; dilution of voting power of the Common Stock to the extent the preferred stock has voting rights; or deferral of participation in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the preferred stock. In addition, issuance of preferred stock could make it more difficult for a third party to acquire a majority of the outstanding voting stock and accordingly may be used as an "anti-takeover" device. The Board of Directors, however, is not aware of any pending transactions that would be affected by such issuance.


CERTAIN STATUTORY AND CHARTER PROVISIONS

   The following paragraphs summarize certain provisions of the Maryland General Corporation Law and the Company's Amended Certificate and by-laws. The summary does not purport to be complete and reference is made to Maryland law and the Company's Amended Certificate and by-laws for complete information.


Business Combinations

   Under the Maryland General Corporation Law, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the corporation's stock (an "Interested Stockholder") must be (a) recommended by the corporation's board of directors; and (b) approved by the affirmative vote of at least (i) 80% of the corporation's outstanding shares entitled to vote and (ii) two-thirds of the outstanding shares entitled to vote which are not held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the corporation's common stockholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested
Stockholder  for his shares.  In  addition,  an  Interested  Stockholder  or any affiliate thereof may not engage in a "business combination" with the corporation for a period of five (5) years following the date he becomes an Interested Stockholder. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of a Maryland corporation. It is anticipated that the Company's Board of Directors will exempt from the Maryland statute any business combination with the Controlling Stockholders, any present or future affiliate or associate of any of them, or any other person acting in concert or as a group with any of the foregoing persons.


Control Share Acquisitions

   The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" may not be voted except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders excluding shares owned by the acquirer, officers of the corporation and directors who are employees of the corporation. "Control shares" are shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquirer to vote (i) 20% or more but less than one-third of such shares, (ii) one-third or more but less than a majority of such shares, or (iii) a majority of the outstanding shares. Control shares do not include shares the acquiring person is entitled to vote because stockholder approval has previously been obtained. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

   A person who has made or proposes to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the corporation's board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

   Subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of

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stockholders  at which the voting rights of such shares are  considered  and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer is entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

   The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or excepted by or pursuant to the articles of incorporation or by-laws of the corporation.


Effect Of Business Combination And Control Share Acquisition Statutes

   The business combination and control share acquisition statutes could have the effect of discouraging offers to acquire any such offer.


Limitation On Liability Of Directors And Officers

   The Company's Amended Certificate provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the Amended Certificate provision applies, the remedies available to the Company or a stockholder are limited to equitable remedies such as injunction or rescission. This provision would not, in the opinion of the Commission, eliminate or limit the liability of directors and officers under the federal securities laws.


Indemnification

   The Company's Amended Certificate and by-laws provide that the Company may advance expenses to its currently acting and its former directors to the fullest extent permitted by Maryland General Corporation Law, and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of an criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The statute permits Maryland corporations to indemnify its officers, employees or agents to the same extent as its directors and to such further extent as is consistent with law.

   The Company has also entered into indemnification agreements with certain officers and directors which provide that the Company shall indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law in effect on the date of the agreement, and to such greater extent as applicable law may thereafter from time to time permit. Such agreements provide for the advancement of expenses (subject to reimbursement if it is ultimately determined that the officer or director is not entitled to indemnification) prior to the final disposition of any claim or proceeding.


FOREIGN OWNERSHIP

   Under the Amended Certificate, and to comply with FCC rules and regulations, the Company is not permitted to issue or transfer on its books any of its capital stock to or for the account of any Alien if after giving effect to such issuance or transfer, the capital stock held by or for the account of any Alien


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or Aliens would exceed,  individually or in the aggregate,  25% of the Company's capital stock at any time outstanding. Pursuant to the Amended Certificate, the Company will have the right to repurchase alien-owned shares at their fair market value to the extent necessary, in the judgment of the Board of Directors, to comply with the alien ownership restrictions. Any issuance or transfer of capital stock in violation of such prohibition will be void and of no force and effect. The Amended Certificate also provides that no Alien or Aliens shall be entitled to vote, direct or control the vote of more than 25% of the total voting power of all the shares of capital stock of the Company outstanding and entitled to vote at any time and from time to time. Such percentage, however, is 20% in the case of the Company's subsidiaries which are direct holders of FCC licenses. In addition, the Amended Certificate provides that no Alien shall be qualified to act as an officer of the Company and no more than 25% of the total number of directors of the Company at any time may be Aliens. The Amended Certificate further gives the Board of Directors of the Company all power necessary to administer the above provisions. See "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting."


TRANSFER AGENT AND REGISTRAR

   The Transfer Agent and Registrar for the Company's Class A Common Stock is The First National Bank of Boston.

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                     DESCRIPTION OF THE NEW PARENT PREFERRED


GENERAL

   Pursuant to the Parent Preferred Articles Supplementary, up to 2,062,000 shares of New Parent Preferred with a Liquidation Amount of $100.00 per share (the "Liquidation Amount") will be issued. The Parent Preferred will rank junior in right of payment to all liabilities and obligations (whether or not for borrowed money) of Sinclair (other than common stock of Sinclair, any Old Parent Preferred that remains outstanding after the Exchange Offer, as to which it will have the same rank, and any preferred stock of Sinclair which by its terms is on parity with or junior to the New Parent Preferred). In addition, creditors and stockholders of Sinclair's Subsidiaries will also have priority over the New Parent Preferred with respect to claims on the assets of such Subsidiaries. The New Parent Preferred will, when issued, be fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith. The following description contains all material information concerning the New Parent Preferred but does not purport to be complete and is qualified in its entirety by reference to the Parent Preferred Articles Supplementary which are filed as an exhibit to the registration statement of which this Prospectus is a part and which is available as set forth under "Available Information." Certain capitalized terms used herein are defined under "Certain Definitions


RANKING

   The New Parent Preferred will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of Sinclair, rank (i) senior to all classes of common stock of Sinclair, each other class of capital stock or series of preferred stock established after the date the New Parent Preferred is issued (the "New Parent Preferred Issue Date") by the board of directors of Sinclair, the terms of which do not expressly provide that it ranks senior to or on a parity with the New Parent Preferred as to dividend rights and rights on liquidation, winding-up and dissolution of Sinclair (collectively referred to with all classes of common stock of Sinclair as "Junior Securities"); (ii) on a parity with the Old Parent Preferred (to the extent any remains outstanding after the Exchange Offer) and any class of capital stock or series of preferred stock established after the New Parent Preferred Issue Date, the terms of which expressly provides that such class or series will rank on a parity with the New Parent Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by Sinclair established after the New Parent Preferred Issue Date by the board of directors of Sinclair, the terms of which expressly provide that such series will rank senior to the New Parent Preferred as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Senior Securities"). Sinclair will not be able to authorize any new class of Senior Securities without the approval of the holders of at least a majority of the Liquidation Amount of Parent
Preferred then outstanding, voting or consenting, as the case may be, and, pursuant to the Pledge Agreement, KDSM, Inc. as holder of the New Parent Preferred will not be able to take any such action without the consent of the Trust which will be required to obtain the consent of holders of a majority of the Liquidation Value of the Preferred Securities. The New Parent Preferred will rank (i) junior in right of payment to all indebtedness of Sinclair and its Subsidiaries; (ii) senior in right of payment to all common stock of Sinclair; and (iii) senior to Sinclair's Series B Convertible Preferred Stock ($111.5 million liquidation value as of the date hereof) except that upon the termination of Barry Baker's employment agreement with Sinclair prior to May 31, 2001 by Sinclair for any reason other than "for cause" (as defined in the employment agreement) or by Mr. Baker under certain circumstances described under "Description of Capital Stock--Preferred Stock--Series B Convertible Preferred Stock," then the Parent Preferred will rank pari passu with the Series B Convertible Preferred Stock in respect of dividends and distributions upon liquidation, dissolution and winding-up of Sinclair. See "Description of Capital Stock."


DIVIDENDS

   Holders of Parent Preferred will be entitled to receive, when, as and if declared by the board of directors of Sinclair, out of funds legally available therefor, cash dividends on the Parent Preferred, at an annual rate equal to 12 5/8 % of the then stated Liquidation Amount per share of Parent Preferred.


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Holders of New Parent  Preferred  will be  entitled to receive  cumulative  cash dividends  from the most recent  distribution  date on the Old Parent  Preferred
surrendered  in  exchange  for  such  New  Preferred   Securities,   or,  if  no
distribution has been paid on such Old Preferred Securities, from March 12, 1997. Dividends will accrue from the date of issuance and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each a "Dividend Payment Date"), commencing on June 15, 1997 to holders of record on the March 1, June 1, September 1 and December 1 next preceding each such Dividend Payment Date. Dividends, whether or not declared, will cumulate with additional dividends on unpaid dividends compounding quarterly until declared and paid. Sinclair will have the right, at any time and from time to time, to defer dividend payments on the New Parent Preferred for up to three consecutive quarters during a Dividend Extension Period; provided that Sinclair will be required to pay all dividends due and owing on the New Parent Preferred at least once every four quarters and on March 15, 2009. See "Description of New Preferred Securities--Distributions."

   No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, a sum in cash sufficient for full payment of the dividends set apart for such payment on the New Parent Preferred. If full dividends are not so paid, the New Parent Preferred shall share dividends pro rata with the Parity Securities. No dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid in full (or deemed paid) on the New Parent Preferred. Accumulated unpaid dividends will bear additional dividends compounding quarterly at a rate of 12 5/8 % per annum. Dividends on account of arrears for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record of the New Parent Preferred on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the board of directors of Sinclair. So long as any shares of the New Parent Preferred are outstanding, Sinclair shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities or Junior Securities, and shall not permit any corporation or other entity directly or indirectly controlled by Sinclair to purchase or redeem any of the Parity Securities or Junior Securities or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the New Parent Preferred have been paid (or are deemed paid) in full, except in the case of Parity Securities if the New Parent Preferred shall share in such payments on a pro rata basis. See "Description of Capital Stock--Preferred Stock--Series B Convertible Preferred Stock."

   In the event that dividends on the Parent Preferred are in arrears in an amount equal to or exceeding four quarterly dividend payments, and until all such arrearages are repaid in full, holders of Parent Preferred will be entitled to elect two directors to the board of directors of Sinclair pursuant to the Pledge Agreement and the Trust Agreement. See "--Voting Rights."

   The terms of the Existing Notes and the Bank Credit Agreement limit Sinclair's ability to pay cash dividends on its capital stock, including the New Parent Preferred; and future agreements may provide the same. See "Risk Factors--Covenant Restrictions on Dividends and Distributions."

   In addition, if the Trust would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any taxing authority, then in any such case, the dividend rate on the New Parent Preferred shall be increased such that the amount payable to the holder of the New Parent Preferred will include an amount equal to the Additional Interest Attributable to Taxes as defined herein, in addition to the dividends on the New Parent Preferred otherwise payable to such holder as provided herein.

TERM OF NEW PARENT PREFERRED

   The New Parent Preferred will have a maturity of 12 years from issuance of the Old Parent Preferred. The terms of the Bank Credit Agreement currently limit Sinclair's ability to redeem any capital stock, including the New Parent Preferred.


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

OPTIONAL REDEMPTION

   The New Parent Preferred may be redeemed (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after March 15, 2002, in whole or in part, in cash at the option of Sinclair, at the redemption prices (expressed as a percentage of such shares' Liquidation Amount) set forth below, if redeemed during the 12-month period beginning March 15 of each of the years set forth below:


                                                   REDEMPTION
   YEAR                                              PRICE
   -------                                        ------------
   2002                                             105.813%
   2003                                             104.650
   2004                                             103.488
   2005                                             102.325
   2006                                             101.163


and thereafter at 100% of such shares' Liquidation Amount, together with accrued and unpaid dividends, if any, to the redemption date (including an amount equal to a prorated dividend from the last payment date to the redemption date).

   In addition, up to 33 1/3 % of the aggregate Liquidation Amount of the Parent Preferred may be redeemed, in cash at the option of Sinclair, at any time on or prior to March 15, 2000, at a redemption price per share equal to 111.625% of the Liquidation Amount thereof, together with accrued and unpaid dividends, if any, out of the net proceeds of one or more Public Equity Offerings of Sinclair, provided, that, after any such redemption, the number of shares of Parent Preferred outstanding must equal at least 66 2/3 % of the number of shares of Parent Preferred originally issued.


REDEMPTION UPON A TAX EVENT OR AN INVESTMENT COMPANY ACT EVENT

   Upon a Tax Event or Investment Company Act Event, Sinclair will have the option to redeem the New Parent Preferred, in whole or in part, in cash at a redemption price of 105.813% in the case of a Tax Event, or 101% in the case of an Investment Company Act Event, in each case of the aggregate Liquidation Amount of the New Parent Preferred redeemed, plus accrued and unpaid dividends, if any; provided that at the time of redemption in the case of a Tax Event triggered by an amendment, clarification or change, such amendment, clarification or change remains in effect.

   The terms of Bank Credit Agreement and the Existing Notes currently restrict Sinclair's ability to exercise this option.

   "Tax Event" is defined generally as the receipt by the Trust of an opinion of independent counsel to the Trust experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any Administrative Action or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (a) the Trust is, or will be, subject to United States federal income tax with respect to interest received on the New KDSM Senior Debentures, (b) interest payable by KDSM, Inc. on the New KDSM Senior Debentures is not, or will not be, fully deductible for United States federal income tax purposes, or (c) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   "Investment Company Act Event" means the receipt by the Trust or KDSM, Inc. of an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940 (the "1940 Act"), to the effect that as a result of a change in law or regulation or a change in

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

official interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust or KDSM, Inc. is or will be considered an "investment company" which is required to be registered under the 1940 Act which Change in 1940 Act Law becomes effective on or after the Issue Date.


CHANGE OF CONTROL

   The Parent Preferred Articles Supplementary provide that, upon a Change of Control of Sinclair, each holder of New Parent Preferred will have the right to require Sinclair to purchase all or a portion of such holder's New Parent Preferred in cash pursuant to the Change of Control Offer, in whole or in part, in integral multiples of $100, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of such shares' Liquidation Amount, plus accrued and unpaid dividends, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the Change of Control Offer and the other procedures set forth in the Parent Preferred Articles Supplementary. Notwithstanding the foregoing, the holders of the New Preferred Securities, the New KDSM Senior Debentures and the New Parent Preferred will not have the right to require the issuers of such securities to redeem or repurchase, as the case may be, such securities upon a Change of Control under any circumstances unless all of the Existing Notes and all indebtedness under the Bank Credit Agreement are repaid, redeemed or repurchased, all of the commitments and letters of credit issued under the Bank Credit Agreement are terminated and all interest rate protection agreements entered into between Sinclair and any lenders under the Bank Credit Agreement are terminated as a result of such Change of Control or the holders of such instruments have consented to a Change of Control Offer, in which case the date on which all Existing Notes and all Indebtedness under the Bank Credit Agreement are so repaid, redeemed or repurchased and such commitments, letters of credit and interest rate protection agreements are terminated or the holders of such instruments have consented to a Change of Control Offer shall be deemed to be the date on which such Change of Control shall have occurred. If Sinclair does not make and consummate a Change of Control Offer upon a Change of Control, the holders of the Parent Preferred shall have the right to elect two directors to the board of directors of Sinclair but will not have a right of redemption.

   Within 30 days following any Change of Control, Sinclair shall give written notice of such Change of Control to the holders of New Parent Preferred, by first-class mail, postage prepaid, at their addresses appearing in the security register, stating, among other things, that it is making the Change of Control Offer, the Change of Control Purchase Price and that the Change of Control Purchase Date shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any shares of New Parent Preferred not tendered will continue to accrue dividends; that, unless Sinclair defaults in the payment of the Change of Control Purchase Price, any shares of New Parent Preferred accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Purchase Date; and certain other procedures that a holder of New Parent Preferred must follow to accept a Change of Control Offer or to withdraw such acceptance.

   If a Change of Control Offer is made, there can be no assurance that Sinclair will have available funds sufficient to pay the Change of Control Purchase Price for all of the New Parent Preferred that may be tendered by holders of the New Parent Preferred seeking to accept the Change of Control Offer. A Change of Control will also result in an event of default under the Bank Credit Agreement and the Existing Indentures and could result in the acceleration of all indebtedness under the Bank Credit Agreement or the Existing Indentures, as the case may be, and, in such case, the holders of the New Parent Preferred will not have the right to have the New Parent Preferred redeemed. See "Description of Indebtedness of Sinclair." Moreover, the Bank Credit Agreement prohibits the redemption of the New Parent Preferred by Sinclair. The remedy of a holder of New Parent Preferred if Sinclair fails to make or consummate the Change of Control Offer upon a Change of Control or pay the Change of Control Purchase Price when due will be the right to elect two directors to the board of directors of Sinclair.

   The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under Maryland law (which is the governing law of the Parent Preferred Articles Supple


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

mentary) to represent a specific quantitative test. As a consequence, in the event the holders of the New Parent Preferred elected to exercise their rights under the Parent Preferred Articles Supplementary related to the New Parent Preferred and Sinclair elected to contest such election, there could be no assurance as to how a court interpreting Maryland law would interpret the term.

   The existence of a holder's right to require Sinclair to repurchase such holder's New Parent Preferred upon a Change of Control may deter a third party from acquiring Sinclair in a transaction which constitutes a Change of Control.

   The Parent Preferred Articles Supplementary do not afford holders of New Parent Preferred the right to require Sinclair to repurchase the New Parent Preferred in the event of a highly leveraged transaction or certain transactions with Sinclair's management or its affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of Sinclair by management or its Affiliates) involving Sinclair that may adversely affect holders of the New Parent Preferred, if such transaction is not a transaction defined as a Change of Control. In addition, Sinclair does not have to redeem the New Parent Preferred upon a Change of Control if the Existing Notes or any indebtedness, commitments, letters of credit or interest rate protection agreements under the Bank Credit Agreement are outstanding. A transaction involving Sinclair's management or its Affiliates, or a transaction involving a recapitalization of Sinclair, will result in a Change of Control if it is the type of transaction specified by such definition.

   Sinclair will comply with the applicable securities laws or regulations in connection with a Change of Control Offer.


USE OF REDEMPTION PROCEEDS

   If Sinclair elects to redeem the New Parent Preferred held by KDSM, Inc., KDSM, Inc. will use the proceeds of such redemption to redeem New KDSM Senior Debentures. The Trust will use the proceeds of such redemption to redeem New Preferred Securities.


PROCEDURE FOR REDEMPTION

   On and after a redemption date, unless Sinclair defaults in the payment of the applicable redemption price, dividends will cease to accrue on shares of New Parent Preferred called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price without interest. If a notice of redemption shall have been given as provided in the succeeding sentence and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the redemption date) shall have been segregated and irrevocably set apart by Sinclair, in trust for the benefit of the holders of the shares called for redemption, then dividends shall cease to accrue on the redemption date on the shares of New Parent Preferred to be redeemed and, at the close of business on the date or when such funds were segregated and set apart, the holders of the shares to be redeemed shall cease to be stockholders of Sinclair and shall be entitled only to receive the redemption price for such shares. Sinclair will send a written notice of redemption by first class mail to each holder of record of shares of New Parent Preferred, not fewer than 30 days nor more than 60 days prior to the date fixed for such redemption at such holder's registered address. Shares of New Parent Preferred issued and reacquired will, upon compliance with the applicable requirements of Maryland law, have the status of authorized but unissued shares of preferred stock of Sinclair undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of Sinclair be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of Sinclair, except that any issuance or reissuance of shares of preferred stock must be in compliance with the Parent Preferred Articles Supplementary and except that such shares may not be reissued or sold as shares of New Parent Preferred. In connection with the Exchange Offer, Sinclair is seeking approval of an amendment to the Parent Preferred Articles Supplementary to clarify that Sinclair may issue New Parent Preferred in connection with the Exchange Offer. See "The Exchange Offer--Amendment of Parent Preferred Articles Supplementary."


LIQUIDATION PREFERENCE

   Upon any voluntary or involuntary liquidation, dissolution or winding-up of Sinclair, holders of New Parent Preferred will be entitled to be paid out of the assets of Sinclair available for distribution $100.00 per share, plus any accrued and unpaid dividends thereon to the date fixed for liquidation,


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

dissolution or winding-up (including an amount equal to a prorated dividend (including additional dividends compounded quarterly with respect to any overdue dividends) from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, any common stock of Sinclair. If upon any voluntary or involuntary liquidation, dissolution or winding-up of Sinclair, the amounts payable with respect to the New Parent Preferred and all other Parity Securities are not paid in full, the holders of the New Parent Preferred and the Parity Securities will share equally and ratably in any distribution of assets of Sinclair in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preferences to which they are entitled, the holders of shares of New Parent Preferred will not be entitled to any further participation in any distribution of assets of Sinclair. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of Sinclair nor the consolidation or merger of Sinclair with one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of Sinclair.

   The Parent Preferred Articles Supplementary do not contain any provision requiring funds to be set aside to protect the liquidation preference of the New Parent Preferred, although such liquidation preference will be substantially in excess of the par value of such shares of New Parent Preferred. In addition, Sinclair is not aware of any provision of Maryland law or any controlling decision of the courts of the State of Maryland (the state of incorporation of Sinclair) that requires a restriction upon the surplus of Sinclair solely because the liquidation preference of the New Parent Preferred will exceed its par value. Consequently, there will be no restriction upon the surplus of Sinclair solely because the liquidation preference of the New Parent Preferred will exceed the par value thereof and there will be no remedies available to holders of the New Parent Preferred before or after the payment of any dividend, other than in connection with the liquidation of Sinclair, solely by reason of the fact that such dividend would reduce the surplus of Sinclair to an amount less than the difference between the liquidation preference of the New Parent Preferred and its par value.


VOTING RIGHTS

   Holders of the New Parent Preferred will have no voting rights, except as provided by law or as set forth in the Parent Preferred Articles Supplementary. The Parent Preferred Articles Supplementary provide that if (i) cash dividends on the Parent Preferred are in arrears and unpaid for four or more quarterly dividend payments (whether or not pursuant to an Extension Period) (a "Dividend Default"); (ii) Sinclair shall fail to make and consummate a Change of Control Offer upon the occurrence of a Change of Control; (iii) Sinclair fails to discharge any redemption obligation with respect to the Parent Preferred; or
(iv) a breach or violation of any of the provisions described in the next paragraph or under the caption "--Certain Covenants" occurs and such breach or violation continues for a period of 30 days or more, then in any such case the holders of a majority of the Liquidation Amount of the then outstanding Parent Preferred, voting separately as a class, will have the right to elect two directors to the board of directors of Sinclair pursuant to the Pledge Agreement and the Trust Agreement. Such voting rights will continue until such time as, in the case of a Dividend Default, all dividends in arrears on the Parent Preferred are paid in full in cash and, in all other cases, any failure, breach or default is remedied or waived by the holders of a majority of the Liquidation Amount of the Parent Preferred then outstanding, at which time the terms of any directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (i) through (iv) above is referred to herein as a "Voting Rights Triggering Event." The voting rights provided herein shall be the holder's exclusive remedy at law or in equity for holders of New Parent Preferred. KDSM, Inc. (which at the consummation of the Exchange Offer will be the sole holder of the New Parent Preferred) will covenant in the Pledge Agreement that it will elect the nominees of the Trust who will elect the nominees of the holders of a majority of the Liquidation Value of the Preferred Securities then outstanding to such directorships.

   The Parent Preferred Articles Supplementary provide that Sinclair will not authorize any class of Senior Securities without the affirmative vote or consent of the holders of a majority of the Liquidation Amount of Parent Preferred then outstanding, voting or consenting. The Parent Preferred Articles Supplementary also provide, that Sinclair may not amend its Amended Certificate of Incorporation or the Parent Preferred Articles Supplementary so as to affect adversely the specified rights, preferences, privileges or voting rights of the holders of the Parent Preferred or the holders of the Preferred Securities, or authorize the issuance of any additional shares of Parent Preferred, without the affirmative vote or consent of the holders of a majority of the Liquidation Amount of outstanding shares of Parent Preferred or a majority of the Liquidation Value of then outstanding Preferred Securities pursuant to the Pledge Agreement, voting or consenting, as the case may be, as separate classes except that certain amendments require 100% consent. The holders of a majority of the Liquidation Amount of outstanding shares of Parent Preferred and the holders of a majority of the Liquidation Value of the Preferred Securities then outstanding, pursuant to the Pledge Agreement and the Trust Agreement, voting or consenting, as the case may be, as a single class, may also waive compliance with any provision of the Parent Preferred Articles Supplementary except for certain waivers which require 100% consent. KDSM, Inc. will covenant in the Pledge Agreement that it will not provide any such consents described in this paragraph without the requisite consent of the holders of the Preferred Securities.


CERTAIN COVENANTS

   Limitation on Indebtedness. The Parent Preferred Articles Supplementary will provide that Sinclair will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Indebtedness), except that Sinclair may incur Indebtedness and a Restricted Subsidiary may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of Sinclair and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7:1 or less.

   The foregoing limitation will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

          (i) Indebtedness of Sinclair under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $300 million under any revolving credit facility thereunder;

          (ii) Indebtedness of Sinclair pursuant to the Existing Notes and Indebtedness of any Subsidiary of Sinclair pursuant to a guarantee of the Existing Notes;

          (iii) Indebtedness of any Subsidiary of Sinclair consisting of a guarantee of Sinclair's Indebtedness under the Bank Credit Agreement;

          (iv) Indebtedness of Sinclair or any Restricted Subsidiary outstanding on the date the Old Parent Preferred was issued and listed therein;

          (v) Indebtedness of Sinclair owing to a Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

          (vi) Indebtedness of a Wholly Owned Restricted Subsidiary owing to Sinclair or another Wholly Owned Restricted Subsidiary; provided that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to Sinclair or a Wholly Owned Restricted Subsidiary or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to Sinclair or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);

          (vii) guarantees by any Restricted Subsidiary of Indebtedness of Sinclair or another Restricted Subsidiary which, if any Existing Notes are outstanding, are made in accordance with the Existing Indentures and guarantees by Sinclair or any Subsidiary of the KDSM Senior Debentures;

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

          (viii) obligations of Sinclair entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect Sinclair against fluctuations in interest rates in respect of Indebtedness of Sinclair as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such occurrence;

          (ix) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii), (iii), (iv) and (v) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Sinclair incurred in connection with such refinancing; and

          (x)  Indebtedness of Sinclair in addition to that described in clauses
     (i) through (ix) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000.

     Limitation on Restricted Payments. (a) Sinclair will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to holders of, any of Sinclair's Junior Securities or Parity Securities (as defined in the Parent Preferred Articles Supplementary) (other than dividends or distributions payable solely in its Junior Securities or Parity Securities);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Junior Securities or Parity Securities or warrants, rights or options to acquire shares of Junior Securities or Parity Securities (except Junior Securities or Parity Securities held by Sinclair or a Wholly Owned Restricted Subsidiary);

          (iii) declare or pay any dividend or distribution on any Equity Interests of any Subsidiary to any Person (other than Sinclair or any of its Wholly Owned Restricted Subsidiaries);

          (iv) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of Sinclair); or

          (v) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (v), other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless, after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the board of directors of Sinclair, whose determination shall be conclusive and evidenced by a board resolution), (1) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof; (2) all dividends on the Parent Preferred payable on any Dividend Payment Date prior to the date of the Restricted Payment have been declared and paid in cash and (3) the aggregate amount of all such Restricted Payments declared or made after the Issue Date does not exceed the sum of:

               (A) an amount equal to Sinclair's Cumulative Operating Cash Flow less 1.4 times Sinclair's Cumulative Consolidated Interest Expense; and

               (B) the aggregate Net Cash Proceeds received on or after the Issue Date by Sinclair from capital contributions (other than from a Restricted Subsidiary) or from the issuance or sale (other than to any of its Restricted Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such Net Cash Proceeds are used to purchase, redeem or otherwise retire Equity Interests as set forth below); and

               (C) the aggregate Net Cash Proceeds from the sale of the Old Parent Preferred.


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

   (b) Notwithstanding the foregoing, and in the case of clause (ii) below, so long as no Voting Rights Triggering Event is continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (iii) being referred to as "Permitted Payments"):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

          (ii) any transaction with an officer or director of Sinclair entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of Sinclair); or

          (iii) the repurchase, redemption, or other acquisition or retirement of any Junior Securities in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege if in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other Qualified Junior Securities (as defined in the Parent Preferred Articles Supplementary) of Sinclair; provided that the Net Cash Proceeds from the issuance of such Qualified Junior Securities are excluded from clause (3)
     (B) of paragraph (a) of this Section.

   Merger, Consolidation and Sale of Assets. The Parent Preferred Articles Supplementary provide that, without the affirmative vote of the holders of a majority of the Liquidation Amount of the issued and outstanding shares of Parent Preferred, voting or consenting, as the case may be, as a separate class, Sinclair may not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless (i) either (a) Sinclair is the survivor of such merger or consolidation or (b) the Person (if other than Sinclair) formed by such consolidation or into which Sinclair is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of Sinclair substantially as an entirety or, in the case of a plan of liquidation, the Person to which assets of Sinclair have been transferred shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the Parent Preferred shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Parent Preferred had immediately prior to such transaction; (iii) immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), Sinclair or the surviving or transferee Person is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "--Limitation on Indebtedness" covenant; (iv) immediately after giving effect to such transaction, no Voting Rights Triggering Event shall have occurred or be continuing; and (v) Sinclair has delivered to the transfer agent prior to the consummation of the proposed transaction an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the Parent Preferred Articles Supplementary and that all conditions precedent contained therein relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of Sinclair, will be deemed to be the transfer of all or substantially all of the properties and assets of Sinclair.

   Limitation on Transactions with Affiliates. Sinclair will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Sinclair (other than Sinclair or a Wholly Owned Restricted Subsidiary of Sinclair) unless (a) such transaction or series of transactions is in writing on terms that are no less favorable to Sinclair or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b) (i) with respect to

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

any transaction or series of transactions involving aggregate payments in excess of $1,000,000, Sinclair delivers an officers' certificate to the transfer agent or the holders of the New Parent Preferred certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the members of the board of directors of Sinclair (and approved by a majority of Independent Directors or, in the event there is only one Independent Director, by such Independent Director) and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to Sinclair or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (A) any transaction with an officer or director of Sinclair entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of Sinclair), (B) any transaction entered into by Sinclair or one of its Wholly Owned Restricted Subsidiaries with a Wholly Owned Restricted Subsidiary of Sinclair, and (C) transactions in existence on the date the Old Parent Preferred was initially issued.

   Limitation on Sale of Assets. (a) Sinclair will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale is received in cash and (ii) Sinclair or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the board of directors of Sinclair and evidenced in a board resolution or in connection with an Asset Swap as determined in writing by a nationally recognized investment banking or appraisal firm); provided, however, that in the event Sinclair or any Restricted Subsidiary engages in an Asset Sale with any third party and receives in consideration therefor, or simultaneously with such Asset Sale enters into, a Local Marketing Agreement with such third party or any affiliate thereof, the Fair Market Value of such Local Marketing Agreement (as determined in writing by a nationally recognized investment banking or appraisal firm) shall be deemed cash and considered when determining whether such Asset Sale complies with the foregoing clauses (i) and
(ii). Notwithstanding the foregoing, clause (i) of the preceding sentence shall not be applicable to any Asset Swap.

   (b) Sinclair and its Restricted Subsidiaries consummating such an Asset Sale shall apply the Net Cash Proceeds thereof to the permanent prepayment of Indebtedness or within 12 months of the Asset Sale to the purchase of properties and assets that (as determined by the board of directors of Sinclair) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of Sinclair or its Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

   Limitation on Unrestricted Subsidiaries. Sinclair will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the "--Limitation on Restricted Payments" covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by Sinclair and (ii) may be made in cash or property. For all purposes under the New Parent Preferred, KDSM, Inc. and any of its Subsidiaries shall be deemed to be Unrestricted Subsidiaries and any Investment by Sinclair in KDSM, Inc. shall not be deemed a Restricted Payment.

   Provision  of  Financial  Statements.  Whether or not  Sinclair is subject to
Section 13(a) or 15(d) of the Exchange Act, Sinclair will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which Sinclair would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if Sinclair were so subject, such documents to be filed with the Commission to the extent permitted under the Exchange Act on or prior to the respective dates (the "Required Filing Dates") by which Sinclair would have been required so to file such documents if Sinclair were so subject. Sinclair will also in any event (x) within 15 days of each Required Filing Date transmit by mail to all holders of New Parent Preferred, as their names and addresses appear in Sinclair's stock register, without cost to such holders, copies of the annual reports,


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quarterly reports and other documents which Sinclair would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Sinclair were subject to such Sections and (y) if filing such documents by Sinclair with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of New Parent Preferred at Sinclair's cost.


TRANSFER AGENT AND REGISTRAR

   First Union National Bank of Maryland is the transfer agent and registrar for the New Parent Preferred.


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

                  DESCRIPTION OF THE NEW KDSM SENIOR DEBENTURES

   Set forth below is a description of the specific terms of the New KDSM Senior Debentures, which KDSM, Inc. is offering to exchange for the Old KDSM Senior Debentures. The Trust purchased the Old KDSM Senior Debentures with the proceeds of the issuance and sale of the Common Securities and the Preferred Securities. The following description contains all material information concerning the New KDSM Senior Debentures but does not purport to be complete and is qualified in its entirety by reference to the description in the KDSM Senior Debenture Indenture, to be dated as of March 12, 1997, between KDSM, Inc. and First Union National Bank of Maryland, as trustee with respect to the New KDSM Senior
Debentures (the "Debenture Trustee"), which is filed as an exhibit to the registration statement of which this Prospectus is a part and is available as set forth under "Available Information." Whenever particular sections or defined terms in the KDSM Senior Debenture Indenture are referred to herein, such sections or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the KDSM Senior Debenture Indenture unless otherwise noted. Certain capitalized terms used herein are defined under "Certain Definitions."


GENERAL

   The New KDSM Senior Debentures will be limited in aggregate principal amount to $206.2 million. The New KDSM Senior Debentures will be senior obligations of KDSM, Inc., secured by a pledge of the New Parent Preferred.
(Section 1401).

   The entire outstanding principal amount of the New KDSM Senior Debentures will become due and payable, together with any accrued and unpaid interest thereon, including any Additional Interest (as defined in "--Additional Interest"), on March 15, 2009.

   Payments by KDSM, Inc. on the New KDSM Senior Debentures, if made in accordance with the terms of the KDSM Senior Debenture Indenture, will provide funds sufficient to enable the Trust to make distributions and pay other amounts on the New Preferred Securities. KDSM, Inc. will be substantially dependent on the receipt of dividend payments on the New Parent Preferred and/or generating cash from its operations to make payments on the New KDSM Senior Debentures. KDSM, Inc.'s assets will initially consist of the Parent Preferred, the Common Securities and the License Assets and Non-License Assets used in the operation of KDSM-TV in Des Moines, Iowa. See "Risk Factors--High Leverage of KDSM, Inc.," "--Reliance on Television Operations in One Market" and "--Ability of KDSM, Inc. to Transfer KDSM-TV" and "Relationship Among the New Preferred Securities, the New KDSM Senior Debentures, the New Parent Preferred and the New Parent Guarantee."

INTEREST

   The KDSM Senior Debentures bear interest at the rate of 11 5/8 % per annum payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an "Interest Payment Date") to the Person in whose name each KDSM Senior Debenture is registered as of the March 1, June 1, September 1 and December 1 next preceding each such Interest Payment Date. Interest on the Old KDSM Senior Debentures accrues from March 12, 1997, the date of original issuance. The first Interest Payment Date with respect to the Old KDSM Senior Debentures is June 15, 1997. Interest on the New KDSM Senior Debentures will accrue from the most recent Interest Payment Date of the Old KDSM Senior Debentures surrendered in exchange for such New KDSM Senior Debentures, or, if no interest has been paid on such Old KDSM Senior Debentures, from March 12, 1997. It is anticipated that the New KDSM Senior Debentures will be held in the name of the Trust and will be held by the Property Trustee for the benefit of the holders of the New Preferred Securities.

   The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. (Section 312). In the event that any date on which interest is payable on the New KDSM Senior Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.


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

OPTION TO EXTEND INTEREST PAYMENT PERIOD

   Sinclair will have the right, at any time and from time to time, to defer any dividend payments on the New Parent Preferred for up to three consecutive quarters during an Interest Extension Period; provided that Sinclair will be required to pay all dividends due and owing on the New Parent Preferred at least once every four quarters and must pay all dividends due and owing on March 15, 2009. Similarly, KDSM, Inc. shall have the right, at any time and from time to time, to defer any interest payments on the New KDSM Senior Debentures during any Interest Extension Period for (i) up to three consecutive quarters for any period for which it does not receive dividends on the New Parent Preferred and
(ii) one quarter even if KDSM, Inc. receives dividends on the New Parent Preferred; provided that KDSM, Inc. will be required to pay all interest due and owing on the New KDSM Senior Debentures at least once every four quarters and must pay all interest due and owing on the maturity date of the New KDSM Senior Debentures. At the end of any such Interest Extension Period, KDSM, Inc. must pay all interest then accrued and unpaid together with Additional Interest. During any such Interest Extension Period, KDSM, Inc. covenants that it will not declare or pay any dividend or distribution (other than a dividend or distribution in its Capital Stock) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its Capital Stock, or make any guarantee payments with respect to the foregoing or repurchase, or cause any subsidiary to repurchase, any security of KDSM, Inc. ranking pari passu with or subordinate to the KDSM Senior Debentures. Except for Additional Interest Attributable to Taxes (as defined under "--Additional Interest"), no interest shall be due and payable during an Interest Extension Period, until the end of such period. KDSM, Inc. must issue a press release in a normal commercial manner which may be joint with the Trust and Sinclair and give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Interest Extension Period at least ten Business Days prior to the earlier of
(i) the record date for interest  payments on the New KDSM Senior  Debentures or
(ii) the date the Administrative Trustees are required to give notice to any applicable self-regulatory organization or security exchange or to holders of the New Preferred Securities of the record date for the payment of such distribution or the date such distributions are payable. The Debenture Trustee will be required to give notice promptly of KDSM, Inc.'s election of such Interest Extension Period. If the Property Trustee shall not be the sole holder of record of the New KDSM Senior Debentures, KDSM, Inc. shall give all holders of the New KDSM Senior Debentures notice at the time described in the prior sentence.

   In addition, the Parent Preferred Articles Supplementary will provide that, during any period in which Sinclair defers dividends during a Dividend Extension Period, Sinclair will not declare or pay any dividend or distribution (other than a dividend or distribution in Common Stock of Sinclair or other security junior in right of payment to the New Parent Preferred) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its Capital Stock, or make any guarantee payments with respect to the foregoing (other than payments under the Parent Guarantee) or repurchase, or cause any Subsidiary to repurchase, any security of Sinclair ranking pari passu with or subordinate to the New Parent Preferred. The payment of the principal of and interest on the New KDSM Senior Debentures will rank pari passu in right of payment to all senior indebtedness of KDSM, Inc. and senior to all junior indebtedness of KDSM, Inc. As of December 31, 1996 on a pro forma basis, KDSM, Inc. would have had no long-term indebtedness outstanding other than the KDSM Senior Debentures.


ADDITIONAL INTEREST

   If at any time the Trust shall be required to pay any interest on distributions in arrears in respect of the New Preferred Securities pursuant to the terms thereof, KDSM, Inc. will in effect be required to pay as interest to the Trust as the holder of the New KDSM Senior Debentures an amount of additional interest ("Additional Interest Attributable to Deferral") equal to such interest on distributions in arrears. Accordingly, in such circumstances KDSM, Inc. will, to the fullest extent permitted by applicable law, pay interest upon interest in order to provide for quarterly compounding on the New KDSM Senior Debentures. In addition, if the Trust would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then, in any such case, KDSM, Inc. will also be required to pay such amounts and any other amounts as shall be required so that the net amounts received and retained by the Trust after


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

paying such taxes, duties, assessments or governmental charges whenever paid will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or governmental charges been imposed ("Additional Interest Attributable to Taxes" and, together with Additional Interest Attributable to Deferral, "Additional Interest").


SET-OFF

   Notwithstanding anything to the contrary in the KDSM Senior Debenture Indenture, Sinclair shall have the right to cause KDSM, Inc. to set-off any payment it is otherwise required to make under the New KDSM Senior Debentures to the extent Sinclair has theretofore made, or is concurrently on the date of such payment making, a payment under the New Parent Guarantee.


OPTIONAL REDEMPTION

   KDSM, Inc. has the right (a) at any time on or after March 15, 2002, to redeem the New KDSM Senior Debentures, in whole or in part, in cash at the following redemption prices expressed as a percentage of the principal amount, if redeemed during the 12-month period beginning March 15 of the years indicated below:

                                                      REDEMPTION
     YEAR                                                 PRICE
     -------                                          ------------
     2002                                             105.813%
     2003                                             104.650
     2004                                             103.488
     2005                                             102.325
     2006                                             101.163

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date or (b) at any time on or prior to March 15, 2000, in whole or in part, to redeem up to 33 1/3 % of the aggregate principal amount of the KDSM Senior Debentures at 111.625% of their principal amount, with the proceeds of one or more redemptions of the Parent Preferred held by KDSM, Inc. (which Parent Preferred will have been redeemed from the proceeds of one or more Public Equity Offerings of Sinclair); provided that after such redemption at least 66 2/3 % of the aggregate principal amount of KDSM Senior Debentures originally issued in respect of the Preferred Securities remains outstanding. Such redemption in the case of clause (b) must be made within 180 days of such Public Equity Offerings. Upon a redemption pursuant to clause (a) or (b), the Preferred Securities to be redeemed from the proceeds of the redemption of KDSM Senior Debentures shall be redeemed at a percentage of their Liquidation Value equal to the percentage of principal amount for which such KDSM Senior Debentures were redeemed.


REDEMPTION UPON A TAX EVENT OR AN INVESTMENT COMPANY ACT EVENT

   KDSM, Inc. will have the option (a) upon a Tax Event or an Investment Company Act Event, to redeem, in whole or in part, the New KDSM Senior Debentures for cash at a redemption price of 105.813% in the case of a Tax Event, or 101% in the case of an Investment Company Act Event, in each case of the aggregate principal amount of the New KDSM Senior Debentures redeemed, plus all accrued and unpaid interest, and to require Sinclair to redeem the New Parent Preferred for cash pursuant to the terms thereof at the same redemption prices; provided that at the time of redemption in the case of a Tax Event triggered by an amendment, clarification or change, such amendment, clarification or change remains in effect or (b) upon a Tax Event, as the holder of all the Common Securities of the Trust, to cause the Trust to be dissolved with each holder of New Preferred Securities receiving New KDSM Senior Debentures in a principal amount equal to the Liquidation Value of their New Preferred Securities. If KDSM, Inc. exercises the option in clause (a) above, KDSM, Inc. will use the cash proceeds from the redemption of the New Parent Preferred to redeem New KDSM Senior Debentures held by the Trust at a price that is a percentage above their principal amount equal to the same percentage above the Liquidation Amount, if any, for which Sinclair redeems the New Parent Preferred. The Trust


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

would then promptly redeem New Preferred Securities with the proceeds it received from KDSM, Inc. If KDSM, Inc. exercises the option in clause (b) above,
(i) pursuant to the KDSM Senior Debenture Indenture, Sinclair has agreed, effective at the time of such distribution, to fully and unconditionally guarantee the payment of the New KDSM Senior Debentures on a junior subordinated basis (the "New Parent Debenture Guarantee"); provided that Sinclair confirms the effectiveness of the New Parent Debenture Guarantee at the time of distribution which it may not do if such New Parent Debenture Guarantee is not then permitted under the terms of the Existing Indentures or the Bank Credit Agreement and (ii) the Trust may not be dissolved unless the New Parent Debenture Guarantee is effective. KDSM, Inc. will also be required to deliver a tax opinion to the Trust to the effect that the dissolution of the Trust and the distribution of the New KDSM Senior Debentures will not be a taxable event for U.S. federal income tax purposes to the holders of the New Preferred Securities. Sinclair is currently prohibited from taking any of the prospective actions referred to above by the Bank Credit Agreement and the Existing Notes.


CHANGE OF CONTROL

   Upon a Change of Control of Sinclair, each holder of the New KDSM Senior Debentures will have the right to require KDSM, Inc. to redeem all or a portion of such holder's New KDSM Senior Debentures in cash at a redemption price (the "Change of Control Purchase Price") equal to 101% of principal amount plus accrued and unpaid interest, if any, to the date of repurchase. Under the Trust Agreement, each holder of New Preferred Securities, upon a Change of Control, will have the right to require the Trust to redeem all or a portion of such holder's New Preferred Securities at a cash purchase price equal to 101% of such New Preferred Securities' Liquidation Value plus accrued and unpaid distributions, if any, to the date of repurchase (the "Change of Control Purchase Date"). Under the terms of the New Parent Preferred, upon a Change of Control, Sinclair will be required to redeem sufficient shares of New Parent Preferred to enable KDSM, Inc. to redeem the appropriate aggregate principal amount of New KDSM Senior Debentures. See "Description of New Parent Preferred--Change of Control." Notwithstanding the foregoing, the holders of the New Preferred Securities, the New KDSM Senior Debentures and the New Parent Preferred will not have the right to require the issuers of such securities to redeem or repurchase such securities upon a Change of Control under any circumstances unless all of the Existing Notes and all indebtedness under the Bank Credit Agreement are repaid, redeemed or repurchased, all of the commitments and letters of credit issued under the Bank Credit Agreement are terminated and all interest rate protection agreements entered into between Sinclair and any lenders under the Bank Credit Agreement are terminated as a result of such Change of Control, or the holders of such instruments have consented to a Change of Control Offer, in which case the date on which all Existing Notes and all indebtedness under the Bank Credit Agreement are so repaid, redeemed or repurchased and said commitments, letters of credit and interest rate protection agreements are terminated or the holders of such instruments have consented to a Change of Control Offer, shall be deemed to be the date on which such Change of Control shall have occurred; provided that, notwithstanding the foregoing, if Sinclair does not make and consummate a Change of Control Offer upon a Change of Control, the holders of the Preferred Securities will effectively have the right to elect two directors to the board of directors of Sinclair but will not have any right of redemption.

   Within 30 days following any Change of Control, KDSM, Inc. shall notify all holders of the New KDSM Senior Debentures by first-class mail, postage prepaid, at their addresses appearing in the security register, stating among other things: that it is making the Change of Control Offer; the price (the "Change of Control Purchase Price") at which it is offering to purchase the New KDSM Senior Debentures; that the Change of Control Purchase Date shall be a Business Day not earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any New KDSM Senior Debenture not tendered will continue to accrue interest; that, unless KDSM, Inc. does not make the payment of the Change of Control Purchase Price, any New KDSM Senior Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of New KDSM Senior Debentures must follow to accept a Change of Control Offer or to withdraw such acceptance.


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   If a Change of Control  Offer is made,  there can be no assurance  that KDSM,
Inc. will have available funds sufficient to pay the Change of Control Purchase Price for all of the New KDSM Senior Debentures that may be delivered by holders of the New KDSM Senior Debentures seeking to accept the Change of Control Offer. KDSM, Inc.'s assets are limited initially to the assets related to the programming or operation of KDSM-TV and the New Parent Preferred and it will have funds to redeem the New KDSM Senior Debentures only to the extent it has funds relating to the operation of KDSM-TV and receives funds from Sinclair upon a redemption of the New Parent Preferred. Under the terms of the New Parent Preferred, Sinclair will not be required to redeem shares of the New Parent Preferred upon a "Change of Control" under the New Parent Preferred if the Existing Notes or any indebtedness under the Bank Credit Agreement are outstanding; provided that KDSM, Inc. would have the right to elect two directors to Sinclair's board of directors if Sinclair does not so redeem shares of the New Parent Preferred. The failure of KDSM, Inc. to make and consummate the Change of Control Offer when required may also result in an Event of Default under the KDSM Senior Debenture Indenture. A Change of Control will result in an event of default under the Bank Credit Agreement and the Existing Notes and could result in the acceleration of all indebtedness under the Bank Credit Agreement or the Existing Indentures, as the case may be. See "Description of Indebtedness of Sinclair."

   The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York, Delaware or Maryland law (which are the governing laws of the various operative governing documents) to represent a specific quantitative test. As a consequence, in the event the holders of the KDSM Senior Debentures elected to exercise their rights and the Trust, KDSM, Inc. or Sinclair elected to contest such election, there could be no assurance as to how a court interpreting New York, Delaware or Maryland law would interpret the term.

   The existence of a holder's right to require the repurchase of the New KDSM Senior Debentures upon a Change of Control may deter a third party from acquiring Sinclair in a transaction which constitutes a Change of Control.


FUNDING OF REDEMPTIONS

   KDSM, Inc. will finance any of the redemptions of the New KDSM Senior Debentures described above by causing Sinclair to redeem shares of the New Parent Preferred having a Liquidation Amount equal to the principal amount of the New KDSM Senior Debentures being so redeemed. The terms of the New Parent Preferred provide that KDSM, Inc. may cause Sinclair to make such redemptions except to the extent provided herein. See "Description of New Parent Preferred--Optional Redemption" and "--Redemption Upon a Tax Event or an Investment Company Act Event."


ADDITIONAL INFORMATION REGARDING REDEMPTIONS

   For so long as the Trust is the holder of all the outstanding KDSM Senior Debentures, the proceeds of any redemption of the KDSM Senior Debentures will be used by the Trust to redeem Preferred Securities first and then the Common Securities in accordance with their terms. KDSM, Inc. may not redeem the KDSM Senior Debentures in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all outstanding KDSM Senior Debentures for all quarterly interest periods terminating on or prior to the date of redemption and no Interest Extension Period is in effect. (Section
1101).

   Any optional redemption of the New KDSM Senior Debentures shall be made upon not less than 30 nor more than 60 days' notice to the holders thereof, as provided in the KDSM Senior Debenture Indenture. (Section 1105).


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

CERTAIN COVENANTS OF KDSM, INC.

   Limitation on Restricted Payments. KDSM, Inc. will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to holders of, any securities of KDSM, Inc. that are junior in right of payment to the New KDSM Senior Debentures ("Junior Securities") (other than dividends or distributions payable solely in Junior Securities);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Junior Securities or warrants, rights or options to acquire shares of Junior Securities (except Junior Securities held by KDSM, Inc. or a Wholly Owned Subsidiary of KDSM, Inc.);

          (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any subordinated Indebtedness;

          (iv) declare or pay any dividend or distribution or any Equity Interests of any Subsidiary to any Person (other than KDSM, Inc., or a Wholly Owned Subsidiary of KDSM, Inc.);

          (v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Subsidiary of KDSM, Inc.); or

          (vi) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (vi), collectively, "Restricted Payments") unless, after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the board of directors of Sinclair, whose determination shall be conclusive and evidenced by a board resolution), (i) there shall not have occurred any event that with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the KDSM Senior Debenture Indenture, (ii) KDSM, Inc. shall not have given notice of its election of an Interest Extension Period as provided in the KDSM Senior Debenture Indenture (which notice shall not have been rescinded) and such Interest Extension Period shall be continuing and KDSM, Inc. shall not have failed to make any interest payment on the New KDSM Senior Debentures (whether or not as a result of an Interest Extension Period) and such failure shall be continuing and (iii) the aggregate amount of all Restricted Payments made after the date of the KDSM Senior Debenture Indenture does not exceed an amount equal to KDSM, Inc.'s Cumulative Operating Cash Flow, plus, to the extent not included in the
Cumulative Operating Cash Flow, Cumulative Parent Preferred Dividends, less KDSM, Inc.'s Cumulative Consolidated Interest Expense. Notwithstanding the foregoing, the foregoing provisions shall not prohibit an Asset Transfer Transaction; provided that any Restricted Payment made in connection with an Asset Transfer Transaction shall be considered in making the calculation of Restricted Payments in the prior sentence with respect to any future transaction. (Section 1008).

   Limitation on Indebtedness. KDSM, Inc. will not, and will not permit any of its Subsidiaries to, create, issue, incur, assume, or directly or indirectly guarantee or otherwise in any manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Indebtedness) except that KDSM, Inc. may incur Indebtedness if the Debt to Operating Cash Flow Ratio of KDSM, Inc. and its Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 4 to 1 or less. The foregoing limitation will not apply to the incurrence of (i) debt pursuant to the issuance of the KDSM Senior Debentures, (ii) trade credit incurred in the ordinary course of business, (iii) Indebtedness of the Company represented by Capital Lease Obligations or Purchase Money Obligations or Indebtedness incurred for working capital purposes in an aggregate principal amount at any one time outstanding not to exceed $5 million and (iv) guarantees by any Subsidiary of KDSM, Inc. made in accordance with "--Limitation on Issuances of Guarantees of Indebtedness." (Section 1009).

   Limitation on Issuances of Guarantees of Indebtedness. KDSM, Inc. will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness unless such Subsidiary simultaneously executes and delivers a supplemental indenture to the KDSM Senior Debenture Indenture providing for a guarantee of the New KDSM Senior Deben


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

tures, on the same terms as the guarantee of such Indebtedness except that if such Indebtedness is by its terms expressly subordinated to the New KDSM Senior Debentures any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary's guarantee of the New KDSM Senior Debentures at least to the same extent as such Indebtedness is subordinated to the New KDSM Senior Debentures. (Section 1010).

   Merger, Consolidation and Sale of Assets. KDSM, Inc. may not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (with and without giving effect to the Parent Preferred) to, another Person or adopt a plan of liquidation unless (i) either
(a) KDSM, Inc. is the survivor of such merger or consolidation or (b) the Person (if other than KDSM, Inc.) formed by such consolidation or into which KDSM, Inc. is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of KDSM, Inc. substantially as an entirety or, in the case of a plan of liquidation, the Person to which assets of KDSM, Inc. have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the New KDSM Senior Debentures shall be converted into or exchanged for and shall become obligations of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the New KDSM Senior Debentures had immediately prior to such transaction; (iii) immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Consolidated Net Worth of the surviving entity shall equal or exceed the Consolidated Net Worth of KDSM, Inc. immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis, the Cumulative Operating Cash Flow for the four most recently completed fiscal quarters for the surviving entity shall equal or exceed the Cumulative Operating Cash Flow of KDSM, Inc. for such four-quarter period; and (v) KDSM, Inc. has delivered to the Debenture Trustee prior to the consummation of the proposed transaction an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the KDSM Senior
Debenture Indenture and that all conditions precedent in the KDSM Senior Debenture Indenture relating to such transaction have been satisfied; provided that the foregoing clauses (i) through (v) shall not apply to any Asset Transfer Transaction. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of KDSM, Inc., the Capital Stock of which constitutes all or substantially all of the properties or assets of KDSM, Inc., will be deemed to be the transfer of all or substantially all of the properties and assets of KDSM, Inc. (Section 801).

   Limitation on Transactions with Affiliates. KDSM, Inc. will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of KDSM, Inc. (other than KDSM, Inc. or a Wholly Owned Subsidiary of KDSM, Inc.) unless (a) such transaction or series of transactions is in writing on terms that are no less favorable to KDSM, Inc. or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b) (i) with respect to any transaction or series of transactions involving aggregate payments in excess of $500,000, KDSM, Inc. delivers an officers' certificate to the Debenture Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of KDSM, Inc. (and approved by a majority of Independent Directors of KDSM, Inc. or, in the event there is only one such Independent Director, by such Independent Director) and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, an opinion as to the fairness to KDSM, Inc. or such Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (A) any transaction with an officer or director of KDSM, Inc. entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of KDSM, Inc.), (B) any

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transaction  entered into by KDSM, Inc. or one of its Wholly Owned  Subsidiaries with a Wholly Owned Subsidiary of KDSM, Inc., (C) transactions in existence on the date of the KDSM Senior Debenture Indenture, and (D) any Asset Transfer Transactions. (Section 1011).

   Limitation on Liens. KDSM, Inc. will not, and will not permit any Subsidiary of KDSM, Inc. to, directly or indirectly, create, incur or, affirm any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of the KDSM Senior Debenture Indenture, or any income or profits therefrom, excluding, however, from the operation of the foregoing any of the following:

          (a) any Lien existing as of the date of the KDSM Senior Debenture Indenture ;

          (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases or contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of KDSM, Inc. or any Subsidiary thereof or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; and (7) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

          (c) any Liens  securing  Purchase  Money  Obligations or Capital Lease
     Obligations   incurred  in  accordance  with  the  KDSM  Senior   Debenture
     Indenture; and

          (d) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (c) so long as the amount of security is not increased thereby. (Section 1012).

   Limitation on Sale of Assets. KDSM, Inc. will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless KDSM, Inc. or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Equity Interests or assets sold as determined in good faith by the board of directors of KDSM, Inc. and evidenced in a board resolution, except in connection with an Asset Transfer Transaction. (Section 1013).

   Impairment of Security Interest. KDSM, Inc. will not, and will not permit any Subsidiary of KDSM, Inc., to take or omit to take any action which would have the result of adversely affecting or impairing the security interests with respect to the Collateral in contravention of the KDSM Senior Debenture Indenture, except as required by applicable law and except that Collateral may be released simultaneously with the payment for the redemption of any shares of Parent Preferred, and KDSM, Inc. shall not (and shall cause its Subsidiaries not to) grant to, or suffer to exist in favor of, any Person, any interest whatsoever in the Collateral except as permitted by the Collateral Documents or the KDSM Senior Debenture Indenture. KDSM, Inc. will not, and will not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly requires that the proceeds received from the sale of any Collateral by KDSM, Inc. be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than the KDSM Senior Debenture Indenture. (Section 1014).

   Provision of Financial Statements. Whether or not Sinclair or KDSM, Inc. is subject to Section 13(a) or 15(d) of the Exchange Act, KDSM, Inc. will send to the holders of New KDSM Senior Debentures copies of the annual reports, quarterly reports and other documents which Sinclair would have been


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required to file with the Commission  pursuant to such Section 13(a) or 15(d) if
Sinclair were so subject, such documents to be filed with the Commission to the extent permitted under the Exchange Act on or prior to the respective dates (the "Required Filing Dates") by which Sinclair would have been required so to file such documents if Sinclair were so subject. KDSM, Inc. will also in any event
(x) within 15 days of each Required Filing Date transmit by mail to all holders of the New KDSM Senior Debentures, as their names and addresses appear in the register, without cost to such holders, copies of the annual reports, quarterly reports and other documents which Sinclair would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Sinclair were subject to such Sections and (y) if filing such documents by Sinclair with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at KDSM, Inc.'s cost. Any such documents sent to the holders of New KDSM Senior Debentures shall also include financial information regarding KDSM, Inc. to the extent information regarding KDSM, Inc. would be required to be included in a registration statement relating to the New Preferred Securities or New KDSM Senior Debentures, if such securities were being issued to the public. If the Trust is the sole holder of the New KDSM Senior Debentures, the Trustees will cause the reports delivered to the Trust pursuant to this paragraph to be promptly delivered to the holders of the New Preferred Securities. (Section
1015).

   Other Covenants. KDSM, Inc. has also covenanted in the KDSM Senior Debenture Indenture (i) to maintain 100% ownership of the Common Securities of the Trust and that all of its Capital Stock will be directly or indirectly owned by Sinclair; (ii) not to voluntarily dissolve, wind-up or terminate the Trust, except in certain circumstances permitted by the Trust Agreement; (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain a business trust and otherwise not to be classified as an association taxable as a corporation for United States federal income tax purposes; (iv) to promptly (a) redeem the New KDSM Senior Debentures from the proceeds of any redemption of the New Parent Preferred and (b) make interest payments on the New Preferred Securities if the Company receives dividend payments on the New Parent Preferred, except to the extent that KDSM, Inc. is permitted to defer interest payments for one quarterly period even if it receives dividends on the New Parent Preferred; (v) that upon a Change of Control and a resulting Change of Control Offer only if a Change of Control Offer is required, to elect to have shares of the New Parent Preferred redeemed by Sinclair with a Liquidation Amount equal to the Liquidation Value of the New Preferred Securities which holders of New Preferred Securities elect to tender for redemption to the Trust as a result of such Change of Control; and (vi) that KDSM, Inc. may not sell, offer to sell, grant any option with respect to, pledge or incur any Liens with respect to, the New Parent Preferred other than as permitted by the Collateral Documents.


EVENTS OF DEFAULT

   The KDSM Senior Debenture Indenture will provide that any one or more of the following described events that has occurred and is continuing constitutes an "Event of Default" with respect to the New KDSM Senior Debentures:

     (a) failure for 30 days to pay any interest on the KDSM Senior Debentures, including any Additional Interest in respect thereof, when due (subject to the deferral of any due date in the case of an Interest Extension Period); or

     (b) failure to pay any principal on the KDSM Senior Debentures when due, whether at maturity, upon redemption by declaration or otherwise; or

     (c) the occurrence of a Voting Rights Triggering Event under the Parent Preferred, which Voting Rights Triggering Event shall be continuing; or

     (d) (i) there shall be a default in the performance, or breach, of any covenant or agreement of KDSM, Inc. or any guarantor under the KDSM Senior Debenture Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (a) or (b) or in clause (ii) or (iii) of this clause (d)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the holder or holders of KDSM Senior


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

Debentures by the Debenture Trustee or (2) to KDSM, Inc. and the Debenture Trustee by the holders of at least 25% in aggregate principal amount of the outstanding KDSM Senior Debentures; (ii) there shall be a default in the performance or breach of the provisions described under "--Certain Covenants of KDSM, Inc.--Merger, Consolidation and Sale of Assets"; or (iii) KDSM, Inc. shall have failed to promptly redeem the New KDSM Senior Debentures from the proceeds of any redemption of the New Parent Preferred or shall make and consummate a Change of Control Offer, if required in accordance with the provisions described under "--Change of Control"; or

     (e) the occurrence of an Event of Default under the Expense Agreement; or

     (f) any of the Collateral Documents shall for any reason cease to be, or be asserted in writing by KDSM, Inc. or any Subsidiary, as applicable, not to be, in full force and effect and enforceable in accordance with its terms, or any security interest purported to be created by any Collateral Document shall cease to be valid and perfected first security interest in any Collateral or there shall be an Event of Default under the Pledge Agreement, except in each case to the extent contemplated by the KDSM Senior Debenture Indenture or such Collateral Document; or

     (g) the New Parent Debenture Guarantee, after initial effectiveness, shall for any reason cease to be, or be asserted in writing by Sinclair not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the KDSM Senior Debenture Indenture and the New Parent Debenture Guarantee; or

     (h) certain events in bankruptcy, insolvency or reorganization of Sinclair or KDSM, Inc. or any Significant Subsidiary of Sinclair or KDSM, Inc. (Section
501).

   The holders of a majority in outstanding principal amount of the KDSM Senior Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee upon an Event of Default under the KDSM Senior Debenture Indenture. (Section 512). If an Event of Default (other then as specified in clause (h)) has occurred and is continuing, the Debenture Trustee, the holders of at least 25% in aggregate outstanding principal amount of the outstanding KDSM Senior Debentures or the Trustees under the Trust on their own behalf or pursuant to the Trust Agreement at the direction of the holders of at least 25% in aggregate Liquidation Value of outstanding Preferred Securities (if the Trust holds at least 25% in aggregate principal amount of the KDSM Senior Debentures) may declare the principal and interest, including Additional Interest, due and payable on the KDSM Senior
Debentures immediately upon an Event of Default. If an Event of Default specified in clause (h) has occurred and is continuing, then all of the KDSM Senior Debentures together with all accrued and unpaid interest, including Additional Interest, shall become and immediately be due and payable, without any declaration or other act on the part of any Trustee or any holder. The holders of a majority in aggregate outstanding principal amount of the KDSM Senior Debentures may annul such declaration and waive the default if the default has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any Additional Interest has been deposited with the Debenture Trustee.

   The holders of a majority in principal amount of the outstanding KDSM Senior Debentures affected thereby may, on behalf of the holders of all the KDSM Senior Debentures, waive any past default, except a default in the payment of principal or interest, including Additional Interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any Additional Interest has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the KDSM Senior Debenture Indenture cannot be modified or amended without the consent of the holder of each outstanding KDSM Senior Debenture; provided that the Trustees of the Trust will not provide such waiver if the Trust owns any of the KDSM Senior Debentures without the consent of the holders of at least a majority in aggregate Liquidation Value of the outstanding Preferred Securities. (Section 513). KDSM, Inc. is required to file annually with the Debenture Trustee a certificate as to whether or not KDSM, Inc. is in compliance with all the conditions and covenants applicable to it under the KDSM Senior Debenture Indenture. (Section 1023).


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

   In case any Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the New KDSM Senior Debentures (including any Additional Interest) and any other amounts payable under the KDSM Senior Debenture Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the New KDSM Senior Debentures. (Section 502).

   An involuntary dissolution of the Trust prior to redemption or maturity of the New KDSM Senior Debentures would not constitute an Event of Default with respect to the KDSM Senior Debenture Indenture. If the Trust is dissolved, any of the following, among other things, could occur: (i) a distribution of the New KDSM Senior Debentures to the holders of the New Preferred Securities after satisfaction of liabilities to creditors of the Trust, (ii) a cash distribution to the holders of the New Preferred Securities out of the sale of assets of the Trust, after satisfaction of liabilities to creditors of the Trust or (iii) a permitted redemption of the New KDSM Senior Debentures, and a consequent redemption of a Like Amount of the Preferred Securities, at the option of KDSM, Inc. under the circumstances described under "--Optional Redemption."


SECURITY

   KDSM, Inc.'s obligations to pay the principal of, premium, if any, and interest on the New KDSM Senior Debentures will be secured by a first priority security interest in the Parent Preferred (the "Collateral"). First Union National Bank of Maryland is the Collateral Agent under the Pledge Agreement.

   The Collateral Documents provide that no Person may share in the security created under the Collateral Documents or receive any distributions of Collateral or proceeds thereof upon the exercise of remedies under the Collateral Documents.

   Upon delivery of a notice to the Collateral Agent by the Debenture Trustee (or Trustee under the Preferred Securities in certain circumstances) with respect to the KDSM Senior Debenture Indenture, stating that the obligations under the KDSM Senior Debentures have not been paid in full when due (taking into account any applicable grace period) upon maturity, acceleration, any event resulting in automatic acceleration or otherwise (each, a "Payment Default"), the Pledge Agreement provides for the foreclosure upon the Collateral by the Collateral Agent. Under the Collateral Documents the Debenture Trustee may provide the Collateral Agent with instructions directing the Collateral Agent to exercise or refrain from exercising the Collateral Agent's rights under the Collateral Documents on behalf of the holders of the KDSM Senior Debentures.

   Upon any foreclosure upon the Collateral, cash or other property realized by the Collateral Agent will be applied by the Collateral Agent first to pay the expenses of such foreclosure and fees and other amounts then payable to the Collateral Agent and the Trustee under the Pledge Agreement or the KDSM Senior Debenture Indenture then for the equal and ratable benefit of the holders of the KDSM Senior Debentures that are not Affiliates of Sinclair, first to the payment of all interest due and payable, second to the payment of principal, pro rata based upon the aggregate principal amount of Indebtedness held by the holders of the KDSM Senior Debentures and thereafter for the equal and ratable benefit of the holders of KDSM Senior Debentures that are Affiliates of Sinclair, first to the payment of interest due and payable and, second to the payment of principal, pro rata based upon the aggregate principal amount of KDSM Senior Debentures held by the holders of KDSM Senior Debentures that are Affiliates of Sinclair.

   The Debenture Trustee may, in its sole discretion and without the consent of the holders of the KDSM Senior Debentures, but subject to the KDSM Senior Debenture Indenture, take all actions it deems necessary or appropriate in order to (a) enforce the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Indenture Obligations of KDSM, Inc. under the KDSM Senior Debenture Indenture, in each case in accordance with and to the extent provided in the Collateral Documents. Subject to the provisions of the Collateral Documents, the Debenture Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Collateral Documents or the KDSM Senior Debenture Indenture, and to preserve or protect its interest


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

and the interests of the holders of the New KDSM Senior Debentures in the Collateral. The Debenture Trustee is authorized to receive any funds for the benefit of holders of the New KDSM Senior Debentures distributed under the Collateral Documents, and to make further distributions of such funds to the holders of the KDSM Senior Debentures according to the provisions of the KDSM Senior Debenture Indenture.

   The Pledge Agreement may not be amended or waived without the requisite consent (as set forth in the relevant instrument governing the relevant indebtedness) of the holders of a majority of the aggregate principal amount of KDSM Senior Debentures outstanding which, while the Trust holds the KDSM Senior Debentures, will not be provided without the consent of the holders of a majority in aggregate Liquidation Value of the outstanding Preferred Securities.

   So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the KDSM Senior Debenture Indenture and the Collateral Documents, KDSM, Inc. will be entitled to receive all dividends and other payments made upon or with respect to the Collateral. Upon the occurrence and during the continuance of an Event of Default: (a) all rights of KDSM, Inc. to receive all dividend and other payments made upon or with respect to the Collateral will cease and such interest and other payments will be required to be paid to the Collateral Agent and (b) the Collateral Agent may sell the Collateral or any part thereof in accordance with the terms of the Collateral Documents.

   The Pledge Agreement will prohibit KDSM, Inc. from providing any consents to any action under the Parent Preferred without the consent of the holders of the majority in aggregate principal amount of the KDSM Senior Debentures which, while the Trust holds the KDSM Senior Debentures, will not, pursuant to the Pledge Agreement, be provided without the consent of holders of a majority in aggregate Liquidation Value of the outstanding Preferred Securities and will require KDSM, Inc. to elect the nominees of the holders of the majority in aggregate principal amount of the KDSM Senior Debentures, which, while the Trust holds the KDSM Senior Debentures, will, pursuant to the Pledge Agreement, elect the nominees of the holders of a majority in aggregate Liquidation Value of the Preferred Securities to Sinclair's Board of Directors if KDSM, Inc. has that right.


DISPOSITIONS AND RELEASES OF COLLATERAL

   Under the terms of the Collateral Documents, the Collateral Agent, acting as required pursuant to the Collateral Documents, will determine the circumstances and manner in which the Collateral shall be disposed of, including but not limited to the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default. In addition, if Sinclair redeems a portion of the Parent Preferred, such Parent Preferred and the proceeds thereof will be released from the security interest created under the Pledge Agreement so long as the proceeds thereof are used simultaneously to redeem the KDSM Senior Debentures. Upon release of any Collateral, the holders of the KDSM Senior Debentures will not have perfected security interests in such Collateral or the proceeds thereof. Any release of such Collateral will comply with the Trust Indenture Act to the extent required.


FORM, EXCHANGE, AND TRANSFER


   The New KDSM Senior Debentures will initially be issuable to the Trust in certificated registered form, without coupons and only in denominations of $100 and integral multiples thereof. (Section 302).

   The New KDSM Senior Debentures, if distributed to holders of New Preferred Securities pursuant to the dissolution of the Trust, will be issued as a registered security in global form (a "Global Security") registered in the name of the DTC or its nominees if permitted under the rules of the DTC except that New KDSM Senior Debentures issued to institutional accredited investors may be issued in certificated form. In the event that New KDSM Senior Debentures are issued in certificated form, such New KDSM Senior Debentures will be in denominations of $100 and integral multiples thereof and may be transferred or exchanged at the offices described below.


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

   Subject to the terms of the KDSM Senior Debenture Indenture, New KDSM Senior Debentures may be presented for registration of transfer or exchange (duly endorsed or accompanied by satisfactory instruments of transfer) at the office of the security registrar of the New KDSM Senior Debentures (the "Debenture Registrar") or at the office of any transfer agent designated by KDSM, Inc. for such purpose. No service charge will be made for any registration of transfer or exchange of New KDSM Senior Debentures, but, in the case of a transfer, KDSM, Inc. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected when the Debenture Registrar or such transfer agent, as the case may be, is satisfied with the documents of transfer, title and identity of the person making the request. KDSM, Inc. has appointed the Debenture Trustee as the initial Debenture Registrar. (Section 306). KDSM, Inc. may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. (Section 1002).

   If the New KDSM Senior Debentures are to be redeemed in part, KDSM, Inc. will not be required to issue, register the transfer of, or exchange any New KDSM Senior Debentures that are going to be redeemed during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such New KDSM Senior Debentures and ending at the close of business on the day of such mailing. (Section 306).


PAYMENT AND PAYING AGENTS

   Payment of interest on the New KDSM Senior Debentures on any Interest Payment Date will be made to the Person in whose name such New KDSM Senior Debenture (or one or more predecessor securities) is registered at the close of business on the Regular Record Date (as defined in the KDSM Senior Debenture Indenture) for such interest. (Section 309). Payments on New KDSM Senior Debentures issued as a Global Security will be made to DTC, as the depositary for the New KDSM Senior Debentures.

   The principal of and any interest (including Additional Interest) on the New KDSM Senior Debentures will be payable at the office of such paying agent or paying agents (the "Debenture Paying Agent") as KDSM, Inc. may designate for such purpose from time to time, except that at the option of KDSM, Inc. payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register or by wire transfer. (Section 301). The corporate trust office of the Debenture Trustee is designated as KDSM, Inc.'s sole Debenture Paying Agent for payments with respect to the New KDSM Senior Debentures. KDSM, Inc. may at any time designate additional Debenture Paying Agents or rescind the designation of any Debenture Paying Agent or approve a change in the office through which any Debenture Paying Agent acts. (Section 1003).


INFORMATION CONCERNING THE DEBENTURE TRUSTEE

   The Debenture Trustee, other than during the occurrence and continuance of a default by KDSM, Inc. in performance of the KDSM Senior Debenture Indenture, undertakes to perform only such duties as are specifically set forth in the KDSM Senior Debenture Indenture and, after an Event of Default under the KDSM Senior Debenture Indenture, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the KDSM Senior Debenture Indenture at the request of any holder of New Preferred Securities or New KDSM Senior Debentures unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 602).

   Sinclair and certain of its Subsidiaries maintain deposit accounts and conduct other banking transactions with the Debenture Trustee in the ordinary course of their businesses.


MODIFICATION OF THE KDSM SENIOR DEBENTURE INDENTURE

   From time to time, KDSM, Inc. and the Debenture Trustee may, without the consent of the holders of the New KDSM Senior Debentures, amend, waive or supplement the KDSM Senior Debenture Indenture for specified purposes of (i) evidencing the succession of another Person to KDSM, Inc. and


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

the  assumption by such  successor of KDSM,  Inc.'s  obligations  under the KDSM
Senior Debenture Indenture and the New KDSM Senior Debentures; (ii) adding to the covenants of KDSM, Inc. for the benefit of the holders of the New KDSM Senior Debentures or surrendering any right or power conferred upon KDSM, Inc. by the KDSM Senior Debenture Indenture or the New KDSM Senior Debentures; (iii) evidencing and providing the acceptance of the appointment of a successor Debenture Trustee; (iv) curing ambiguities, defects or inconsistencies; (v) qualifying, or maintaining the qualification of, the KDSM Senior Debenture Indenture under the Trust Indenture Act; or (vi) making any other change that does not adversely affect the rights of any holder of New KDSM Senior Debentures. (Section 901). The KDSM Senior Debenture Indenture shall contain provisions permitting KDSM, Inc. and the Debenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding KDSM Senior Debentures, to modify the KDSM Senior Debenture Indenture in a manner affecting the rights of the holders of the KDSM Senior Debentures; provided that no such modification may, without the consent of the holder of each outstanding KDSM Senior Debenture, (i) change the fixed maturity of the KDSM Senior Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, (ii) change the place or currency of payment of principal or interest on the KDSM Senior Debentures, (iii) change the subordination provisions in a manner adverse to the holders of the KDSM Senior Debentures or the Preferred Securities, (iv) change the date on which the KDSM Senior Debentures may be redeemed at the option of KDSM, Inc. to an earlier date, (v) reduce the percentage of principal amount of KDSM Senior Debentures, the holders of which are required to consent to any such modification of the KDSM Senior Debenture Indenture or (vi) modify certain provisions of the KDSM Senior Debenture Indenture relating to the waiver of past defaults or compliance by KDSM, Inc. with the covenants therein; provided that under the Trust Agreement the Trustees of the Trust will not provide such consent to any such amendment if the Trust owns any KDSM Senior Debentures without the consent of the holders of at least the same percentage of aggregate Liquidation Value of the outstanding Preferred Securities that would be required to approve an amendment to the KDSM Senior Debenture Indenture if they held such KDSM Senior Debentures directly. As described herein, the Pledge Agreement also requires the consent of the holders of the Preferred Securities to any action taken by KDSM, Inc. regarding the Parent Preferred. (Sections 901 and 902).


SATISFACTION AND DISCHARGE

   Under the terms of the KDSM Senior Debenture Indenture, KDSM, Inc. will be discharged from any and all obligations in respect of the KDSM Senior Debentures (except in each case for certain obligations to register the transfer or exchange of KDSM Senior Debentures, pay Additional Interest, compensate, indemnify and reimburse the Debenture Trustee, replace stolen, lost or mutilated KDSM Senior Debentures and hold moneys for payment in trust) if all authenticated and delivered KDSM Senior Debentures (other than certain stolen, lost, or mutilated KDSM Senior Debentures and KDSM Senior Debentures for which payment money was segregated and then discharged) have been delivered to the Debenture Trustee for cancellation or if KDSM, Inc. deposits with the Debenture Trustee, in trust, moneys in an amount sufficient to pay all the principal of, premium, if any, and interest on, the KDSM Senior Debentures on the dates such payments are due in accordance with the terms of the KDSM Senior Debentures. (Section 1201).


DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

   KDSM, Inc. may, at its option, at any time, elect to have the obligations of KDSM, Inc. and any other obligor upon New KDSM Senior Debentures discharged with respect to the outstanding New KDSM Senior Debentures ("defeasance"). Such defeasance means that KDSM, Inc. and any other obligor under the KDSM Senior Debenture Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding KDSM Senior Debentures, except for
(i) the rights of holders of outstanding KDSM Senior Debentures to receive payments in respect of the principal of, premium, if any, and interest on such KDSM Senior Debentures when such payments are due, (ii) KDSM, Inc.'s obligations with respect to the KDSM Senior Debentures concerning issuing temporary KDSM Senior Debentures, registration of KDSM Senior Debentures, mutilated, destroyed,


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

lost or stolen KDSM Senior Debentures, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the KDSM Senior Debenture Indenture. In addition, KDSM, Inc. may, at its option and at any time, elect to have the obligations of KDSM, Inc. and any other obligor released with respect to certain covenants that are described in the KDSM Senior Debenture Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the KDSM Senior Debentures. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under "--Events of Default" will no longer constitute an Event of Default with respect to the KDSM Senior Debentures. (Sections 401, 402 and 403)

   In order to exercise either defeasance or covenant defeasance, (i) KDSM, Inc. must irrevocably deposit with the Debenture Trustee, in trust, for the benefit of the holders of the KDSM Senior Debentures, cash in United States dollars, U.S. Government Obligations (as defined in the KDSM Senior Debenture Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Debenture Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding KDSM Senior Debentures on the Stated Maturity of such principal or installment of principal or interest (or on any date after March 15, 2002 (such date being referred to as the "Defeasance Redemption Date"), if when exercising either defeasance or covenant defeasance, KDSM, Inc. has delivered to the Debenture Trustee an irrevocable notice to redeem all of the outstanding KDSM Senior Debentures on the Defeasance Redemption Date; (ii) in the case of defeasance, KDSM, Inc. shall have delivered to the Debenture Trustee an opinion of independent counsel in the United States stating that (A) KDSM, Inc. has received from, or there has been published by, the IRS a ruling or (B) since the date of the KDSM Senior Debenture Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding KDSM Senior Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, KDSM, Inc. shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding KDSM Senior Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (h) under the first paragraph under "--Events of Default" is concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Debenture Trustee to have a conflicting interest with respect to any securities of KDSM, Inc. or any guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the KDSM Senior Debenture Indenture or any other material agreement or instrument to which KDSM, Inc. or any guarantor is a party or by which it is bound; (vii) KDSM, Inc. shall have delivered to the Debenture Trustee an opinion of independent counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (viii) KDSM, Inc. shall have delivered to the Debenture Trustee an officers' certificate stating that the deposit was not made by KDSM, Inc. with the intent of preferring the holders of the KDSM Senior Debentures or any guarantee thereof over the other creditors of KDSM, Inc. or any guarantor with the intent of defeating, hindering, delaying or defrauding creditors of KDSM, Inc., any guarantor or others; (ix) no event or condition shall exist that would prevent KDSM, Inc. from making payments of the principal of, premium, if any, and interest on the KDSM Senior Debentures on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (x) KDSM, Inc. shall have delivered to the Debenture Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)


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GOVERNING LAW

   The KDSM Senior Debenture Indenture and the New KDSM Senior Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113).


MISCELLANEOUS

   All covenants and agreements of KDSM, Inc. contained in the KDSM Senior Debenture Indenture will bind its successors and assigns. (Section 110).

   As long as payments of dividends and other payments are made when due on the Parent Preferred, such payments will be sufficient to cover interest and other payments due on the KDSM Senior Debentures, primarily because (i) the aggregate stated Liquidation Amount of the Parent Preferred will be equal to the sum of the aggregate stated principal amount of the KDSM Senior Debentures and the Common Securities, (ii) the dividend rate and the Dividend Payment Dates and other payment dates on the Parent Preferred will match the interest rate and the Interest Payment Dates and other payment dates for the KDSM Senior Debentures and (iii) the dividend rate on the Parent Preferred will be 1 percentage point higher than the interest rate on the KDSM Senior Debentures. See "Risk Factors--High Leverage of KDSM, Inc."


THE EXPENSE AGREEMENT

   Pursuant to the Expense Agreement entered into by KDSM, Inc. under the Trust Agreement (the "Expense Agreement"), KDSM, Inc. will irrevocably and unconditionally guarantee to each Person to whom the Trust becomes indebted or liable, the full payment of any indebtedness, expenses or liabilities of the Trust, as incurred, other than obligations of the Trust to pay to the holders of any Common Securities being held by KDSM, Inc. or New Preferred Securities being issued pursuant to this Prospectus the amounts due such holders pursuant to the terms of such securities. Failure to make any payments under the Expense Agreement will result in an Event of Default under the KDSM Senior Debenture Indenture.


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                   DESCRIPTION OF THE NEW PREFERRED SECURITIES

   The Trust Agreement among KDSM, Inc., as Depositor (the "Depositor"), First Union National Bank of Maryland as the "Property Trustee," First Union Bank of Delaware as the "Delaware Trustee," and the two "Administrative Trustees" named in the Trust Agreement (together with the Property Trustee and the Delaware Trustee, the "Trustees"), authorizes the issuance of the Preferred Securities and the Common Securities (together, the "Issuer Securities") by the Trust. The Old Preferred Securities were issued, and the New Preferred Securities will be issued by the Administrative Trustees on behalf of the Trust pursuant to the terms of the Trust Agreement. The New Preferred Securities will represent undivided beneficial interests in the assets of the Trust and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. The following summaries contain the material information concerning the Trust
Agreement but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. The Trust Agreement is filed as an exhibit to the registration statement of which this Prospectus is a part and is available as set forth in "Available Information." Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference. Section references used herein are references to provisions of the Trust Agreement unless otherwise stated. Certain capitalized terms used herein are defined under "Certain Definitions."


GENERAL

   All of the Common Securities are owned by KDSM, Inc. The Common Securities will rank junior in right of payment to the Preferred Securities except as described under "--Subordination of Common Securities." (Section 4.03). The ability of the Trust to make distributions and pay other amounts on the New Preferred Securities will be solely dependent upon KDSM, Inc. making interest payments on the New KDSM Senior Debentures as and when required. Such payments, if made in accordance with the terms of the KDSM Senior Debenture Indenture, will provide sufficient funds to enable the Trust to make distributions and pay other amounts on the New Preferred Securities. The ability of KDSM, Inc. to pay interest on the New KDSM Senior Debentures will be dependent on its receipt of dividends on the New Parent Preferred and its ability to generate cash from its operations which will initially consist of the License Assets and Non-License Assets of KDSM-TV in Des Moines, Iowa. See "Risk Factors--Ability of KDSM, Inc. to Transfer KDSM-TV."

   Subject to applicable law (including, without limitation, United States federal securities law), Sinclair or its Subsidiaries may at any time and from time to time purchase outstanding New Preferred Securities by tender, in the open market or by private agreement.


DISTRIBUTIONS

   The distributions payable on each New Preferred Security will be entitled to a preference fixed at a rate per annum of 11 5/8 % of the stated Liquidation Value of $100 per New Preferred Security. Distributions that are in arrears will accrue additional distributions on the amount thereof at the rate per annum of 11 5/8 % (the same rate as the preference rate described above), compounded quarterly. The term "distributions" as used herein includes any such additional distributions payable, unless otherwise stated, and shall also include, unless duplicative, any Additional Amounts with respect to the New Preferred Securities. "Additional Amounts" means the amount of Additional Interest Attributable to Deferral (as defined under "Description of the New KDSM Senior Debentures--Additional Interest") paid by KDSM, Inc. on the New KDSM Senior Debentures. See "Description of the New KDSM Senior Debentures--Additional Interest." The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. (Section 4.01(a) and 4.01(b)).

   Distributions on the New Preferred Securities will be cumulative, will accrue from the Issue Date, March 12, 1997, and will be payable quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 1997, to holders of record on the March 1, June 1, September 1 and December 1 next preceding such distribution date, except as otherwise described


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below.  Holders of the New  Preferred  Securities  will be  entitled  to receive cumulative cash distributions from the most recent distribution date of the Old Preferred Securities surrendered in exchange for such New Preferred Securities, or, if no distributions have been paid on such Old Preferred Securities, from March 12, 1997. In the event that any date on which distributions are otherwise payable on the New Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) (each date on which distributions are payable in accordance with the foregoing, a "Distribution Payment Date"). (Section 4.01(a)).

   As described under "Description of the New KDSM Senior Debentures--Option to Extend Interest Payment Period," Sinclair will have the right, at any time and from time to time, to defer dividend payments on the New Parent Preferred for up to three consecutive quarters during a Dividend Extension Period; provided that Sinclair will be required to pay all dividends due and owing on the New Parent Preferred at least once every four quarters and must pay all dividends due and owing on March 15, 2009. Similarly, KDSM, Inc. will have the right, at any time and from time to time, to defer any interest payments on the New KDSM Senior Debentures during an Interest Extension Period for (i) up to three consecutive quarters for any period for which it does not receive dividends on the New Parent Preferred, and (ii) one quarter even if KDSM, Inc. receives dividends on the New Parent Preferred provided that KDSM, Inc. will be required to pay all interest due and owing on the KDSM Senior Debentures at least once every four quarters and must pay all interest due and owing on the maturity date of the New KDSM Senior Debentures. The New Preferred Securities will provide that quarterly distributions thereon may similarly be deferred for up to three consecutive quarters (but additional distributions would continue to accrue on such amounts, including additional distributions payable on any unpaid distributions at the rate per annum set forth above, compounded quarterly) by the Trust during any Interest Extension Period in which KDSM, Inc. does not pay interest on the New KDSM Senior Debentures; provided that the Trust will be required to pay all distributions due and owing on the New Preferred Securities at least once every four quarters and the Trust must pay all distributions due and owing on the maturity date of the New Preferred Securities. If the Trust does not make distributions on the Preferred Securities for four consecutive quarters, the holders of the Preferred Securities will be entitled to elect new Trustees to the Trust. The Trust must make partial distributions to the extent KDSM, Inc. makes partial interest payments on the New KDSM Senior Debentures. KDSM, Inc., the Trust and Sinclair may exercise such deferral options only by issuing a press release at least ten Business Days prior to the record date for any distribution, interest payment or dividend payment which is being deferred. In the event that KDSM, Inc. or Sinclair exercises any deferral right, during such period KDSM, Inc. or Sinclair, as the case may be, may not declare or pay any dividend or distribution (other than a dividend or distribution in common stock) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing (other than payments under the New Parent Guarantee), or repurchase or cause any subsidiary to repurchase any security of KDSM, Inc. or Sinclair, as the case may be, ranking pari passu with or subordinate to the New KDSM Senior Debentures in the case of KDSM, Inc. or the New Parent Preferred in the case of Sinclair (except on a ratable basis with securities ranking pari passu with the New KDSM Senior Debentures or New Parent Preferred, as the case may be). In addition, if dividends on the Parent Preferred are not paid for four consecutive quarters, KDSM, Inc. shall be entitled, as the holder of the Parent Preferred, to elect two directors to Sinclair's board of directors. KDSM, Inc. has agreed in the Pledge Agreement to elect the nominees of the Trust who will elect the holders of a majority in aggregate Liquidation Value of the outstanding Preferred Securities to such directorships. Upon the termination of any such deferral period and the payment of all amounts then due, KDSM, Inc., the Trust and Sinclair may select a new deferral period, subject to the foregoing requirements. See "Description of the New KDSM Senior Debentures--Interest" and "--Option to Extend Interest Payment Period."

   It is anticipated that the income of the Trust available for distribution to the holders of the New Preferred Securities will be limited to payments under the New KDSM Senior Debentures. See "Description of the New KDSM Senior Debentures." If KDSM, Inc. does not make interest payments on the New KDSM Senior Debentures, the Property Trustee will not have funds available to pay distributions on the New Preferred Securities. If Sinclair does not pay dividends on the New Parent Preferred and KDSM, Inc. does not generate sufficient cash from its operations, KDSM, Inc. will not have funds


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

available to pay interest on the New KDSM Senior Debentures. The payment of distributions (if and to the extent the Trust has funds sufficient to make such payments) shall be guaranteed on a junior subordinated basis by Sinclair to the limited extent set forth herein under "Description of the New Parent Guarantee--Status of the New Parent Guarantee." See "Risk Factors--High
Leverage of KDSM, Inc."


OPTIONAL REDEMPTION

   Upon the repayment of the New KDSM Senior Debentures held by the Trust, whether at maturity or upon earlier redemption as provided in the KDSM Senior Debenture Indenture, the proceeds from such repayment shall be applied by the Property Trustee to redeem a Like Amount of Issuer Securities, upon not less than 30 nor more than 60 days' notice of the date of such redemption, at $100 per New Preferred Security plus accumulated and unpaid distributions to the Redemption Date, whether or not earned or declared (the "Redemption Price"); provided that if the New KDSM Senior Debentures are redeemed at a price in excess of their principal amount, the New Preferred Securities will be redeemed at the same higher percentage of their Liquidation Value. Such payment in redemption shall be made to the extent that the Trust has funds available for such payment. KDSM, Inc. may not redeem the New KDSM Senior Debentures in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all outstanding KDSM Senior Debentures for all quarterly interest periods terminating on or prior to the date of redemption. The maturity date of the New KDSM Senior Debentures is March 15, 2009. See "Description of the New KDSM Senior Debentures--Optional Redemption."

   KDSM, Inc. has the right (a) at any time on or after March 15, 2002, to redeem the New KDSM Senior Debentures in whole or in part, in cash at the following redemption prices expressed as a percentage of the principal amount, if redeemed during the 12-month period beginning March 15 of the years indicated below:

                                                     REDEMPTION
     YEAR                                              PRICE
     -------                                        ------------
     2002                                             105.813%
     2003                                             104.650
     2004                                             103.488
     2005                                             102.325
     2006                                             101.163

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date or (b) at any time on or prior to March 15, 2000, to redeem up to 33 1/3 % of the aggregate principal amount of the KDSM Senior Debentures at 111.625% of the principal amount, with the proceeds of one or more redemptions of the Parent Preferred held by KDSM, Inc. (and if the Parent Preferred will have been redeemed from the proceeds of one or more Public Equity Offerings of Sinclair); and provided further that after such redemption at least 66 2/3 % of the aggregate principal amount of the KDSM Senior Debentures originally issued remain outstanding. Such redemption in the case of clause (b) must be made within 180 days of such Public Equity Offerings. Upon a redemption pursuant to clause (a) or (b), the New Preferred Securities to be redeemed from the proceeds of a redemption of the New KDSM Senior Debentures shall be redeemed at a percentage of their Liquidation Value equal to the percentage of principal amount at which such New KDSM Senior Debentures were redeemed.


REDEMPTION UPON A TAX EVENT OR AN INVESTMENT COMPANY ACT EVENT

   KDSM, Inc. will have the option (a) upon a Tax Event or an Investment Company Act Event, to redeem the New KDSM Senior Debentures for cash at a redemption price of 105.813% in the case of a Tax Event, or 101% in the case of an Investment Company Act Event, in each case of the aggregate principal amount of the New KDSM Senior Debenture redeemed, plus all accrued and unpaid interest, and to require Sinclair to redeem the New Parent Preferred for cash pursuant to the terms thereof at the same redemption prices; provided that at the time of redemption in the case of a Tax Event triggered by


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

an amendment, clarification or change, such amendment, clarification or change remains in effect, or (b) upon a Tax Event, as the holder of all the Common Securities of the Trust, to cause the Trust to be dissolved with each holder of New Preferred Securities receiving New KDSM Senior Debentures in a principal amount equal to the Liquidation Value of their New Preferred Securities. If KDSM, Inc. exercises the option in clause (a) above, KDSM, Inc. will use the cash proceeds from the redemption of the New Parent Preferred to redeem New KDSM Senior Debentures held by the Trust at a price that is a percentage above their principal amount equal to the same percentage above the Liquidation Amount, if any, for which Sinclair redeems the New Parent Preferred. The Trust would then promptly redeem New Preferred Securities with the proceeds it received from KDSM, Inc. If KDSM, Inc. exercises the option in clause (b) above, (i) pursuant to the KDSM Senior Debenture Indenture, Sinclair has agreed, effective at the time of such distribution, to fully and unconditionally guarantee the New KDSM Senior Debentures on a junior subordinated basis (the "New Parent Debenture Guarantee"); provided that Sinclair confirms the effectiveness of the Parent Debenture Guarantee at the time of distribution which it may not do if such guarantee is not then permitted under the terms of the Existing Notes or the Bank Credit Agreement and (ii) the Trust may not be dissolved unless the New Parent Debenture Guarantee is effective. KDSM, Inc. will also be required to deliver a tax opinion to the effect that the dissolution of the Trust and the distribution of the New KDSM Senior Debentures will not be a taxable event to the holders of the New Preferred Securities. Sinclair is currently prohibited from taking any of the prospective actions referred to above by the Bank Credit Agreement and the Existing Indentures.


FUNDING OF REDEMPTIONS

   KDSM, Inc. will finance any of the redemptions of the New KDSM Senior Debentures described under "--Optional Redemption" or "--Redemption Upon a Tax Event or an Investment Company Act Event" by causing Sinclair to redeem New Parent Preferred having a Liquidation Amount equal to the principal amount of the New KDSM Senior Debentures being so redeemed. The redemption premiums (as a percentage of principal amount or Liquidation Amount, as the case may be) will be the same for the New KDSM Senior Debentures and New Parent Preferred. The terms of the Parent Preferred will provide that KDSM, Inc. may require Sinclair to make such redemptions. See "Description of the New Parent Preferred--Optional Redemption" and "--Redemption Upon a Tax Event or an Investment Company Act Event."


ADDITIONAL INFORMATION REGARDING REDEMPTIONS

   For so long as the Trust is the holder of all the outstanding KDSM Senior Debentures, the proceeds of any redemption of the KDSM Senior Debentures will be used by the Trust to redeem Preferred Securities first and then the Common Securities in accordance with their respective terms. KDSM, Inc. may not redeem the KDSM Senior Debentures in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all outstanding KDSM Senior Debentures for all quarterly interest periods terminating on or prior to the date of redemption and no Interest Extension Period is in effect. (Section 1101).

   Any optional redemption of the KDSM Senior Debentures shall be made upon not less than 30 nor more than 60 days' notice to the holders thereof, as will be provided in the KDSM Senior Debenture Indenture. (Section 1105).


CHANGE OF CONTROL

   Upon a Change of Control of Sinclair, each holder of the New Preferred Securities will have the right to require the Trust to redeem all or a portion of such holder's New Preferred Securities in cash from the proceeds of the redemption by KDSM, Inc. of New KDSM Senior Debentures held by the Trust at a cash redemption price of 101% of such New Preferred Securities' Liquidation Value plus accrued and unpaid distributions, if any (the "Change of Control Purchase Price"), to the date of repurchase (the "Change of Control Purchase Date"). Under the terms of the New Parent Preferred, upon a Change of Control, Sinclair will be required to redeem sufficient shares of New Parent Preferred to enable KDSM, Inc. to redeem the appropriate aggregate principal amount of New KDSM Senior


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

Debentures. See "Description of the New Parent Preferred--Change of Control." Notwithstanding the foregoing, the holders of the New Preferred Securities, the New KDSM Senior Debentures and the New Parent Preferred will not have the right to require the issuers of such securities to redeem or repurchase, as the case may be, such securities upon a Change of Control under any circumstances unless all of the Existing Notes and all indebtedness under the Bank Credit Agreement are repaid, redeemed or repurchased, all of the commitments and letters of credit issued under the Bank Credit Agreement are terminated, and all interest rate protection agreements entered into between Sinclair and any lenders under the Bank Credit Agreement are terminated as a result of such Change of Control or the holders of such instruments have consented to a Change of Control Offer, in which case the date on which all Existing Notes and all indebtedness under the Bank Credit Agreement are so repaid, redeemed or repurchased and such commitments, letters of credit and interest rate protection agreements are terminated or the holders of such instruments have consented to a Change of Control Offer shall be deemed to be the date on which such Change of Control shall have occurred. If Sinclair does not make and consummate a Change of Control Offer upon a Change of Control, the holders of the New Preferred Securities will effectively have the right to elect two directors to the board of directors of Sinclair but will not have a right of redemption.

   Within 30 days following any Change of Control, the Trust shall give written notice to the holders of the New Preferred Securities by first-class mail, postage prepaid, at their addresses appearing in the register for the New Preferred Securities, stating, among other things, that it is making the Change of Control Offer, the Change of Control Purchase Price and that the Change of Control Purchase Date shall be a Business Day not earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any New Preferred Security not tendered will continue to accrue distributions; that, unless the Trust defaults in the payment of the Change of Control Purchase Price, any New Preferred Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue distributions after the Change of Control Purchase Date; and certain other procedures that a holder of New Preferred Securities must follow to accept a Change of Control Offer or to withdraw such acceptance.

   If a Change of Control Offer is made, there can be no assurance that the Trust will have available funds sufficient to pay the Change of Control Purchase Price for all of the New Preferred Securities that may be delivered by holders of New Preferred Securities seeking to accept the Change of Control Offer. The Trust will have the funds to redeem the New Preferred Securities only to the extent KDSM, Inc. redeems a sufficient number of New KDSM Senior Debentures upon such Change of Control. KDSM, Inc. will have funds to redeem the New KDSM Senior Debentures only to the extent it receives funds from Sinclair upon a redemption of the New Parent Preferred. Under the New Parent Preferred, Sinclair will not be required to redeem the New Parent Preferred tendered to it by KDSM, Inc. upon a Change of Control unless the conditions set forth in the preceding paragraph relating to the Existing Notes and the Bank Credit Agreement are satisfied. The failure of KDSM, Inc. to make or consummate the Change of Control Offer when required will result in an Event of Default under the KDSM Senior Debenture Indenture. A Change of Control will result in an event of default under Sinclair's Bank Credit Agreement and the Existing Notes and could result in the acceleration of all indebtedness under the Bank Credit Agreement or the Existing Indentures, as the case may be, and in such case the holders of the New Parent Preferred and New Preferred Securities will not have any right to have the New Parent Preferred or New Preferred Securities redeemed. See "Description of Indebtedness of Sinclair."

   The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York, Delaware or Maryland law (which are the governing laws of the various applicable documents) to represent a specific quantitative test. As a consequence, in the event the holders of the Preferred Securities elected to exercise their rights and the Trust, KDSM, Inc. or Sinclair elected to contest such election, there could be no assurance as to how a court interpreting New York, Delaware or Maryland law would interpret the term.

   The existence of a holder's right to require the repurchase of the New Preferred Securities upon a Change of Control may deter a third party from acquiring Sinclair in a transaction which constitutes a Change of Control.


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REDEMPTION PROCEDURES

   New Preferred Securities redeemed on each date fixed for redemption (the "Redemption Date") shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of New KDSM Senior Debentures. Redemptions of the New Preferred Securities will be made and the Redemption Price will be payable on each Redemption Date only to the extent that the Trust has funds sufficient for the payment of such Redemption Price. (Section 4.02(d)).

   If the Property Trustee gives a notice of redemption in respect of New Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the Redemption Date, the Property Trustee will, so long as the New Preferred Securities are in book-entry-only form and to the extent that the Trust has funds immediately available for payment of the applicable Redemption Price, irrevocably deposit with DTC funds or securities, as the case may be, sufficient to pay the Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the New Preferred Securities. See "--Book-Entry Securities; The Depository Trust Company; Delivery and Form." If the New Preferred Securities are no longer in book-entry-only form, the Property Trustee, to the extent that the Trust has funds immediately available for the payment of the Redemption Price, will irrevocably deposit with the paying agent for the New Preferred Securities (the "New Preferred Securities Paying Agent") funds or securities, as the case may be, sufficient to pay the applicable Redemption Price and will give the New Preferred Securities Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such New Preferred Securities. Notwithstanding the foregoing, distributions payable on or prior to the Redemption Date for any New Preferred Securities called for redemption shall be payable to the holders of such New Preferred Securities on the relevant record dates for the related Distribution Payment Dates. If notice of redemption shall have been given and funds or securities, as the case may be, deposited as required, then upon the date of such deposit, all rights of holders of such New Preferred Securities so called for redemption will cease, except the right of the holders of such New Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such New Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of New Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of New Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by Sinclair pursuant to the New Parent Guarantee described herein under "Description of the New Parent Guarantee," distributions on such New Preferred Securities will continue to accrue from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price. (Section 4.02(e)).

   If less than all the outstanding Issuer Securities are to be redeemed on a Redemption Date, then the aggregate Redemption Price to be paid shall be allocated first to the Preferred Securities and then to the Common Securities. The particular Preferred Securities to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $100 or integral multiples thereof) of the aggregate Liquidation Value of Preferred Securities then-outstanding. The Property Trustee shall promptly notify the Preferred Securities Registrar (as defined under "--Registrar and Transfer Agent"), in writing, of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Value thereof to be redeemed. For purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities will relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Value of Preferred Securities that has been or is to be redeemed. (Section 4.02(f)).

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SUBORDINATION OF COMMON SECURITIES

   Payment of distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Issuer Securities, as applicable, shall be made pro rata based on the aggregate liquidation value of the Issuer Securities; provided, however, that no payment of any distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security and no other payment on account of the redemption, liquidation or other acquisition of any Common Security, shall be made unless payment in full in cash of all accumulated and unpaid distributions (including Additional Amounts, if applicable) on all outstanding Preferred Securities for all distribution periods terminating on or prior thereto (whether or not such distributions have been properly deferred), or in the case of payment of the Redemption Price the full amount of such Redemption Price on all outstanding Preferred Securities called for redemption, shall have been made or provided for, and all funds legally available to the Property Trustee shall first be applied to the payment in full in cash of all distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable. (Section 4.03(a)).

   If there is any Event of Default under the Trust Agreement, the holders of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not the holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.
(Section 4.03(b)).


LIQUIDATION DISTRIBUTION UPON DISSOLUTION

   Pursuant to the Trust Agreement, the Trust shall dissolve and be liquidated by the Trustees on the first to occur of: (i) March 15, 2015, the expiration of the term of the Trust; (ii) subject to the condition described in the following paragraph, the bankruptcy, insolvency, dissolution, winding-up or liquidation of Sinclair or one or more of its subsidiaries which in the aggregate own directly or indirectly more than 50% of Sinclair's consolidated assets; (iii) the occurrence of a Tax Event or an Investment Company Act Event and a related redemption of the New Preferred Securities for cash or (in the case of a Tax Event) the distribution of New KDSM Senior Debentures to holders of Issuer Securities as described herein; (iv) the redemption of all of the Preferred Securities; and (v) upon the entry of a decree of judicial dissolution of the Trust. (Sections 9.01 and 9.02).

   The Trust may only be dissolved pursuant to an event described in clause (ii) of the prior paragraph with the consent of the holders of a majority in Liquidation Value of the Preferred Securities then outstanding; provided that under current bankruptcy laws the holders of the Preferred Securities may not be able to exercise this right to dissolve the Trust. If, upon the occurrence of a Tax Event, KDSM, Inc. chooses to cause (i) the liquidation of the Trust and (ii) the Trust to distribute the KDSM Senior Debentures to the holders of the Issuer Securities, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be appropriate by causing the Property Trustee to distribute to each holder of Preferred Securities and Common Securities, after satisfaction of liabilities to creditors of the Trust, a Like Amount of KDSM Senior Debentures, including any rights attached thereto. If the Trust is terminated other than as a result of a Tax Event as described in the prior sentence, the Trust shall be liquidated and the holders of the Preferred Securities will be entitled to receive, out of the assets of the Trust available for distribution to holders of the Issuer Securities after satisfaction of liabilities to creditors of the Trust, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the stated Liquidation Value of $100 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment, whether or not earned or declared (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution only after the holders of the Preferred Securities have been paid in full. (Sections 4.02 and 9.04).

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EVENTS OF DEFAULT; NOTICE

   The "Events of Default" under the Trust Agreement with respect to the New Preferred Securities issued thereunder will be (a) the failure to obtain the consent of the holders of the Preferred Securities as required under the Trust Agreement and as described under "--Voting Rights", (b) the failure to make distributions on the Preferred Securities for any period for which KDSM, Inc. pays interest on the KDSM Senior Debentures, (c) the occurrence of any Event of Default under the KDSM Senior Debenture Indenture and (d) the failure of the Trust to perform its obligations under the Trust Agreement. Events of Default under the KDSM Senior Debenture Indenture are set forth under "Description of the New KDSM Senior Debentures--Events of Default."

   Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of Preferred Securities, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived. (Section 8.02).

   Unless an Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by act of the holder of the Common Securities. If such an Event of Default has occurred and is continuing, any Trustee may be removed at such time by written act of the holders of a majority in aggregate Liquidation Value of the outstanding Preferred Securities, delivered to such Trustee (in its individual capacity and on behalf of the Trust). No registration or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Trustee in accordance with the provisions of the Trust Agreement. (Section 8.10).

   The Preferred Securities shall have a preference over the Common Securities in certain circumstances upon dissolution of the Trust as described above. See "--Liquidation Distribution Upon Dissolution."


MERGER OR CONSOLIDATION OF A TRUSTEE

   Any Person into which the Property Trustee or, if not a natural person, the Delaware Trustee or any Administrative Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of any such Trustee, shall be the successor to such Trustee under the Trust Agreement, provided such Person is otherwise qualified and eligible. (Section 8.12).


VOTING RIGHTS

   Except as provided below and as described under "Description of the New Parent Guarantee--Amendments and Assignment" and as otherwise required by law, the holders of the New Preferred Securities will have no voting rights.
(Section 6.01(a)).

   Subject to the provisions described below under "--Modification of the Trust Agreement Without Consent," if any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, any action that would adversely affect the powers, preferences or special rights of the holders of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or the dissolution, winding-up or termination of the Trust, other than pursuant to the Trust Agreement, then the holders of outstanding Preferred Securities will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in aggregate Liquidation Value of outstanding Preferred Securities; provided that no such modification may, without the consent of the holder of each outstanding Preferred Security (i) change the amount, timing, place of payment or currency of any distribution on the
Preferred Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Preferred Securities as of a specified date, (ii) restrict the right of any holder of the Preferred Securities to institute suit for the enforcement of any payment under the Trust Agreement, (iii) modify the purposes of the Trust, (iv) authorize or issue any interest in the Trust other than as currently contemplated by the Trust Agreement, (v) change the Redemption Price or modify the redemption procedures with

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respect to Issuer  Securities or (vi) affect the limited liability of any holder of Preferred Securities. In addition, the Trust Agreement will provide that the Trust may not issue any additional Equity Interests or incur debt without the approval of a majority in aggregate Liquidation Value of outstanding Preferred Securities.

   So long as any KDSM Senior Debentures are held in the name of the Property Trustee for the benefit of the holders of the Preferred Securities, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the KDSM Senior Debentures, (ii) waive any past default under the KDSM Senior Debenture Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the KDSM Senior Debentures shall be due and payable, (iv) consent to any amendment, modification or termination of the KDSM Senior Debenture Indenture or the KDSM Senior Debentures, where such consent shall be required, or (v) exercise any right with respect to the Parent Preferred without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Value of the outstanding Preferred Securities; provided, however, that where a consent under the KDSM Senior Debenture Indenture would require the consent of each holder of KDSM Senior Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of the outstanding Preferred Securities except by subsequent vote of such holders. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debenture Trustee. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall obtain, at the expense of KDSM, Inc., an opinion of independent counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action. (Section 6.01 (b)).

   In addition, upon an Event of Default under the Preferred Securities, the holders of a majority of the aggregate Liquidation Value of the outstanding Preferred Securities will have the right to replace any or all of the Trustees of the Trust. Additionally, upon a Voting Rights Triggering Event under the Parent Preferred, KDSM, Inc. will have the right to elect two directors of Sinclair. KDSM, Inc. will also agree in the Pledge Agreement that it will elect the nominees of the holders of a majority of the Liquidation Value of outstanding Preferred Securities to such directorships.

   Any required approval of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement. (Sections 6.02 and 6.06).

   No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities in accordance with the Trust Agreement.

   For purposes of any vote of the holders of the Preferred Securities, any Preferred Securities that are held by Sinclair, any Trustee or any affiliate of Sinclair or any Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.


CO-PROPERTY TRUSTEES AND SEPARATE PROPERTY TRUSTEE

   Unless an Event of Default under the Trust Agreement shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the holder of the Common Securities and the Administrative Trustees shall have power to appoint, and upon the written request of the Administrative Trustees, KDSM, Inc., as depositor (the "Depositor"), shall for such purpose join with the Administrative Trustees in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons

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approved by the Property Trustee either to act as co-property  trustee,  jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If KDSM, Inc., as Depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default under the KDSM Senior Debenture Indenture has occurred and is continuing, the Property Trustee alone shall have the power to make such appointment. (Section 8.09).


PAYMENT AND PAYING AGENT

   Payments in respect of the Global Security shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Payment Dates or, if the New Preferred Securities are not held by DTC, such payments shall be made at the office or agency of the New Preferred Securities Paying Agent maintained for such purpose, or at the option of the Property Trustee, by check mailed to the address of the holder entitled thereto as such address shall appear on the New Preferred Securities Register. The New Preferred Securities Paying Agent shall initially be First Union National Bank of Maryland. The New Preferred Securities Paying Agent shall be permitted to resign as New Preferred Securities Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee, KDSM, Inc. and Sinclair. In the event that First Union National Bank of Maryland chooses no longer to be the New Preferred Securities Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) acceptable to the Property Trustee and Sinclair to act as New Preferred Securities Paying Agent. (Sections 4.04 and 5.09).


BOOK-ENTRY SECURITIES; THE DEPOSITORY TRUST COMPANY; DELIVERY AND FORM

   DTC will act as securities depository for the New Preferred Securities.

   Except as described in the next paragraph, the New Preferred Securities initially will be represented by a Global Security. The Global Security will be deposited on the date of initial issuance with, or on behalf of DTC and registered in the name of Cede & Co. (DTC's nominee).

   The New Preferred Securities issued to institutional Accredited Investors will be issued as Certificated Securities. Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Securities holder, such Certificated Security will, unless the Global Security has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Security.

   The laws of certain jurisdictions require that certain purchases of securities take physical delivery of securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in the global Preferred Securities as represented by a global certificate.

   DTC  has  informed  the  Trust,   KDSM,  Inc.  and  Sinclair  that  it  is  a
limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement of securities transactions among Participants through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

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   Exchanges of Preferred  Securities  that are represented by a Global Security within the DTC system must be made by or through Direct Participants, which will receive a credit for the New Preferred Securities on DTC's records. The ownership interest of each actual owner of each New Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their holdings, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owners hold New Preferred Securities. Transfers of ownership interests in the New Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in New Preferred Securities, except as described below.

   DTC will have no knowledge of the actual Beneficial Owners of the New Preferred Securities; DTC's records will reflect only the identity of the Direct Participants to whose accounts such Preferred Securities will be credited, which may or may not be the Beneficial Owners. The Participants will be responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Redemption notices shall be sent to DTC. If less than all of the New Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such New Preferred Securities in accordance with its procedures.

   Although voting with respect to the New Preferred Securities is limited in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to New Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the New Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

   Distribution payments on the New Preferred Securities will be made by the Trust to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of each such Participant and not of DTC, the Trust, Sinclair or any Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

   Except as provided herein, a Beneficial Owner of an interest in a Global Security will not be entitled to receive physical delivery of New Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the New Preferred Securities.

   DTC may discontinue providing its services as securities depository with respect to the New Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Certificated Securities representing the New
Preferred Securities will be printed and delivered. If an Event of Default occurs under the KDSM Senior Debenture Indenture or if the Trust decides to discontinue use of the system of book-entry transfers through DTC (or a successor depositary), Certificated Securities representing the New Preferred Securities will be printed and delivered.

   The New Preferred Securities will be delivered in certificated form if (i) DTC ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the New Preferred Securities, (ii) Sinclair so determines, or (iii) there


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shall have  occurred an Event of Default or an event  which,  with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the Preferred Securities represented by such Global Security and such Event of Default or event continues for a period of 90 days.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Sinclair, KDSM, Inc. and the Trust believe to be reliable. Neither the Trust nor any Trustee has any responsibility for the accuracy of such information or performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

   If the New Parent Preferred, New KDSM Senior Debenture or New Parent Debenture Guarantee are issued to the public, the issuing entity will also seek to have such securities represented by a global certificate or certificates registered in the name of DTC or its nominees if permitted under the rules of DTC.


REGISTRAR AND TRANSFER AGENT

   The First Union National Bank of Maryland will act as registrar and transfer agent for the New Preferred Securities (the "Preferred Securities Registrar"). (Section 5.05).

   As described under "--Book-Entry Securities; The Depository Trust Company; Delivery and Form," so long as the New Preferred Securities are in book-entry form, registration of transfers and exchanges of New Preferred Securities will be made through Direct Participants and Indirect Participants in DTC. If physical certificates representing the New Preferred Securities are issued, registration of transfers and exchanges of New Preferred Securities will be effected without charge by or on behalf of the Trust, but, in the case of a transfer, upon payment (with the giving of such indemnity as the Trust or Sinclair may require) in respect of any tax or other governmental charges which may be imposed in relation to it. (Section 5.04).

   The Trust will not be required to register or cause to be registered any transfer of New Preferred Securities during a period beginning 15 days prior to the mailing of notice of redemption of New Preferred Securities and ending on the day of such mailing. (Section 5.05).


INFORMATION CONCERNING THE PROPERTY TRUSTEE

   The Property Trustee, other than during the occurrence and continuance of a default by Sinclair in performance of the Trust Agreement, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after an Event of Default under the Trust Agreement, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Issuer Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


MODIFICATION OF THE TRUST AGREEMENT WITHOUT CONSENT

   From time to time, KDSM, Inc., as the holder of the Common Securities, and the Trustees may, without the consent of any holders of the New Preferred Securities, amend the Trust Agreement for specified purposes, including, among other things, (i) to cure ambiguities, correct or supplement any provision of the Trust Agreement which may be inconsistent with any other provision thereof or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to ensure that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation and will not be required to register as an "investment company" under the 1940 Act; provided, however, that such amendment or action in the case of clause (i) or (ii) shall not adversely affect the rights of any holder of the Issuer Securities.


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GOVERNING LAW

   The Trust Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware. (Section 11.05).


MISCELLANEOUS

   The Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that (i) the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for United States federal income tax purposes and
(ii) the New KDSM Senior Debentures will be treated as indebtedness of Sinclair for United States federal income tax purposes. In this connection KDSM, Inc., as the holder of the Common Securities, and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement that Sinclair or any of the Administrative Trustees determines in their discretion to be necessary or desirable or convenient for such purposes, as long as such action does not adversely affect the interests of the holders of the New Preferred Securities. (Section 2.07(d)).

   The Property Trustee will act as sole trustee under the Trust Agreement for the purposes of compliance with the Trust Indenture Act.

   The New Preferred Securities will, upon issuance, be validly issued, fully paid and non-assessable. Holders of the New Preferred Securities have no preemptive rights.


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                     DESCRIPTION OF THE NEW PARENT GUARANTEE

   Set forth below is a summary of information concerning the New Parent Guarantee that will be executed and delivered by Sinclair for the benefit of the holders from time to time of New Preferred Securities. The New Parent Guarantee will be issued under an agreement (the "Parent Guaranty Agreement"). First Union National Bank of Maryland will act as "Guarantee Trustee" under the New Parent Guarantee. This summary contains all material information concerning the New Parent Guarantee but does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the New Parent Guarantee. The Guarantee Trustee will hold the New Parent Guarantee for the benefit of the holders of the New Preferred Securities. The New Parent Guarantee will not run to the benefit of the creditors of the Trust. Certain capitalized terms used herein are defined under "Certain Definitions." For a description of certain registration rights with respect to the New Parent Guarantee, see "Description of the New Preferred Securities--Registration Rights."


GENERAL

   Sinclair will unconditionally guarantee, on a junior subordinated basis, the payment in full under the New Preferred Securities of (i) any accrued and unpaid distributions on the New Preferred Securities that have been theretofore properly declared on the New Preferred Securities from funds of the Trust legally available therefor in accordance with the Trust Agreement, (ii) the Redemption Price payable with respect to any New Preferred Securities called for redemption by the Trust, from funds legally available therefor in accordance with the terms of the Trust Agreement and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with a redemption of all of the Preferred Securities), the payment of an amount if, when, and to the extent holders of the New Preferred Securities are lawfully entitled to payment thereof from the Trust equal to the lesser of (a) the full liquidation preference plus accumulated and unpaid dividends to which the holders of the New Preferred Securities are lawfully entitled, and (b) the amount of the Trust's legally available assets remaining after satisfaction of all claims of other parties which, as a matter of law, are prior to those of the holders of the New Preferred Securities. The Trust Agreement provides that distributions on the New Preferred Securities are not properly declarable, and funds are not legally available for redemption of New Preferred Securities, unless the Trust has funds sufficient to pay such distributions or make such redemption, as the case may be. If Sinclair fails to make any such Guarantee Preferred Security Payment, as required, such failure will result in an Event of Default under the New Parent Guarantee. See "Risk Factors--Limited Rights Under the New Parent Guarantee."

   The New Parent Guarantee will be an irrevocable guarantee on a junior subordinated basis of the Trust's obligations under the New Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments under the Trust Agreement, and is not a guarantee of collection. If KDSM, Inc. does not make interest payments on the New KDSM Senior Debentures held by the Trust, it is unlikely that the Trust will pay distributions on the New Preferred Securities and the New Parent Guarantee will not require any payments in such situation. Such interest payments, if made in accordance with the terms of the KDSM Senior Debenture Indenture, will provide sufficient funds to enable the Trust to make distributions and pay other amounts on the New Preferred Securities. Sinclair's obligations under the New Parent Guarantee are subordinated and junior in right of payment to all other liabilities of Sinclair except the Old Parent Guarantee any liabilities that may be made pari passu with or subordinate to the New Parent Guarantee expressly by their terms. See "--Status of the New Parent Guarantee."


AMENDMENTS AND ASSIGNMENT

   Except with respect to any changes that do not adversely affect the rights of holders of New Preferred Securities (in which case no consent of holders of New Preferred Securities will be required), the terms of the New Parent Guarantee may be changed only with the prior approval of the holders of not less than a majority in aggregate Liquidation Value of the outstanding New Preferred


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

Securities. All guarantees and agreements contained in the New Parent Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Sinclair and shall inure to the benefit of the holders of the New Preferred Securities then outstanding.


HOLDERS' ABILITY TO TAKE ACTION

   An event of default under the New Parent Guarantee will occur upon the failure of Sinclair to perform any of its payment obligations thereunder. The holders of a majority in aggregate Liquidation Value of the outstanding Preferred Securities will thereupon have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Parent Guarantee or to direct the exercise of any trust or other power conferred upon the Guarantee Trustee under the New Parent Guarantee.

   If the Guarantee Trustee fails to enforce the New Parent Guarantee, any holder of New Preferred Securities may institute a legal proceeding directly against Sinclair to enforce its rights under the New Parent Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

   Sinclair will be required to provide annually to the Guarantee Trustee a statement as to the performance by Sinclair of certain of its obligations under the New Parent Guarantee and as to any default in such performance. Sinclair will also be required to file annually with the Guarantee Trustee an officer's certificate as to Sinclair's compliance with all conditions under the New Parent Guarantee.


INFORMATION CONCERNING THE GUARANTEE TRUSTEE

   The Guarantee Trustee, other than during the occurrence and continuance of a default by Sinclair in performance of the New Parent Guarantee, undertakes to perform only such duties as are specifically set forth in the New Parent Guarantee and, after default with respect to the New Parent Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee shall be under no obligation to exercise any of the powers vested in it by the New Parent Guarantee at the request of any holder of New Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


TERMINATION OF THE NEW PARENT GUARANTEE

   The New Parent Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of all Preferred Securities or the distribution of KDSM Senior Debentures to holders of Preferred Securities upon liquidation of the Trust. Upon the distribution of the New KDSM Senior
Debentures, Sinclair will be obligated to fully and unconditionally guarantee the New KDSM Senior Debentures on a junior subordinated basis in certain circumstances. See "Risk Factors--New Parent Debenture Guarantee." Notwithstanding the foregoing, the New Parent Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of New Preferred Securities must restore payment of any sums paid under the New Preferred Securities or the New Parent Guarantee.


STATUS OF THE NEW PARENT GUARANTEE

   The New Parent Guarantee will constitute an unsecured obligation of Sinclair and will rank (i) subordinate and junior in right of payment to all Indebtedness of Sinclair (excluding trade payables and other liabilities that may be made pari passu with or subordinate to the New Parent Guarantee expressly by their terms), and (ii) senior to Sinclair's Series B Convertible Preferred Stock, the Parent Preferred and Sinclair's Common Stock. The Trust Agreement provides that each holder of New Preferred Securities by acceptance thereof will agree to the subordination provisions and other terms of the New Parent Guarantee. Because Sinclair is a holding company whose assets consist


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

substantially of the stock of its subsidiaries, Sinclair's obligations under the New Parent Guarantee shall effectively be subordinated to the claims of the direct creditors of its subsidiaries. See "Risk Factors--Subordination of New Parent Guarantee, New Parent Debenture Guarantee and New Parent Preferred."

   The New Parent Guarantee will constitute a guarantee of payment, not of collection (i.e., the guaranteed party may institute a legal proceeding directly against Sinclair to enforce its rights under the New Parent Guarantee without first instituting a legal proceeding against any other person or entity) and not of performance of non-payment covenants.


GOVERNING LAW

   The New Parent Guarantee will be governed by and construed in accordance with the laws of the State of New York.


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

                DESCRIPTION OF THE NEW PARENT DEBENTURE GUARANTEE

   Upon a Tax Event, KDSM, Inc., as the holder of all the Common Securities of the Trust, will have the right to cause the Trust to be dissolved with each holder of New Preferred Securities receiving New KDSM Senior Debentures in a principal amount equal to the Liquidation Value of their New Preferred Securities. If KDSM, Inc. exercises this option, pursuant to the KDSM Senior Debenture Indenture, Sinclair has agreed, effective at the time of such distribution, to fully and unconditionally guarantee the New KDSM Senior Debentures on a junior subordinated basis pursuant to the New Parent Debenture Guarantee; provided that (i) Sinclair confirms the effectiveness of the New Parent Debenture Guarantee at the time of distribution which it may not do if such guarantee is not then permitted under the terms of the Existing Notes or the Bank Credit Agreement and (ii) the Trust may not be dissolved unless the New Parent Debenture Guarantee is effective.


SUBORDINATION OF NEW PARENT DEBENTURE GUARANTEE

   Payments under the New Parent Debenture Guarantee, if effective, will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined herein) of Sinclair in cash or cash equivalents or in any other form acceptable to the holders of Senior Indebtedness. The New Parent Debenture Guarantee, if effective, will be junior subordinated indebtedness of Sinclair ranking pari passu with all other existing and future subordinated indebtedness of Sinclair and senior to all existing and future junior indebtedness of Sinclair and to all Capital Stock of Sinclair.

   During the continuance of any default in the payment of any Designated Senior Indebtedness, no payment (other than payments previously made pursuant to certain defeasance provisions described in the New KDSM Senior Debenture Indenture) or distribution of any assets of Sinclair of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made under the New Parent Debenture Guarantee or on account of the purchase, redemption, defeasance or other acquisition of, the New Parent Debenture Guarantee unless and until such default has been cured, waived or has ceased to exist or the holders of such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents or in any other form acceptable to the holders of Senior Indebtedness.

   During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "Non-payment Default") and after the receipt by the Debenture Trustee from a representative of the holder of any Designated Senior Indebtedness of a written notice of such default, no payment (other than payments previously made pursuant to certain defeasance provisions described in the KDSM Senior Debenture Indenture) or distribution of any assets of Sinclair of any kind or character (excluding certain permitted equity or subordinated securities) may be made by Sinclair under the New Parent Debenture Guarantee or on account of the purchase, redemption, defeasance or other acquisition of, the New Parent Debenture Guarantee for the period specified below (the "Payment Blockage Period").

   The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Debenture Trustee and Sinclair from a representative of the holder of any Designated Senior Indebtedness and shall end on the earliest of (i) the first date on which more than 179 days shall have elapsed since the receipt of such written notice (provided such Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated), (ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) are cured, waived or ceased to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or in any other form acceptable to the holders of Designated Senior Indebtedness or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to Sinclair or the Debenture Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), Sinclair shall promptly resume making any and all required payments in respect of the New Parent Debenture Guarantee, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by Sinclair or the Debenture Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment


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

Defaults may be given during the Initial Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the New KDSM Senior Debentures may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

   The KDSM Senior Debenture Indenture will provide that, in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case proceeding in connection therewith, relative to Sinclair or its assets, or any liquidation, dissolution or other winding up of Sinclair, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshaling of assets or liabilities of Sinclair, all Senior Indebtedness must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, or provision made for such payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made under the New Parent Debenture Guarantee.

   By reason of such subordination, in the event of liquidation or insolvency, creditors of Sinclair who are holders of Senior Indebtedness may recover more, ratably, than the holders of the New Parent Debenture Guarantee, and funds which would be otherwise payable to the holders of the New Parent Debenture Guarantee will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, and Sinclair may be unable to meet its obligations fully with respect to the New Parent Debenture Guarantee.

   "Senior Indebtedness" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any indebtedness of Sinclair (other than as otherwise provided in this definition), whether outstanding on the date of the New Parent Debenture Guarantee or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the New Parent Debenture Guarantee. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of Sinclair from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of Sinclair, (ii) Indebtedness outstanding under the Founders' Notes, (iii) Indebtedness under the Existing Notes and (iv) Indebtedness under Interest Rate Agreements.
Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the KDSM Senior Debentures, (ii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to Sinclair, (iii) Indebtedness which is represented by Disqualified Equity Interests, (iv) any liability for foreign, federal, state, local or other taxes owed or owing by Sinclair, (v) Indebtedness of Sinclair to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of Sinclair or any of such Affiliate's Subsidiaries, (vi) that portion of any Indebtedness which at the time of issuance is issued in violation of the KDSM Senior Debenture Indenture, (vii) Indebtedness owed by Sinclair for compensation to employees or for services and
(viii) Indebtedness outstanding under the Minority Note.

   "Designated Senior Indebtedness" is defined as (i) all Senior Indebtedness outstanding under the Bank Credit Agreement and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements simultaneously entered into) providing for indebtedness, or commitments to


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lend, of at least  $25,000,000 at the time of determination  and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by Sinclair.

   Substantially all of the operations of Sinclair are conducted through its subsidiaries. Claims of creditors of such subsidiaries, including trade creditors and creditors holding guarantees issued by such subsidiaries, will have priority with respect to the assets and earnings of such subsidiaries (other than KDSM, Inc.) over the claims of creditors of Sinclair, including holders of the New Parent Debenture Guarantee, even though such obligations do not constitute Senior Indebtedness.

   As of December 31, 1996 on a pro forma basis, after giving effect to the Old Securities Offering and the application of the estimated net proceeds thereof, the aggregate amount of Senior Indebtedness that would have ranked senior in right of payment to the New Parent Debenture Guarantee if effective would have been $1.3 billion, and there would have been no Indebtedness that would have been pari passu or junior in right of payment with the New KDSM Senior Debentures. Any Indebtedness which can be incurred by Sinclair in the future may constitute additional Senior Indebtedness.


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                        DESCRIPTION OF THE OLD SECURITIES

   The terms of the Old Securities are identical in all material respects to those of the New Securities, except that the Old Securities (i) have not been registered under the Securities Act, and, accordingly, contain terms with respect to transfer restrictions, (ii) are entitled to certain registration rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), and
(iii) are entitled under the Registration Rights Agreement to an increase in the rate of interest payments or distributions thereon (as applicable) in the event that the Company, KDSM, Inc. and the Trust fail to comply with certain terms of the Registration Rights Agreement relating to the Exchange Offer. Certain relevant terms of the Registration Rights Agreement are described more fully below.

   The Registration Rights Agreement provides that in the event that (i) due to a change in applicable law or current interpretations by the Commission, the Company, KDSM, Inc. and the Trust are not permitted to effect the Exchange Offer for all of the Old Securities, (ii) the Exchange Offer is not for any other reason consummated by August 9, 1997, (iii) any holder of the Old Securities shall,  within 30 days after  consummation  of the  Exchange  Offer,  notify the
Company that such holder (x) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) may not resell New Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (z) is a broker-dealer and holds Old Preferred Securities acquired directly from the Company, KDSM, Inc. or the Trust or an "affiliate" of the Company, KDSM, Inc. or the Trust, or (iv) at the request of either Smith Barney, Inc. or Chase Securities, Inc. (the "Initial Purchasers"), then in addition to or in lieu of conducting the Exchange Offer, the Company, KDSM, Inc. and the Trust will be required to file a registration statement (a "Shelf Registration Statement") covering resales (a) by the holders of the Old Securities in the event the Company, KDSM, Inc. and the Trust are not permitted to effect the Exchange Offer pursuant to the foregoing clause (i) or the Exchange Offer is not consummated by August 9, 1997 pursuant to the foregoing clause (i) or (ii) or
(b) by the holders of Old Securities with respect to which the Company receives notice pursuant to the foregoing clauses (iii) or (iv), and will use their best efforts to cause any such Shelf Registration Statement to become effective and to keep such Shelf Registration Statement continuously effective for two years from the effective date thereof or such shorter period that will terminate when all of the Old Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company, KDSM, Inc. and the Trust shall, if they file a Shelf Registration Statement, provide to each holder of the Old Securities a copy of the related prospectus and notify each such holder when the Shelf Registration Statement has become effective. A holder that sells Old Securities pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a current prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales.

   Under the Registration Rights Agreement, the Company, KDSM, Inc. and the Trust have agreed to use their best efforts to: (i) file the Exchange Offer Registration Statement or a Shelf Registration Statement with the Commission as soon as practicable after March 12, 1997 (the "Closing Date") or notice from holders in the event of clauses (iii) or (iv) of the prior paragraph, (ii) have such Exchange Offer Registration Statement or Shelf Registration Statement declared effective by the Commission as soon as practicable after the filing thereof, and (iii) commence the Exchange Offer and issue the New Securities in exchange for all Old Securities validly tendered in accordance with the terms of the Exchange Offer prior to the close of the Exchange Offer, or, in addition or in the alternative, cause such Shelf Registration Statement to remain continuously effective for two years from the effective date thereof or such shorter period that will terminate when all of the Old Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. Although the Company, KDSM, Inc. and the Trust intend to file an Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement as described above, there can be no assurance that any such registration statement will be filed or, if filed, that it will become effective with respect to each of the Old Securities. Each holder of the Old Securities, by virtue of becoming a holder, is bound by the provisions of the Registration Rights Agreement that may require the holder to furnish notice or other


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information  to the Company,  KDSM,  Inc. or the Trust as a condition to certain obligations of the Company, KDSM, Inc. and the Trust to file a Shelf Registration Statement by a particular date or to maintain its effectiveness for the prescribed two-year period.

   If the Company, KDSM, Inc. and the Trust fail to comply with the above provisions, additional dividends will be required on the Old Parent Preferred, additional interest will be assessed on the Old KDSM Senior Debentures and additional distributions will be required under the Old Preferred Securities (in any case "Penalty Amounts") as follows:

   (i) (A) if an Exchange Offer Registration Statement (or, in the event of a change in applicable law or due to current interpretations by the Commission, the Company, KDSM, Inc. and the Trust are not permitted to effect the Exchange Offer, a Shelf Registration Statement) is not filed within 60 days following the Closing Date, (B) in the event that within the 30 days after consummation of the Exchange Offer, any holder of Old Securities shall notify the Company that such holder (x) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) may not resell New Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (z) is a broker-dealer and holds Old Securities acquired directly from the Company or an "affiliate" of the Company or (C) upon the request of an Initial Purchaser, a Shelf Registration Statement is not filed within 60 days after such request, then commencing on either the 61st day after the Closing Date or the expiration of either of the time periods set forth in clauses (B) and (C) above (either a "prescribed time period"), as the case may be, Penalty Amounts shall be accrued on the Old Parent Preferred, the Old KDSM Senior Debentures and the Old Preferred Securities over and above the stated payment rates thereon at a rate of .50% per annum for the first 90 days immediately following either the 61st day after the Closing Date or the expiration of the prescribed time period, as the case may be, such Penalty Amount rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

   (ii) if an Exchange Offer Registration Statement or a Shelf Registration Statement is filed pursuant to clause (i) of the preceding full paragraph and is not declared effective within 120 days following either the Closing Date or the expiration of the prescribed time period, as the case may be, then commencing on the 121st day after either the Closing Date or the expiration of a prescribed time period, as the case may be, Penalty Amounts shall be accrued on the Old Securities over and above the accrued stated payment rates thereon at a rate of
 .50% per annum for the first 90 days immediately following the 121st day after either the Closing Date or the expiration of the prescribed time period, as the case may be, such Penalty Amounts rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; and

   (iii) if either (A) the Company, KDSM, Inc. and the Trust have not exchanged New Securities for all Old Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to 150 days after the Closing Date or the expiration of the prescribed time period, or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective prior to two years from its original effective date or such shorter period that will terminate when all of the Old Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, then, subject to certain exceptions, Penalty Amounts shall be accrued on the Old Securities over and above the stated payment rates at a rate of .50% per annum for the first 60 days immediately following (x) the 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Penalty Amounts rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; provided, however, that the Penalty Amounts rate on the applicable Old Securities may not exceed 1.5% per annum; and provided further that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of New Securities for all Old Securities tendered in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to two years from its original effective date (in the case of (iii) above), Penalty Amounts as a result of such clause (i), (ii) or
(iii) shall cease to accrue.


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   Any Penalty  Amounts due pursuant to clause (i),  (ii) or (iii) above will be payable in cash on the various payment dates related to the respective securities. The Penalty Amounts will be determined by multiplying the applicable Penalty Amounts rate by the Liquidation Value of the Old Preferred Securities, the Liquidation Amount of the Old Parent Preferred or principal amount of the Old KDSM Senior Debentures, as the case may be, multiplied by a fraction, the numerator of which is the number of days such Penalty Amount rate was applicable during such period, and the denominator of which is 360.

   The foregoing summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Registration Rights Agreement. Copies of the Registration Rights Agreement are available from the Company or the Trust upon request. Holders of Old Preferred Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Old Preferred Securities" and "Description of the New Preferred Securities."


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

                               CERTAIN DEFINITIONS

   Set forth below are certain defined terms relating to the descriptions of the Parent Preferred, KDSM Senior Debentures, the Preferred Securities, the Parent Guarantee, and the Parent Debenture Guarantee and which are also used elsewhere in this Prospectus. Whenever used in this Prospectus, the terms "Change of Control Offer," "Change of Control Purchase Price," "Default," "Event of Default," "Junior Securities," "Senior Indebtedness" or "Senior Securities" refer to such terms as defined for the purpose of the particular security being discussed in such security's relevant governing document. Other definitions are contained in the Glossary of Defined Terms.

   "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

   "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Equity Interests or any officer or director of any such Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Asset Sale" means with respect to any Person any sale, issuance, conveyance, transfers, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary of such Person; (ii) all or substantially all of the properties and assets of any division or line of business of such Person or of its Restricted Subsidiaries; or (iii) any other properties or assets of such Person or any of its Restricted Subsidiaries, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets
(A) that is governed by the provisions described under "Certain Covenants--Consolidation, Merger and Sale of Assets" of the relevant document,
(B) that is by such Person to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to any Person or any Wholly Owned Restricted Subsidiary in accordance with the terms of the operative document or (C) that aggregates not more than $1,000,000 in gross proceeds.

   "Asset Swap" means an Asset Sale by any Person or any Restricted Subsidiary in exchange for properties or assets that will be used in the business of Sinclair and its Restricted Subsidiaries existing on the date of the operative document or reasonably related thereto.

   "Asset Transfer Transaction" means the sale, transfer or conveyance, or other disposition, directly or indirectly, in one or a series of related transactions of any properties or assets of KDSM, Inc. or any of its Subsidiaries (the "KDSM Transferred Assets") to any Person in exchange for properties or assets that will be used in the operations of one or more television or radio broadcasting stations or assets reasonably related thereto (the "Received Assets"), provided that (i) KDSM, Inc. shall deliver to the Debenture Trustee a written opinion from an investment banking firm of national standing or other financial services firm experienced in such matters and reasonably acceptable to the Debenture Trustee to the effect that the Fair Market Value of the Received Assets is at least equal to the greater of (a) 90% of the Fair Market Value of the KDSM Transferred Assets immediately prior to the proposed Asset Transfer Transaction or (b) $50 million, (ii) both the Received Assets (if considered as a separate entity) and KDSM, Inc., after giving effect to the Asset Transfer Transaction, would have had positive Operating Cash Flow (as defined in the KDSM Senior Debenture Indenture) for at least two prior fiscal years (based on audited financial statements) and any subsequent three, six or nine month interim period (on an unaudited basis) on an actual and pro forma


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basis  (without  giving  effect to  dividends  under the  Parent  Preferred  and interest payments on the KDSM Senior Debentures) prepared in accordance with Rule 11-02 of Regulation S-X as if such entity were making a public equity offering under the Securities Act as of the closing date of the Asset Transfer Transaction; (iii) there has been no material adverse change in the condition (financial or otherwise), business, prospects, or results of operations of the Received Assets since the latter of the end of the last fiscal year or any subsequent three, six or nine month interim period; (iv) such transaction does not result in a violation of the Trust Indenture Act; and (v) KDSM, Inc. shall
have  delivered  to  the  KDSM  Debenture   Trustee   simultaneously   with  the
consummation of the Asset Transfer Transaction an officers' certificate and an opinion of counsel, each to the effect that the transaction complies with this definition and that all conditions precedent to such Asset Transfer Transaction have been satisfied.

   "Bank  Credit  Agreement"  means  the  Second  Amended  and  Restated  Credit
Agreement, dated as of May 31, 1996, between Sinclair, the Subsidiaries of Sinclair identified on the signature pages thereof under the caption "Subsidiary Guarantors," the lenders named therein, and The Chase Manhattan Bank, N.A., as agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under the Parent Preferred, "Bank Credit Agreement" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with the "--Certain Covenants--Limitation on Indebtedness;" covenant of the relevant document, if applicable, provided, that, for purposes of the definition of "Permitted Indebtedness," no such increase may result in the principal amount of Indebtedness of Sinclair under the Bank Credit Agreement exceeding the amount permitted by clause (i) of the definition of "Permitted Indebtedness," of the relevant document.

   "Business Day" means any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in Maryland or The City of New York are authorized or obligated by law or executive order to close or (iii) a day on which the office of the trustee or transfer agent, as the case may be, or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of the Parent Preferred, the KDSM Senior Debenture Indenture or the Preferred Securities shall be principally administered is closed for business.

   "Capital Lease Obligation" means any obligation under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

   "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

   "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders (as defined below), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of Sinclair, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Sinclair; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Sinclair (together with any new directors whose election to such board of directors or whose nomination for election by the shareholders of Sinclair, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; (iii) Sinclair consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with Sinclair, in any such event pursuant to a transaction in which the outstanding Voting Stock of Sinclair is changed into or ex-


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

changed for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of Sinclair is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Sinclair) or where (A) the outstanding Voting Stock of Sinclair is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by Sinclair as a Restricted Payment under the Parent Preferred (and such amount shall be treated as a Restricted Payment) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) Sinclair is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Description of the Parent Preferred--Certain Covenants--Merger, Consolidation, Sale of Assets."

   "Collateral" means the pledge and first priority security interest in the Parent Preferred and any proceeds thereof granted pursuant to the Pledge Agreement.

   "Collateral Documents" means the Pledge Agreement and any related UCC financing statements or similar instruments.

   "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the issuance of the Securities such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

   "Consolidated Interest Expense" means, for any Person without duplication, for any period, the sum of (a) the interest expense of such Person and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, (provided that for purposes of the KDSM Senior Debenture Indenture, the interest expense related to the KDSM Senior Debenture shall be deemed interest expense of KDSM, Inc. and its Subsidiaries on a Consolidated basis) including, without limitation, (i) amortization of debt discount, (ii) the net cost under Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period, and all capitalized interest of such Person and its Consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

   "Consolidated Net Income (Loss)" means, for any period, for any Person, the Consolidated net income (or loss) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to such Person or its Consolidated Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains but not losses (less all fees and expenses relating thereto) in respect of disposition of assets other than in the ordinary course of business, or (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders.

   "Consolidated Net Worth" of any Person means the Consolidated equity of the holders of Equity Interests (excluding Disqualified Equity Interests) of such Person and its Restricted Subsidiaries, as determined in accordance with GAAP consistently applied.


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   "Consolidation"  means, with respect to any Person,  the consolidation of the
accounts  of  such  Person  and  each  of  its  subsidiaries   (other  than  any
Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its Subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

   "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from the Issue Date to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

   "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from the Issue Date to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

   "Cumulative Parent Preferred Dividends" means, as of any date of determination, the amount of dividends under the Parent Preferred from the Issue Date to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

   "Debt to Operating Cash Flow Ratio" means, for any Person as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries as of such date on a Consolidated basis (provided, that for purposes of the KDSM Senior Debenture Indenture, the KDSM Senior Debentures shall be deemed Indebtedness of KDSM, Inc. and its Subsidiaries on a Consolidated basis) plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of such Person (excluding any such Disqualified Equity Interests held by such Person or a Wholly Owned Restricted Subsidiary of such Person), to (b) Operating Cash Flow of such Person and its Restricted
Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred, and the application of such proceeds had occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by such Person and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness were incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by such Person and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

   "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

   "Disqualified Equity Interests" means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are or upon the happening of an event or passage of time would be required to be redeemed prior to any Stated Maturity of the principal of the applicable security or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

   "Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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   "Existing Notes" means the 1993 Notes and Sinclair's 10% Senior  Subordinated
Notes due 2005.

   "Existing Indentures" means the Indentures relating to the Existing Notes and guarantees by Sinclair or any Subsidiary of the Existing Notes.

   "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

   "Film Contract" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

   "Founders' Notes" means the term notes, dated September 30, 1990, made by Sinclair to Julian S. Smith and to Carolyn C. Smith pursuant to a stock redemption agreement, dated June 19, 1990, among Sinclair, certain of its Subsidiaries, Julian S. Smith, Carolyn C. Smith, David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith.

   "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the 1993 Notes.

   "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement
(i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

   "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person,
(v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above; provided, however, that the term Indebtedness shall not include any obligations of such Person and its Restricted Subsidiaries with respect to Film Contracts entered into in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance


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sheet of such Person  prepared as of such date in  accordance  with GAAP and the maximum  determinable  liability of any  Guaranteed  Debt  referred to in clause
(vii) above at such date. The Indebtedness of any Person and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to such Person and its Restricted Subsidiaries. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the KDSM Senior Debenture Indenture, or in respect of the Parent Preferred and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the relevant entity.

   "Indenture Obligations" means the obligations of KDSM, Inc. and any other obligor under the KDSM Senior Debenture Indenture to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the KDSM Senior Debentures or the KDSM Senior Debenture Indenture and the performance of all other obligations to the Trustee and the holders under the KDSM Senior Debentures or the KDSM Senior Debenture Indenture, according to the terms thereof.

   "Independent Director" means a director of Sinclair or KDSM, Inc., as the case may be, other than a director (i) who (apart from being a director of Sinclair, KDSM, Inc. or any Subsidiary thereof) is an employee, insider, associate or Affiliate of Sinclair or a Subsidiary or has held any such position during the previous five years or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

   "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

   "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or assets issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

   "Issue Date" means the date on which the relevant security was issued.

   "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

   "Like Amount" means (i) with respect to a redemption of Issuer Securities for cash, Issuer Securities having an aggregate Liquidation Amount equal to the principal amount of KDSM Senior Debentures to be contemporaneously redeemed in accordance with the KDSM Senior Debenture Indenture and (ii) with respect to a distribution of KDSM Senior Debentures to holders of Issuer Securities in connection with a Tax Event, KDSM Senior Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of the holder to whom such KDSM Senior Debentures are distributed.

   "Local Marketing Agreement" or "LMA" means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person (i) obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party, (ii) purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time, (iii) manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station, (iv) manages the acquisition of programming for a television station, (v) acts as a program consultant for a television station, or (vi) manages the operation of a television station generally.


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   "Maturity," when used with respect to the KDSM Senior  Debentures,  means the date on which the principal of such the KDSM Senior Debentures becomes due and payable as provided in the KDSM Senior Debentures or as provided in the the KDSM Senior Debenture Indenture.

   "Minority Note" means the promissory note, dated December 26, 1986, made by Sinclair to Frederick M. Himes, B. Stanley Resnick and Edward A. Johnston, as representatives, pursuant to a stock purchase agreement, dated December 22, 1986, among Sinclair, Commercial Radio Institute, Inc., Chesapeake Television, Inc. and certain individuals.

   "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to Sinclair or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than such Person or any of its Restricted Subsidiaries) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by such Person or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by such Person or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Equity Interests, or debt securities or Equity Interests that have been converted into or exchanged for Equity Interests, as referred to under the "--Certain Covenants--Limitation on Restricted Payments" provisions of the relevant operative governing document, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to such Person or any of its Restricted
Subsidiaries), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "1993 Notes" means Sinclair's 10% Senior Subordinated Notes due 2003.

   "Obligations"    means   any   principal,    interest,    penalties,    fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Operating Cash Flow" for any Person means, for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus
(a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts, minus (f) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income).

   "Permitted Holders" means as of the date of determination (i) any of David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (ii) family members or the relatives of the Persons described in clause (i), (iii) any trusts created for the benefit of any of the Persons described in clauses (i),
(ii) or (iv) or any trust for the benefit of any such trust, or (iv) in the event of the incompetence or death of any of the


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Persons  described  in clauses (i) and (ii),  such  Person's  estate,  executor, administrator, committee or other personal representative or beneficiaries, who, in each case, at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Sinclair.

   "Permitted Investment" for purposes of the Parent Preferred means (i) Investments in any Restricted Subsidiary, (ii) Indebtedness of Sinclair or a Restricted Subsidiary described under clauses (vi) and (vii) of the definition of "Permitted Indebtedness," (iii) Temporary Cash Investments, (iv) Investments acquired by Sinclair or any Restricted Subsidiary in connection with an Asset Sale permitted under "Description of the Parent Preferred--Certain Covenants--Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant, (v) guarantees of
Indebtedness permitted by clause (iii) of the definition of "Permitted Indebtedness," (vi) Investments in existence on the date of the issuance of the Parent Preferred, (vii) loans up to an aggregate of $1,000,000 outstanding at any one time to employees pursuant to benefits available to the employees of Sinclair or any Restricted Subsidiary from time to time in the ordinary course of business, (viii) any Investments in the Existing Notes or the Preferred Securities, (ix) any guarantee given by a Guarantor of any Indebtedness of Sinclair given in accordance with the terms of the Parent Preferred, (x) Investments by Sinclair or any Restricted Subsidiary in a Person, if as a result of such Investment (I) such Person becomes a Restricted Subsidiary or (II) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Sinclair or a Restricted Subsidiary and (xi) other Investments in businesses reasonably related to the Company's businesses as of the Issue Date that do not exceed $100,000,000 at any time outstanding KDSM Senior Debentures.

   "Permitted Investment" for purposes of the KDSM Senior Debentures means (i) any Investments in any Subsidiary, (ii) Temporary Cash Investments, (iii) Investments in existence on the date the KDSM Senior Debentures are issued, (iv) loans up to an aggregate of $100,000 outstanding at any one time to employees pursuant to benefits available to the employees of KDSM, Inc. and its Subsidiaries from time to time in the ordinary course of business, (v) any Investments in the Parent Preferred or the Common Securities, (vi) any guarantee of Indebtedness incurred in accordance with the KDSM Senior Debenture Indenture, and (vii) investments by KDSM, Inc. or any Subsidiary in any Person if as a result of such Investment (I) such Person becomes a Subsidiary or (II) such Person is merged, consolidated with or into, or transfers or conveys substantially all of its assets to or is liquidated into KDSM, Inc. or any of its Subsidiaries.


   "Permitted Subsidiary Indebtedness" means:

          (i) Indebtedness of any Subsidiary under Capital Lease Obligations incurred in the ordinary course of business; and

          (ii) Indebtedness of any Subsidiary (a) issued to finance or refinance the purchase or construction of any assets of such Subsidiary or (b) secured by a Lien on any assets of such Subsidiary where the lender's sole recourse is to the assets so encumbered, in either case (x) to the extent the purchase or construction prices for such assets are or should be included in "property and equipment" in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

   "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

   "Preferred Equity Interest," as applied to the Equity Interest of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

   "Public Equity Offering" means, with respect to any Person, an underwritten public offering by such Person of some or all of its Equity Interests (other than Disqualified Equity Interests), the net proceeds of which (after deducting any underwriting discounts and commissions) exceed $10,000,000.

   "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of KDSM, Inc. and any additions and accessions thereto, which are purchased by KDSM, Inc. or any Subsidiary thereof at any time after the KDSM Senior Debentures are issued; provided that (i) the


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security agreement or condition sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to KDSM, Inc. of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

   "Qualified Equity Interests" of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

   "Restricted Subsidiary" of any Person means a Subsidiary of such Person other than an Unrestricted Subsidiary. For the purposes of the KDSM Senior Debentures, all references to a "Restricted Subsidiary" in this Prospectus shall be deemed to refer to a Subsidiary.

   "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which any Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Significant Subsidiary" means any Subsidiary of a Person that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

   "Sinclair" means Sinclair Broadcast Group, Inc., a corporation incorporated under the laws of Maryland.

   "Stated Maturity," when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

   "Subsidiary" of any Person means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries.

   "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America,
(ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution (including the applicable trustee) that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("S&P"), or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Sinclair) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank (including the applicable trustee) having capital and surplus in excess of $500,000,000.

   "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


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   "Unrestricted  Subsidiary"  of any Person  means (i) any  Subsidiary  of such
Person that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of such Person, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of such Person may designate any Subsidiary of such Person (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not, in the case of the Parent Preferred, violate the provisions of the "Description of Parent Preferred--Certain Covenants--Limitation on Unrestricted Subsidiaries" covenant of the relevant document. Any such designation by the Board of Directors of such Person shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of such Person may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, Sinclair could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the "Description of Parent Preferred--Certain Covenants--Limitation on Indebtedness" covenant. For purposes of the Parent Preferred, KDSM, Inc., and any of its Subsidiaries will be deemed Unrestricted Subsidiaries of Sinclair.

   "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary of any Person means Indebtedness of such Unrestricted Subsidiary (i) as to which neither such Person nor any of its Restricted Subsidiaries is directly or indirectly liable (by virtue of such Person or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of such Person or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) such Person shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of such Person or any Restricted Subsidiary to declare, a default on such Indebtedness of such Person or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

   "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

   "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary all the Equity Interest of which are owned by such Person or another Wholly Owned Restricted Subsidiary of such Person. For purposes of the KDSM Senior Debentures, all references to "Wholly Owned Restricted Subsidiary" shall be deemed to refer to a "Wholly Owned Subsidiary."


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                RELATIONSHIP AMONG THE NEW PREFERRED SECURITIES,
                     THE NEW KDSM SENIOR DEBENTURES, THE NEW
                  PARENT PREFERRED AND THE NEW PARENT GUARANTEE

   As long as payments of interest and other payments are made when due on the KDSM Senior Debentures, such payments will be sufficient to cover distributions and other payments due on the Preferred Securities, because (i) the aggregate principal amount of KDSM Senior Debentures will be equal to the sum of the aggregate stated Liquidation Value of the Preferred Securities and the Common Securities; (ii) the interest rate and the Interest Payment Dates and other payment dates on the KDSM Senior Debentures will match the distribution rate and the Distribution Payment Dates and other payment dates for the Preferred Securities; (iii) the Expense Agreement entered into by KDSM, Inc. pursuant to the Trust Agreement provides that KDSM, Inc. shall pay for all, and the Trust shall not be obligated to pay, directly or indirectly, for any costs, expenses and liabilities of the Trust, including any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes and the Trust's obligations to holders of the Preferred Securities under the Trust Agreement and the Preferred Securities; and (iv) the Trust Agreement further provides that the Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the limited purposes of the Trust without consent.

   Similarly, as long as payments of dividends and other payments are made when due on the Parent Preferred, such payments will be sufficient to cover interest and other payments due on the KDSM Senior Debentures, primarily because (i) the aggregate Liquidation Amount of Parent Preferred will be equal to the aggregate principal amount of the KDSM Senior Debentures and the Common Securities; (ii) the dividend rate on the Parent Preferred will be one percentage point higher than the interest rate on the KDSM Senior Debentures and (iii) the Dividend Payment Dates and other payment dates on the Parent Preferred will match the Interest Payment Dates and other payment dates for the KDSM Senior Debentures.

   A holder of a New Preferred Security may institute a legal proceeding directly against Sinclair to enforce its rights under the New Parent Guarantee without first instituting a legal proceeding against the Trust or any other person or entity.

   The New Preferred Securities evidence the rights of the holders thereof to the assets of the Trust, a trust that exists for the sole purpose of issuing the Issuer Securities and investing the proceeds thereof in debt securities of KDSM, Inc., while the New KDSM Senior Debentures represent indebtedness of KDSM, Inc. A principal difference between the rights of the holders of the New Preferred Securities and the holders of New KDSM Senior Debentures is that the holders of the New KDSM Senior Debentures will accrue, and are entitled to receive, interest on the principal amount of New KDSM Senior Debentures held, while the holders of New Preferred Securities are only entitled to receive distributions if and to the extent the Trust has funds sufficient for the payment of such distributions.

   Should certain Events of Default under the KDSM Senior Debenture Indenture occur and be continuing, the holders of at least 25% in aggregate Liquidation Value of the outstanding Preferred Securities may, in certain circumstances, cause the Debenture Trustee on behalf of the Trust to accelerate the maturity of the KDSM Senior Debentures. Should certain Events of Default relating to a bankruptcy or similar event occur, the maturity of the KDSM Senior Debentures will automatically accelerate. The holders of the Preferred Securities would not be able to exercise directly any other remedies available to the holders of the KDSM Senior Debentures unless the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, fails to do so. In such event, the holders of at least 25% in aggregate Liquidation Value of the outstanding Preferred Securities would have the right to elect new Trustees. At any time, the holders of a majority of the aggregate Liquidation Value of the outstanding Preferred Securities may direct the Property Trustee to enforce rights of the holders of the KDSM Senior Debentures under the KDSM Senior Debenture Indenture. In addition, holders of Preferred Securities may, in certain circumstances, institute a legal proceeding directly against Sinclair to

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

enforce their rights under the Parent Guarantee. In addition, upon an Event of Default under the Preferred Securities, the holders of a majority in aggregate Liquidation Value of the outstanding Preferred Securities will have the right to elect new Trustees of the Trust.

   If an early termination event (as described in "Description of the New Preferred Securities--Liquidation Distribution Upon Dissolution") with respect to the Trust occurs, thereby giving rise to the dissolution and liquidation of the Trust, any of the following, among other things, could occur: (i) a distribution of the New KDSM Senior Debentures to the holders of the New Preferred Securities after satisfaction of liabilities to creditors of the Trust, (ii) a cash distribution to the holders of the New Preferred Securities out of the sale of assets of the Trust, after satisfaction of liabilities to creditors of the Trust or (iii) a permitted redemption of the New KDSM Senior Debentures, and a consequent redemption of a Like Amount of the New Preferred Securities, at the option of KDSM, Inc. under the circumstances described under "Description of the New KDSM Senior Debentures--Optional Redemption." If the New KDSM Senior Debentures are distributed, the holders will be able to exercise directly rights of the holders of New KDSM Senior Debentures under the KDSM Senior Debenture Indenture.

   Upon a Voting Rights Triggering Event under the New Parent Preferred, the only remedy of the holders of the New Parent Preferred is the right of such holders to elect two directors to the board of directors of Sinclair. Such rights will be passed to the holders of the New Preferred Securities pursuant to the Pledge Agreement and the Trust Agreement.


                     DESCRIPTION OF INDEBTEDNESS OF SINCLAIR

BANK CREDIT AGREEMENT

   Since January 1, 1996, the Company, in connection with the River City Acquisition, amended and restated the Bank Credit Agreement. The terms of the Bank Credit Agreement as amended and restated are summarized below. The summary set forth below does not purport to be complete and is qualified in its entirety by reference to the provisions of the Bank Credit Agreement. The Bank Credit Agreement is available upon request from the Company. In addition, not all indebtedness of the Company is described below, only that that has been incurred since January 1, 1996. The terms of other indebtedness of the Company are set forth in other documents previously filed by the Company with the Commission. See "Available Information."

   The Company entered into the Bank Credit Agreement with The Chase Manhattan Bank, N.A., as Agent, and certain lenders (collectively, the "Banks"). The Bank Credit Agreement is comprised of three components, consisting of (i) a reducing revolving credit facility in the amount of $250 million (the "Revolving Credit Facility"), (ii) a term loan in the amount of $550 million (the "Tranche A Term Loan"), and (iii) a term loan in the amount of $200 million (the "Tranche B Term Loan" and, together with the Tranche A Term Loan, the "Term Loans"). Beginning March 31, 1999, the commitment under the Revolving Credit Facility is subject to mandatory quarterly reductions to the following percentages of the initial amount: 90% at December 31, 1999, 80% at December 31, 2000, 65% at December 31, 2001, 50% at December 31, 2002 and 0% at November 30, 2003. The Term Loans are required to be repaid by the Company in equal quarterly installments beginning on December 31, 1996 with the quarterly payment escalating annually through the final maturity date of December 31, 2002 for the Tranche A Term Loan and November 30, 2003 for the Tranche B Term Loan.

   The Company is entitled to prepay the outstanding amounts under the Revolving Credit Facility and the Term Loans subject to certain prepayment conditions and certain notice provisions at any time and from time to time. Partial prepayments of the Term Loans are applied in the inverse order of maturity to the outstanding loans on a pro rata basis. Prepaid amounts of the Term Loans may not be reborrowed. In addition, the Company is required commencing on June 30, 1996, to pay an amount equal to (i) 100% of the net proceeds from the sale of assets (other than in the ordinary course of business), (ii) insurance recoveries and condemnation proceeds not promptly applied toward the repair or replacement of the damaged properties, (iii) 80% of net Equity Issuance (as defined in the Bank Credit Agreement), net of prior approved uses and certain other exclusions, and
(iv) 66 2/3% of Excess

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

Cash Flow (as defined in the Bank Credit Agreement), to the Banks for application first to prepay the Term Loans, pro rata in inverse order of maturity, and then to prepay outstanding amounts under the Revolving Credit Facility with a corresponding reduction in commitment. The proceeds of the Old Securities Offering will be used to repay a portion of the amounts due under the Bank Credit Agreement. See "Use of Proceeds."

   In addition to the Revolving Credit Facility and the Term Loans, the Bank Credit Agreement provides that the Banks may, but are not obligated to, loan the Company up to an additional $200 million at any time prior to September 29, 1997 (the "Incremental Facility"). This additional loan, if agreed to by the Agent and a majority of the Banks, would be in the form of a senior secured standby multiple draw term loan. The Incremental Facility would be available to fund the acquisition of WSYX and certain other acquisitions and would be repayable in equal quarterly installments beginning September 30, 1997, with the quarterly payment escalating annually through the final maturity date of November 30, 2003.

   The Company's obligations under the Bank Credit Agreement are secured by a pledge of substantially all of the Company's assets, including the stock of all of the Company's subsidiaries other than KDSM, Inc., KDSM Licensee, Inc. and Cresap Enterprises, Inc. The subsidiaries of the Company (other than KDSM, Inc., KDSM Licensee, Inc. and Cresap Enterprises, Inc.) as well as Gerstell Development Corporation, Keyser Investment Group, Inc. and Cunningham Communications (each a "Stockholder Affiliate"), have guaranteed the obligations of the Company. In addition, all subsidiaries of the Company (other than Cresap Enterprises, Inc., KDSM, Inc. and KDSM Licensee, Inc.) and Gerstell Development Corporation, Keyser Investment Group, Inc. and Cunningham Communications have pledged, to the extent permitted by law, all of their assets to the Banks.

   The Company has caused the FCC license for each television station (to the extent such license has been transferred or acquired) or the option to acquire such licenses to be held in a single-purpose entity utilized solely for such purpose (the "TV License Subsidiaries") with the exception of the options for WTTV and WTTK in the Indianapolis DMA, both of which are held by a single entity. The TV License Subsidiaries are in all instances owned by wholly-owned indirect subsidiaries of the Company. Additionally, the Company has caused the FCC licenses of the radio stations in each local market to be held by a single purpose entity utilized solely for that purpose (the "Radio License Subsidiaries"). The Radio License Subsidiaries are in all instances owned by wholly-owned indirect subsidiaries of the Company.

   Interest on amounts drawn under the Bank Credit Agreement is, at the option of Company, equal to (i) the London Interbank Offered Rate plus a margin of 1.25% to 2.50% for the Revolving Credit Facility and 2.75% for the Term Loans, or (ii) the Base Rate, which equals the Federal Funds Rate plus 1/2 of 1% of the Prime Rate of Chase, plus a margin of zero to 1.25% for the Revolving Credit Facility and 1.75% for the Term Loans. The Company must maintain interest rate hedging arrangements or instruments for at least 50% of the principal amount of the facilities.

   The Bank Credit Agreement contains a number of covenants which restrict the operations of the Company and its subsidiaries, including the ability to: (i) merge, consolidate, acquire or sell assets; (ii) create additional indebtedness or liens; (iii) pay dividends on the Parent Preferred provided at the time for making such dividend payment the Total Indebtedness Ratio (as defined in the Bank Credit Agreement) does not exceed 5.8x for fiscal year 1996 and 1997, 5.5x for fiscal year 1998, 5.0x for fiscal year 1999 and 4.0x for each fiscal year thereafter (on a pro forma basis the Company's Total Indebtedness Ratio for 1996 would have been approximately 5.4x); (iv) enter into certain arrangements with or investments in affiliates; (v) incur corporate expenses in excess of specified limits; and (vi) change the business or ownership of the Company. The Company and its subsidiaries are also prohibited under the Bank Credit Agreement from incurring obligations relating to the acquisition of programming if, as a result of such acquisition, the cash payments on such programming exceed specified amounts set forth in the Bank Credit Agreement.

   In addition, the Company must comply with certain other financial covenants in the Bank Credit Agreement which includes: (i) Fixed Charges Ratio (as defined in the Bank Credit Agreement) of no less than 1.05 to 1 at any time; (ii) Interest Coverage Ratio (as defined in the Bank Credit Agreement)

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

of no less than 2.00 to 1 for the fiscal year ending December 31, 1997 and 2.20 to 1 for the fiscal year ending December 31, 1998, and thereafter; and (iii) a Senior Indebtedness Ratio (as defined in the Bank Credit Agreement) of no greater than 4.0x at December 31, 1997, declining to 2.50x by fiscal year end 1999.

   The Events of Default under the Bank Credit Agreement include,  among others:
(i) the failure to pay principal, interest or other amounts when due; (ii) the making of untrue representations and warranties in connection with the Bank Credit Agreement: (iv) a default by the Company or the subsidiaries in the performance of its obligations under the Bank Credit Agreement or certain related security documents; (v) certain events of insolvency or bankruptcy, (vi) the rendering of certain money judgments against the Company or its subsidiaries; (vii) the incurrence of certain liabilities to certain plans governed by the Employee Retirement Income Security Act of 1974; (viii) a change of control or ownership of the Company or its subsidiaries; (ix) the security documents being terminated and ceasing to be in full force and effect; (x) any broadcast license (other than a non-material license) being terminated, forfeited or revoked or failing to be renewed for any reason whatsoever or for any reason a subsidiary shall at any time cease to be a licensee under any broadcast license (other than a non-material broadcast license); (xi) any LMA or options to acquire License Assets being terminated for any reason whatsoever;
(xii) any amendment, modification, supplement or waiver of the provisions of the Indenture without the prior written consent of the majority lenders; and (xiii) a payment default on any other indebtedness of the Company if the principal amount of such indebtedness exceeds $5 million.


DESCRIPTION OF EXISTING NOTES UNDER EXISTING INDENTURES

   The Existing Notes were issued under Indentures dated December 9, 1993 as amended, modified or supplemented from time to time (the "1993 Indenture") and August 28, 1995 (the "1995 Indenture" and as amended, modified, or supplemented from time to time together with the 1993 Indenture, the "Existing Indentures"). Pursuant to the terms of the Existing Indentures, the Existing Notes are guaranteed, jointly and severally, on a senior subordinated unsecured basis by all of the Subsidiaries, except Cresap Enterprises, Inc., KDSM, Inc. and KDSM Licensee, Inc.

   The 1993 Notes mature on December 15, 2003 and the 1995 Notes mature on September 30, 2005, and are unsecured senior subordinated obligations of the Company. The 1993 Indenture limited the aggregate principal amount of the 1993 Notes to $200.0 million and the 1995 Indenture limited the aggregate principal amount of the 1995 Notes to $300.0 million. The 1993 Notes bear interest at the rate of 10% per annum and are payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1994, and the 1995 Notes bear interest at a rate of 10% per annum and are payable semi-annually on September 30 and March 30 of each year, commencing March 30, 1996.

   The Company issued $200.0 million of the 1993 Notes on December 9, 1993. $100.0 million of these Notes were subsequently redeemed by the Company in March 1994 with proceeds from the sale of the original 1993 Notes that had been held in escrow pending their expected use in connection with certain acquisitions of the Company that were instead financed through drawings under the Bank Credit Agreement. As of the date hereof, $100.0 million of the 1993 Notes remain outstanding. The Company issued $300.0 million of the 1995 Notes on August 28, 1995. As of the date hereof, $300.0 million of the 1995 Notes remain outstanding.

   The 1993 Notes are redeemable in whole or in part prior to maturity at the option of the Company on or after December 15, 1998 at certain redemption prices specified in the 1993 Indenture, and the 1995 Notes are redeemable in whole or in part prior to maturity at the option of the Company on or after September 30, 2000 at certain redemption prices specified in the 1995 Indenture.

   The Existing Notes are general unsecured obligations of the Company and subordinated in right of payment to all senior debt (as defined in the Existing Indentures), including all indebtedness of the Company under the Bank Credit Agreement.

   Upon a change of control (as defined in the Existing Indentures), each holder of the Existing Notes will have the right to require the Company to repurchase such holder's Existing Notes at a price equal to 101% of the principal amount plus accrued interest through the date of repurchase. In addition, the Company will be obligated to offer repurchase Existing Notes at 100% of their principal amount plus accrued interest through the date of repurchase in the event of certain asset sales.

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

   The Existing Indentures impose certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional indebtedness, pay dividends, or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right to the payment of any senior debt and senior in right of payment to the Existing Notes, incur liens, impose restrictions on the ability of the subsidiary to pay dividends or make any payments to the Company, or merge or consolidate with any other person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company.

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

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary describes certain United States federal income tax consequences of ownership of the New Preferred Securities. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings, and judicial decisions as of the date hereof, all of which may be repealed, revoked, or modified so as to result in federal income tax consequences different from those described below. Such changes could be applied retroactively in a manner that could adversely affect a holder of the New Preferred Securities. In addition, the authorities on which this summary is based are subject to various interpretations. It is therefore possible that the federal income tax treatment of the purchase, ownership, and disposition of the New Preferred Securities may differ from the treatment described below.

   Unless otherwise stated, this summary applies only to New Preferred Securities held as capital assets, and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, insurance companies, persons holding New Preferred Securities as part of a hedging or conversion transaction or a straddle, persons whose "functional currency" is not the U.S. dollar, and certain U.S. expatriates. Unless otherwise stated, the discussion only addresses the tax consequences to holders that acquired the Preferred Securities in their original issue at their original offering price.

   This summary is for general information only. It does not address all aspects of U.S. federal income taxation that may be relevant to holders of the New Preferred Securities in light of their particular circumstances, nor does it address any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction. Prospective holders should consult their tax advisors about the particular United States federal income tax consequences to them of holding and disposing of the New Preferred Securities, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.


CLASSIFICATION OF THE NEW KDSM SENIOR DEBENTURES

   Sinclair believes, based on the advice of its counsel, that the New KDSM Senior Debentures will be treated as indebtedness for United States federal income tax purposes, and that KDSM, Inc. will be able to deduct interest paid on the New KDSM Senior Debentures. Holders of the New Preferred Securities should be aware, however, that the IRS may attempt to treat the New KDSM Senior Debentures as equity rather than indebtedness for tax purposes. If the IRS were successful in such attempt, interest paid on the New KDSM Senior Debentures would not be deductible and the New Preferred Securities may be subject to redemption at the option of KDSM, Inc. as described in "Description of the New Preferred Securities--Redemption Upon a Tax Event or an Investment Company Act Event." Moreover, classification of the New KDSM Senior Debentures as equity could have certain adverse consequences for Non-U.S. Holders (as defined below) of the New Preferred Securities.


CLASSIFICATION OF THE TRUST

   The Trust has received an opinion from Wilmer, Cutler & Pickering that, under current law and assuming compliance with the terms of the Trust Agreement and certain other documents, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the New Preferred Securities will be treated as owning an undivided pro rata interest in the New KDSM Senior Debentures.


CONSEQUENCES FOR U.S. HOLDERS

   As used herein, a "U.S. Holder" means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which is subject to United States federal income taxation regardless of its source or a "U.S. Trust." A U.S. Trust is any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. trustees have the authority to control all substantial decisions of the trust. A non-U.S. citizen is considered a resident alien, and hence a U.S. Holder, if that person is present in the United


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States at least 31 days in the  calendar  year and for an  aggregate of at least
183 days during a three-year period, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

   Each U.S. Holder that is a cash basis taxpayer will be required to include in its gross income its pro rata share of any interest payments on the New KDSM Senior Debentures that are received by the Trust, whether or not distributions are made by the Trust to the holders of the New Preferred Securities. U.S. Holders that are accrual basis taxpayers must include in gross income their pro rata share of interest payable on the New KDSM Senior Debentures in accordance with their method of accounting. The New KDSM Senior Debentures should not be considered debt instruments that are subject to the original issue discount ("OID") rules. No amount included in income with respect to the New Preferred Securities will be eligible for the dividends received deduction.

   Gain or loss will be recognized by a U.S. Holder on a sale or exchange of the New Preferred Securities, including a redemption for cash, in an amount equal to the difference between the amount realized and the U.S. Holder's tax basis in the New Preferred Securities sold or so redeemed. Except to the extent attributable to accrued but unpaid interest, gain or loss recognized by a U.S. Holder on New Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss.

   Failure of the Company to register the Old Preferred Securities pursuant to an effective registration statement will cause Penalty Amounts to accrue on the Old KDSM Senior Debentures and the Old Preferred Securities as provided in the Registration Rights Agreement. It is not expected that such a failure by the Company would materially affect the U.S. federal income tax consequences of the ownership of the Preferred Securities by U.S. Holders, except that U.S. Holders of Old Preferred Securities, including those using the cash method of accounting, may be required thereafter to accrue interest on the Old KDSM Senior Debentures in accordance with the OID rules.

CONSEQUENCES OF EXCHANGE OFFER

   Pursuant to the Exchange Offer by the Company contemplated herein, an exchange of Old Preferred Securities for New Preferred Securities will not be a taxable event for U.S. federal income tax purposes. A U.S. Holder will have the same tax basis and holding period in the New Preferred Securities as the Old Preferred Securities.


CONSEQUENCES FOR NON-U.S. HOLDERS

   As used herein, a "Non-U.S. Holder" is any holder of the New Preferred Securities that is not a U.S. Holder and is not subject to United States federal income taxation on a net basis with respect to the New Preferred Securities.

   Under present United States federal income tax law, payments by the Trust or any of its paying agents to any Non-U.S. Holder will not be subject to United States federal withholding tax, provided that (1) the beneficial owner of the New Preferred Securities does not actually or constructively own ten percent or more of the total combined voting power of all classes of stock of KDSM, Inc. that is entitled to vote; (2) the beneficial owner of the New Preferred Securities is not a controlled foreign corporation for U.S. federal income tax purposes that is related to KDSM, Inc. through stock ownership; and (3) either
(a) the beneficial owner of the New Preferred Securities certifies to the Trust or its agent, under penalties of perjury, that it is a Non-U.S. Holder and provides its name or address or (b) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the New Preferred Securities certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner and furnishes the Trust or its agent a copy thereof. A Non-U.S. Holder of the New Preferred Securities will generally not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of the New Preferred Securities unless such holder is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met.

   If the IRS were successful in an attempt to classify the New KDSM Senior Debentures as equity, interest payments on the New KDSM Senior Debentures would be treated as dividends, and would generally be subject to withholding tax at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty.

   In addition, the Company believes, based on advice of counsel, that IRS regulations that permit the IRS to recharacterize certain conduit financing transactions for purposes of the withholding tax rules should not apply to the New KDSM Senior Debentures. If the IRS were successful in an attempt to apply such regulations to the New KDSM Senior Debentures, interest on the New KDSM Senior Debentures could be treated as dividends for withholding tax purposes.


DISTRIBUTION OF THE NEW KDSM SENIOR DEBENTURES

   Upon the occurrence of a Tax Event, the New KDSM Senior Debentures may be distributed to holders in exchange for New Preferred Securities provided Sinclair guarantees the New KDSM Senior Debentures. Under current United States federal income tax law, Sinclair's placement of such guarantee and subsequent distribution by the Trust of the New KDSM Senior Debentures will be non-taxable and will result in each holder receiving directly its pro rata share of the New KDSM Senior Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such U.S. Holder had in its New Preferred Securities before such distribution. A U.S. Holder will include interest in respect of the New KDSM Senior Debentures received from the Trust in the manner described above under "--Consequences for U.S. Holders."


INFORMATION REPORTING AND BACKUP WITHHOLDING

   In general, information reporting will apply to interest received with respect to the New Preferred Securities by U.S. Holders (other than corporations and other exempt U.S. Holders). Backup withholding at a rate of 31 percent will apply to payments of interest to non-exempt U.S. Holders unless the U.S. Holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding, and meets certain other conditions.

   Payment of the proceeds from the sale by a Non-U.S. Holder of the New Preferred Securities made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a "controlled foreign corporation" for United States tax purposes, or a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting (but not backup withholding) may apply to those payments. Payment of the proceeds from the sale of New Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

   The IRS has issued proposed regulations which, if finalized in their current form, would require backup withholding on payments made with respect to the New Preferred Securities that are made outside the United States if the payor has actual knowledge that the recipient is a U.S. Holder. The proposed regulations are proposed to be effective for payments made after December 31, 1997, and current law would remain in effect until then. U.S. Holders should consult with their tax advisors as to compliance with the new rules so as to avoid possible backup withholding on payments after 1997.

   Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's United States federal income tax liability, provided that the required information is furnished to the IRS.


POSSIBLE TAX LAW CHANGES

   The Clinton Administration's balanced budget proposal released in February 1997 includes a proposal that would deny interest deductions on certain debt instruments if, among other things, the instrument is nonrecourse to the issuer and secured principally by stock of the issuer or a related party. If the proposal were enacted and the KDSM Senior Debentures were issued on or after the effective date, the proposal might be construed to apply to the KDSM Senior Debentures, with the result that KDSM, Inc. would be unable to deduct interest on the KDSM Senior Debentures. The proposal is, however, proposed to be effective for instruments issued on or after the date of first action by the appropriate Congressional committees. Nevertheless, there can be no assurance that current or future legislative or administrative proposals or final legislation will not affect the ability of KDSM, Inc. to deduct interest on the New KDSM Senior Debentures. Such a change would give rise to a Tax Event, which would permit the Trust to cause a redemption of the New Preferred Securities or to distribute the New KDSM Senior Debentures in exchange for the New Preferred Securities, provided that Sinclair is able to provide a full and unconditional guarantee of the New KDSM Senior Debentures. A tax law change in the form set forth in the Proposal would not, however, alter the United States federal income tax consequences of the purchase, ownership, or disposition of the New Preferred Securities.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives New Preferred Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Preferred Securities received in exchange for Old Preferred Securities if such Old Preferred Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Preferred Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "The Exchange Offer--Resales of New Preferred Securities." None of the Company, KDSM, Inc. or the Trust will receive any cash proceeds from the issuance of the New Preferred Securities offered hereby. New Preferred Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Preferred Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Preferred Securities. Any broker-dealer that resells New Preferred Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Preferred Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Preferred Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   None of the Company, KDSM, Inc., the Trust or the Trustees shall be liable for any delay by the Depository or any Participant or Indirect Participant in identifying the beneficial owners of the related New Preferred Securities and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Preferred Securities to be issued).

   This Prospectus also relates to the resale of Preferred Securities by certain holders who may have the right pursuant to the Registration Rights Agreement to require the Company and the Trust to register the resale of the Preferred Securities because such holders are not eligible to rely on the registration of the New Preferred Securities to resell the New Preferred Securities. If any holders of Preferred Securities seek to resell their Preferred Securities pursuant to this Prospectus, such holders, as well as the plan of distribution for such resales will be identified in a Prospectus Supplement.

                                  LEGAL MATTERS

   The validity of the New KDSM Senior Debentures, the New Parent Preferred, the New Parent Guarantee and the New Parent Debenture Guarantee will be passed upon by Thomas & Libowitz, P.A., Baltimore, Maryland, counsel to the Company, KDSM, Inc. and the Trust and by Wilmer, Cutler & Pickering, Baltimore, Maryland, special securities counsel to the Company, KDSM, Inc. and the Trust. Certain matters of Delaware law relating to the validity of the New Preferred Securities, the validity of the Trust Agreement and the formation of the Trust are being passed upon by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Company, KDSM, Inc. and the Trust.

                                     EXPERTS

   The Consolidated Financial Statements and schedules of the Company as of December 31, 1995 and 1996 and for each of the years ended December 31, 1994, 1995 and 1996, incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

   The Consolidated Financial Statements of KDSM, Inc. and subsidiary as of December 31, 1996 and for the seven months then ended and KDSM-TV (the Predecessor) for the five months ended May 31, 1996 included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of KDSM-TV and the consolidated financial statements of River City, L.P. included in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods indicated in their reports thereon. Such financial statements have been included in reliance upon the reports of KPMG Peat Marwick LLP.

   The financial statements of Paramount Stations Group of Kerrville, Inc. as of December 31, 1994 and August 3, 1995 and for the year ended December 31, 1994 and the period from January 1, 1995 through August 3, 1995, incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of KRRT, Inc. as of December 31, 1995 and for the period from July 25, 1995 through December 31, 1995, incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

   The consolidated financial statements of Superior Communications Group, Inc. at December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The financial statements of Kansas City TV 62 Limited Partnership and Cincinnati TV 64 Limited Partnership as of and for the year ended December 31, 1995, incorporated in this Prospectus by reference to the Form 8-K of Sinclair Broadcast Group, Inc. dated May 9, 1996 (filed May 17, 1996), related to, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                          INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                         -------
KDSM-TV,  A DIVISION OF RIVER CITY  BROADCASTING,  A LIMITED
 PARTNERSHIP (THE PREDECESSOR) AND KDSM, INC. AND SUBSIDIARY
 (THE COMPANY)(BUSINESS ACQUIRED)
 Report of Independent Public Accountants                                F-2
 Balance Sheet as of December 31, 1996                                   F-3
 Statements of  Operations  for the Five Months Ended May 31,
 1996 and the Seven Months Ended December 31, 1996                       F-4
 Statements   of  Changes  in   Undistributed   Earnings  and
 Stockholder's Equity for the Five Months Ended May 31, 1996
 and the Seven Months Ended December 31, 1996                            F-5
 Statements  of Cash Flows for the Five Months  Ended May 31,
 1996 and the Seven Months Ended December 31, 1996                       F-6
 Notes to Financial Statements                                           F-7

KDSM-TV (BUSINESS ACQUIRED)
Audited Financial Statements
 Independent Auditors' Report                                            F-13
 Balance Sheets as of December 31, 1995 and 1994                         F-14
 Statements of Earnings for the Years Ended December 31, 1995
  and 1994                                                               F-15
 Statements of Equity of Partnership for Years Ended December
  31, 1995 and 1994                                                      F-16
 Statements  of Cash Flows for the Years Ended  December  31,
  1995 and 1994                                                          F-17

 Notes to Financial Statements                                           F-18

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Sinclair Broadcast Group, Inc.:

We have audited the accompanying balance sheet of KDSM, Inc. and subsidiary (the Company) as of December 31, 1996, and the related statements of operations, stockholder's equity and cash flows of KDSM, Inc. and subsidiary for the seven months ended December 31, 1996, and the statements of operations, changes in undistributed earnings and cash flows of KDSM-TV, a Division of River City Broadcasting, a limited partnership, (the Predecessor) for the five months ended May 31, 1996. These financial statements are the responsibility of the Company's and the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KDSM, Inc. and subsidiary (the Company) as of December 31, 1996, and the results of its operations and its cash flows for the seven months ended December 31, 1996, and the results of operations and cash flows of KDSM-TV, a Division of River City Broadcasting, a limited partnership, (the Predecessor) for the five months ended May 31, 1996, in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Baltimore, Maryland,
February 14, 1997

                            KDSM, INC. AND SUBSIDIARY
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1996


ASSETS
CURRENT ASSETS:
 Cash                                                             $     2,614

 Accounts  receivable,  net of allowance  for doubtful
  accounts of $39,111                                               2,051,983
 Current portion of program contract costs                            860,247
 Deferred barter costs                                                 50,438
 Prepaid expenses and other current assets                             85,875
                                                                  -------------
  Total current assets                                              3,051,157
PROPERTY AND EQUIPMENT, net                                         2,802,838
PROGRAM CONTRACT COSTS, less current portion                          793,534
DUE FROM PARENT                                                       495,643
ACQUIRED INTANGIBLE AND OTHER BROADCASTING ASSETS, net             33,530,193
                                                                  -------------
  Total assets                                                    $40,673,365
                                                                  =============
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
 Accounts payable                                                 $   291,705
 Accrued liabilities                                                  409,772
 Current portion of program contracts payable                       1,384,105
 Deferred barter revenues                                             120,142
                                                                  -------------
  Total current liabilities                                         2,205,724
PROGRAM CONTRACTS PAYABLE                                             879,235
DEFERRED STATE TAXES                                                   72,694
                                                                  -------------
  Total liabilities                                                 3,157,653
                                                                  -------------
STOCKHOLDER'S EQUITY:

 Common stock, par value $.01 per share,  1,000 shares
  authorized; 100 shares issued and outstanding                             1
 Additional paid-in capital                                        36,810,925
 Retained earnings                                                    704,786
                                                                  -------------
   Total stockholder's equity                                      37,515,712
                                                                  -------------
   Total liabilities and stockholder's equity                     $40,673,365
                                                                  =============


       The accompanying notes are an integral part of this balance sheet.

            KDSM-TV, A DIVISION OF RIVER CITY BROADCASTING, L.P., AND
                            KDSM, INC. AND SUBSIDIARY
                            STATEMENTS OF OPERATIONS
                     FOR THE FIVE MONTHS ENDED MAY 31, 1996
                  AND THE SEVEN MONTHS ENDED DECEMBER 31, 1996

                                                                    PREDECESSOR      COMPANY
                                                                   ------------- -------------
                                                                      MAY 31,     DECEMBER 31,
                                                                        1996          1996
                                                                   ------------- -------------
REVENUES:
 Station broadcast revenues, net of agency commissions of
  $493,547 and $731,348, respectively                              $3,478,067    $4,740,489
 Revenues realized from station barter arrangements                    84,650       118,507
                                                                   ------------- -------------
  Total revenues                                                    3,562,717     4,858,996
                                                                   ------------- -------------
OPERATING EXPENSES:
 Programming and production                                           509,411       626,740
 Selling, general and administrative                                1,321,123     1,316,508
 Expenses realized from barter arrangements                            97,361       127,641
 Amortization of program contract costs and net realizable value
  adjustments                                                         507,110       863,607
 Depreciation and amortization of property and equipment              232,991       190,777
 Amortization of intangibles, broadcast assets and other assets       276,780       544,461
                                                                   ------------- -------------
  Total Operating Expenses                                          2,944,776     3,669,734
                                                                   ------------- -------------
  Broadcast Operating Income                                          617,941     1,189,262
OTHER INCOME                                                               --           150
                                                                   ------------- -------------
INCOME BEFORE ALLOCATION OF CONSOLIDATED FEDERAL INCOME TAXES
 AND STATE INCOME TAXES                                               617,941     1,189,412
ALLOCATION OF CONSOLIDATED FEDERAL INCOME TAXES                            --       411,932
STATE INCOME TAXES                                                         --        72,694
                                                                   ------------- -------------
NET INCOME                                                         $  617,941    $  704,786
                                                                   ============= =============
PRO FORMA NET INCOME AFTER IMPUTING AN INCOME TAX PROVISION:
 Net income, as reported                                           $  617,941
 Imputed income tax provision                                         247,176
                                                                   -------------
  Pro forma net income                                             $  370,765
                                                                   =============


        The accompanying notes are an integral part of these statements.

            KDSM-TV, A DIVISION OF RIVER CITY BROADCASTING, L.P., AND
                            KDSM, INC. AND SUBSIDIARY
                 STATEMENTS OF CHANGES IN UNDISTRIBUTED EARNINGS
                            AND STOCKHOLDER'S EQUITY
                   FOR THE FIVE MONTHS ENDED MAY 31, 1996 AND
                    THE SEVEN MONTHS ENDED DECEMBER 31, 1996

                                                                     TOTAL
                                                                  UNDISTRIBUTED
        PREDECESSOR                                                  EARNINGS
--------------------------                                       ---------------
BALANCE, December 31, 1995                                         $5,045,595
 Net income                                                           617,941
                                                                 ---------------
BALANCE, May 31, 1996                                            $5,663,536
                                                                 ===============


                                          ADDITIONAL                  TOTAL
                                COMMON     PAID-IN     RETAINED   STOCKHOLDER'S
          COMPANY                STOCK     CAPITAL     EARNINGS       EQUITY
--------------------------     -------- ------------- ---------- ---------------
BALANCE, June 1, 1996          $    1   $36,810,925   $     --   $36,810,926
 Net income                       --             --    704,786       704,786
                               -------- ------------- ---------- ---------------
BALANCE, December 31,
1996                           $    1   $36,810,925   $704,786   $37,515,712
                               ======== ============= ========== ===============


        The accompanying notes are an integral part of these statements.

            KDSM-TV, A DIVISION OF RIVER CITY BROADCASTING, L.P., AND
                            KDSM, INC. AND SUBSIDIARY
                            STATEMENTS OF CASH FLOWS
                     FOR THE FIVE MONTHS ENDED MAY 31, 1996
                  AND THE SEVEN MONTHS ENDED DECEMBER 31, 1996

                                                                     PREDECESSOR      COMPANY
                                                                   -------------- --------------
                                                                       MAY 31,     DECEMBER 31,
                                                                        1996           1996
                                                                   -------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                        $ 617,941      $   704,786
 Adjustments to reconcile net income to cash provided by
  operating activities:
  Depreciation and amortization                                      232,991          190,777
  Amortization of intangibles and other assets                       276,780          544,461
  Amortization of program contracts                                  507,110          863,607
 Changes in assets and liabilities:
  Decrease (increase) in accounts receivable                          20,837       (2,052,848)
  Decrease (increase) in prepaid expenses and other current
   assets                                                             82,257          (67,225)
  Increase in accounts payable and accrued expenses                   78,652          635,983
  Increase in deferred state taxes                                       --            72,694
  Net effect of change in deferred barter revenues and change in
   deferred barter costs                                              60,571            9,133
  Payments on program contracts payable                             (890,589)        (242,095)
                                                                   -------------- --------------
   Net cash provided by operating activities                         986,550          659,273
                                                                   -------------- --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property and equipment                                 (29,076)        (161,016)
                                                                   -------------- --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Decrease in due from parent, net                                   (772,585)        (495,643)
 Prepayment of excess syndicated contract liabilities               (216,000)             --
                                                                   -------------- --------------
   Net cash flows used in financing activities                      (988,585)        (495,643)
                                                                   -------------- --------------
   Net (decrease) increase in cash                                   (31,111)           2,614
CASH, beginning of period                                             61,963              --
                                                                   -------------- --------------
CASH, end of period                                                $  30,852      $     2,614
                                                                   ============== ==============
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
 ACTIVITIES:
 Program contract costs acquired                                   $  61,000      $   943,966
                                                                   ============== ==============


        The accompanying notes are an integral part of these statements.

            KDSM-TV, A DIVISION OF RIVER CITY BROADCASTING, L.P. AND

                            KDSM, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

1. BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

KDSM, Inc. and subsidiary, a Maryland corporation (the Company) is a television broadcaster serving the Des Moines, Iowa, area through station KDSM on Channel 17, a Fox affiliate. This station was wholly owned and operated by River City Broadcasting (RCB), a limited partnership, through its ownership in KDSM-TV, a division of RCB (the Predecessor) through May 31, 1996. The Company and the Predecessor are collectively referred to as "the Company" or "KDSM" herein. Sinclair Broadcast Group, Inc. (the Parent) purchased of all of the non-license assets of KDSM from RCB limited partnership on May 31, 1996. KDSM owns all of the issued and outstanding stock of KDSM Licensee, Inc. All intercompany amounts are eliminated in consolidation.

The accompanying December 31, 1996, consolidated balance sheet and related statements of operations and cash flows for the seven-month period ended December 31, 1996, are presented on a new basis of accounting. The accompanying financial statements for the five-month period ended May 31, 1996, are presented as "predecessor" financial statements (see Note 9).

Use Of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Programming

The Company has agreements with distributors for the rights to television programming over contract periods which generally run from one to seven years. Contract payments are made in installments over terms that are generally shorter than the contract period. Each contract is recorded as an asset and a liability when the license period begins and the program is available for its first showing. The portion of the program contracts payable within one year is reflected as a current liability in the accompanying consolidated balance sheet.

The rights to program materials are reflected in the accompanying consolidated balance sheet at the lower of unamortized cost or estimated net realizable value. Estimated net realizable values are based upon management's expectation of future advertising revenues net of sales commissions to be generated by the program material. Amortization of program contract costs is generally computed under either a four year accelerated method or based on usage, whichever yields the greater amortization for each program. Program contract costs, estimated by management to be amortized in the succeeding year, are classified as current assets. Payments of program contract liabilities are not affected by adjustments for amortization or estimated net realizable value.

Barter Arrangements

The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs, and the corresponding obligation to broadcast advertising is recorded as deferred barter revenues. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenues are recognized as the related advertising is aired.

            KDSM-TV, A DIVISION OF RIVER CITY BROADCASTING, L.P. AND
                            KDSM, INC. AND SUBSIDIARY
                    NOTES TO FINANCIAL STATEMENTS-Continued)

Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the estimated fair value of the advertising air time given in exchange for the program rights. Network programming is excluded from these calculations.

ACQUIRED INTANGIBLE AND OTHER BROADCASTING ASSETS

Acquired intangible broadcasting assets are being amortized over periods of 15 to 40 years. These amounts result from the acquisition of the non-license assets of KDSM by the Parent from RCB in May 1996. The Company monitors and evaluates the realizability of its intangible broadcast assets and the existence of any impairment to recoverability based on its projected undiscounted cash flows.

Intangible assets consist of the following as of December 31, 1996:

                                                                    AMORTIZATION
                                                                       PERIOD
                                                                    ------------
  Fox television network affiliation agreement,
    net of amortization of $39,274                      $ 1,643,883    25 years
  Decaying advertising base, net of amortization
    of $56,481                                           1,395,888     15 years
  Purchase options                                       3,390,000        --
  Goodwill, net of amortization of $448,706             27,100,422     40 years
                                                       ------------
                                                       $33,530,193
                                                       ============

REVENUES

Broadcasting revenues are derived principally from the sale of program time and spot announcements to local, regional and national advertisers. Advertising revenue is recognized in the period during which the program time and spot announcements are broadcast.

2. INCOME TAXES

No income tax provision has been included in the Predecessor's financial statements for the five months ended May 31, 1996, since profit and loss and the related tax attributes are deemed to be distributed to, and reportable by, the partners of RCB Limited Partnership on their respective income tax returns.

A pro forma income tax provision, along with the related pro forma effect on net income, is presented in the accompanying statement of operations. These pro forma income taxes are the product of multiplying the estimated blended federal and state statutory rate of 40% by net income as reported in the statement of operations.

The Company's Parent files a consolidated federal tax return, and separate state tax returns for each of its subsidiaries. It is the Parent's policy to charge KDSM for its federal income tax provision through intercompany charges, and KDSM is directly responsible for its current state tax liabilities. The accompanying financial statements have been prepared in accordance with the separate return method of FASB 109, whereby the allocation of the federal tax provision due to the Parent is based on what the subsidiary's current and deferred federal tax provision would have been had the subsidiary filed a federal income tax return outside its consolidated group. Given that KDSM is required to reimburse its Parent for its federal tax provision, the federal income tax provision is recorded as an intercompany charge and included as a reduction of the due from Parent amount in the accompanying consolidated balance sheet as a current obligation. Accordingly, KDSM has no federal deferred income taxes. Since KDSM is directly responsible for its state taxes all deferred tax assets or liabilities are related to state income taxes. The federal and state tax provision was calculated based on pretax income plus permanent book to tax differences of approximately $22,000 times the statutory tax rate of 40%. The Company had no alternative minimum tax credit carryforwards as of December 31, 1996.

            KDSM-TV, A DIVISION OF RIVER CITY BROADCASTING, L.P. AND
                            KDSM, INC. AND SUBSIDIARY
                    NOTES TO FINANCIAL STATEMENTS-Continued)

The allocation of consolidated income taxes consists of the following for the seven months ended December 31, 1996:

     Current
      Federal                          $411,932
      State
                                       ----------
                                        411,932
                                       ----------
     Deferred
      Federal
      State                              72,694
                                       ----------
                                       $484,626
                                       ==========

The following table summarizes the tax effects of the significant types of temporary differences between financial reporting basis and tax basis which were generated during the seven months ended December 31, 1996.

     Film amortization                            $(237,876)
     Goodwill
     amortization                                 (261,155)
     Other                                          14,405
                                                  ------------
                                                  $(484,626)
                                                  ============

The deferred state tax liability represents the state tax benefit related to the temporary differences listed above.

3. PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed under the straight-line method over the estimated useful lives. Property and equipment and their estimated useful lives are as follows as of December 31, 1996:

                                                            ESTIMATED
                                                           USEFUL LIVES
                                                             IN YEARS
                                                          --------------
Buildings and improvements.               $   95,080          31.5
Transmission towers and equipment          1,191,906          5-15
Studio equipment                           1,442,636             5
Vehicles, office equipment and
furniture                                    261,748             5
Leasehold improvements                         2,245            15
                                          ------------
                                           2,993,615
Less: Accumulated depreciation              (190,777)
                                          ------------
                                          $2,802,838
                                          ============

            KDSM-TV, A DIVISION OF RIVER CITY BROADCASTING, L.P. AND
                            KDSM, INC. AND SUBSIDIARY
                    NOTES TO FINANCIAL STATEMENTS-Continued)

4. PROGRAM CONTRACTS

The Company purchases the right to broadcast programs through fixed term license agreements. Broadcast rights consist of the following as of December 31, 1996:

     Aggregate cost                                       $2,517,388
     Less-Accumulated
     amortization                                           (863,607)
                                                          ------------
                                                           1,653,781
     Less-Current portion                                   (860,247)
                                                          ------------
                                                          $  793,534
                                                          ============

Contractual obligations incurred in connection with the acquisition of broadcast rights are $2,263,340 as of December 31, 1996. Future payments, by year, for program contract rights payable, are as follows:

                                                  YEAR ENDING
                                                 DECEMBER 31,
                                                     1996
                                                --------------
     1997                                         $1,384,105
     1998                                            617,158
     1999                                            217,908
     2000                                             43,859
     2001                                                310
     2002 and thereafter                                  --
                                                --------------
                                                  $2,263,340
                                                ==============


The Company has entered into noncancelable commitments for future program rights of approximately $498,000 as of December 31, 1996.

The Company has estimated the fair value of its program contract payables and noncancelable commitments at approximately $1.9 million as of December 31, 1996 based on future cash flows discounted at the Company's current borrowing rate.

5. LEASES

   The Company leases certain property and equipment under noncancellable operating lease agreements. Rental expense charged to income for the five months ended May 31, 1996, and the seven months ended December 31, 1996, was approximately $5,000 and $7,000, respectively. Future minimum lease payments under noncancellable operating leases are approximately:

                                                 YEAR ENDING
                                                DECEMBER 31,
                                                    1996
                                               --------------
     1997                                       $   88,000
     1998                                           88,000
     1999                                           84,000
     2000                                           85,000
     2001                                           92,000
     2002 and thereafter                           640,000
                                                --------------
                                                $1,077,000
                                                ==============

             KDSM-TV, A DIVISION OF RIVER CITY BROADCASTING, L.P. AND
                            KDSM, INC. AND SUBSIDIARY
                    NOTES TO FINANCIAL STATEMENTS-Continued)

6. RELATED PARTY TRANSACTIONS

The Predecessor's financial statements of KDSM-TV are included in the consolidated financial statements of RCB, limited partnership. RCB corporate expenses are allocated to KDSM-TV and each of RCB's stations to cover the salaries and expenses of senior management. Total management fees and expenses, including allocated corporate expenses, for the five months ended May 31, 1996, totaled approximately $289,000.

The Company's financial statements of KDSM, Inc. and subsidiary are included in the consolidated financial statements of Sinclair Broadcast Group, Inc. (the
Parent). Parent corporate expenses are allocated to KDSM, and each of the Parent's subsidiaries to cover the salaries and expenses of senior management. Total management fees and expenses, including allocated corporate expenses, for the seven months ended December 31, 1996, totaled approximately $146,000. The Parent also provides and receives short-term cash advances to and from the Company through a central cash management system. No interest is charged or received for these advances. The total amount due from Parent as of December 31, 1996, amounted to approximately $496,000.

In connection with the acquisition of KDSM's Non-License Assets by the Parent, on May 31, 1996, the Parent entered into a local marketing agreement (LMA) with RCB limited partnership to provide programming services. The Parent makes specified periodic payments to RCB limited partnership in exchange for the right to program and sell advertising. During the seven months ended December 31, 1996, the Parent made payments of approximately $172,000 to RCB in connection with the LMA. These payments are included in the accompanying statement of operations as programming and production expenses for the seven months ended
December 31, 1996. KDSM reimburses the Parent for these payments, and any amounts due to the Parent have been included in the net due from Parent amount in the accompanying Consoldiated Balance Sheet.

7. EMPLOYEE BENEFITS

Substantially all employees of KDSM, as of May 31, 1996, were covered under a qualified profit-sharing plan administered by RCB, which includes a thrift provision qualifying under Section 401(k) of the Internal Revenue Code. The provision allows the participants to contribute up to 12% of their compensation in the plan year, subject to statutory limitations.

As of May 31, 1996, KDSM participates in the Parent Company's retirement savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees of the Company who meet minimum age or service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Contributions from the Company are made on a monthly basis in an amount equal to 50% of the participating employee contributions, to the extent such contributions do not exceed 6% of the employees' eligible compensation during the month.

8. COMMITMENTS AND CONTINGENCIES

The Company is involved in certain litigation matters arising in the normal course of business. In the opinion of management, these matters are not significant and will not have a material adverse effect on the Company's financial position.

             KDSM-TV, A DIVISION OF RIVER CITY BROADCASTING, L.P. AND
                            KDSM, INC. AND SUBSIDIARY
                    NOTES TO FINANCIAL STATEMENTS-Continued)

9. ACQUISITION OF BUSINESS

On May 31, 1996, the Parent acquired all of the non-license assets of the Company from RCB limited partnership for approximately $36.8 million. In connection with this purchase, the Company purchased an option to acquire the license assets of KDSM for approximately $3.4 million, with an option exercise price of $1.6 million and entered into an LMA with RCB as described in Note 6. None of the current assets of KDSM were acquired. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets, acquired intangible broadcasting assets, other intangible assets and purchase options of $2.8 million, $3.1 million, $27.5 million and $3.4 million, respectively.

10. PREPAYMENT OF SYNDICATED PROGRAM CONTRACT LIABILITIES

In connection with the acquisition described in Note 9, the Company prepaid certain syndicated program contracts payable for which the underlying value of the associated syndicated program assets was determined to be of little or no value. KDSM made cash payments of $216,000 relating to these syndicated program contracts payable. The related assets had been written down to their net realizable value prior to the prepayment.

11. UNAUDITED PRO FORMA SUMMARY RESULTS OF OPERATIONS


The unaudited pro forma summary results of operations for the year ended December 31, 1996, assuming the 1996 acquisition had been consummated on January 1, 1996, is as follows:


                                                                1996
                                                            ------------
                                                             (UNAUDITED)
     Net broadcast revenues                                 $8,421,713
                                                            ============
     Income before allocation of consolidated income
      taxes                                                 $1,791,954
                                                            ============
     Net income available to common shareholders            $1,075,172
                                                            ============

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
KDSM-TV:

We have audited the accompanying balance sheets of KDSM-TV as of December 31, 1995 and 1994, and the related statements of earnings, equity of partnership, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KDSM-TV as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

                                                  KPMG Peat Marwick LLP

St. Louis, Missouri
February 7, 1997

                                     KDSM-TV
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                     1995          1994
                                                                ------------- -------------
Assets
Current assets:
 Cash                                                           $   61,963    $   55,684
 Accounts receivable, net of allowance for doubtful accounts
  of approximately $12,000 in 1995 and $23,000 in 1994           1,700,083     1,621,812
 Current portion of program rights                                 914,783       777,754
 Prepaid and other current assets                                  177,762       229,824
                                                                ------------- -------------
Total current assets                                             2,854,591     2,685,074
Property and equipment, net of accumulated depreciation          1,628,463     2,392,938
Program rights, less current portion                               881,856       694,366
Intangible assets, net                                           2,979,140     3,915,860
                                                                ------------- -------------
Total assets                                                    $8,344,050    $9,688,238
                                                                ============= =============

Liabilities and Equity of Partnership
Current liabilities:
 Current installments of program rights payable                 $1,339,882    $  943,390
 Accrued expenses                                                  534,880       491,904
 Accounts payable                                                  100,945        77,293
                                                                ------------- -------------
Total current liabilities                                        1,975,707     1,512,587
Program rights payable, less current installments                1,322,748     1,106,826
                                                                ------------- -------------
Total liabilities                                                3,298,455     2,619,413
Equity of partnership                                            5,045,595     7,068,825
                                                                ------------- -------------
Total liabilities and equity of partnership                     $8,344,050    $9,688,238
                                                                ============= =============


                 See accompanying notes to financial statements.

                                     KDSM-TV
                             STATEMENTS OF EARNINGS
                           DECEMBER 31, 1995 AND 1994

                                        1995          1994
                                   ------------- -------------
Net operating revenues:
 Local time sales                  $4,327,637    $4,031,018
 National time sales                2,844,380     2,390,900
 Other revenues                       306,137       425,633
                                   ------------- -------------
Total operating revenues            7,478,154     6,847,551
                                   ------------- -------------
Operating costs:
 Station operating expenses         1,822,370     1,831,230
 Selling expenses                   1,516,619     1,158,874
 Program amortization expense       1,504,520       907,135
 Corporate expenses                   150,000       356,816
 Depreciation                         897,220       876,865
 Amortization of intangible
  assets                              936,720     1,194,523
                                   ------------- -------------
Total operating costs               6,827,449     6,325,443
                                   ------------- -------------
Operating income                      650,705       522,108
Other income                           12,041            --
                                   ------------- -------------
Net earnings                       $  662,746    $  522,108
                                   ============= =============

                 See accompanying notes to financial statements.

                                     KDSM-TV
                       STATEMENTS OF EQUITY OF PARTNERSHIP
                           DECEMBER 31, 1995 AND 1994

Balance at December 31, 1993                        $ 9,058,289
Net earnings                                            522,108
Partnership transfers, net                           (2,511,572)
                                                    -------------
Balance at December 31, 1994                          7,068,825
Net earnings                                            662,746
Partnership transfers, net                           (2,685,976)
                                                    -------------
Balance at December 31, 1995                        $ 5,045,595
                                                    =============

                 See accompanying notes to financial statements.

                                     KDSM-TV
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                          1995          1994
                                                                     ------------- -------------
Cash flows from operating activities -- net earnings                 $   662,746   $   522,108
Adjustments  to  reconcile  net  earnings  to net  cash
 provided  by  operating activities:
 Program amortization expense                                          1,504,520       907,135
 Depreciation                                                            897,220       876,865
 Gain on disposal of property and equipment                              (12,041)           --
 Amortization of intangible assets                                       936,720     1,194,523
 Retirement of program rights payable                                 (1,216,625)     (949,538)
 Change in assets and liabilities:
  Accounts receivable, net                                               (78,271)        7,202
  Prepaid and other current assets                                        52,062       (48,317)
  Accounts payable and accrued expenses                                   66,628       169,487
                                                                     ------------- -------------

Net cash provided by operating activities                              2,812,959     2,679,465
                                                                     ------------- -------------

Cash flows from investing activities:
 Additions to property and equipment                                    (139,169)     (140,270)
 Proceeds from disposal of property and equipment                         18,465            --
                                                                     ------------- -------------
Net cash used in investing activities                                   (120,704)     (140,270)
                                                                     ------------- -------------
Cash flows from financing activities -- net transfers to
 partnership                                                          (2,685,976)   (2,511,572)
                                                                     ------------- -------------
Net increase in cash and cash equivalents                                  6,279        27,623
Cash, beginning of year                                                   55,684        28,061
                                                                     ------------- -------------
Cash, end of year                                                    $    61,963   $    55,684
                                                                     ============= =============

                 See accompanying notes to financial statements.

                                     KDSM-TV

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

1. BUSINESS DESCRIPTION

KDSM-TV (the Company) is a television broadcaster serving the Des Moines, Iowa area through station KDSM on Channel 17, a Fox affiliate. This station is fully owned and operated by River City Broadcasting (RCB), a limited partnership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management's Use Of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Program Rights

Program rights and related liabilities are recorded at cost when the program right is available for broadcasting. Agreements define the lives of the program rights and frequently the number of showings. The cost of program rights is charged against earnings using straight-line and accelerated methods.

Program rights, representing the cost of those rights available for broadcasting and expected to be broadcast in the succeeding fiscal year, are shown as a current asset. Program rights payable are classified as current based on those payments of the various contracts due within the next 12 months.

Program rights are stated at the lower of cost or estimated net realizable value.

Property And Equipment

Property and equipment is recorded at cost. Maintenance and repairs are charged against earnings, while improvements which extend useful lives are capitalized.

Depreciation expense is computed using primarily the straight-line method over the estimated useful lives of the related assets.

Intangible Assets

Intangible assets consist principally of broadcasting licenses, covenants not to compete, and going-concern values. Amortization expense is computed on a straight-line basis over the estimated lives of the assets, which generally range from 5-20 years.

The Company assesses the recoverability of these intangible assets by determining whether the amortization of the remaining balances over their remaining lives can be recovered through projected undiscounted future results. The amount of impairment, if any, is measured based on projected discounted future results using a discount rate reflecting the Company's average cost of funds. The methodology that management used to project results of operations forward was based on the historical trend line of actual results.

Income Taxes And Distributions For Taxes

No income tax provision has been included in the Company's financial statements since profit and loss and the related tax attributes are deemed to be distributed to, and to be reportable by, the partners of RCB Limited Partnership on their respective income tax returns. Accordingly, based on the tax attributes to be passed through to the partners, RCB Partnership records a distribution payable for amounts expected to be distributed to the partners for their estimated tax liability.

                                    KDSM-TV
                    NOTES TO FINANCIAL STATEMENTS-(Continued)

Revenues

Broadcasting revenues are derived principally from the sale of program time and spot announcements to local, regional, and national advertisers. Advertising revenue is recognized in the period during which the program time and spot announcements are broadcast.

Barter Transactions

Barter transactions are recorded at the estimated fair values of the products and services received. Barter revenues are recognized when commercials are broadcast.

3. INTANGIBLE ASSETS

Intangible assets include the following:

                                                                                            ASSET
                                                                                          LIVES IN
                                                                   1995         1994        YEARS
                                                               ------------ ------------ ----------
Broadcasting licenses, net of amortization of approximately
$168,000 and $130,000 in 1995 and 1994, respectively           $  577,571   $  614,834     20
Covenants not to compete, net of amortization of
approxi-mately $1,800,000 and $1,400,000 in 1995 and 1994,
respectively                                                      200,004      600,000      5
Going-concern value, net of amortization of approximately
$80,000 and $62,000 in 1995 and 1994, respectively                276,755      294,607     20
Other intangible assets, net of amortization of
approximately $3,470,000 and $2,989,000 in 1995 and 1994,
respectively                                                    1,924,810    2,406,419   2-20
                                                               ------------ ------------ ==========
                                                               $2,979,140   $3,915,860
                                                               ============ ============


4. PROPERTY AND EQUIPMENT

Property and equipment include the following:

                                                                 LIVES
                                        1995         1994      IN YEARS
                                    ------------ ------------ ----------
Buildings and improvements          $  320,029   $  305,382   31.5
Equipment, furniture, and
fixtures                             5,140,515    5,045,645   5-15
                                    ------------ ------------ ==========
                                     5,460,544    5,351,027
Less accumulated depreciation        3,832,081    2,958,089
                                    ------------ ------------
                                    $1,628,463   $2,392,938
                                    ============ ============

                                     KDSM-TV
                    NOTES TO FINANCIAL STATEMENTS-(Continued)

5. LEASES

The Company leases certain property and equipment under noncancellable operating lease agreements. Rental expense charged to earnings for the years ended December 31, 1995 and 1994 was approximately $97,000 and $96,000, respectively.

Future  minimum  lease  payments  under  noncancellable   operating  leases  are
approximately:

                    Year ending December 31:

                     1996....................  $ 89,000
                     1997....................    88,000
                     1998....................    88,000
                     1999....................    84,000
                     2000 ...................    84,000
                                               ----------
                                               $433,000
                                               ==========

6. SUPPLEMENTAL CASH FLOW AND OTHER FINANCIAL INFORMATION

The Company purchased program rights, on an installment basis, amounting to approximately $1,829,000 and $992,000 in 1995 and 1994, respectively. Amounts reflected as retirements of program rights payable represent amounts paid to vendors under various program rights agreements.

Based on certain events, management performed a review of program rights to determine projected usage and revenue streams. Based on this review, the Company wrote off certain programming and recognized a charge to operations of approximately $189,000 for the year ended December 31, 1995. This amount is included in program amortization expense.

7. RELATED PARTY TRANSACTIONS

The financial statements of KDSM-TV are included in the consolidated financial statements of River City Broadcasting. RCB corporate expenses are allocated to KDSM-TV and each of RCB's stations to cover the salaries and expenses of senior management. Total management fees and expenses, including corporate expenses, for the years ended December 31, 1995 and 1994 totaled approximately $150,000 and $357,000, respectively. The Company has an interest in the equity of the partnership which represents the net of the initial investment of RCB in KDSM-TV, cash which has been transferred by KDSM-TV to RCB, expenses which have been allocated from RCB to KDSM-TV and accumulated earnings of KDSM-TV since the initial investment of RCB.

8. EMPLOYEE BENEFITS

Substantially all employees of the Company are covered under a qualified profit-sharing plan, administered by RCB, which includes a thrift provision qualifying under Section 401(k) of the Internal Revenue Code. The provision allows the participants to contribute up to 12% of their compensation in the plan year, subject to statutory limitations. The Company contributed approximately $21,000 and $10,000 for the years ended December 31, 1995 and 1994, respectively, to the plan.

                                     KDSM-TV
                    NOTES TO FINANCIAL STATEMENTS-(Continued)

9. COMMITMENTS AND CONTINGENCIES

In conjunction with the Company's commitment to obtain new programming, the Company has purchased for the period subsequent to December 31, 1995 approximately $1,349,000 of future program rights, including $856,000 of sports rights, of which approximately $37,000 will become payable in 1996. These rights are generally for a period ranging from one to four years. Program rights and related obligations in the accompanying financial statements do not include these future commitments.

The Company is involved in certain litigation matters arising in the normal course of business. In the opinion of management, these matters are not significant and will not have a material adverse effect on the Company's financial position.

10. SUBSEQUENT EVENT

On May 31, 1996, substantially all of the assets of KDSM-TV were sold to Sinclair Broadcast Group, Inc. (SBG). River City Broadcasting retained ownership of the FCC license assets, but issued an option to acquire the FCC license assets to SBG which expires on April 10, 2006. Concurrently, RCB entered into a time brokerage agreement with Sinclair Communications, Inc. (SCI) whereby SCI will broadcast programming of its selection on KDSM-TV for consideration paid to RCB. RCB has and will retain full authority, power, and control over the management and operations of KDSM-TV during the term of the time brokerage agreement which expires upon exercise of the option to acquire the FCC license assets by SBG.

                            GLOSSARY OF DEFINED TERMS

   "ABC" means Capital Cities/ABC, Inc.

   "Amended   Certificate"   means  the   Amended  and   Restated   Articles  of
Incorporation of the Company.

   "Arbitron" means Arbitron, Inc.

   "ATV" means advanced television service.

   "Banks" means The Chase Manhattan Bank, N.A., as agent under the Bank Credit Agreement and certain lenders named in the Bank Credit Agreement.

   "Boston Ventures" means Boston Ventures IV, Limited Partnership and Boston Ventures IVA, Limited Partnership collectively.

   "Broadcast  Cash  Flow"  means  operating  income  plus  corporate   overhead
expenses,  special  bonuses  paid  to  executive  officers,   non-cash  deferred
compensation, depreciation and amortization, including both tangible and intangible assets and program rights, less cash payment for program rights. Cash program payments represent cash payments made for current program payables and sports rights and do not necessarily correspond to program usage. Special bonuses paid to executive officers are considered unusual and non-recurring. The Company has presented broadcast cash flow data, which the Company believes are comparable to the data provided by other companies in the industry, because such data are commonly used as a measure of performance for broadcast companies. However, broadcast cash flow (i) does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, (ii) is not a measure of financial performance under generally accepted accounting principles and (iii) should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

   "Broadcast cash flow margin" means broadcast cash flow divided by net broadcast revenues.

   "CBS" means CBS, Inc.

   "CCI" means Cunningham Communications, Inc.

   "Cincinnati/Kansas City Acquisitions" means the Company's acquisition of the assets and liabilities of WSTR-TV (Cincinnati, OH) and KSMO-TV (Kansas City,
MO).

   "Class A Common Stock" means the Company's Class A Common Stock, par value $.01 per share.

   "Class B Common Stock" means the Company's Class B Common Stock, par value $.01 per share.

   "Columbus Option" means the Company's option to purchase both the Non-License Assets and the License Assets relating to WSYX-TV (ABC), Columbus, OH.

   "Commission" means the Securities and Exchange Commission.

   "Common Stock" means the Class A Common Stock and the Class B Common Stock.

   "Communications Act" means the Communications Act of 1934, as amended.

   "Company"  means  Sinclair   Broadcast  Group,  Inc.  and  its  wholly  owned
subsidiaries.

   "Controlling Stockholders" means David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith.

   "DAB" means digital audio broadcasting.

   "DBS" means direct-to-home broadcast satellite television.

   "Designated Market Area" or "DMA" means one of the 211 generally-recognized television market areas.

   "DOJ" means the United States Justice Department.

   "DTV" means digital television.

   "EDGAR" means the Commission's Electronic Data Gathering, Analysis and Retrieval System.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Existing Indentures" means the indentures relating to the Notes.

   "FCC" means the Federal Communications Commission.

   "FCN" means the Fox Children's Network.

   "Flint Acquisition" means the Company's acquisition of the assets of WSMH-TV (Flint, Michigan).

   "Fox" means Fox Broadcasting Company.

   "FSFA" means FSF Acquisition Corporation, the parent of the owner and operator of WRDC-TV in Raleigh, Durham, acquired by the Company in August 1994.

   "Gerstell" means Gerstell Development Corporation.

   "Gerstell LP" means Gerstell Development Limited Partnership.

   "Glencairn" means Glencairn, Ltd. and its subsidiaries.

   "Greenville  Stations"  means  radio  stations  WFBC-FM,   WORD-AM,  WFBC-AM,
WSPA-AM, WSPA-FM, WOLI-FM, and WOLT-FM located in the Greenville/Spartanburg, South Carolina area.

   "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act, as amended.

   "Incremental Facility" means the loan by the Banks of up to an additional $200.0 million to the Company pursuant to the Bank Credit Agreement at any time prior to September 29, 1997.

   "Independent" means a station that is not affiliated with any of ABC, CBS, NBC, FOX, UPN or Warner Brothers.

   "JSAs" means joint sales agreements pursuant to which an entity has the right, for a fee paid to the owner and operator of a station, to sell substantially all of the commercial advertising on the station.

   "KIG" means Keyser Investment Group.

   "KSC" means Keymarket of South Carolina, Inc.

   "License Assets" means the television and radio station assets essential for broadcasting a television or radio signal in compliance with regulatory guidelines, generally consisting of the FCC license, transmitter, transmission lines, technical equipment, call letters and trademarks, and certain furniture, fixtures and equipment.

   "License Assets Option" means the Company's option to purchase the License Assets of KDNL-TV (ABC), St. Louis, MO; KOVR-TV (CBS), Sacramento, CA; WTTV-TV
(UPN) and WTTK-TV (UPN), Indianapolis, IN; WLOS-TV (ABC), Asheville, NC; KABB-TV(Fox), San Antonio, TX; and KDSM-TV (Fox), Des Moines, IA.

   "LMAs" means program services agreements, time brokerage agreements or local marketing agreements pursuant to which an entity provides programming services to television or radio stations that are not owned by the entity.

   "Major Networks" means each of ABC, CBS or NBC, singly or collectively.

   "Maryland General Corporation Law" means the general corporation laws of the State of Maryland.

   "MSA" means the Metro Survey Area as defined by Arbitron.

   "NASD" means National Association of Securities Dealers, Inc.

   "MMDS" means multichannel multipoint distribution services.

   "NBC" means the National Broadcasting Company.

   "Nielsen" means the A.C. Nielsen Company Station Index dated May, 1996.

      "1995 Notes" means the Company's 10% Senior Subordinated Notes due in
2005.

   "1996 Act" means the Telecommunications Act of 1996.

      "1993 Notes" means the Company's 10% Senior Subordinated Notes due in
2003.

   "Non-License Assets" means the assets relating to operation of a television or radio station other than License Assets.

   "Operating cash flow margin" means the operating cash flow divided by net broadcast revenues.

   "Peoria/Bloomington Acquisition" means the acquisition by the Company of the assets of WYZZ-TV on July 1, 1996.

   "Permitted Transferee" means (i) any Controlling Stockholder, (ii) the estate of a Controlling Stockholder, (iii) the spouse or former spouse of a Controlling Stockholder, (iv) any lineal descendant of a Controlling Stockholder, any spouse of any such lineal descendant, a Controlling Stockholder's grandparent, parent, brother or sister, or a Controlling Stockholder's spouse's brother or sister,
(v) any guardian or custodian (including a custodian for purposes of the Uniform Gift to Minors Act or Uniform Transfers to Minors Act) for, or any conservator or other legal representative of, one or more Permitted Transferees, (vi) any trust or savings or retirement account, including an individual retirement account for purposes of federal income tax laws, whether or not involving a trust, principally for the benefit of one or more Permitted Transferees, including any trust in respect of which a Permitted Transferee has any general or special testamentary power of appointment or general or special non-testamentary power of appointment which is limited to any other Permitted Transferee, (vii) the Company, (viii) any employee benefit plan or trust thereunder sponsored by the Company or any of its subsidiaries, (ix) any trust principally for the benefit of one or more of the persons referred to in (i) through (iii) above, (x) any corporation, partnership or other entity if all of the beneficial ownership is held by one or more of the persons referred to in
(i) through (iv) above, and (xi) any broker or dealer in securities, clearing house, bank, trust company, savings and loan association or other financial institution which holds Class B Common Stock for the benefit of a Controlling Stockholder or Permitted Transferee thereof.

   "Revolving Credit Facility" means the reducing revolving credit facility under the Bank Credit Agreement in the principal amount of $250.0 million.

   "River City" means River City Broadcasting, L.P.

   "River City Acquisition" means the Company's acquisition from River City and the owner of KRRT of certain Non-License Assets, options to acquire certain License and Non-License Assets and rights to provide programming or sales and marketing for certain stations, which was completed May 31, 1996.

   "SCI" means Sinclair Communications, Inc., a wholly owned subsidiary of the Company that will hold all of the broadcast operations of the Company.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Senior Securities" means up to $400.0 million of stock that may be issued by the Company, as to which the Series B Convertible Preferred Stock will have the same rank except in certain circumstances.

   "Series A Preferred Stock" means the Company's Series A Exchangeable Preferred Stock, par value $.01, each share of which has been exchanged for a share of the Company's Series B Convertible Preferred Stock.

   "Series  B  Convertible   Preferred  Stock"  means  the  Company's  Series  B
Convertible Preferred Stock, par value $.01.

   "Series C Preferred Stock" means the Company's Series C Preferred Stock, par value $.01.

   "Sinclair" means Sinclair Broadcast Group, Inc. and its wholly owned subsidiaries.

   "Sinclair Capital" means Sinclair Capital, a Delaware Business Trust, 100% of the common securities of which are held by KDSM, Inc., an indirect wholly owned subsidiary of the Company.

   "Stockholder   Affiliates"  means  certain  non-Company   entities  owed  and
controlled by the Controlling Stockholders, including CCI, Gerstell, Gerstell LP and KIG.

   "Stockholders' Agreement" means the stockholders agreement by and among the Controlling Stockholders.

   "Superior Acquisition" means the Company's acquisition of the stock of Superior Communications, Inc.

   "TBAs" means time brokerage agreements; see definition of "LMAs."

   "Term Loans" means the Tranche A Term Loan and the Tranche B Term Loan collectively.

   "Tranche A Term Loan" means the term loan under the Bank Credit Agreement in the principal amount of $550.0 million.

   "Tranche B Term Loan" means the term loan under the Bank Credit Agreement in the principal amount of $200.0 million.

   "UHF" means ultra-high frequency.

   "UPN" means United Paramount Television Network Partnership.

   "VHF" means very-high frequency.

   "Voting Agreement" means the voting agreement dated as of April 10, 1996 by and among the Controlling Stockholders, Barry Baker and Boston Ventures.

   "WB" or "Warner Brothers" means Warner Brothers, Inc.

================================================================================

   NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFER MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, KDSM, INC. OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW PREFERRED SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            --------------------------

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                            NO.
                                                                          ------

Summary ...............................................................     1
Risk Factors ..........................................................    27
Use of Proceeds .......................................................    44
Dividend Policy .......................................................    44
Ratio of Earnings to Fixed Charges ....................................    45
Accounting Treatment ..................................................    45
Capitalization of Sinclair ............................................    46
Selected Consolidated Historical and Pro Forma
Financial Information of Sinclair .....................................    47
Pro Forma Consolidated Financial Information of
Sinclair ..............................................................    49
Capitalization of KDSM, Inc. ..........................................    55
Selected Financial Information of KDSM-TV and KDSM,
Inc. ..................................................................    56
Pro Forma Financial Information of KDSM-TV and KDSM,
Inc ...................................................................    59
Management's Discussion and Analysis of Financial
Condition and Results of Operations of KDSM-TV and
KDSM, Inc. ............................................................    63
KDSM, Inc .............................................................    65
Sinclair Capital ......................................................    66
Business of Sinclair ..................................................    67
The Exchange Offer ....................................................    92
Description of Capital Stock ..........................................   101
Description of the New Parent Preferred ...............................   107
Description of the New KDSM Senior Debentures .........................   118
Description of the New Preferred Securities ...........................   134
Description of the New Parent Guarantee ...............................   147
Description of the New Parent Debenture Guarantee .....................   150
Description of the Old Securities .....................................   153
Certain Definitions ...................................................   156
Relationship Among the New Preferred Securities, the
New KDSM Senior Debenture, the New Parent Preferred
and the New Parent Guarantee ..........................................   166
Description of Indebtedness of Sinclair ...............................   167
Certain Federal Income Tax Consequences ...............................   171
Plan of Distribution ..................................................   175
Legal Matters .........................................................   175
Experts ...............................................................   175
Index to Financial Statements .........................................   F-1
Glossary of Defined Terms .............................................   G-1



   Until ____ __, 1997 (180 days after the date of this  Prospectus) all dealers
effecting   transactions   in  the   registered   securities,   whether  or  not
participating in this distribution, may be required to deliver a Prospectus.

================================================================================

                            OFFER FOR ALL OUTSTANDING
             11 5/8 % HIGH YIELD TRUST OFFERED PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $100 PER PREFERRED SECURITY)
                                 IN EXCHANGE FOR
             11 5/8 % HIGH YIELD TRUST OFFERED PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $100 PER PREFERRED SECURITY)
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF
                                SINCLAIR CAPITAL

                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY



                                       SBG
                            SINCLAIR BROADCAST GROUP
                                 ---------------



                             P R O S P E C T U S


                                       , 1997

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Articles of Amendment and Restatement and By-Laws of the Company state that the Company shall indemnify, and advance expenses to, its directors and officers whether serving the Company or at the request of another entity to the fullest extent permitted by and in accordance with Section 2-418 of the Maryland General Corporation Law. Section 2-418 contains certain provisions which establish that a Maryland corporation may indemnify any director or officer made party to any proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with such proceeding unless it is established that the director's or officer's act or omission was material to the matter giving rise to the proceeding and the director or officer (i) acted in bad faith or with active and deliberate dishonesty; (ii) actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding was one by or in the right of the corporation, indemnification may not be made if the director or officer is adjudged to be liable to the corporation. The statute also provides for indemnification of directors and officers by court order.

   Section 12 of Article II of the Amended By-Laws of Sinclair Broadcast Group, Inc. provides as follows:

   A director shall perform his duties as a director, including his duties as a member of any Committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

     (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

     (b) counsel, certified public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

     (c) a Committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which Committee the director reasonably believes to merit confidence.

   A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A person who performs his duties in compliance with this Section shall have no liability by reason of being or having been a director of the Corporation.

   The Company has also entered into indemnification agreements with certain officers and directors which provide that the Company shall indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law in effect on the date of the agreement, and to such greater extent as applicable law may thereafter from time to time permit. Such agreements provide for the advancement of expenses (subject to reimbursement if it is ultimately determined that the officer or director is not entitled to indemnification) prior to the disposition of any claim or proceeding.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                  EXHIBIT INDEX


  EXHIBIT NO.                            DESCRIPTION                                                  PAGE
-------------  ------------------------------------------------------------------------------------ --------
3.1            Amended and Restated Trust Agreement,  dated as of March 12, 1997 among KDSM,  Inc.,  First Union National Bank of Maryland,  First
               Union Bank of Delaware, David D. Smith and David B. Amy
3.2            Amended  and  Restated  Articles  of  Incorporation  of  Sinclair
               Broadcast Group, Inc., as amended as of March 11, 1997
3.3            Amended By-Laws of Sinclair  Broadcast Group, Inc., as amended as of May 31, 1995 (1)
3.4            Articles of Incorporation of KDSM, Inc. as of April 22, 1996
3.5            By-Laws of KDSM, Inc.
4.1            Indenture,  dated as of March 12, 1997 among KDSM, Inc., Sinclair
               Broadcast Group, Inc. and First Union National Bank of Maryland
4.2            Registration  Rights  Agreement,  dated as of March 5, 1997 among
               Sinclair  Broadcast Group,  Inc., KDSM, Inc.,  Sinclair  Capital,
               Smith Barney Inc. and Chase Securities Inc.
4.3            Pledge and Security  Agreement dated as of March 12, 1997 between
               KDSM, Inc. and First Union National Bank of Maryland
4.4*           Form of 11 5/8 % High Yield Trust Offered Preferred Securities of
               Sinclair Capital
4.5            Form  of 11 5/8 %  Senior  Debentures  due  2009  of  KDSM,  Inc.
               (included in Exhibit 4.1)
4.6*           Form of Parent Guarantee  Agreement  between  Sinclair  Broadcast
               Group, Inc. and First Union National Bank of Maryland
5.1*           Opinion of Wilmer,  Cutler & Pickering  as to the legality of the
               11 5/8 % Senior  Debentures due 2009 of KDSM,  Inc., the 12 5/8 %
               Series C Preferred Stock of Sinclair  Broadcast Group,  Inc., and
               Parent Guarantee and the Parent  Debenture  Guarantee of Sinclair
               Broadcast Group, Inc.
5.2*           Opinion of Thomas & Libowitz  as to the  legality of the 11 5/8 %
               Senior  Debentures due 2009 of KDSM,  Inc., the 12 5/8 % Series C
               Preferred Stock of Sinclair Broadcast Group, Inc., and the Parent
               Guarantee  and  the  Parent   Debenture   Guarantee  of  Sinclair
               Broadcast Group, Inc.
5.3*           Opinion of Richards,  Layton & Finger,  as to the legality of the
               11  5/8 %  High  Yield  Trust  Offered  Preferred  Securities  of
               Sinclair Capital
8.1*           Opinion  of Wilmer,  Cutler &  Pickering  as to  certain  federal income tax matters
12.1*          Calculation  of Ratio of  Earnings  to Fixed  Charges of Sinclair
               Broadcast Group, Inc.
23.1*          Consent of Arthur  Andersen  LLP,  independent  certified  public accountants
23.2*          Consent of KPMG Peat Marwick LLP,  independent  certified  public accountants
23.3*          Consent of Price Waterhouse, independent accountants, relating to financial statements of Kansas City TV 62 Limited Partnership
23.4*          Consent of Price Waterhouse, independent accountants, relating to financial statements of Cincinnati TV 64 Limited Partnership
23.5*          Consent  of  Ernst  & Young  LLP,  independent  certified  public accountants

                                      II-2



  EXHIBIT NO.                            DESCRIPTION                                                  PAGE
-------------  ------------------------------------------------------------------------------------ --------
24             Powers  of  Attorney  (Included  in the  signature  pages  to the
               Registration Statement)
25.1*          Form T-1 Statement of Eligibility of First Union National Bank of
               Maryland to act as trustee  under the Amended and Restated  Trust
               Agreement
25.2*          Form T-1 Statement of Eligibility of First Union National Bank of
               Maryland to act as trustee under the Indenture
25.3*          Form T-1 Statement of Eligibility of First Union National Bank of
               Maryland to act as trustee under the Parent Guarantee Agreement
27*            Financial Data Schedule of KDSM, Inc.
99.1*          Form of Letter of Transmittal
99.2*          Form of Notice of Guaranteed Delivery
99.3*          Form of Exchange Agent Agreement


----------
   * To be filed by amendment.

(1) Incorporated by reference from the Company's Registration Statement on Form S-1, No. 33-90682.


ITEM 22. UNDERTAKINGS

   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Each of the undersigned registrants also hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


   Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   Each of the undersigned registrants hereby undertakes:

          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

          424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          Each of the registrants undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on the 30th day of April, 1997.


                                      SINCLAIR BROADCAST GROUP, INC.

                                      By: /s/ David D. Smith
                                          -------------------------------------
                                          David D. Smith
                                          Chief Executive Officer and President


                                      KDSM, INC.

                                      By: /s/ David D. Smith
                                          -------------------------------------
                                          David D. Smith
                                          President and Director

                                      SINCLAIR CAPITAL

                                      By: /s/ David D. Smith
                                          -------------------------------------
                                          David D. Smith
                                          Administrative Trustee

   We, the undersigned officers and directors of Sinclair Broadcast Group, Inc. and KDSM, Inc. and administrative trustees of Sinclair Capital hereby severally constitute David B. Amy our true and lawful attorney with full power to sign for us and in our name in the capacities indicated below, any and all amendments to this registration statement on Form S-4 filed by Sinclair Broadcast Group, Inc., KDSM, Inc. and Sinclair Capital with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable Sinclair Broadcast Group, Inc., KDSM, Inc. and Sinclair Capital to comply with the provision of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                               TITLE                           DATE
---------------------------  -------------------------------------------- ------------------

/s/ DAVID D. SMITH           Chairman Of The Board,                         April 30, 1997
--------------------------     Chief Executive Officer, President And
David D. Smith                 Director (Principal Executive Officer),
                               Sinclair Broadcast Group, Inc.

                             President and Director
                              (Principal Executive Officer),
                               KDSM, Inc.

                             Administrative Trustee
                               (Principal Executive Officer),
                               Sinclair Capital







                                      II-5




         SIGNATURE                               TITLE                           DATE
---------------------------  -------------------------------------------- ------------------
/s/ DAVID B. AMY               Chief Financial Officer                    April 30, 1997
---------------------------     (Principal Financial and Accounting
David B. Amy                    Officer), Sinclair Broadcast Group, Inc.

                               Vice President and Director
                                (Principal Financial and Accounting
                                Officer), KDSM, Inc.

                               Administrative Trustee
                                (Principal Financial and Accounting
                                Officer), Sinclair Capital


/s/ FREDERICK G. SMITH       Director, Sinclair Broadcast Group, Inc.     April 30, 1997
---------------------------
Frederick G. Smith.

/s/ J. DUNCAN SMITH          Director, Sinclair Broadcast Group, Inc.     April 30, 1997
---------------------------
J. Duncan Smith

/s/ ROBERT E. SMITH          Director, Sinclair Broadcast Group, Inc.     April 30, 1997
---------------------------
Robert E. Smith

/s/ BASIL A. THOMAS          Director, Sinclair Broadcast Group, Inc.     April 30, 1997
---------------------------
Basil A. Thomas

/s/ WILLIAM E. BROCK         Director, Sinclair Broadcast Group, Inc.     April 30, 1997
---------------------------
William E. Brock

/s/ LAWRENCE E. MCCANNA      Director, Sinclair Broadcast Group, Inc.     April 30, 1997
---------------------------
Lawrence E. McCanna

                                 EXHIBIT INDEX

  EXHIBIT NO.                            DESCRIPTION                                                  PAGE
-------------  ------------------------------------------------------------------------------------ --------
3.1            Amended and Restated Trust Agreement,  dated as of March 12, 1997 among KDSM,  Inc.,  First Union National Bank of Maryland,  First
               Union Bank of Delaware, David D. Smith and David B. Amy
3.2            Amended  and  Restated  Articles  of  Incorporation  of  Sinclair
               Broadcast Group, Inc., as amended as of March 11, 1997
3.3            Amended By-Laws of Sinclair  Broadcast Group, Inc., as amended as of May 31, 1995 (1)
3.4            Articles of Incorporation of KDSM, Inc. as of April 22, 1996
3.5            By-Laws of KDSM, Inc.
4.1            Indenture,  dated as of March 12, 1997 among KDSM, Inc., Sinclair
               Broadcast Group, Inc. and First Union National Bank of Maryland
4.2            Registration  Rights  Agreement,  dated as of March 5, 1997 among
               Sinclair  Broadcast Group,  Inc., KDSM, Inc.,  Sinclair  Capital,
               Smith Barney Inc. and Chase Securities Inc.
4.3            Pledge and Security  Agreement dated as of March 12, 1997 between
               KDSM, Inc. and First Union National Bank of Maryland
4.4*           Form of 11 5/8 % High Yield Trust Offered Preferred Securities of
               Sinclair Capital
4.5            Form  of 11 5/8 %  Senior  Debentures  due  2009  of  KDSM,  Inc.
               (included in Exhibit 4.1)
4.6*           Form of Parent Guarantee  Agreement  between  Sinclair  Broadcast
               Group, Inc. and First Union National Bank of Maryland
5.1*           Opinion of Wilmer,  Cutler & Pickering  as to the legality of the
               11 5/8 % Senior  Debentures due 2009 of KDSM,  Inc., the 12 5/8 %
               Series C Preferred Stock of Sinclair  Broadcast Group,  Inc., and
               Parent Guarantee and the Parent  Debenture  Guarantee of Sinclair
               Broadcast Group, Inc.
5.2*           Opinion of Thomas & Libowitz  as to the  legality of the 11 5/8 %
               Senior  Debentures due 2009 of KDSM,  Inc., the 12 5/8 % Series C
               Preferred Stock of Sinclair Broadcast Group, Inc., and the Parent
               Guarantee  and  the  Parent   Debenture   Guarantee  of  Sinclair
               Broadcast Group, Inc.
5.3*           Opinion of Richards,  Layton & Finger,  as to the legality of the
               11  5/8 %  High  Yield  Trust  Offered  Preferred  Securities  of
               Sinclair Capital
8.1*           Opinion  of Wilmer,  Cutler &  Pickering  as to  certain  federal income tax matters
12.1*          Calculation  of Ratio of  Earnings  to Fixed  Charges of Sinclair
               Broadcast Group, Inc.
23.1*          Consent of Arthur  Andersen  LLP,  independent  certified  public accountants
23.2*          Consent of KPMG Peat Marwick LLP,  independent  certified  public accountants
23.3*          Consent of Price Waterhouse, independent accountants, relating to financial statements of Kansas City TV 62 Limited Partnership
23.4*          Consent of Price Waterhouse, independent accountants, relating to financial statements of Cincinnati TV 64 Limited Partnership
23.5*          Consent  of  Ernst  & Young  LLP,  independent  certified  public accountants
24             Powers  of  Attorney  (Included  in the  signature  pages  to the
               Registration Statement)




  EXHIBIT NO.                            DESCRIPTION                                                  PAGE
-------------  ------------------------------------------------------------------------------------ --------
25.1*          Form T-1 Statement of Eligibility of First Union National Bank of
               Maryland to act as trustee  under the Amended and Restated  Trust
               Agreement
25.2*          Form T-1 Statement of Eligibility of First Union National Bank of
               Maryland to act as trustee under the Indenture
25.3*          Form T-1 Statement of Eligibility of First Union National Bank of
               Maryland to act as trustee under the Parent Guarantee Agreement
27*            Financial Data Schedule of KDSM, Inc.
99.1*          Form of Letter of Transmittal
99.2*          Form of Notice of Guaranteed Delivery
99.3*          Form of Exchange Agent Agreement

----------

   * To be filed by amendment.

(1) Incorporated by reference from the Company's Registration Statement on Form S-1, No. 33-90682.